     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 14, 1996.



                                                      REGISTRATION NO. 333-05179

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                                AMENDMENT NO. 1


                                       TO


                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                          THERMO ELECTRON CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                          3829                         04-2209186
(STATE OR OTHER JURISDICTION OF   (PRIMARY STANDARD INDUSTRIAL          (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)   CLASSIFICATION CODE NUMBER)         IDENTIFICATION NO.)

                            ------------------------

                                81 WYMAN STREET
                                 P. O. BOX 9046
                       WALTHAM, MASSACHUSETTS 02254-9046
                                 (617) 622-1000
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                          SANDRA L. LAMBERT, SECRETARY
                          THERMO ELECTRON CORPORATION
                                81 WYMAN STREET
                                 P. O. BOX 9046
                             WALTHAM, MA 02254-9046
                                 (617) 622-1000
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------

                                   Copies to:

            SETH H. HOOGASIAN, ESQ.                           JANIS B. SALIN, ESQ.
       VICE PRESIDENT AND GENERAL COUNSEL                      RIORDAN & MCKINZIE
          THERMO ELECTRON CORPORATION                        300 SOUTH GRAND AVENUE
                81 WYMAN STREET                                    SUITE 2900
       WALTHAM, MASSACHUSETTS 02254-9046                 LOS ANGELES, CALIFORNIA 90071

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable
after the Registration Statement has become effective.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /


- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                          THERMO ELECTRON CORPORATION
                                  COMMON STOCK

                             CROSS REFERENCE SHEET
             FOR REGISTRATION STATEMENT ON FORM S-4 AND PROSPECTUS

ITEM                FORM S-4 CAPTION                          LOCATION IN PROSPECTUS
- ----    ----------------------------------------   ---------------------------------------------
A.  INFORMATION ABOUT THE TRANSACTION
 1.     Forepart of Registration Statement and
          Outside Front Cover Page of
          Prospectus............................   Outside Front Cover Page; Cross Reference
                                                   Sheet
 2.     Inside Front and Outside Back Cover
          Pages of Prospectus...................   Inside Front Cover Page; Table of Contents;
                                                     Available Information
 3.     Risk Factors, Ratio of Earnings to Fixed
          Charges and Other Information.........   Summary
 4.     Terms of the Transaction................   Summary; Special Meeting; The Merger;
                                                     Comparison of Rights of Holders of Thermo
                                                     Common Stock and SMC Capital Stock;
                                                     Description of Thermo's Capital Stock;
                                                     Certain Federal Income Tax Consequences;
                                                     Appendix A
 5.     Pro Forma Financial Information.........   Not Applicable
 6.     Material Contacts with the Company Being
          Acquired..............................   The Merger
 7.     Additional Information Required for
          Reofferring by Persons and Parties
          Deemed to be Underwriters.............   Not Applicable
 8.     Interests of Named Experts and
          Counsel...............................   Experts; Legal Opinions
 9.     Disclosure of Commission Position on
          Indemnification for Securities Act
          Liabilities...........................   Not Applicable
B.  INFORMATION ABOUT THE REGISTRANT
10.     Information with Respect to S-3
          Registrants...........................   Not Applicable
11.     Incorporation of Certain Information by
          Reference.............................   Not Applicable
12.     Information with Respect to S-2 or S-3
          Registrants...........................   Not Applicable
13.     Incorporation of Certain Information by
          Reference.............................   Not Applicable

ITEM                FORM S-4 CAPTION                          LOCATION IN PROSPECTUS
- ----    ----------------------------------------   ---------------------------------------------
14.     Information With Respect to Registrants
          Other Than S-3 or S-2 Registrants.....   Available Information; Summary; Description
                                                     of Thermo's Capital Stock; Price Range of
                                                     Thermo Common Stock; Business of Thermo;
                                                     Management's Discussion and Analysis of
                                                     Financial Condition and Results of
                                                     Operations of Thermo; Ownership of Thermo
                                                     Common Stock and SMC Common Stock and SMC
                                                     Series B Preferred Stock; Index to
                                                     Financial Statements
C.  INFORMATION ABOUT THE COMPANY BEING ACQUIRED
15.     Information With Respect to S-3
          Companies.............................   Not Applicable
16.     Information With Respect to S-2 or S-3
          Companies.............................   Not Applicable
17.     Information With Respect to Companies
          Other Than S-2 or S-3 Companies.......   Summary; Business of SMC; Management's
                                                     Discussion and Analysis of Financial
                                                     Condition and Results of Operations of SMC;
                                                     Index to Financial Statements
D.  VOTING AND MANAGEMENT INFORMATION
18.     Information if Proxies, Consents or
          Authorizations Are to be Solicited....   Inside Front Cover Page; Summary; Special
                                                     Meeting; The Merger; Rights of Dissenting
                                                     Shareholders; Description of Thermo's
                                                     Capital Stock; Ownership of Thermo Common
                                                     Stock and SMC Common Stock and SMC Series B
                                                     Preferred Stock; Thermo and SMC
                                                     Managements; Executive Compensation of
                                                     Thermo; Executive Compensation of SMC;
                                                     Certain Relationships and Related
                                                     Transactions; Other Matters; Proposals of
                                                     Stockholders
19.     Information if Proxies, Consents or
          Authorizations Are Not to be
          Solicited, or in an Exchange Offer....   Not Applicable

                            SENSORMEDICS CORPORATION


                            22705 SAVI RANCH PARKWAY


                         YORBA LINDA, CALIFORNIA 92687



                                 June 17, 1996


Dear Fellow Shareholders:


     You are cordially invited to a Special Meeting of Shareholders (the "Special Meeting") of SensorMedics Corporation ("SMC") to vote on the proposed acquisition of SMC by Thermo Electron Corporation ("Thermo") through the merger (the "Merger") of a wholly owned subsidiary of Thermo with and into SMC. Upon consummation of the Merger, SMC shareholders shall receive in exchange for each share of SMC common stock owned on the effective date of the Merger .2779 share of Thermo common stock. Holders of shares of SMC Series A preferred stock on the effective date of the Merger shall have the option to receive in exchange for each share of Series A preferred stock either (i) $1.74 in cash, representing the liquidation preference with respect to such shares as of the consummation of the Merger, or (ii) .0399 share of Thermo common stock (which is intended to represent a value approximately equivalent to the liquidation preference). Based on the closing price of the Thermo common stock on the New York Stock Exchange on June 11, 1996, $43 5/8, the Merger would provide $12.12 and $1.74 in value of Thermo common stock in exchange for each share of SMC common stock and each share of Series A preferred stock as to which the election to receive Thermo common stock was made, respectively. However, the closing price of the Thermo common stock on the effective date of the Merger may be more or less than $43 5/8. A portion of the shares of Thermo common stock SMC shareholders would be entitled to receive in the Merger will be held in escrow to satisfy SMC's indemnification and other obligations under the Merger Agreement. See "The Merger -- Indemnification of Thermo; Escrow" in the accompanying Proxy Statement/Prospectus. Holders of shares of SMC Series B preferred stock may elect to convert such shares into shares of SMC common stock (which would then convert into shares of Thermo common stock) or receive $12.51 in cash per share of SMC Series B preferred stock, representing the liquidation preference with respect to such shares as of the consummation of the Merger.


     At the Special Meeting, shareholders will be asked to approve and adopt the Agreement and Plan of Merger (the "Merger Agreement").


     The Special Meeting will be held at SMC's corporate offices located at 22705 Savi Ranch Parkway, Yorba Linda, California 92687, on Friday, June 28, 1996, beginning at 9:00 a.m. Pacific Time.


     MANAGEMENT BELIEVES THAT THE MERGER AND THE RELATED TRANSACTIONS ARE IN THE BEST INTERESTS OF SMC AND ITS SHAREHOLDERS AND RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE MERGER. For information concerning management's reasons for making this recommendation, please read carefully the sections in the accompanying Proxy Statement/Prospectus under "The Merger."

     It is very important that your shares be represented at the Special Meeting, whether or not you plan to attend personally. Therefore, please complete and sign the enclosed proxy card and return it as soon as possible in the enclosed postage-paid envelope. This will ensure that your shares are represented at the Special Meeting.

                                          Yours very truly,

                                          George D. Holmes
                                          Chief Executive Officer

                            ------------------------

                            SENSORMEDICS CORPORATION

                            22705 SAVI RANCH PARKWAY
                         YORBA LINDA, CALIFORNIA 92687

                                 (714) 283-2228
                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 28, 1996

                            ------------------------

To the Holders of Common Stock,
Series A Preferred Stock
and Series B Preferred Stock of
SENSORMEDICS CORPORATION:


     NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Special Meeting") of SensorMedics Corporation ("SMC") will be held at the corporate offices of SMC, located at 22705 Savi Ranch Parkway, Yorba Linda, California 92687, on Friday, June 28, 1996, at 9:00 a.m. Pacific Time for the following purposes, which are more fully described in the accompanying Proxy Statement/Prospectus:



     1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated June 13, 1996 (the "Merger Agreement"), among SMC, Thermo Electron Corporation ("Thermo") and SMC Acquisition Corp. ("Acquisition Corp."), a wholly owned subsidiary of Thermo, providing, among other things, for the merger of Acquisition Corp. with and into SMC (the "Merger") pursuant to which (i) each share of SMC's common stock, no par value ("SMC Common Stock"), outstanding at the effective time of the Merger (other than shares with respect to which dissenters' rights are perfected) will be converted into the right to receive .2779 share of Thermo's common stock, $1.00 par value ("Thermo Common Stock"),
        (ii) each share of SMC's Series A preferred stock, no par value ("SMC Series A Preferred Stock"), will be exchanged, at the option of the holder, for the right to receive either $1.74 in cash (representing the liquidation preference with respect to such share as of the consummation of the Merger) or .0399 share of Thermo Common Stock (which is intended to represent a value approximately equivalent to the liquidation preference), and (iii) each share of SMC's Series B preferred stock, no par value ("SMC Series B Preferred Stock," and collectively with SMC Common Stock and SMC Series A Preferred Stock, "SMC Capital Stock"), which is not converted into shares of SMC Common Stock prior to the Merger, will be converted into the right to receive $12.51 in cash (representing the liquidation preference with respect to such shares as of the consummation of the Merger) and SMC will become a wholly owned subsidiary of Thermo. A copy of the Merger Agreement (including the principal exhibits thereto) is attached as Appendix A to the accompanying Proxy Statement/Prospectus.


     2. To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.


     The record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting, and any adjournments or postponements thereof, is June 14, 1996 (the "Record Date"). Only holders of record of shares of SMC Capital Stock at the close of business on the Record Date are entitled to notice of and to vote at the Special Meeting. A list of SMC shareholders entitled to vote at the Special Meeting will be available, during normal business hours, at SMC's corporate offices, 22705 Savi Ranch Parkway, Yorba Linda, California 92687 for examination by any SMC shareholder.


     Holders of SMC Common Stock have a right to dissent from the Merger, and if the Merger is consummated, to receive "fair market value" for their shares in cash by complying with the provisions of California law, including Sections 1300-1312 of the California General Corporation Law, the full text of which is attached as Appendix B to the Proxy Statement/Prospectus accompanying this Notice of Special Meeting.

     Your vote is very important regardless of how many shares of SMC Capital Stock you own. Regardless of whether you plan to attend the Special Meeting, you are requested to sign, date and return the enclosed Proxy without delay in the enclosed postage-paid envelope. You may revoke your Proxy at any time prior to its exercise. If you are present at the Special Meeting or any adjournments or postponements thereof, you may revoke your Proxy and vote personally on the matters properly brought before the Special Meeting.

                                          By Order of the Board of Directors

                                          Pierre Sice
                                          Executive Vice President,
                                          Chief Financial Officer and Secretary


June 17, 1996

                            ------------------------

                  PLEASE SIGN AND DATE THE ENCLOSED PROXY AND
            RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE

                            ------------------------

             PLEASE DO NOT SEND IN STOCK CERTIFICATES AT THIS TIME

                            ------------------------

                           PROXY STATEMENT/PROSPECTUS


                            ------------------------

                                PROXY STATEMENT

                            SENSORMEDICS CORPORATION
                            22705 SAVI RANCH PARKWAY
                         YORBA LINDA, CALIFORNIA 92687
                                 (714) 283-2228

                            ------------------------

                                   PROSPECTUS

                          THERMO ELECTRON CORPORATION
                                81 WYMAN STREET
                                 P. O. BOX 9046
                       WALTHAM, MASSACHUSETTS 02254-9046
                                 (617) 622-1000

                       1,567,961 SHARES OF COMMON STOCK,
                                $1.00 PAR VALUE

                            ------------------------


     This Proxy Statement/Prospectus is being furnished to shareholders of SensorMedics Corporation, a California corporation ("SMC"), in connection with the proposed merger (the "Merger") of SMC Acquisition Corp., a Delaware corporation ("Acquisition Corp."), which is a wholly owned subsidiary of Thermo Electron Corporation, a Delaware corporation ("Thermo"), with and into SMC, pursuant to an Agreement and Plan of Merger by and among Thermo, Acquisition Corp. and SMC dated June 13, 1996 (the "Merger Agreement").


     See "The Merger" for a description of the terms and conditions of the Merger.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES AGENCY NOR HAS THE
     COMMISSION OR ANY STATE SECURITIES AGENCY PASSED UPON THE ACCURACY
       OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY
          REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------


This Proxy Statement/Prospectus was first furnished to shareholders of SMC on or about June 17, 1996.



          The date of this Proxy Statement/Prospectus is June 17, 1996

                               TABLE OF CONTENTS


AVAILABLE INFORMATION..................................................................     4
SUMMARY................................................................................     5
  The Special Meeting..................................................................     5
  The Merger...........................................................................     5
  Rights of Dissenting Shareholders....................................................     8
  Business of Thermo and Acquisition Corp..............................................     8
  Business of SMC......................................................................     8
  Market Prices........................................................................     9
  Ownership of Securities..............................................................     9
  Resale of Thermo Common Stock Received in the Merger; Affiliates.....................     9
  Accounting Treatment; Regulatory Approvals...........................................    10
  Certain Federal Income Tax Consequences..............................................    10
  Selected Financial Information of Thermo.............................................    11
  Selected Financial Information of SMC................................................    13
  Unaudited Pro Forma Combined Selected Financial Information..........................    14
SPECIAL MEETING........................................................................    16
  General..............................................................................    16
  Purposes; Recommendation of the SMC Board of Directors and Management................    16
  Record Date..........................................................................    16
  Voting and Revocation of Proxies.....................................................    16
  Votes Required.......................................................................    17
  Solicitation of Proxies..............................................................    18
THE MERGER.............................................................................    19
  Background of the Merger and Related Matters.........................................    19
  Thermo's Reasons for the Merger......................................................    20
  SMC's Reasons for the Merger.........................................................    20
  Structure and Terms of the Merger....................................................    21
  Assumption of SMC Stock Options and Warrants.........................................    21
  Indemnification of Thermo; Escrow....................................................    22
  Procedure for Exchange of Shares; Fractional Shares..................................    23
  Management and Operations of SMC After the Merger....................................    24
  Effective Time.......................................................................    24
  Conditions to Consummation of the Merger.............................................    24
  Conduct of SMC's Business Pending the Merger.........................................    25
  Accounting Treatment.................................................................    26
  Regulatory Approvals.................................................................    26
  Resale of Thermo Common Stock Received in the Merger; Affiliates.....................    27
  Termination, Amendment and Expenses..................................................    27
  Certain Effects of the Merger........................................................    27
  Interests of Certain Persons in the Merger...........................................    28
RIGHTS OF DISSENTING SHAREHOLDERS......................................................    29
  Demand for Purchase..................................................................    29
  Other Requirements...................................................................    30
COMPARISON OF RIGHTS OF HOLDERS OF THERMO COMMON STOCK AND SMC CAPITAL STOCK...........    31
  Exchange of Preferred Stock for Common Stock.........................................    31
  Amendment of Charter and By-Laws.....................................................    31
  Certain Actions Requiring Supermajority Votes........................................    32
  Board of Directors...................................................................    33
  Removal of Directors and Filling of Vacancies........................................    33
  Special Meeting of Stockholders......................................................    34
  Actions by Stockholders Without a Meeting............................................    34
  Cumulative Voting....................................................................    34
  Vote Required for Certain Mergers and Consolidations.................................    35
  Dissenters' Rights...................................................................    35

  Anti-Takeover Statutes...............................................................    36
  Stockholder Rights Agreement.........................................................    37
  Preemptive Rights....................................................................    37
  Dividends............................................................................    37
  Limitation on Directors' Liability; Indemnification..................................    38
  Loans to Officers and Employees......................................................    39
  Voting By Ballot.....................................................................    39
  Inspection of Shareholder Lists......................................................    40
DESCRIPTION OF THERMO'S CAPITAL STOCK..................................................    41
  Common Stock.........................................................................    41
  Preferred Stock......................................................................    41
  Preferred Share Purchase Rights; Series B Junior Participating Preferred Stock.......    41
PRICE RANGE OF THERMO COMMON STOCK.....................................................    45
BUSINESS OF THERMO.....................................................................    46
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
  OF THERMO............................................................................    63
BUSINESS OF SMC........................................................................    74
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
  OF SMC...............................................................................    75
THERMO AND SMC MANAGEMENTS.............................................................    78
  Executive Officers and Directors of SMC..............................................    78
  Executive Officers and Directors of Thermo...........................................    79
  Compensation of Thermo Directors.....................................................    81
  Compensation Committee Interlocks and Insider Participation..........................    82
EXECUTIVE COMPENSATION OF THERMO.......................................................    84
EXECUTIVE COMPENSATION OF SMC..........................................................    90
OWNERSHIP OF THERMO COMMON STOCK AND SMC COMMON STOCK AND SMC SERIES B PREFERRED
  STOCK................................................................................    93
  Ownership of Thermo Common Stock.....................................................    93
  Ownership of SMC Common Stock and SMC Series B Preferred Stock.......................    99
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.........................................   101
CERTAIN FEDERAL INCOME TAX CONSEQUENCES................................................   103
EXPERTS................................................................................   104
LEGAL OPINIONS.........................................................................   105
OTHER MATTERS..........................................................................   105
PROPOSALS OF STOCKHOLDERS..............................................................   105
INDEX TO FINANCIAL STATEMENTS..........................................................   F-1


APPENDIX A -- Merger Agreement

     Principal Exhibits to Merger Agreement

        Exhibit A -- Indemnification and Stock Escrow Agreement

        Exhibit C -- Form of Affiliate Agreement

APPENDIX B -- Sections 1300-1312 of the California General Corporation Law

                             AVAILABLE INFORMATION

     Thermo is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by Thermo with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 or at its regional offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, Thermo common stock, $1.00 par value ("Thermo Common Stock") is listed on the New York Stock Exchange, and the reports, proxy statements and other information filed by Thermo with the Commission can be inspected at the office of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     Thermo has filed with the Commission a Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Thermo Common Stock, offered by this Proxy Statement/Prospectus. This Proxy Statement/Prospectus omits certain information contained in the Registration Statement. Reference is hereby made to the Registration Statement and the exhibits filed as a part thereof for further information with respect to Thermo and the Thermo Common Stock offered hereby, and any statement herein concerning any exhibit is qualified in all respects by the provisions of such exhibit.

     No person is authorized to give any information or to make any representations, other than those contained in this Proxy Statement/Prospectus, in connection with the offering made hereby, and, if given or made, such information or representations must not be relied on as having been authorized. This Proxy Statement/Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the securities to which it relates in any jurisdiction in which, or to any person to whom, it is unlawful to make such an offer or solicitation. Neither the delivery of this Proxy Statement/Prospectus nor any offer or sale made hereunder shall, under any circumstances, create any implication that there has been no change in the information set forth herein or in the affairs of Thermo, Acquisition Corp. or SMC since the date hereof.

     SMC is not subject to the informational requirements of the Exchange Act. Copies of SMC's Amended and Restated Articles of Incorporation and By-Laws, as amended, are available without charge, upon written or oral request to SensorMedics Corporation, 22705 Savi Ranch Parkway, Yorba Linda, California 92687, Attention: Secretary; telephone: (714) 283-2228. In order to ensure timely delivery of the documents requested, any such request should be made by June 21, 1996.
                            ------------------------


     This Proxy Statement/Prospectus, which is being furnished to the shareholders of SMC, also constitutes the Prospectus of Thermo for the issuance of Thermo Common Stock. Each person who controls or who is under common control with SMC at the time the Merger is submitted for a vote of the SMC shareholders may, in connection with any distribution of the Thermo Common Stock received in the Merger, be deemed to be an "underwriter" within the meaning of the Securities Act unless such stock is sold pursuant to paragraph (d) of Rule 145 promulgated under the Securities Act, pursuant to an effective registration statement filed under the Securities Act with respect to such sale or pursuant to another applicable exemption therefrom. This Proxy Statement/Prospectus does not cover any resales of the Thermo Common Stock received by such SMC shareholders upon consummation of the Merger, and no person is authorized to make any use of the Proxy Statement/Prospectus in connection with any such resale. See "The Merger -- Resale of Thermo Common Stock Received in the Merger; Affiliates."

                                    SUMMARY


     The following is a summary of certain information contained in this Proxy Statement/Prospectus concerning the proposed merger (the "Merger") of SMC Acquisition Corp., a Delaware corporation ("Acquisition Corp."), which is a wholly owned subsidiary of Thermo Electron Corporation, a Delaware corporation ("Thermo"), with and into SensorMedics Corporation, a California corporation ("SMC"). Acquisition Corp. has been formed specifically for the purpose of carrying out the Merger. It is anticipated that the Merger will be consummated on or about June 28, 1996. Except as otherwise indicated, all information in this Proxy Statement/Prospectus reflects a three-for-two split of the Thermo Common Stock effected in the form of a 50% stock dividend on June 5, 1996 for Thermo stockholders of record as of May 22, 1996. This summary should be read in conjunction with, and is qualified in its entirety by reference to, the full text of this Proxy Statement/Prospectus, including the appendices hereto. Each shareholder is, therefore, urged to read the entire Proxy Statement/Prospectus with care.


THE SPECIAL MEETING


     THE SPECIAL MEETING. A Special Meeting of Shareholders of SMC (the "Special Meeting") will be held on Friday, June 28, 1996, at 9:00 a.m. Pacific Time at the corporate offices of SensorMedics Corporation, 22705 Savi Ranch Parkway, Yorba Linda, California 92687. Shareholders of record at the close of business on June 14, 1996 (the "Record Date") are entitled to notice of and to vote at the Special Meeting. The date of the mailing of this Proxy Statement/Prospectus to shareholders of SMC was on or about June 17, 1996. At the close of business on the Record Date, there were outstanding and entitled to vote 2,021,799 shares of common stock, no par value, of SMC (the "SMC Common Stock"), 3,820,000 shares of Series A preferred stock, no par value, of SMC (the "SMC Series A Preferred Stock"), and 1,187,414 shares of Series B preferred stock, no par value, of SMC (the "SMC Series B Preferred Stock") (collectively, SMC Common Stock, SMC Series A Preferred Stock and SMC Series B Preferred Stock are referred to as "SMC Capital Stock").



     The purpose of the Special Meeting is to vote upon a proposal to approve an Agreement and Plan of Merger dated June 13, 1996 (the "Merger Agreement"), entered into by and among Thermo, Acquisition Corp. and SMC, pursuant to which Acquisition Corp. will be merged with and into SMC, and SMC will become a wholly owned subsidiary of Thermo. See "The Merger." The Merger Agreement (including the principal exhibits thereto) is attached to this Proxy Statement/Prospectus as Appendix A.


     REQUIRED VOTE. According to the SMC Amended and Restated Articles of Incorporation (the "SMC Articles"), approval of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of the SMC Common Stock and SMC Series B Preferred Stock, voting together as a single class (for purposes of such vote, all of the shares of SMC Series B Preferred Stock, including accrued and unpaid dividends thereon, will be counted as if converted into SMC Common Stock at the then applicable conversion rate), and of at least 75% of the outstanding shares of each of the SMC Series A Preferred Stock and the SMC Series B Preferred Stock. However, in the Merger Agreement, Thermo reserves the right to terminate the Merger Agreement in the event that the Merger is not approved by holders of at least 95% of each class of SMC Capital Stock. See "Special Meeting -- Votes Required" and "The Merger."

THE MERGER


     EFFECTIVE TIME. The Merger shall become effective upon the later of the date of filing of a merger agreement together with certain officers' certificates with the Secretary of State of the State of California pursuant to
Section 1108 of the California General Corporation Law (the "California Law") or such other time as provided in such merger agreement (the "Effective Time"). It is anticipated that the Effective Time will occur on June 28, 1996.



     EXCHANGE OF SHARES; FRACTIONAL SHARES.  Upon consummation of the Merger,
(i) each outstanding share of SMC Common Stock (other than shares with respect to which dissenters' rights are perfected) will be converted into the right to receive .2779 share of Thermo Common Stock, (ii) each outstanding share of SMC Series A Preferred Stock will be exchanged, at the option of the holder, for the right to receive either

$1.74 in cash (representing the liquidation preference with respect to such shares as of the consummation of the Merger) or .0399 share of Thermo Common Stock (which is intended to represent a value approximately equivalent to the liquidation preference), (iii) each outstanding share of SMC Series B Preferred Stock not converted into SMC Common Stock prior to the Effective Time will be converted into the right to receive $12.51 in cash (representing the liquidation preference with respect to such shares as of the consummation of the Merger), and (iv) Thermo will become the owner of all of the issued and outstanding shares of SMC Capital Stock. No fractional shares of Thermo Common Stock will be issued in connection with the Merger. Any SMC shareholder otherwise entitled to a fractional share of Thermo Common Stock as a result of the Merger shall receive cash in lieu thereof, without interest, in an amount determined by multiplying such SMC shareholder's fractional interest by the closing price of Thermo Common Stock as reported on the New York Stock Exchange on the trading day immediately preceding the date on which the Effective Time occurs. See "The Merger -- Procedure for Exchange of Shares; Fractional Shares."



     Assuming no shareholders exercise dissenters' rights, no options or warrants to purchase SMC Common Stock are exercised prior to the Merger, all holders of SMC Series A Preferred Stock elect to receive shares of Thermo Common Stock and all shares of SMC Series B Preferred Stock are converted into shares of SMC Common Stock prior to the Effective Time, based on the number of outstanding shares of SMC Capital Stock as of the Record Date, a total of approximately 1,106,640 shares of Thermo Common Stock would be issued to former SMC shareholders upon the consummation of the Merger. As a result, a total of approximately 141,160,719 shares of Thermo Common Stock would then be outstanding, of which approximately 0.8% of the total would be held by former holders of SMC Capital Stock.



     ASSUMPTION OF SMC STOCK OPTIONS AND WARRANTS. At or prior to the Effective Time, Thermo and SMC shall take all action necessary to cause the assumption by Thermo as of the Effective Time of the options and warrants to purchase SMC Common Stock outstanding as of the Effective Time (the "SMC Options" and "SMC Warrants," respectively). Each of the SMC Options and SMC Warrants shall be converted without any action on the part of the holder thereof into an option or warrant to purchase shares of Thermo Common Stock on substantially equivalent terms as of the Effective Time. As of the Record Date, 550,538 shares of SMC Common Stock were subject to outstanding SMC Options and 382,157 shares of SMC Common Stock were subject to outstanding SMC Warrants. See "The
Merger -- Assumption of SMC Stock Options and Warrants."



     INDEMNIFICATION OF THERMO; ESCROW. Ten percent of the shares of Thermo Common Stock issued in the Merger will be delivered into escrow (the "Indemnity Escrowed Shares") and held pursuant to the Indemnification and Stock Escrow Agreement attached as Exhibit A to the Merger Agreement (the "Escrow Agreement"). The Indemnity Escrowed Shares will be reserved to provide indemnification to Thermo against damages incurred as a result of misrepresentations, breaches of warranties and breaches of covenants contained in the Merger Agreement, the Escrow Agreement and the other agreements executed in connection therewith, and to satisfy other claims of Thermo arising under the Merger Agreement, the Escrow Agreement and such other agreements, other than claims relating to the FDA Matter, as defined in "The Merger -- Indemnification of Thermo; Escrow." In addition, to the extent that the net assets (total assets minus total liabilities) of SMC as of the Effective Time, determined pursuant to the Merger Agreement, are less than negative $5,277,000, excluding the effect of nonrecurring bonus payments of approximately $8.3 million to officers and employees of SMC, resulting from the Merger, and other nonrecurring transaction costs of approximately $1.2 million which will be recorded in the period in which the Merger is consummated, Thermo shall be entitled to receive Indemnity Escrowed Shares having a value equal to such deficiency. In the event Thermo has an appropriate claim for indemnification, shares of Thermo Common Stock will be returned to Thermo in satisfaction of the claim. With respect to breaches of representations and warranties made by SMC in the Merger Agreement, Thermo will be entitled to indemnification only if and when the total of all damages with respect thereto exceeds $250,000, at which point Thermo will be entitled to indemnification for all such damages, and not just those in excess of $250,000. With respect to damages incurred by Thermo in connection with all other matters for which Thermo is entitled to indemnification, including any deficiency in net assets of SMC described above, Thermo will be entitled to indemnification for all such damages. The Escrow Agreement requires the escrow agent to deliver to the former SMC shareholders the Indemnity Escrowed Shares remaining in escrow one year after the Effective Time, except that if there are any claims by Thermo at or prior to such date, the escrow agent will retain Indemnity Escrowed Shares in an amount sufficient to cover such claims until they are resolved. An additional 4.14% of the shares of Thermo Common Stock issued in the Merger will be delivered in escrow (the "FDA Shares") and held pursuant to the Escrow Agreement to provide indemnification to Thermo against damages incurred by SMC as a result of the FDA Matter. In the event Thermo has an appropriate claim for indemnification with respect to the FDA Matter, FDA Shares will be returned to Thermo in satisfaction of such claim. However, Thermo's right to be indemnified for such claim shall be limited to the return of the FDA Shares. The Escrow Agreement requires the escrow agent to deliver to the former SMC shareholders the FDA Shares remaining in escrow 60 days after a legally binding resolution of the FDA Matter, except that if there are any claims by Thermo at or prior to such date, the escrow agent will retain FDA Shares in an amount sufficient to cover such claims until they are resolved. For purposes of determining the number of Indemnity Escrowed Shares or FDA Shares which would be returned to Thermo in satisfaction of any claim for indemnification under the Merger Agreement, each share will be valued at the closing price of Thermo Common Stock on the New York Stock Exchange on the last trading day prior to the date on which the Effective Time occurs. See "The Merger -- Indemnification of Thermo; Escrow."



     CONDITIONS TO THE MERGER. The consummation of the Merger is conditioned upon, among other things, (i) approval of the Merger and the adoption of the Merger Agreement by the holders of at least 95% of the outstanding shares of each of the SMC Common Stock, the SMC Series A Preferred Stock and the SMC Series B Preferred Stock, (ii) holders of at least 80% of the outstanding shares of SMC Series A Preferred Stock as of the Record Date having elected to exchange such shares for shares of Thermo Common Stock in the Merger, (iii) holders of at least 95% of the outstanding shares of SMC Series B Preferred Stock as of the Record Date having converted such shares into shares of SMC Common Stock and
(iv) the representations and warranties of each party to the Merger Agreement being true and correct in all material respects as of the Effective Time. The Merger Agreement may be terminated by, among other things, the mutual consent of each of Thermo and SMC. If the Merger is not consummated, SMC intends to operate in substantially the same manner as it has in the past. Any of the conditions to the Merger may be waived at any time prior to the Merger by the party or parties to the Merger Agreement benefiting from such conditions. However, no assurance can be given that any of such parties will determine to waive any unfulfilled conditions. See "The Merger -- Conditions to Consummation of the Merger."



     CERTAIN EFFECTS OF THE MERGER. If the Merger is consummated, (i) the holders of shares of SMC Common Stock (other than holders of shares with respect to which dissenters' rights are perfected), holders of shares of SMC Series A Preferred Stock who so elect and holders of shares of SMC Series B Preferred Stock who have converted such shares into SMC Common Stock as of the Effective Time will have their shares exchanged for shares of Thermo Common Stock, (ii) the holders of shares of SMC Series A Preferred Stock who do not elect to exchange such shares for shares of Thermo Common Stock shall have their shares converted into the right to receive $1.74 in cash per share, the Series A Preferred Stock liquidation preference, and (iii) the holders of SMC Series B Preferred Stock who have not converted such shares into SMC Common Stock as of the Effective Time shall have their shares converted into the right to receive $12.51 in cash per share, the SMC Series B Preferred Stock liquidation preference. The rights of SMC shareholders, which are presently governed by California law and by the SMC Articles and the By-Laws of SMC, as amended ("SMC By-Laws"), will be governed by Delaware law and the Amended and Restated Certificate of Incorporation, as amended and By-Laws of Thermo ("Thermo Certificate" and "Thermo By-Laws," respectively). Certain differences in the rights of SMC shareholders will arise as a result of this change in governing law as well as from distinctions between the SMC Articles and SMC By-Laws and the Thermo Certificate and Thermo By-Laws. See "The Merger -- Certain Effects of the Merger" and "Comparison of Rights of Holders of Thermo Common Stock and SMC Capital Stock."


     INTERESTS OF CERTAIN PERSONS IN THE MERGER. Shareholders should be aware that certain officers and directors of SMC have interests, described below, which may present them with potential conflicts of interest in connection with the Merger. The Board of Directors of SMC is aware of the conflicts described below and has considered them in addition to the other matters described under "The Merger -- SMC's Reasons for the Merger." Upon consummation of the Merger, SMC's directors, other than George Holmes, will resign, and Thermo will appoint the remaining members of SMC's Board of Directors. Certain officers of SMC will retain their offices after the Effective Time, but Thermo may also appoint additional officers of SMC. See "The Merger -- Interests of Certain Persons in the Merger" and "Thermo and SMC Managements -- Executive Officers and Directors of SMC."

     In accordance with SMC Board resolutions passed in November 1994 and October 1995, certain executive officers and other employees of SMC will receive a supplemental cash distribution upon the consummation of the Merger. This distribution, which will constitute 13.3% of the gross value of the total Merger consideration after subtracting the value of SMC Series A Preferred Stock (including accumulated dividends), is estimated to be approximately $8.3 million. See "The Merger -- Interests of Certain Persons in the Merger."

RIGHTS OF DISSENTING SHAREHOLDERS

     Under California Law, holders of SMC Common Stock who have not voted in favor of the Merger Agreement and who have fully complied with the applicable provisions of California Law, have the right to require SMC to purchase for cash their shares at the fair market value thereof (as determined by agreement with SMC or by a court) in lieu of shares of Thermo Common Stock that they would otherwise receive in the Merger. Such shareholders exercising such rights ("Dissenting Shareholders") must (i) either abstain from voting or vote such shares against the Merger Agreement, and (ii) deliver to SMC, within 30 days after the date on which notice of the Merger's approval is mailed by SMC to its shareholders, written notice of such Dissenting Shareholders' intent to demand payment for such shares. Dissenting Shareholders must also comply with the other requirements of Sections 1300-1312 of the California Law, the full text of which is attached to this Proxy Statement/Prospectus as Appendix B. Any deviation from or failure to comply with all such requirements may result in the forfeiture of the rights of Dissenting Shareholders. See "Rights of Dissenting Shareholders."

BUSINESS OF THERMO AND ACQUISITION CORP.

     Thermo and its subsidiaries develop, manufacture and market analytical and environmental-monitoring instruments, alternative-energy systems, industrial process equipment, papermaking and recycling equipment, biomedical products and various devices based on advanced technologies. Thermo and its subsidiaries also provide environmental engineering, metallurgical and analytical laboratory services.

     Acquisition Corp. was formed specifically for the purpose of effecting the transactions contemplated by the Merger Agreement. It is not anticipated that prior to the Merger Acquisition Corp. will have any significant assets or liabilities other than its rights and obligations under the Merger Agreement or that Acquisition Corp. will engage in any activities other than those incidental to its formation and the transactions contemplated by the Merger Agreement.

     The principal executive offices of Thermo and Acquisition Corp. are located at 81 Wyman Street, P. O. Box 9046, Waltham, Massachusetts 02254-9046 (telephone number: (617) 622-1000). See "Available Information" and "Business of Thermo."

BUSINESS OF SMC

     SMC designs, manufactures, markets and services advanced diagnostic and therapeutic products for the respiratory care market. SMC is a leading worldwide supplier of pulmonary and metabolic exercise and nutrition diagnostic equipment. In addition, SMC is a leader in the United States market for diagnostic equipment used in the computerized analysis of sleep disorders, which frequently result from serious pulmonary conditions. SMC also markets a High Frequency Oscillatory Ventilator ("HFOV"), which incorporates patented technology for the treatment of respiratory complications in newborn infants and pediatric patients. The HFOV is SMC's initial product introduction into the therapeutic segment of the respiratory care market. In addition, SMC manufactures and sells non-invasive blood gas equipment and supplies, both as key components of its respiratory products as well as on an original equipment manufacturer basis.

     The principal executive offices of SMC are located at 22705 Savi Ranch Parkway, Yorba Linda, California 92687 (telephone number: (714) 283-2228). See "Business of SMC."

MARKET PRICES


     The high, low and closing prices of Thermo's Common Stock on the New York Stock Exchange Composite Transactions Tape on April 9, 1996, the date preceding the public announcement of the proposed Merger, were $40 1/2, $40 and $40 1/4, respectively. The high, low and closing prices of Thermo's Common Stock on the New York Stock Exchange Composite Transactions Tape on June 11, 1996 were
$43 5/8, $42 3/8 and $43 5/8, respectively. Shareholders of SMC are urged to obtain current quotations for the Thermo Common Stock.


     The SMC Common Stock, SMC Series A Preferred Stock and SMC Series B Preferred Stock are not currently, and have never previously been, traded on any established public market. Price quotations for SMC Capital Stock are, therefore, not available.


     As of May 28, 1996, there were 7,975 record holders of Thermo Common Stock. As of June 14, 1996, there were 170 record holders of SMC Common Stock, nine record holders of SMC Series A Preferred Stock and 14 record holders of SMC Series B Preferred Stock.


     SMC has never paid cash dividends on the SMC Common Stock. Pursuant to the SMC Articles, so long as any shares of SMC Series A Preferred Stock or SMC Series B Preferred Stock are outstanding, SMC is prohibited from paying dividends on the SMC Common Stock. In addition, SMC's loan agreement with its senior lender currently contains provisions which prohibit SMC from paying cash dividends on the SMC Common Stock.

OWNERSHIP OF SECURITIES


     At the Record Date, there were outstanding a total of 2,021,799 shares of SMC Common Stock, 3,820,000 shares of SMC Series A Preferred Stock and 1,187,414 shares of SMC Series B Preferred Stock (convertible into 1,411,888 shares of SMC Common Stock, taking into account the conversion of accrued dividends on the SMC Series B Preferred Stock). Accordingly, the Merger will be approved if holders of 1,716,844 shares of SMC Common Stock (treating the SMC Series B Preferred Stock as converted into SMC Common Stock for purposes of this vote), 2,865,000 shares of SMC Series A Preferred Stock and 890,561 shares of SMC Series B Preferred Stock are voted in favor of the Merger. In addition, 550,538 shares of SMC Common Stock subject to SMC Options and 382,157 shares of SMC Common Stock subject to SMC Warrants were outstanding on the Record Date, and the weighted average exercise price of the SMC Options and the SMC Warrants was $4.15 and $8.17 per share, respectively. See "The Merger -- Interests of Certain Persons in the Merger" and "Ownership of Thermo Common Stock and SMC Common Stock and SMC Series B Preferred Stock."



     As of the Record Date, the directors and the executive officers of SMC, together with their affiliates, beneficially owned an aggregate of (i) 1,496,420 shares of SMC Common Stock (excluding shares subject to SMC Options and SMC Warrants) and 382,477 shares of SMC Series B Preferred Stock, constituting approximately 57% of the then outstanding SMC Common Stock (treating the SMC Series B Preferred Stock as converted into SMC Common Stock for purposes of this vote), (ii) 3,199,250 shares of SMC Series A Preferred Stock, constituting approximately 84% of the then outstanding SMC Series A Preferred Stock, and
(iii) 382,477 shares of SMC Series B Preferred Stock, constituting approximately 32% of the then outstanding SMC Series B Preferred Stock.


     As of January 1, 1996, approximately 5.1% of the shares of outstanding Thermo Common Stock were held by directors and executive officers of Thermo and their affiliates. The vote of stockholders of Thermo is not required to approve the Merger Agreement or to consummate the Merger. See "The Merger -- Background of the Merger and Related Matters."

RESALE OF THERMO COMMON STOCK RECEIVED IN THE MERGER; AFFILIATES


     SMC has agreed to obtain from certain officers, directors and principal shareholders of SMC prior to the Effective Time an agreement with SMC and with Thermo, substantially in the form attached as Exhibit C to the Merger Agreement, pursuant to which they will agree that, until such time as financial results covering at least thirty days of combined operations of SMC and Thermo have been published by Thermo, they will not sell, transfer or otherwise dispose of, or offer or agree to sell, transfer or otherwise dispose of any shares of Thermo Common Stock received by them pursuant to the Merger or any securities which may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor. See "The
Merger -- Resale of Thermo Common Stock Received in the Merger; Affiliates."

     The Registration Statement and this Proxy Statement/Prospectus do not relate to or cover the resale after the Effective Time of shares of Thermo Common Stock issued to shareholders of SMC in the Merger who may be deemed to be "affiliates" of SMC and thus "underwriters" within the meaning of Rule 145 under the Securities Act, and no person is authorized to make any use of this Proxy Statement/Prospectus in connection with any such resale. Such securities may not be publicly reofferred or resold by such persons except pursuant to an effective registration statement under the Securities Act or pursuant to another applicable exemption therefrom. For this purpose, the term "affiliate" means any person who, directly, or indirectly through one or more intermediaries, possesses the power to direct or cause the direction of the management and policies of SMC, whether through the ownership of SMC Capital Stock, by contract, or otherwise.

ACCOUNTING TREATMENT; REGULATORY APPROVALS

     The Merger is expected to meet all of the conditions for pooling-of-interests accounting.

     The Merger is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the regulations thereunder (the "Antitrust Improvements Act"), which provide that certain acquisition transactions (including the Merger) may not be consummated until certain information has been furnished to the Antitrust Division of the Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC") and certain waiting period requirements have been satisfied. Thermo and SMC have filed the required information and material with the Antitrust Division and the FTC, but, as of the date of this Proxy Statement/Prospectus, the applicable waiting period has not yet expired or been terminated. There can be no assurance that the waiting period will expire without a challenge to the Merger from the Antitrust Division or the FTC. Expiration or termination of the waiting period does not preclude the Antitrust Division, the FTC or any other party from challenging or seeking to delay or enjoin the Merger on antitrust or other grounds. There can be no assurance that any such challenge, if made, would not be successful; however, neither Thermo nor SMC believes that the Merger will violate the antitrust laws. Any such action taken or threatened prior to the consummation of the Merger could relieve Thermo or SMC of its respective obligation to consummate the Merger. See "The Merger."

     Except for the Antitrust Improvements Act filings, and filings with the Secretary of State of the States of Delaware and California, no federal or state regulatory approvals are required in order to consummate the Merger.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES


     The Merger is intended to qualify as a tax-free reorganization under
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Neither SMC nor Thermo intends to request a ruling from the Internal Revenue Service with respect to the Merger. Assuming that the Merger is a tax-free reorganization, (i) no gain or loss will be recognized by Thermo or SMC and (ii) subject to certain exceptions, no gain or loss will be recognized by shareholders of SMC other than holders of SMC Series A Preferred Stock who do not elect to exchange such shares for shares of Thermo Common Stock, holders of SMC Series B Preferred Stock who do not convert such shares into SMC Common Stock prior to the Effective Time, shareholders perfecting dissenters' rights and holders receiving a cash settlement of fractional shares. If the Merger fails to qualify as a reorganization under Section 368(a) of the Code, on the date of the Effective Time each shareholder of SMC will recognize gain or loss on the exchange of his, her or its SMC Capital Stock for Thermo Common Stock. See "Certain Federal Income Tax Consequences." Holders of SMC Capital Stock are urged to consult with their tax advisers to determine the particular tax consequences of the Merger to them.

SELECTED FINANCIAL INFORMATION OF THERMO

     The selected financial information presented below as of and for the fiscal years ended December 31, 1994 and December 30, 1995, and for the fiscal year ended January 1, 1994, has been derived from Thermo's Consolidated Financial Statements, which have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report included elsewhere in this Proxy Statement/Prospectus. The selected financial information as of and for the fiscal years ended December 28, 1991 and January 2, 1993, and as of January 1, 1994, has been derived from Thermo's Consolidated Financial Statements, which have been audited by Arthur Andersen LLP, but have not been included in this Proxy Statement/Prospectus. This information should be read in conjunction with Thermo's Consolidated Financial Statements and related notes included elsewhere in this Proxy Statement/Prospectus. The selected information for the three-month periods ended April 1, 1995 and March 30, 1996 has not been audited but, in the opinion of Thermo, includes all adjustments (consisting only of normal, recurring adjustments) necessary to present fairly such information in accordance with generally accepted accounting principles applied on a consistent basis. The results of operations for the three-month period ended March 30, 1996 are not necessarily indicative of results for the entire year.

                                                                                                          THREE MONTHS ENDED
                                                                FISCAL YEAR                             -----------------------
                                       --------------------------------------------------------------    APRIL 1,    MARCH 30,
                                        1991(1)      1992(2)      1993(3)      1994(4)        1995         1995       1996(5)
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
                                                               (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
STATEMENT OF INCOME DATA:
Revenues.............................  $  842,538   $  999,228   $1,354,508   $1,729,191   $2,207,417   $  478,545   $  635,094
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
Costs and Expenses:
  Cost of products and services
    revenues.........................     532,904      608,975      755,493      928,645    1,209,639      258,447      364,738
  Expenses for research and
    development and new lines of
    business.........................      84,595      106,466      183,965      233,099      269,584       63,143       67,397
  Selling, general and administrative
    expenses.........................     177,694      213,266      289,282      384,715      480,774      109,583      147,546
  Write-off of acquired technology...          --           --           --           --           --           --        3,500
  Restructuring and other
    nonrecurring costs...............       3,709           --        6,616          650       21,938        1,522           --
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
                                          798,902      928,707    1,235,356    1,547,109    1,981,935      432,695      583,181
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
Operating Income.....................      43,636       70,521      119,152      182,082      225,482       45,850       51,913
Gain on Issuance of Stock by
  Subsidiaries.......................      27,367       30,212       39,863       25,283       80,815       12,883       28,892
Other Income (Expense), Net..........      10,557        1,842      (27,548)        (989)      (6,802)      (3,347)      (5,472)
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
Income Before Income Taxes, Minority
  Interest and Change in Accounting
  Principle..........................      81,560      102,575      131,467      206,376      299,495       55,386       75,333
Provision for Income Taxes...........      25,765       27,750       33,513       70,703       98,900       18,434       22,330
Minority Interest Expense............       7,269       13,902       21,086       30,962       60,515        7,404       12,561
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
Income Before Change in Accounting
  Principle..........................      48,526       60,923       76,868      104,711      140,080       29,548       40,442
Change in Accounting Principle, Net
  of Tax(6)..........................          --        1,438           --           --           --           --           --
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
Net Income...........................  $   48,526   $   59,485   $   76,868   $  104,711   $  140,080   $   29,548   $   40,442
                                       ==========   ==========   ==========   ==========   ==========   ==========   ==========
Earnings per Share Before Change in
  Accounting Principle:
    Primary..........................  $      .56   $      .64   $      .74   $      .90   $     1.12   $      .24   $      .31
                                       ==========   ==========   ==========   ==========   ==========   ==========   ==========
    Fully diluted....................  $      .53   $      .60   $      .67   $      .80   $      .98   $      .22   $      .27
                                       ==========   ==========   ==========   ==========   ==========   ==========   ==========
Earnings per Share:
    Primary..........................  $      .56   $      .62   $      .74   $      .90   $     1.12   $      .24   $      .31
                                       ==========   ==========   ==========   ==========   ==========   ==========   ==========
    Fully diluted....................  $      .53   $      .59   $      .67   $      .80   $      .98   $      .22   $      .27
                                       ==========   ==========   ==========   ==========   ==========   ==========   ==========
Weighted Average Shares:
    Primary..........................      86,333       95,811      104,203      116,500      125,483      120,873      132,492
                                       ==========   ==========   ==========   ==========   ==========   ==========   ==========
    Fully diluted....................      99,551      111,818      130,618      151,229      158,103      156,654      174,321
                                       ==========   ==========   ==========   ==========   ==========   ==========   ==========

                                                                                                          THREE MONTHS ENDED
                                                                FISCAL YEAR                             -----------------------
                                       --------------------------------------------------------------    APRIL 1,    MARCH 30,
                                        1991(1)      1992(2)      1993(3)      1994(4)        1995         1995       1996(5)
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
                                                               (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
BALANCE SHEET DATA (AT END OF
  PERIOD):
Working Capital......................  $  468,399   $  508,685   $  833,839   $1,150,732   $1,306,390   $1,120,391   $1,709,453
Total Assets.........................   1,212,519    1,837,983    2,507,597    3,061,935    3,744,908    3,144,590    4,638,413
Long-term Obligations................     255,093      494,152      647,592    1,049,850    1,116,011    1,030,979    1,616,170
Common Stock of Subsidiaries Subject
  to Redemption......................       5,486        5,468       14,511           --       17,513       17,288       17,591
Shareholders' Investment.............     489,538      563,826      873,720    1,007,486    1,299,834    1,068,357    1,405,371
Book Value per Share.................  $     5.61   $     6.18   $     8.10   $     8.37   $     9.86   $     8.68   $    10.33
                                       ==========   ==========   ==========   ==========   ==========   ==========   ==========

- ---------------

(1) Reflects the issuance of $164.0 million principal amount of convertible debentures.

(2) Reflects the August 1992 acquisition of Nicolet Instrument Corporation and the issuance of $260.0 million principal amount of convertible debentures.

(3) Reflects the 1993 public offering of common stock for net proceeds of $246.0 million.

(4) Reflects the issuance of $345.0 million principal amount of convertible debentures.

(5) Reflects the issuance of $585.0 million principal amount of subordinated convertible debentures.

(6) Reflects the adoption in fiscal 1992 of Statement of Financial Accounting Standards No. 106, "Accounting for Post-retirement Benefits Other Than Pensions."

SELECTED FINANCIAL INFORMATION OF SMC

     The selected financial information presented below as of and for the fiscal years ended September 30, 1994 and September 30, 1995, and for the fiscal year ended September 30, 1993, has been derived from SMC's Consolidated Financial Statements, which have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report included elsewhere in this Proxy Statement/Prospectus. The selected financial information as of and for the fiscal years ended September 30, 1991 and 1992, and as of September 30, 1993, has been derived from SMC's Consolidated Financial Statements, which have been audited by Arthur Andersen LLP, but have not been included in this Proxy Statement/Prospectus. This information should be read in conjunction with the SMC's Consolidated Financial Statements and related notes included elsewhere in this Proxy Statement/Prospectus. The selected information for the six-month periods ended March 31, 1995 and March 31, 1996 has not been audited but, in the opinion of SMC, includes all adjustments (consisting only of normal, recurring adjustments) necessary to present fairly such information in accordance with generally accepted accounting principles applied on a consistent basis. The results of operations for the six-month period ended March 31, 1996 are not necessarily indicative of results for the entire year.

                                                                                                              SIX MONTHS
                                                                 FISCAL YEAR ENDED SEPTEMBER 30,            ENDED MARCH 31,
                                                         -----------------------------------------------   -----------------
                                                          1991      1992      1993      1994      1995      1995      1996
                                                         -------   -------   -------   -------   -------   -------   -------
                                                                       (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
STATEMENT OF INCOME DATA:
Revenues...............................................  $48,248   $49,071   $57,182   $55,485   $62,874   $30,079   $32,060
                                                         -------   -------   -------   -------   -------   -------   -------
Costs and Expenses:
  Cost of products and services revenues...............   25,524    24,647    27,757    27,338    30,943    14,803    14,293
  Expenses for research and development................    3,376     3,333     3,742     3,945     3,225     1,776     1,348
  Selling, general and administrative expenses.........   16,138    17,578    21,177    22,017    28,786    12,495    13,750
                                                         -------   -------   -------   -------   -------   -------   -------
                                                          45,038    45,558    52,676    53,300    62,954    29,074    29,391
                                                         -------   -------   -------   -------   -------   -------   -------
Operating Income (Loss)................................    3,210     3,513     4,506     2,185       (80)    1,005     2,669
Other Income (Expense), Net............................   (2,018)   (1,037)   (1,935)     (901)     (607)       24      (915)
                                                         -------   -------   -------   -------   -------   -------   -------
Income Before Income Taxes and
  Change in Accounting Principle.......................    1,192     2,476     2,571     1,284      (687)    1,029     1,754
Provision (Benefit) for Income Taxes...................       77       109       195       729      (189)      427       702
                                                         -------   -------   -------   -------   -------   -------   -------
Income (Loss) Before Change in Accounting Principle,
  Net of Tax...........................................    1,115     2,367     2,376       555      (498)      602     1,052
Change in Accounting Principle, Net of Tax(1)..........       --        --        --      (428)       --        --        --
                                                         -------   -------   -------   -------   -------   -------   -------
Net Income (Loss)......................................    1,115     2,367     2,376       127      (498)      602     1,052
Preferred Stock Dividends..............................    1,228     1,228     1,228     1,228       989       495       495
                                                         -------   -------   -------   -------   -------   -------   -------
Net Income (Loss) Available to Common Shareholders.....  $  (113)  $ 1,139   $ 1,148   $(1,101)  $(1,487)  $   107   $   557
                                                         =======   =======   =======   =======   =======   =======   =======
Earnings (Loss) per Common and Equivalent Share Before
  Change in Accounting Principle:
    Primary............................................  $  (.09)  $   .60   $   .49   $  (.35)  $  (.76)  $   .05   $   .24
                                                         =======   =======   =======   =======   =======   =======   =======
    Fully diluted......................................  $  (.09)  $   .56   $   .49   $  (.35)  $  (.76)  $   .05   $   .23
                                                         =======   =======   =======   =======   =======   =======   =======
Earnings (Loss) per Common and Equivalent Share:
    Primary............................................  $  (.09)  $   .60   $   .49   $  (.57)  $  (.76)  $   .05   $   .24
                                                         =======   =======   =======   =======   =======   =======   =======
    Fully diluted......................................  $  (.09)  $   .56   $   .49   $  (.57)  $  (.76)  $   .05   $   .23
                                                         =======   =======   =======   =======   =======   =======   =======
Weighted Average Shares:
    Primary............................................    1,313     1,894     2,358     1,916     1,961     2,338     2,336
                                                         =======   =======   =======   =======   =======   =======   =======
    Fully diluted......................................    1,313     4,192     2,358     1,916     1,961     2,338     4,579
                                                         =======   =======   =======   =======   =======   =======   =======
BALANCE SHEET DATA (AT END OF PERIOD):
Working Capital........................................  $ 2,983   $ 1,486   $ 2,252   $ 5,991   $ 6,250   $ 5,884   $ 7,031
Total Assets...........................................   30,834    32,559    32,623    34,849    40,140    36,300    37,775
Long-term Obligations and Redeemable Preferred Stock...   21,925    15,802    15,358    18,792    17,646    17,223    18,208
Shareholders' Deficit..................................  (11,145)   (5,815)   (3,587)   (5,287)   (5,468)   (3,383)   (5,549)
Book Value per Share...................................  $ (8.48)  $ (3.14)  $ (1.91)  $ (2.71)  $ (2.78)  $ (1.73)  $ (2.82)
                                                         =======   =======   =======   =======   =======   =======   =======

- ---------------

(1) Reflects the adoption in Fiscal 1994 of Statement of Financial Accounting Standards ("SFAS") No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" and SFAS No. 109, "Accounting for Income Taxes."

UNAUDITED PRO FORMA COMBINED SELECTED FINANCIAL INFORMATION


     The following table presents unaudited pro forma combined selected financial information for Thermo and SMC, historical selected financial information for Thermo and SMC and unaudited pro forma combined per share data for Thermo and SMC giving effect to the acquisition of 100% of the shares of SMC Capital Stock by Thermo in exchange for shares of Thermo Common Stock. The pro forma information combines the September 30 fiscal year end financial information of SMC and the calendar year end financial information of Thermo. The historical fiscal year financial information is derived from the financial statements of Thermo and SMC, including the related notes thereto, included elsewhere in this Proxy Statement/Prospectus. The information for the three months ended March 30, 1996 is derived from unaudited interim consolidated financial statements of Thermo and SMC. The pro forma combined information has been prepared on the assumption that the Merger will be accounted for on a pooling-of-interests basis. Accordingly, the pro forma combined financial information is restated as if Thermo and SMC had been combined for all periods. The pro forma combined financial information does not include the effect of nonrecurring bonus payments of approximately $8.3 million to officers and employees of SMC, resulting from the Merger, and other nonrecurring transaction costs of approximately $1.2 million which will be recorded in the period in which the Merger is consummated.



     Pro forma combined per Thermo share equivalent data has been calculated based on the pro forma combined data for Thermo Common Stock, multiplied by
 .2779, which is the fraction of one Thermo share into which one share of SMC Common Stock would be exchanged pursuant to the Merger.


     This data is not necessarily indicative of the results of the future operations of the combined entity or the actual results that would have occurred had the Merger been consummated prior to the periods indicated.


                                                                                                         THREE MONTHS
                                                                              FISCAL YEAR                   ENDED
                                                                 -------------------------------------    MARCH 30,
                                                                   1993          1994         1995(1)        1996
                                                                 ---------     ---------     ---------   ------------
                                                                      (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
PRO FORMA COMBINED:
STATEMENT OF INCOME DATA:
  Revenues..................................................... $1,411,690    $1,784,676    $2,270,291    $  652,385
  Net Income Before Change in Accounting Principle.............     79,244       105,266       139,582        41,233
BALANCE SHEET DATA (AT END OF PERIOD):
  Working Capital..............................................  $ 836,091     $1,156,723    $1,312,640   $1,716,484
  Total Assets.................................................  2,540,220     3,096,784     3,785,048     4,676,188
  Long-term Obligations and Redeemable Preferred Stock.........    662,950     1,068,642     1,133,657     1,634,378
  Common Stock of Subsidiaries Subject to Redemption...........     14,511            --        17,513        17,591
  Shareholders' Investment.....................................    870,133     1,002,199     1,294,366     1,399,822
PER SHARE DATA:
THERMO (HISTORICAL)
  Book Value per Common Share..................................                              $    9.86    $    10.33
  Earnings per Share:
    Primary....................................................  $     .74     $     .90     $    1.12    $      .31
    Fully diluted..............................................  $     .67     $     .80     $     .98    $      .27
PRO FORMA:
COMBINED PER SHARE OF THERMO COMMON STOCK:
  Book Value per Common Share..................................                              $    9.74    $    10.21
  Earnings per Share Before Change in Accounting Principle:
    Primary....................................................  $     .75     $     .90     $    1.10    $      .31
    Fully diluted..............................................  $     .68     $     .80     $     .97    $      .27
COMBINED PER THERMO SHARE EQUIVALENT:
  Book Value per Common Share..................................                              $    2.71    $     2.84
  Cash Dividends Declared per Share............................         --            --            --            --
  Earnings per Share Before Change in Accounting Principle:
    Primary....................................................  $     .21     $     .25     $     .31    $      .09
    Fully diluted..............................................  $     .19     $     .22     $     .27    $      .08

                                                                                                         THREE MONTHS
                                                                    FISCAL YEAR ENDED SEPTEMBER 30,         ENDED
                                                                 -------------------------------------    MARCH 31,
                                                                   1993          1994          1995          1996
                                                                 ---------     ---------     ---------   ------------
                                                                       (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
SMC (HISTORICAL)
  Book Value per Common Share..................................                              $   (2.78)   $    (2.82)
  Earnings (Loss) per Common and Equivalent Shares Before
    Change in Accounting Principle:
    Primary....................................................  $     .49     $    (.35)    $    (.76)   $      .23
    Fully diluted..............................................  $     .49     $    (.35)    $    (.76)   $      .17

- ---------------
(1) The results of operations of SMC for the three months ended December 31, 1995 have not been included in the pro forma combined financial information. Revenues and net income before change in accounting principle and preferred stock dividends were $14,769,000 and $261,000, respectively, for the three months ended December 31, 1995.

                                SPECIAL MEETING

GENERAL


     This Proxy Statement/Prospectus is being furnished to holders of SMC Capital Stock in connection with the solicitation of proxies by the Board of Directors of SMC for use at the Special Meeting, which will be held at SMC's corporate offices located at 22705 Savi Ranch Parkway, Yorba Linda, California 92687, on Friday, June 28, 1996, beginning at 9:00 a.m. Pacific Time, and at any adjournments or postponements thereof. This Proxy Statement/Prospectus is accompanied by a form of proxy for use at the Special Meeting.


     This Proxy Statement/Prospectus also constitutes the Prospectus of Thermo with respect to the shares of Thermo Common Stock to be issued pursuant to the Merger, which Prospectus is part of a Registration Statement on Form S-4 filed by Thermo with the Commission under the Securities Act.

     No vote by the stockholders of Thermo is required to consummate the Merger.

PURPOSES; RECOMMENDATION OF THE SMC BOARD OF DIRECTORS AND MANAGEMENT

     The purposes of the Special Meeting are (i) to consider and vote upon a proposal to adopt and approve the Merger Agreement and the transactions contemplated thereby and (ii) to transact such other business as may properly come before the Special Meeting and any adjournments or postponements thereof. The Board of Directors of SMC is not presently aware of any such other business. See "The Merger."

     The management of SMC, including all of the members of SMC's Board of Directors, have approved the Merger Agreement and the transactions contemplated thereby and believe the Merger and the other transactions contemplated by the Merger Agreement are fair to and in the best interests of SMC and its shareholders. THE MANAGEMENT AND BOARD OF DIRECTORS OF SMC RECOMMEND THAT SMC SHAREHOLDERS VOTE IN FAVOR OF THE ADOPTION AND APPROVAL OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

RECORD DATE


     Only holders of record of SMC Capital Stock as of the close of business on June 14, 1996 are entitled to receive notice of and to vote at the Special Meeting and any adjournments or postponements thereof. As of the close of business on June 14, 1996, 2,021,799 shares of SMC Common Stock, 3,820,000 shares of SMC Series A Preferred Stock and 1,187,414 shares of SMC Series B Preferred Stock (convertible into 1,411,888 shares of SMC Common Stock, taking into account the conversion of accrued dividends on the SMC Series B Preferred Stock), were outstanding.


VOTING AND REVOCATION OF PROXIES

     Each share of SMC Common Stock is entitled to one vote and each share of SMC Series B Preferred Stock (taking into account the conversion of the accrued dividends on the SMC Series B Preferred Stock) is entitled to one vote per share of SMC Common Stock into which it is convertible, upon each matter properly submitted to a vote of SMC shareholders at the Special Meeting, voting together as a single class. In addition, each share of SMC Series B Preferred Stock is entitled to one vote upon each matter properly submitted to a vote of holders of shares of SMC Series B Preferred Stock at the Special Meeting, voting separately as a class. Each share of SMC Series A Preferred Stock is entitled to one vote upon each matter properly submitted to a vote of holders of shares of SMC Series A Preferred Stock at the Special Meeting, voting separately as a class.

     Shares of SMC Capital Stock that are entitled to vote and are represented by a proxy properly signed and received at or prior to the Special Meeting, unless subsequently properly revoked, will be voted in accordance with the instructions indicated thereon. If a proxy is signed and returned without indicating any voting instructions, shares of SMC Capital Stock represented by such proxy will be voted FOR the proposal to adopt and approve the Merger Agreement and the transactions contemplated thereby. The Board of Directors of SMC is not currently aware of any business to be acted upon at the Special Meeting other than as described herein. If, however, other matters are properly brought before the Special Meeting or any adjournments or postponements thereof, the persons appointed as proxies will have the discretion to vote or act thereon in accordance with their best judgment.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the shares represented by such proxy are voted at the Special Meeting by (i) filing with the Secretary of SMC a written notice of revocation bearing a later date than the proxy, (ii) duly executing a proxy relating to the same shares bearing a later date and delivering it to the Secretary of SMC, or (iii) voting in person at the Special Meeting. Attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy. All written notices of revocation and other communications with respect to revocation of proxies should be addressed as follows: SensorMedics Corporation, 22705 Savi Ranch Parkway, Yorba Linda, California 92687, Attention:
Secretary, and must be received before the taking of the vote at the Special Meeting.

VOTES REQUIRED


     Under California Law and pursuant to the SMC Articles and the SMC By-Laws, the affirmative vote of (i) holders of at least a majority of the outstanding shares of SMC Common Stock and SMC Series B Preferred Stock voting together as a single class (for purposes of such vote, all of the shares of SMC Series B Preferred Stock will be counted as if converted into shares of SMC Common Stock at the then applicable conversion rate), (ii) holders of at least seventy-five percent (75%) of the outstanding shares of SMC Series A Preferred Stock, voting separately as a class and (iii) holders of at least seventy-five (75%) of the outstanding shares of SMC Series B Preferred Stock, voting separately as a class, are required to approve the Merger Agreement and the transactions contemplated thereby. Accordingly, the Merger will be approved if holders of 1,716,844 shares of SMC Common Stock (treating the SMC Series B Preferred Stock as converted into shares of SMC Common Stock for purposes of this vote), 2,865,000 shares of SMC Series A Preferred Stock and 890,561 shares of SMC Series B Preferred Stock are voted in favor of the Merger. However, under the Merger Agreement Thermo's obligation to consummate the Merger is conditioned upon approval of the Merger and adoption of the Merger Agreement by holders of at least 95% of the outstanding shares of each of the SMC Common Stock, the SMC Series A Preferred Stock and the SMC Series B Preferred Stock as of the Record Date. Accordingly, this condition will be satisfied if holders of 1,920,710 shares of SMC Common Stock, 3,629,000 shares of SMC Series A Preferred Stock and 1,128,044 shares of SMC Series B Preferred Stock vote in favor of the Merger.


     The presence, in person or by proxy, at the Special Meeting of the holders of at least a majority of the votes entitled to be cast at the Special Meeting is necessary to constitute a quorum for the transaction of business. Abstentions will be counted as present for the purposes of determining whether a quorum is present but will not be counted as votes cast in favor of the Merger Agreement. Because the votes on the Merger Agreement require, among other special shareholder approvals, the approval of a majority of the votes entitled to be cast by the holders of the outstanding shares of SMC Common Stock and SMC Series B Preferred Stock (for purposes of such vote, all of the shares of SMC Series B Preferred Stock will be counted as if converted into shares of SMC Common Stock at the then applicable conversion rate) voting as a single class, abstentions will have the same effect as a negative vote on these proposals.

     The adoption of the Merger Agreement and the approval of the Merger Agreement by holders of SMC Capital Stock shall constitute their ratification and approval of all actions taken, and all instruments, documents and certificates executed, by or on behalf of SMC to give effect to the Merger and the transactions contemplated thereby.


     As of the Record Date, the directors and the executive officers of SMC, together with their affiliates, beneficially owned an aggregate of (i) 1,496,420 shares of SMC Common Stock (excluding shares subject to SMC Options and SMC Warrants) and 382,477 shares of SMC Series B Preferred Stock, constituting approximately 57% of the then outstanding SMC Common Stock (treating the SMC Series B Preferred Stock as converted into shares of SMC Common Stock for purposes of this vote), (ii) 3,199,250 shares of SMC Series A Preferred Stock, constituting approximately 84% of the then outstanding SMC Series A Preferred Stock and (iii) 382,477 shares of SMC Series B Preferred Stock, constituting approximately 32% of the then outstanding SMC Series B Preferred Stock.

SOLICITATION OF PROXIES

     Thermo will bear the costs incurred in preparing this Proxy Statement/Prospectus (and the related Registration Statement) and the form of proxy, except that SMC will bear the costs of mailing proxy materials to SMC shareholders in connection with the Special Meeting. In addition to solicitation by mail, directors, officers and employees of SMC, who will not be specifically compensated for such services, may solicit proxies from SMC shareholders personally or by telephone, telecopy, telegram or other means of communication.

     SMC SHAREHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS.

                                   THE MERGER

BACKGROUND OF THE MERGER AND RELATED MATTERS

     During 1995, Thermo determined that it would expand its medical products business and focused on the respiratory market segment as an area of expansion. In that regard, John T. Keiser, President of Thermo Biomedical and James DaCosta, Director, Corporate Development of Thermo, contacted SMC. On June 6, 1995, Mr. DaCosta contacted George Holmes, President and Chief Executive Officer of SMC, to arrange for a meeting with Mr. Holmes at SMC's office in Yorba Linda. Mr. Holmes stated that management was not actively pursuing a sale of SMC. However, Mr. Holmes would entertain a visit by Mr. Keiser and Mr. DaCosta.

     On June 27, 1995, Mr. Keiser and Mr. DaCosta met with Mr. Holmes and Pierre Sice, Chief Financial Officer of SMC. During the meeting, Mr. Keiser and Mr. DaCosta reviewed Thermo's history and its interest in the respiratory therapy market. Mr. Holmes and Mr. Sice reviewed SMC's history and future business plans. In addition to the discussion, Mr. Keiser and Mr. DaCosta toured the SMC facility.

     On July 21, 1995, Mr. DaCosta telephoned Mr. Holmes to inform him that Thermo was interested in having additional discussions with SMC regarding a possible acquisition. On July 24, 1995, Mr. DaCosta sent Mr. Holmes a letter outlining Thermo's interest in SMC and informing him that Thermo would pursue this interest after it closed an unrelated transaction on which it was working.


     In early October 1995, Thermo was informed that SMC had hired the investment banking company, Cowen & Company ("Cowen"), to help SMC evaluate strategic alternatives to enhance shareholder value. According to Cowen's retention agreement with SMC, Cowen received a nonrefundable retainer of $75,000 and will be entitled to a fee equal to approximately $930,000 if the Merger is consummated. On October 26, 1995, Cowen sent Mr. DaCosta an SMC Executive Summary and a Confidentiality Agreement.


     On November 7, 1995, Mr. Keiser and Mr. DaCosta revisited SMC and met with Mr. Holmes, Mr. Sice, William Ross, President of SensorMedics Critical Care Corporation, a wholly owned subsidiary of SMC ("Critical Care"), and representatives of Cowen. SMC's management provided Mr. Keiser with a business presentation of SMC's strategic product and business lines. Following the presentation, Mr. Keiser and Mr. DaCosta informed Mr. Holmes that Thermo was interested in continuing discussions regarding the acquisition of SMC and would need additional financial and business information.

     On November 15, 1995, Cowen sent a Confidential Information Package on SMC to Mr. DaCosta. From November 15, 1995 through February 14, 1996, Mr. Keiser and Mr. DaCosta performed a business evaluation of SMC. During that time, Mr. Keiser and Mr. DaCosta had several telephone conversations with Mr. Holmes and Mr. Sice and received additional SMC financial and business information from SMC and Cowen. On February 14, 1996, Mr. Keiser and Mr. DaCosta reviewed their business evaluation of SMC with senior management of Thermo and received approval to make an offer to acquire SMC.

     On March 14, 1996, Mr. DaCosta sent Mr. Holmes a Letter of Intent to acquire SMC. The Letter of Intent outlined Thermo's interest in acquiring SMC in a tax-free exchange of SMC Capital Stock for Thermo Common Stock valued at approximately $61 million. Negotiations between Thermo and SMC continued from March 14, 1996 until April 3, 1996.

     On April 3, 1996, Mr. Keiser and Mr. DaCosta visited and met with Mr. Holmes, Mr. Sice and Mr. Ross. Thermo agreed to increase its offer to approximately $62 million in Thermo Common Stock. SMC agreed to Thermo's offer and executed a Letter of Intent.

     On April 10, 1996, Thermo issued a press release announcing the signing of the Letter of Intent with SMC.


     Numerous telephone conversations and meetings among counsel for Thermo and SMC and among representatives of Thermo and SMC subsequently ensued. During April 1996 through June 1996, Thermo and SMC negotiated the terms of the Merger Agreement and related agreements. Simultaneously, Thermo completed its business review of SMC. On June 13, 1996 the Merger Agreement was executed.

THERMO'S REASONS FOR THE MERGER

     Thermo believes that the acquisition of SMC will provide Thermo with an established, well-recognized provider of diagnostic and therapeutic products servicing the pulmonary function diagnostics market, the high frequency ventilation market and the sleep diagnostics market which, in turn, will allow Thermo to further penetrate the respiratory care market. At the same time, Thermo hopes both to identify opportunities to commercialize SMC's other existing technologies and to augment its research and development activities with those of Thermo with a goal of creating new technologies. The structure of the Merger was established to achieve the general objectives of Thermo, in light of relevant financial, legal, tax and other considerations. See "Certain Federal Income Tax Consequences."

SMC'S REASONS FOR THE MERGER

     The management and the Board of Directors of SMC believe that the terms of the Merger are fair to, and in the best interests of, SMC and its shareholders and unanimously approve the Merger Agreement and the transactions contemplated thereby. SMC's management believes that a number of significant strategic benefits will accrue from the Merger and that SMC's technology base, coupled with Thermo's access to capital, may be of significant benefit to SMC, its employees and its shareholders. There can be no assurances, however, that all of the benefits expected from the Merger will be fully realized.

     In evaluating the Merger, the Board of Directors and management of SMC considered and evaluated, among other things, (i) the consideration offered by Thermo for the outstanding shares of SMC Capital Stock; (ii) information concerning the results of operations, performance, financial condition and prospects of Thermo; (iii) the technology and customer base of Thermo's business; (iv) the prospects for future growth in value of Thermo Common Stock;
(v) current economic, industry and market conditions affecting both SMC and Thermo; (vi) the terms of the Merger Agreement; (vii) the tax-free nature of the Merger; (viii) the potential impact of the Merger on SMC's employees and customers and (ix) the advice of Cowen regarding the value of the Merger consideration. Based on all of these matters, and such other matters as SMC deemed relevant, the Board of Directors and management of SMC unanimously support the Merger Agreement and recommend that the holders of SMC Capital Stock vote for its approval and adoption.

     ACCESS TO CAPITAL. SMC currently possesses a number of technologies with commercial potential, including, among others, mucocilliary transport, sputum induction, transcutaneous carbon dioxide and oxygen monitoring and nitric oxide delivery and monitoring systems. Due to SMC's limited access to capital, SMC has had to ration capital among, and has not been able to fully exploit, these technologies. To achieve the full potential value of these technologies for SMC's shareholders would require significant amounts of future capital. Thermo's demonstrated ability to raise capital is expected to be a significant benefit in the continued development of these projects, as well as to the ability of SMC to enhance worldwide sales, service and manufacturing capabilities.

     COMPATIBILITY. SMC has been approached by a number of firms since its inception about potentially acquiring SMC. The offers that resulted from these discussions were not considered to represent the fair value of SMC and/or the acquiring corporation was not viewed as a good fit for the capabilities, markets, employees and culture of SMC. SMC's management believes that the proposed Merger overcomes all of the shortcomings of previous offers. In the opinion of SMC's management, the Merger with Thermo will provide SMC's shareholders and employees with a fair value for their SMC Capital Stock. Further, SMC will become an important part of a growing, well-respected corporation, which will provide expanded opportunities for the growth and development of SMC's employees.

     SHAREHOLDER LIQUIDITY. Thermo Common Stock, which is traded on the New York Stock Exchange, will provide greater liquidity to SMC's shareholders than may be possible with SMC Capital Stock. SMC Capital Stock is not currently, and has never been, traded on any established public market.

     SUMMARY. The Board of Directors and management of SMC has concluded, in light of the above factors and such other factors as they have considered appropriate, that the terms of the Merger Agreement are fair to, and that the Merger is in the best interests of, SMC and its shareholders. For information concerning the interests of certain members of SMC management in the Merger, see "The Merger -- Interests of Certain Persons in the Merger."

STRUCTURE AND TERMS OF THE MERGER

     The detailed terms of and conditions to the Merger are contained in the Merger Agreement, which is included in full as Appendix A to this Proxy Statement/Prospectus and incorporated herein by reference. The description of the terms of the Merger contained herein is qualified in its entirety by, and made subject to, the more complete information set forth in the Merger Agreement.


     If the Merger is consummated, the outstanding shares of Acquisition Corp. will be converted into new shares of SMC Common Stock (which will be held by Thermo) and all of the previously outstanding shares of SMC Capital Stock (other than (i) shares of SMC Series A Preferred Stock not elected to be exchanged for shares of Thermo Common Stock, (ii) shares of SMC Series B Preferred Stock not converted into SMC Common Stock prior to the Effective Time and (iii) shares with respect to which dissenters' rights are perfected) will be converted into shares of Thermo Common Stock. As a result of the Merger, SMC will become a wholly owned subsidiary of Thermo, and each person who previously held shares of SMC Capital Stock (other than those who perfect dissenters' rights) will receive, upon the surrender of their stock certificates to a designated agent of Thermo, (i) .2779 share of Thermo Common Stock for each share of SMC Common Stock held, (ii) either $1.74 in cash or .0399 share of Thermo Common Stock, as elected, for each share of SMC Series A Preferred Stock held, and (iii) $12.51 in cash for each share of SMC Series B Preferred Stock held which has not been converted into shares of SMC Common Stock prior to the Effective Time.



     Assuming all holders of shares of SMC Series A Preferred Stock elect to receive Thermo Common Stock, all shares of SMC Series B Preferred Stock are converted into shares of SMC Common Stock prior to the Effective Time, no SMC shareholders exercise dissenters' rights and no SMC Options or SMC Warrants are exercised prior to the Merger, based on the number of shares of SMC Capital Stock outstanding at the Record Date, approximately 1,106,640 shares of Thermo Common Stock will be issued to former SMC shareholders upon the consummation of the Merger. As a result, a total of approximately 141,160,719 shares of Thermo Common Stock will then be outstanding, and approximately 0.8% of the total, will be held by former holders of SMC Capital Stock.


ASSUMPTION OF SMC STOCK OPTIONS AND WARRANTS


     At or prior to the Effective Time, Thermo and SMC shall take all action necessary to cause the assumption by Thermo as of the Effective Time of the SMC Options and SMC Warrants outstanding as of the Effective Time. Each of the SMC Options and SMC Warrants shall be converted on substantially equivalent terms without any action on the part of the holder thereof into options or warrants, as the case may be, to purchase Thermo Common Stock as of the Effective Time.
The number of shares of Thermo Common Stock that each recordholder of SMC
Options ("Optionholders") and SMC Warrants ("Warrantholders") shall be entitled to receive upon exercise of such options or warrants shall be the number of whole shares determined by multiplying the number of shares of SMC Common Stock subject to such option or warrant, as of the Effective Time, times .2779. The exercise price of each share of Thermo Common Stock subject to an assumed SMC Option or SMC Warrant shall be the amount (rounded up to the nearest whole cent) obtained by dividing the exercise price per share of SMC Common Stock at which such option or warrant is exercisable immediately before the Effective Time by
 .2779. Only whole shares of Thermo Common Stock shall be issued upon exercise of former options and warrants to purchase SMC Common Stock, and the holder of such option or warrant shall receive in cash the fair market value of the fractional share, net of the applicable exercise price of the fractional share and applicable withholding tax. As of June 14, 1996, 550,538 shares of SMC Common Stock were subject to outstanding SMC Options, which would be equivalent to approximately 152,995 shares of Thermo Common Stock after conversion, and 382,157 shares of SMC Common Stock were subject to outstanding SMC Warrants, which would be equivalent to approximately 106,201 shares of Thermo Common Stock after conversion.

INDEMNIFICATION OF THERMO; ESCROW


     Upon consummation of the Merger, Indemnity Escrowed Shares will be delivered into escrow to provide indemnification to Thermo against costs, liabilities or damages incurred, paid by or imposed upon Thermo, Acquisition Corp. or SMC after the Effective Time as a result of misrepresentations, breaches of warranties and breaches of covenants contained in the Merger Agreement, the Escrow Agreement and the other agreements executed in connection therewith other than claims relating to the FDA Matter. See Article 3 of the Merger Agreement and Section 4 of the Escrow Agreement for a description of the representations and warranties and covenants that are covered by the Escrow Agreement. In addition, to the extent that the net assets (total assets minus total liabilities) of SMC as of the Effective Time, as determined pursuant to the Merger Agreement, are less than negative $5,277,000, excluding the effect of nonrecurring bonus payments of approximately $8.3 million to officers and employees of SMC, resulting from the Merger, and other nonrecurring transaction costs of approximately $1.2 million which will be recorded in the period in which the Merger is consummated, Thermo shall be entitled to receive Indemnity Escrowed Shares having a value equal to such deficiency.


     In the event Thermo has an appropriate claim for indemnification, Indemnity Escrowed Shares held in the escrow account will be returned to Thermo in satisfaction of the claim. The amount of indemnification to which Thermo would be entitled with respect to an indemnifiable claim shall be determined and computed by reference to all losses to Thermo, Acquisition Corp. and/or SMC (including, without limitation, diminution in value of the shares of the capital stock of SMC) and shall be deemed to include all losses, liabilities, expenses or costs incurred by Thermo, Acquisition Corp. and/or SMC, including reasonable attorneys' fees ("Damages"). With respect to breaches of representations and warranties by SMC in the Merger Agreement, Thermo will be entitled to indemnification only if and when the total of all Damages relating thereto exceeds $250,000, at which point Thermo will be entitled to indemnification for all such Damages, and not just those in excess of $250,000. With respect to Damages incurred by Thermo in connection with all other matters for which Thermo is entitled to indemnification, including any deficiency in net assets of SMC described above, Thermo will be entitled to indemnification for all such Damages.

     If a claim is made, the escrow agent will deliver to Thermo an amount of shares of Thermo Common Stock with a total value equal to Thermo's Damages within 30 days of the demand unless written objection to such demand is received by the escrow agent and Thermo from the Shareholder Representative (as defined below). If the Shareholder Representative objects to Thermo's claim, the dispute may be submitted to a court of competent jurisdiction if not previously settled.


     Ronald J. Hall has agreed to serve as representative of the former SMC shareholders for purposes of the Escrow Agreement (the "Shareholder Representative"). Any action taken by the Shareholder Representative with respect to the settlement of a claim against the escrowed shares will be binding on all former SMC shareholders. The Shareholder Representative will have the right to sell shares of Thermo Common Stock held in escrow in order to obtain funds to pay any expenses incurred or anticipated to be incurred in connection with his services.


     The Escrow Agreement requires the escrow agent to deliver to the former SMC shareholders the Indemnity Escrowed Shares remaining in escrow one year after the Effective Time, except that if there is a claim by Thermo at or prior to such date, the escrow agent will retain Indemnity Escrowed Shares in an amount sufficient to cover such claims until they are resolved. Except as described below, SMC is not aware of any claims threatened or asserted that it expects to give rise to a right of indemnification under the Escrow Agreement. It should be understood, however, that claims may arise in amounts which would result in all of the Indemnity Escrowed Shares being either distributed to Thermo or sold by the Shareholder Representative pursuant to the Escrow Agreement, in which event none of the Indemnity Escrowed Shares would be distributed to the shareholders at the end of the escrow period.

     On September 21, 1993, SMC received a letter from the U.S. Food and Drug Administration ("FDA") proposing to assess civil money penalties against SMC and its Chief Executive Officer in the amount of $1,000,000 each for marketing products without a 510(k) premarket notification clearance or a premarket approval (the "FDA Matter"). On October 12, 1993, SMC requested a hearing in response to the letter from the FDA. A date for the hearing has not yet been established. Although settlement discussions have occurred with respect to this matter, no settlement has been reached. SMC believes that it did not violate the Federal Food, Drug and Cosmetic Act, 21 U.S.C. 301 et seq. and the applicable rules and regulations thereunder. No assurance, however, can be given that SMC will not ultimately incur some liability with respect to the FDA Matter. To provide Thermo with indemnification for Damages that are incurred by SMC resulting from the FDA Matter, the FDA Shares will be delivered in escrow pursuant to the Escrow Agreement. In the event Thermo has an appropriate claim for indemnification with respect to the FDA Matter, a portion or all of the FDA Shares will be returned to Thermo in order to satisfy such claim. Thermo's right to be indemnified for such claim shall be limited to the return of the FDA Shares.



     The Escrow Agreement requires the escrow agent to deliver to the former SMC shareholders the FDA Shares remaining in escrow 60 days after a legally binding resolution of the FDA Matter, except that if there is a claim by Thermo at or prior to such date, the escrow agent will retain FDA Shares in an amount sufficient to cover such claims until they are resolved. There is no time limit for the resolution of the FDA Matter, and it is possible that no FDA Shares will be returned to the former SMC shareholders.


     For purposes of determining the number of Indemnity Escrowed Shares or FDA Shares, as the case may be, which would be returned to Thermo in satisfaction of a claim, each share will be valued at the closing price of Thermo Common Stock on the New York Stock Exchange on the last trading day prior to the date the Effective Time occurs. Thus, for purposes of satisfying the indemnification requirements of the Escrow Agreement, the former SMC shareholders would not have the benefit of any increase, nor the risk of any decrease, in the market price of shares of Thermo Common Stock after the Effective Time.

     Shares held in escrow will be registered in the name of the escrow agent, and the shareholders will be entitled to instruct the escrow agent how to vote his, her or its shares with respect to matters placed before the Thermo shareholders. SMC shareholders will be entitled to directly receive cash dividends, if any, paid or declared out of earned surplus on the escrowed shares during the escrow period; however, any additional shares of Thermo Common Stock or other property that are distributed with respect to the escrowed shares during the escrow period will be held pursuant to the Escrow Agreement to satisfy any indemnification claims.

PROCEDURE FOR EXCHANGE OF SHARES; FRACTIONAL SHARES


     Promptly following the consummation of the Merger, State Street Bank and Trust Company, acting in the capacity of exchange agent (the "Exchange Agent"), will mail to each former SMC shareholder a form of letter of transmittal, together with instructions for the exchange of such holder's certificates representing SMC Common Stock, SMC Series A Preferred Stock or SMC Series B Preferred Stock, as the case may be, for certificates representing shares of Thermo Common Stock or cash, as the case may be. Upon surrender to the Exchange Agent of one or more certificates for SMC Common Stock together with a properly completed letter of transmittal, the Exchange Agent will issue and mail to the former SMC shareholder a certificate representing a number of shares of Thermo Common Stock that is equal to the number of shares of Thermo Common Stock into which such shares of SMC Common Stock have been converted pursuant to the Merger (less such shareholder's pro rata portion of the Indemnity Escrowed Shares and FDA Shares), and, where applicable, a check for the amount representing any fractional share determined in the manner described in the following paragraph. Upon surrender to the Exchange Agent of one or more certificates for SMC Series A Preferred Stock, together with a properly completed letter of transmittal, the Exchange Agent will, in accordance with such shareholder's election, either (i) issue and mail to the former SMC shareholder a certificate representing a number of shares of Thermo Common Stock that is equal to the number of shares of Thermo Common Stock for which such shares of SMC Series A Preferred Stock have been exchanged (less such shareholder's pro rata portion of the Indemnity Escrowed Shares and FDA Shares), and, where applicable, a check for the amount representing any fractional share determined in the manner described in the following paragraph, or (ii) mail the former SMC shareholder a check in an amount equal to the number of shares surrendered times $1.74. Under the Merger Agreement, a certificate representing such former SMC shareholder's portion of the Indemnity Escrowed Shares and FDA Shares will be delivered into escrow and thereafter delivered to the shareholder or returned to Thermo in accordance with the terms of the Escrow Agreement. See "The Merger -- Indemnification of Thermo; Escrow." Upon surrender to the Exchange Agent of one or more certificates for SMC Series B Preferred Stock, together with a properly completed letter of transmittal, the Exchange Agent will mail the former SMC shareholder a check in an amount equal to the number of shares surrendered times $12.51. No interest will be paid on any cash amounts payable to holders of SMC Series A Preferred Stock or SMC Series B Preferred Stock.

     Neither certificates nor scrip for fractional shares of Thermo Common Stock shall be issued to SMC shareholders and no SMC shareholder shall be entitled to any voting or other rights of a holder of shares of a fractional share interest. Each SMC shareholder who otherwise would have been entitled to receive a fraction of a share of Thermo Common Stock shall receive cash in lieu thereof, without interest, in an amount determined by multiplying such shareholder's fractional interest by the closing price of Thermo Common Stock as reported on the New York Stock Exchange on the last trading day prior to the date the Effective Time occurs. All amounts of cash in respect of fractional interests which have not been claimed at the end of three years from the Effective Time by surrender of certificates of SMC Capital Stock for shares of Thermo Common Stock shall be repaid to SMC subject to the provisions of applicable escheat or similar laws, for the account of the holders entitled thereto.

     SMC SHAREHOLDERS SHOULD NOT TENDER THEIR CERTIFICATES UNTIL THEY RECEIVE THE LETTER OF TRANSMITTAL FORM AND INSTRUCTIONS FROM THE EXCHANGE AGENT.

MANAGEMENT AND OPERATIONS OF SMC AFTER THE MERGER

     It is contemplated that after the Merger, SMC will continue to operate as a separate entity. Thermo does not presently intend to change the domicile, name or material operations of SMC. Thermo has advised SMC, however, that John N. Hatsopoulos, John W. Wood Jr., and George D. Holmes will be named as the Directors of SMC. Thermo currently intends that certain existing officers of SMC will retain their offices after the Effective Time, but may appoint additional officers of SMC from time to time. See "Thermo and SMC Managements -- Executive Officers and Directors of SMC."

EFFECTIVE TIME

     The Merger shall become effective upon the later of the date of filing of a merger agreement and together with certain officers' certificates with the Secretary of State of the State of California pursuant to Section 1108 of the California Law, or such date as specified in such merger agreement. It is currently expected that the Effective Time will occur on or about June 28, 1996.

CONDITIONS TO CONSUMMATION OF THE MERGER

     The respective obligations of Thermo, Acquisition Corp. and SMC under the Merger Agreement are subject to a number of conditions specified in the Merger Agreement. Unless all such conditions to the obligations have been satisfied or waived by the party to the Merger Agreement benefiting from such conditions, such party is not required to consummate the Merger and the transactions contemplated in connection therewith.


     The conditions to the obligations of SMC include the following: (i) the representations and warranties of Thermo and Acquisition Corp. contained in the Merger Agreement shall be true and correct in all material respects as of the Effective Time, (ii) Thermo and Acquisition Corp. shall have performed in all material respects their respective agreements contained in the Merger Agreement,
(iii) all necessary consents, permits or approvals necessary to consummate the Merger by any governmental authority having jurisdiction over SMC, (iv) the SMC shareholders shall have approved the Merger and the execution, delivery and performance of the Merger Agreement in accordance with the applicable laws of the State of California and the SMC Articles, (v) the Registration Statement of which this Proxy Statement/Prospectus is a part shall be effective and no stop order suspending the effectiveness of such Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission, (vi) the New York Stock Exchange shall have approved the shares of Thermo Common Stock to be issued in the Merger for listing, subject to official notice of issuance, (vii) no legal action or other proceedings shall be pending or threatened which would (a) prevent the consummation of the transactions contemplated by the Merger Agreement, (b) cause any transactions contemplated by the Merger Agreement to be rescinded following consummation or (c) affect adversely the right of Thermo to own, operate or control any assets and operations of SMC as the surviving corporation following the Merger, (viii) SMC shall have received an opinion of Riordan & McKinzie in form and substance reasonably satisfactory to SMC to the effect that when the Merger is consummated in accordance with the terms of the Merger Agreement, the Merger should be treated for federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Code, (ix) SMC shall have received an opinion of Seth H. Hoogasian, Esq., Vice President and General Counsel of Thermo, dated the Effective Time in form and substance reasonably satisfactory to SMC and (x) compliance with the filing and waiting period requirements of the Antitrust Improvements Law.


     The conditions to the obligations of Thermo and Acquisition Corp. include the following: (i) SMC's representations and warranties contained in the Merger Agreement shall be true and correct in all material respects as of the Effective Time, (ii) SMC shall have performed in all material respects all of its agreements contained in the Merger Agreement, (iii) all necessary consents, permits or approvals necessary to consummate the Merger by any governmental authority having jurisdiction over Thermo, Acquisition Corp. or SMC or by any other person in any contractual or other relationship with Thermo, Acquisition Corp. or SMC shall have been granted, (iv) the Registration Statement of which this Proxy Statement/Prospectus is a part shall be effective and no stop order suspending the effectiveness of such Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission, (v) the New York Stock Exchange shall have approved the shares of Thermo Common Stock to be issued in the Merger for listing, subject to official notice of issuance, (vi) the holders of at least 95% of the outstanding shares of each of the SMC Common Stock, the SMC Series A Preferred Stock and the SMC Series B Preferred Stock shall have voted in favor of the Merger, (vii) Thermo and Acquisition Corp. shall have received an opinion of Riordan & McKinzie, counsel for SMC and the SMC shareholders, dated the Effective Time in form and substance reasonably satisfactory to Thermo, together with such other opinions of counsel as Thermo may reasonably require, (viii) Thermo and Acquisition Corp. shall have received an opinion of Riordan & McKinzie, in form and substance reasonably satisfactory to Thermo and Acquisition Corp. to the effect that when the Merger is consummated in accordance with the terms of the Merger Agreement, the Merger should be treated for federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Code, (ix) the Affiliate Agreements shall have been executed by certain officers, directors and principal shareholders of SMC and all the terms, covenants and conditions of the Affiliate Agreements, as defined in the Merger Agreement, to be complied with and performed by SMC and the SMC shareholders on or before the Effective Time shall have been fully complied with and performed in all material respects, (x) no legal action or other proceedings shall be pending or threatened that would (a) prevent the consummation of the transactions contemplated by the Merger Agreement, (b) cause any of the transactions contemplated by the Merger Agreement to be rescinded following consummation, or (c) affect adversely the right of Thermo to own, operate or control any of the assets and operations of SMC following the Merger, (xi) compliance with the filing and waiting period requirements of the Antitrust Improvements Law, (xii) the SMC shareholders shall have approved the Merger and the execution, delivery and performance of the Merger Agreement in accordance with the applicable laws of the State of California and the SMC Articles, (xiii) Thermo and Acquisition Corp. shall have received the resignations, effective as of the Effective Time, of each director and officer of SMC as specified by Thermo at least five business days prior to the Effective Time, (xiv) the Securities Purchase Agreement dated as of December 23, 1983 among SMC and the holders of shares of SMC Series A Preferred Stock and the Series B Preferred Stock Purchase Agreement dated as of September 28, 1984, as amended, among SMC and the holders of SMC Series B Preferred Stock each shall have been terminated prior to the Effective Time, (xv) the holders of at least 95% of the shares of SMC Series B Preferred Stock outstanding as of the Record Date shall have converted such shares to SMC Common Stock prior to the Effective Time; (xvi) the warrants contingently issuable to certain customers of SMC shall have been terminated and cancelled prior to the Effective Time; (xvii) each holder of SMC Capital Stock shall have taken the same position (i.e., vote in favor, vote against, abstain or dissent) with respect to all of such holder's shares of SMC Capital Stock; (xviii) no facts shall have come to the attention of Thermo that could, in the reasonable judgment of Thermo, jeopardize its ability to account for the Merger as a pooling-of-interests; and (xix) the holders of at least 80% of the outstanding shares of SMC Series A Preferred Stock as of the Record Date shall have elected to exchange such shares for shares of Thermo Common Stock in the Merger.


CONDUCT OF SMC'S BUSINESS PENDING THE MERGER

     SMC has agreed to conduct its operations prior to the Effective Time in the ordinary course of business and in compliance with all applicable laws and regulations. SMC has further agreed, prior to the Effective

Time, to (i) use all reasonable efforts to preserve intact its current business organization, (ii) keep its physical assets in good working condition, (iii) keep available the services of its current officers and employees and (iv) preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect.

     Subject to certain exceptions, SMC has also agreed that prior to the Effective Time, it will not engage in certain types of transactions without the prior written consent of Thermo, including, among other transactions, (i) entering into, adopting or amending any employee benefit plan or employment or severance agreement or, except normal increases in the ordinary course of business, increasing the compensation or fringe benefits of, or modifying the employment terms of, any directors, officers or employees or, paying any benefit not required by the terms of any existing employee benefit plan, (ii) creating, incurring, assuming, guaranteeing, or otherwise becoming liable with respect to any indebtedness not outstanding as of the date of the Merger Agreement (including obligations in respect of capital leases) other than in the ordinary course of business or making any loans, advances or capital contributions to, or investments in, any other person or entity, (iii) amending its Articles of Incorporation or By-Laws, (iv) acquiring, selling, leasing, encumbering or disposing of any of its properties or assets (including shares of stock in any subsidiary or other entity) other than purchases and sales of assets in the ordinary course of business, (v) issuing, selling, redeeming or repurchasing, or authorizing the issuance, sale or delivery of, any shares of capital stock or any other securities, rights, warrants, or options to acquire any such capital stock except pursuant to existing stock option agreements and warrants, or entering into any commitment or agreement, to do any of the foregoing or amending any terms of any stock, securities, rights, warrants or options, (vi) splitting, reclassifying or combining any shares of its capital stock or declaring any dividends on or in respect of shares of capital stock, (vii) entering into, amending, terminating or canceling any material contract, or doing any act or omitting to do any act which would cause a material breach of or default under any contract, commitment or obligation or waiving any material right, (viii) making or committing to make any capital expenditure, capital addition or capital improvement involving an amount in excess of $25,000 per item, (ix) taking any action that would constitute or result in a breach of any representation or warranty in the Merger Agreement, either as of the date made or as of the Effective Time, (x) taking any action that would result in any of the conditions of the Merger not being satisfied, (xi) taking any action directly or indirectly that would prevent Thermo from accounting for the Merger and other transactions contemplated by the Merger Agreement as a pooling-of-interests for accounting purposes, (xii) changing in any material respect its accounting methods, principles or practices except as may be required by a generally applicable change in generally accepted accounting principles, (xiii) discharging or satisfying any security interests or paying any obligations or liability except in the ordinary course of business, (xiv) selling, transferring, assigning or licensing any intellectual property, other than in the ordinary course of business, (xv) making any tax election or, except in the ordinary course of business, settling or compromising any federal, state, local or foreign tax liability, (xvi) mortgaging or pledging any of its property or assets, or subjecting any such assets to any security interest other than in the ordinary course of business, or (xvii) agreeing to take any of the foregoing acts.

ACCOUNTING TREATMENT

     The Merger is expected to meet all of the conditions for pooling-of-interests accounting treatment.

REGULATORY APPROVALS

     The Merger is subject to the requirements of the Antitrust Improvements Law and the regulations thereunder, which provide that certain acquisition transactions (including the Merger) may not be consummated until certain information has been furnished to the Antitrust Division and the FTC, and certain waiting period requirements have been satisfied. Thermo and SMC have filed the required information and material with the Antitrust Division and the FTC, but, as of the date of this Proxy Statement/Prospectus, the applicable waiting period has not yet expired or been terminated. There can be no assurance that the waiting period will expire without a challenge to the Merger from the Antitrust Division or the FTC. Expiration or termination of the waiting period does not preclude the Antitrust Division, the FTC or any other party from challenging or seeking to delay or enjoin the Merger on antitrust or other grounds. There can be no assurance that any such challenge, if made, would not be successful; however, neither Thermo nor SMC believes that the Merger will violate the antitrust laws. Any such action taken or threatened prior to the consummation of the Merger could relieve Thermo or SMC of their respective obligations to consummate the Merger.

RESALE OF THERMO COMMON STOCK RECEIVED IN THE MERGER; AFFILIATES


     SMC has agreed to obtain from certain officers, directors and principal shareholders of SMC prior to the Effective Time an agreement with SMC and with Thermo, substantially in the form attached as Exhibit C to the Merger Agreement, pursuant to which they will agree that, until such time as financial results covering at least thirty days of combined operations of SMC and Thermo have been published by Thermo, they will not sell, transfer or otherwise dispose of, or offer or agree to sell, transfer or otherwise dispose of any shares of Thermo Common Stock received by them pursuant to the Merger or any securities which may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor. Legends restricting the transfer of such shares of Thermo Common Stock will be placed on all certificates representing such shares. The purpose of this restriction is to comply with conditions necessary for the Merger to be treated as a "pooling-of-interests" for accounting and financial reporting purposes. See also "Certain Federal Income Tax Consequences."


     The shares of Thermo Common Stock to be issued in the Merger to the SMC shareholders pursuant to the Merger Agreement have been registered under the Securities Act, thereby allowing such shares to be freely traded without restriction by persons who are not deemed to be "affiliates," as that term is defined in the Securities Act, of Thermo or of SMC. Certain officers, directors and principal shareholders of SMC may be deemed to be affiliates of SMC and thus "underwriters" within the meaning of Rule 145 under the Securities Act. Such persons will not be able to resell the Thermo Common Stock received by them in the Merger except pursuant to an effective registration statement under the Securities Act or pursuant to another applicable exemption therefrom. All persons who may be deemed to be affiliates should carefully consider the limitations imposed by Rules 144 and 145 under the Securities Act prior to effecting resales of the Thermo Common Stock.

TERMINATION, AMENDMENT AND EXPENSES


     The Merger Agreement may be terminated and the Merger contemplated thereby abandoned at any time prior to the consummation of the Merger by the mutual consent of Thermo and SMC. The Merger Agreement may be terminated by Thermo or SMC acting alone, (i) if there shall be any order of a court in effect to prevent consummation of the Merger Agreement, (ii) if there shall be any action taken or any statute, rule, regulation or order enacted, promulgated, issued or deemed applicable to the Merger Agreement or the transactions contemplated thereby by any governmental entity that would make the consummation of the Merger Agreement illegal, (iii) if there is a failure to obtain requisite approval from SMC's shareholders of the Merger Agreement or (iv) if the other party is in breach of any material term of the Merger Agreement and such breach is not cured within 10 days of notice of such breach. Thermo may terminate the Merger Agreement if the Merger has not been consummated by the close of business on June 28, 1996 by reason of failure of any condition precedent under Section
5.1 or 5.2 of the Merger Agreement (unless the failure results from a breach of the Merger Agreement by Thermo or Acquisition Corp.). SMC may terminate the Merger Agreement if the Merger has not been consummated by the close of business on June 28, 1996 by reason of failure of any condition precedent under Section
5.1 or 5.3 of the Merger Agreement (unless the failure results from any breach of the Merger Agreement by SMC).


     In the event that the Merger is terminated in accordance with the terms of the Merger Agreement, each party will be responsible for the costs incurred by it in connection with the transactions contemplated by the Merger Agreement.

CERTAIN EFFECTS OF THE MERGER

     Upon consummation of the Merger, the holders of SMC Capital Stock (other than holders of shares of SMC Series A Preferred Stock who have not elected to receive shares of Thermo Common Stock, holders of shares of SMC Series B Preferred Stock who have not converted such shares into shares of SMC Common Stock prior to the Effective Time and holders of shares with respect to which dissenters' rights are perfected) will exchange their shares of SMC Capital Stock for an equity interest in Thermo, a large diversified company of which SMC will be a small part. Thermo will continue to be subject to the periodic reporting requirements of the Exchange Act and, under current regulations promulgated thereunder, will continue to furnish information to the Commission so long as any securities of Thermo are listed on a national securities exchange or held of record by at least 300 holders. See "Available Information." It is a condition to SMC's and Thermo's obligations under the Merger Agreement that the shares of Thermo Common Stock to be issued in connection with the Merger be listed on the New York Stock Exchange, or approved for listing on the New York Stock Exchange subject to official notice of issuance. See "The
Merger -- Conditions to Consummation of the Merger."

     It is expected that, following the Merger, the business and operations of SMC will be continued by Thermo in substantially the same manner as it has been operating. However, Thermo will continue to evaluate SMC's business and operations following the Merger and will make such changes as are deemed appropriate.


     Upon consummation of the Merger, the holders of SMC Capital Stock (other than holders of shares of SMC Series A Preferred Stock who have not elected to receive shares of Thermo Common Stock, holders of shares of SMC Series B Preferred Stock who have not converted such shares into shares of SMC Common Stock prior to the Effective Time and holders of shares with respect to which dissenters' rights are perfected) will exchange their shares of SMC Capital Stock for Thermo Common Stock. The rights of such SMC shareholders, which are presently governed by California law and by the SMC Articles and SMC By-Laws, will be governed by Delaware law and the Thermo Certificate and Thermo By-Laws. Certain differences in the rights of SMC shareholders will arise as a result of this change in governing law as well as from distinctions between the SMC Articles and SMC By-Laws and the Thermo Certificate and Thermo By-Laws. See "Comparison of Rights of Holders of Thermo Common Stock and SMC Capital Stock."


INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Shareholders should be aware that certain officers and directors of SMC have interests, described below, which may present them with potential conflicts of interest in connection with the transaction. Management of SMC, and members of the Board of Directors of SMC, are aware of the conflicts described below and considered them in addition to the other matters described under "The
Merger -- SMC's Reasons for the Merger."


     Upon consummation of the Merger, all of the members of SMC's Board of Directors, other than George Holmes, will resign, and Thermo intends to name John Hatsopoulos and John Wood to SMC's Board. Thermo currently intends that certain existing officers of SMC will retain their offices after the Effective Time, but may appoint additional officers of SMC from time to time. See "Thermo and SMC Managements." In addition, certain directors and executive officers of SMC who hold, directly or indirectly, SMC Options and SMC Warrants will have such SMC Options and SMC Warrants converted into options or warrants, as the case may be, to purchase Thermo Common Stock. See "The Merger -- Assumption of SMC Stock Options and Warrants," "Executive Compensation of SMC" and "Ownership of Thermo Common Stock and SMC Common Stock and SMC Series B Preferred Stock."


     In accordance with SMC Board resolutions passed in November 1994 and October 1995, certain executive officers and other employees of SMC will receive a supplemental cash distribution upon the consummation of the Merger. This distribution, which will constitute 13.3% of the gross value of the total Merger consideration after subtracting the value of SMC Series A Preferred Stock (including accumulated dividends), is estimated to be approximately $8.3 million. This cash distribution will be allocated according to the following percentages:

        George Holmes.........................................................  18.5%
        Pierre Sice...........................................................  14.5%
        William Ross..........................................................  14.5%
        Steven Sidwell........................................................  10.5%
        James Weersing........................................................   8.5%
        18 other key employees................................................  16.5%
        All other permanent employees with more than one year of service......  17.0%

                       RIGHTS OF DISSENTING SHAREHOLDERS

     The rights of shareholders who dissent in connection with the Merger are governed by specific legal provisions contained in Chapter 13 (Sections 1300-1312) of the California Law, the text of which is attached as Appendix B hereto. The description of dissenters' rights contained in this Proxy Statement/Prospectus is qualified in its entirety by reference to those sections of the California Law.

     If the Merger is consummated, the shareholders of SMC who have not voted in favor of the Merger and who have fully complied with all applicable provisions of Chapter 13 of the California Law have the right to require SMC to purchase shares of SMC Common Stock held by them for cash at the fair market value of those shares as of the day before the terms of the Merger were first announced, excluding any appreciation or depreciation in consequence of the Merger. Because the SMC Articles specifically set forth the amount to be paid in respect of shares of SMC Series A Preferred Stock and SMC Series B Preferred Stock in the event of a merger, holders of shares of SMC Series A Preferred Stock and SMC Series B Preferred Stock are not entitled to dissenters' rights under California Law. Instead, holders of shares of SMC Series A Preferred Stock who do not elect to receive Thermo Common Stock in the Merger will receive the liquidation preference with respect to such shares, or $1.74 in cash per share, and holders of shares of SMC Series B Preferred Stock who have not converted such shares into SMC Common Stock prior to the Effective Time will receive the liquidation preference with respect to such shares, or $12.51 in cash per share.

     Persons who are beneficial owners of shares of SMC Common Stock but whose shares are held by another person should instruct the recordholder to follow the procedures required by California Law if such persons wish to dissent with respect to any or all of their shares. Under the California Law, no shareholder who is entitled to exercise dissenters' rights has any right at law or in equity to attack the validity of the Merger or to have the Merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the Merger had been legally voted in favor of the Merger.

     For an SMC shareholder to exercise dissenters' rights, the shareholder of record must either abstain from voting or have voted the shares against the Merger. The shareholder may vote part of those shares for the Merger without losing the right to have purchased those shares which were abstained from voting or voted against the Merger.


     Within ten (10) days after the approval of the Merger by SMC shareholders, SMC must mail a notice of approval to the respective holders of shares of SMC Common Stock who abstained from voting or voted against the Merger. This notice must be accompanied by a statement of the price that SMC considers to represent the fair market value of the dissenting shares as of the day before the terms of the Merger were first announced, excluding any appreciation or depreciation in consequence of the proposed Merger. This statement will constitute an offer by SMC to purchase at the price stated any dissenting shares, unless they lose their status as dissenting shares. The notice also must contain a brief description of the procedures to be followed under Chapter 13 of the California Law in order for a shareholder to exercise the right to have SMC purchase his or her shares and a copy of the relevant provisions of the California Law.


DEMAND FOR PURCHASE

     Merely abstaining from voting or voting against the approval of the Merger does not constitute a demand for purchase. A written demand is essential and must be received by SMC at its principal office or at the office of any transfer agent thereof within thirty (30) days after the date on which the notice of approval of the Merger is mailed by SMC to its shareholders.

     In general, the written demand that the dissenting shareholder must deliver to SMC must:

          (i) be made by the person who was the shareholder of record on the Record Date set for voting on the Merger (or his or her duly authorized representative) and not by someone who is merely a beneficial owner of the shares and not by a shareholder who acquired the shares subsequent to the Record Date;

          (ii) state the number and class of dissenting shares; and

          (iii) include a demand that SMC purchase the shares at what the shareholder claims to be the fair market value of such shares as of the day before the terms of the Merger were first announced, excluding any appreciation or depreciation in consequence of the proposed Merger. It is SMC's position that this day was April 9, 1996. A shareholder may take the position in the written demand that a different date is applicable. The shareholder's statement of fair market value constitutes an offer by such dissenting shareholder to sell the shares to SMC at such price.

     In addition, it is recommended that dissenting shareholders comply with the following conditions:

          (i) The demand should be sent by registered or certified mail, return receipt requested.

          (ii) The demand should be signed by the shareholder of record (or his, her or its duly authorized representative) exactly as his, her or its name appears on the stock certificates evidencing the shares.

          (iii) A demand for the purchase of shares owned jointly by more than one person should identify and be signed by all such holders.

          (iv) Any person signing a demand for purchase in any representative capacity (such as attorney-in-fact, executor, administrator, trustee or guardian) should indicate his or her title and, if SMC so requests, furnish written proof of his or her capacity and authority to sign the demand.

     A shareholder may not withdraw a demand for payment without the consent of SMC. Under the terms of the California Law, a demand by a shareholder is not effective for any purpose unless it is received by SMC.

OTHER REQUIREMENTS

     Within thirty (30) days after the date on which the notice of the approval of the Merger is mailed by SMC to its shareholders, the shareholder's certificates representing any shares which the shareholder demands be purchased must be submitted to SMC at its principal office, or at the office of any transfer agent thereof, to be stamped with a statement that the shares are dissenting shares. Upon subsequent transfer of these shares, the new certificates will be similarly stamped, together with the name of the original dissenting shareholder.

     If SMC and a dissenting shareholder agree that the shares held by such shareholder are eligible for dissenters' rights and agree upon the price of such shares, the dissenting shareholder is entitled to receive from SMC the agreed price with interest thereon at the legal rate on judgments from the date of such agreement. Any agreement fixing the fair market value of dissenting shares as between SMC and the holders thereof must be filed with the Secretary of SMC at the address set forth below. Subject to certain provisions of Section 1306 and Chapter 5 of the California Law (relating to limitations on corporate distributions), payment of the fair market value of the dissenting shares shall be made within thirty (30) days after the amount thereof has been agreed upon or within thirty (30) days after the statutory or contractual conditions to the Merger are satisfied, whichever is later. Cash dividends declared and paid by SMC upon the dissenting shares after the date of approval of the Merger by its shareholders and prior to payment for the shares shall be credited against the total amount to be paid by SMC.

     If SMC and a dissenting shareholder fail to agree on either the fair market value of the shares or on the eligibility of the shares to be purchased, then either the shareholder or SMC may file a complaint for judicial resolution of the dispute in the superior court of the proper county. The complaint must be filed within six months after the date on which the notice of approval is mailed to the shareholders. If a complaint is not filed within six months, the shares will lose their status as dissenting shares. Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in such an action. If the eligibility of the shares is at issue, the court will first decide this issue. If the fair market value of the shares is in dispute, the court will determine, or shall appoint one or more impartial appraisers to assist in its determination of, the fair market value. The costs of the action will be assessed or apportioned as the court considers equitable, but if the fair market value is determined to exceed 125% of the price offered to the shareholder, SMC will be required to pay such costs.

     Any demands, notices, certificates or other documents required to be delivered to SMC may be sent to the Secretary, SensorMedics Corporation, 22705 Savi Ranch Parkway, Yorba Linda, California 92687.

                   COMPARISON OF RIGHTS OF HOLDERS OF THERMO
                       COMMON STOCK AND SMC CAPITAL STOCK


     The rights of the SMC shareholders are governed by the laws of the State of California, including the California Law, and by the SMC Articles and SMC By-Laws. Upon consummation of the Merger, SMC shareholders holding SMC Common Stock (other than holders of shares to which dissenters' rights are perfected) or SMC Series A Preferred Stock (who so elect) as of the Effective Time will become stockholders of Thermo and their rights as stockholders and the internal affairs of Thermo will be governed by the laws of the State of Delaware, including the General Corporation Law of the State of Delaware (the "Delaware Law"), and by the Thermo Certificate and Thermo By-Laws, which differ in certain material respects from California Law, the SMC Articles and the SMC By-Laws. The following is a summary of certain differences between the rights of SMC shareholders compared with those of Thermo stockholders.


     The following summary does not purport to be a complete description of the rights of shareholders of SMC or the rights of stockholders of Thermo or a comprehensive comparison of such rights, and is qualified in its entirety by reference to the governing law, to the Thermo Certificate and Thermo By-Laws and to the SMC Articles and SMC By-Laws, to which shareholders are referred. For more information regarding reviewing or obtaining a copy of either company's charter documents or by-laws, see "Available Information."

EXCHANGE OF PREFERRED STOCK FOR COMMON STOCK

     Holders of shares of SMC Series A Preferred Stock who so elect and holders of shares of SMC Series B Preferred Stock who have converted such shares into shares of SMC Common Stock on or prior to the Effective Time will receive shares of Thermo Common Stock in connection with the Merger. As common stockholders, such holders will no longer possess the rights, preferences, privileges and restrictions of preferred stock contained in the SMC Articles. For example, such holders will no longer have their current dividend or liquidation preferences, supermajority approval rights or conversion rights, or be subject to mandatory redemption by SMC, and instead will possess the rights and be subject to the limitations of Thermo Common Stock. See "Description of Thermo's Capital Stock."

AMENDMENT OF CHARTER AND BY-LAWS

     Section 242 of the Delaware Law provides that stockholders may amend their corporation's certificate of incorporation if a majority of the outstanding stock entitled to vote thereon, and a majority of the outstanding stock of each class entitled to vote thereon as a class, has been voted in favor of the amendment. The Delaware Law also provides that after a corporation has received any payment for its stock, the power to adopt, amend or repeal by-laws resides with the stockholders entitled to vote. A corporation may, however, grant to its board of directors in its certificate of incorporation concurrent power to adopt, amend or repeal by-laws.

     Under California Law, shareholders may amend their articles of incorporation if the amendment is approved by vote of the board of directors and the holders of a majority of outstanding shares entitled to vote thereon and, where their rights are affected, by the holders of a majority of the outstanding shares of a class, whether or not such class is entitled to vote thereon by the provision of the articles. In addition, by-laws may be adopted, amended or repealed either by the vote of a majority of the outstanding shares entitled to vote thereon or (subject to any restrictions in the articles or by-laws) by the approval of the board of directors, except that amendments to the by-laws specifying or changing a fixed number of directors or the maximum or minimum number or changing from a fixed to a variable board or vice versa may only be adopted by the approval of the outstanding shares entitled to vote thereon. In addition, a by-law or amendment to the articles reducing the number of directors to a number less than five cannot be adopted if the vote cast against its adoption at a meeting, or the shares not consenting in the case of action by written consent, are equal to more than 16 2/3% of the outstanding shares entitled to vote thereon. See also "-- Certain Actions Requiring Supermajority Votes."


     THERMO. The Thermo Certificate expressly provides that the board of directors is authorized to adopt, repeal, alter, amend or rescind Thermo's By-Laws.


     SMC. Under the SMC Articles, holders of shares of SMC Series B Preferred Stock are entitled to vote as a single class together with the holders of shares of SMC Common Stock upon any matter submitted to the shareholders for a vote (including votes to amend the SMC Articles and By-Laws). Holders of shares of SMC Series B Preferred Stock are entitled to a number of votes equal to the number of shares of SMC Common Stock into which their Series B Preferred Stock could then be converted. The SMC Articles also require the approval of at least 75% of the outstanding shares of SMC Series A Preferred Stock and/or SMC Series B Preferred Stock (as applicable) to amend or change the SMC Articles or the SMC By-Laws so as to amend or change any of the rights, preferences, privileges or restrictions provided in the SMC Articles for the benefit of any shares of SMC Series A Preferred Stock or SMC Series B Preferred Stock, respectively. The SMC By-Laws empower the board of directors to adopt, amend or repeal the SMC By-Laws, other than a by-law or an amendment thereof changing the authorized numbers of directors.

CERTAIN ACTIONS REQUIRING SUPERMAJORITY VOTES

     Both Delaware Law and California Law set certain minimum voting requirements for selected corporate actions that may be changed by appropriate provisions contained in a corporation's charter and/or by-laws.

     THERMO. Under the Thermo Certificate, the votes of the holders of 66 2/3% of the shares of stock then entitled to vote for the election of directors of Thermo ("Voting Stock") are required for the following actions: (i) the merger of Thermo into another corporation or other business entity, (ii) the merger of another corporation or other business entity into Thermo, (iii) the consolidation of Thermo with another corporation or other business entity, (iv) the sale, exchange, lease or other transfer all or substantially all of Thermo's assets to any other person, (v) dissolution, (vi) amendments to the Thermo Certificate and (vii) amendments to the Thermo By-Laws or ratification of the amendment thereof by Thermo's Board of Directors.


     The Thermo Certificate further provides that, in the event that any corporation or other business entity, together with all affiliates thereof, owns beneficially, directly or indirectly, 25% or more of the outstanding Thermo Common Stock (a "Related Entity"), the vote of the holders of 85% of all shares of the Voting Stock exclusive of all shares of the Voting Stock held by Related Entities shall be required for any of the following actions: (i) the merger of Thermo into a Related Entity, (ii) the merger of a Related Entity into Thermo,
(iii) the consolidation of Thermo with a Related Entity, (iv) the sale, exchange, lease or other transfer of all or substantially all of Thermo's assets to a Related Entity, (v) the acquisition of an interest in a Related Entity through the issuance of Thermo's stock, the exchange of Thermo's assets or otherwise, (vi) the entering into of any agreement to take any of the actions contemplated by the preceding clauses (i) through (v), (vii) the further amendment of the Thermo Certificate relating to the actions contemplated by the preceding clauses (i) through (vi) or amendment of the Thermo By-Laws or the ratification of the amendment thereof by Thermo's Board of Directors in such regard. For these purposes, the Thermo Certificate defines an "affiliate" of any entity as any person which controls, is controlled by or is under common control with that entity, and any officer or director of that entity or any other affiliate thereof and any person which owns beneficially, directly or indirectly, 10% or more of any class of equity securities of that entity or any other affiliate thereof.


     The Thermo Certificate also contains a requirement that if any person acquires by tender offer more than 50% of the outstanding Thermo Common Stock and Thermo's Board of Directors does not recommend that the tender offer be accepted, each remaining Thermo stockholder will have the right to have his shares redeemed by Thermo at a price generally equal to the tender offer price.

     SMC. Under the SMC Articles, so long as any shares of SMC Series A Preferred Stock or SMC Series B Preferred Stock remain outstanding, SMC may not, without the approval of at least 75% of the outstanding shares of SMC Series A Preferred Stock and/or SMC Series B Preferred Stock (as applicable): (i) amend or change the SMC Articles or SMC By-Laws so as to amend or change any of the rights, preferences, privileges or restrictions provided therein for the benefit of any shares of SMC Series A Preferred Stock or SMC Series B Preferred Stock,
(ii) authorize or issue any preferred equity security senior to or on a parity with the SMC Series A Preferred Stock or SMC Series B Preferred Stock, (iii) effect any sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of SMC or any consolidation, merger, reclassification or recapitalization of SMC (other than a transfer or merger between SMC and a wholly-owned subsidiary of SMC or between wholly-owned subsidiaries), (iv) increase or decrease the total number of authorized shares of SMC Series A Preferred Stock or SMC Series B Preferred Stock, (v) alter, amend or repeal any provision in the SMC Articles requiring a specified vote of SMC Series A Preferred Stock or SMC Series B Preferred Stock, (vi) reduce the amount payable upon or change the relative seniority in connection with liquidation, (vii) repurchase any common stock (except for repurchases in connection with terminations of employment), or (viii) permit any subsidiary of SMC or any other corporation organized or controlled by SMC to issue or sell (except to SMC or a wholly-owned subsidiary of SMC) any stock of such subsidiary or other corporation.

BOARD OF DIRECTORS

     Under Delaware Law, a corporation's board of directors must consist of one or more individuals, with the number fixed by (or in the manner provided in) the corporation's by-laws or its certificate of incorporation. Under California Law, a corporation having at least three shareholders must have a board of directors consisting of at least three individuals, with the number fixed by (or in the manner provided in) the corporation's by-laws or its articles; provided, however, that after the issuance of shares, a by-law specifying or changing a fixed number of directors or the maximum or minimum number or changing from a fixed to a variable board or vice versa may only be adopted by approval of the outstanding shares entitled to vote thereon; provided, further, that a by-law or amendment of the articles reducing the fixed number or the minimum number of directors to a number less than five cannot be adopted if the votes cast against its adoption at a meeting or the shares not consenting in the case of action by written consent are equal to more than 16 2/3% of the outstanding shares entitled to vote thereon.

     THERMO. Under the Thermo By-Laws, Thermo's Board shall consist of between eight and twelve directors. The Thermo By-Laws state that the directors will be divided into three classes, as nearly as equal in number as possible, with each class of director being elected to serve for three years. Currently, Thermo's Board has set the number of directors at ten. The provisions for classification of the Board, which are designed to provide continuity and longer-term participation on the Board, would prevent stockholders holding a majority of shares of Thermo Common Stock outstanding from electing a majority of the directors of Thermo at any one annual meeting of stockholders. Such provisions may discourage or render more difficult certain transactions, whether or not beneficial to public stockholders, and could discourage certain types of tactics which involve an actual or threatened change of control of Thermo because at least two annual meetings of stockholders could be required to replace a majority of the Board.

     SMC. The SMC By-Laws state that the Board shall consist of seven directors elected at each annual meeting of shareholders to hold office until the next annual meeting.


REMOVAL OF DIRECTORS AND FILLING OF VACANCIES


     Delaware Law permits any director or the entire board of directors to be removed, with or without cause, by the vote of the holders of a majority of the shares entitled to vote. Directors of a corporation with a classified board of directors, however, such as Thermo, can be removed only for cause unless the certificate of incorporation provides otherwise.

     Under California Law, the holders of at least 10% of the number of outstanding shares of any class of stock may initiate a court action to remove any director for cause. In addition, any or all of the directors of a California corporation may be removed without cause by the affirmative vote of a majority of the outstanding shares entitled to vote. However, no director may be removed (unless the entire board is removed) when the votes cast against removal would be sufficient to elect the director if voted cumulatively at an election at which the same total number of votes were cast and the entire number of the directors authorized at the time of the director's most recent election were then being elected.

     THERMO. Neither the Thermo Certificate nor the Thermo By-Laws specifically address the requirements for the removal of directors generally. Therefore, a Thermo director may be removed by stockholders only for cause. Any vacancy on the board resulting from any increase in the authorized number of directors may be filled only by a majority of the directors then in office, provided that a quorum is present. Any other vacancy on the board may be filled only by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director.

     SMC. Neither the SMC Articles nor the SMC By-Laws change the requirements under California Law for the removal of directors generally. The SMC By-Laws provide that vacancies in the Board of Directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, except that a vacancy created by the removal of a director by the vote or written consent of the shareholders or by court order may be filled only by the vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present, or by the written consent of the holders of all outstanding shares entitled to vote.

SPECIAL MEETING OF STOCKHOLDERS

     Under Delaware Law, special meetings of stockholders may be called by the board of directors and by such other person or persons authorized to do so by the corporation's certificate or by-laws. Under California Law, a special meeting of shareholders may be called by the board of directors, the chairman of the board, the president or the holders of shares entitled to cast not less than 10% of the votes at the meeting or such additional persons as may be provided in the articles or by-laws.

     THERMO. Pursuant to the Thermo By-Laws, special meetings of the stockholders may be called by the President and shall be called by the President, Secretary or an Assistant Secretary when directed to do so by the Board.

     SMC. Neither the SMC Articles nor the SMC By-Laws permit any other person to call a special meeting.

ACTIONS BY STOCKHOLDERS WITHOUT A MEETING


     Unless a corporation's charter provides otherwise, Delaware Law and California Law allow any action required to be taken, or which may be taken, at an annual or special meeting of stockholders to be taken without prior notice and without a meeting so long as the written consent of not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted is delivered to the corporation, except under California Law that the election of directors by written consent (other than elections to fill certain vacancies) generally requires the unanimous consent of all shares entitled to vote.


     THERMO. Neither the Thermo Certificate nor the Thermo By-Laws addresses the issue relating to actions by stockholders without a meeting. However, the rules of the New York Stock Exchange, on which the Thermo Common Stock is listed for trading, generally prohibit listed corporations from taking actions by written consent.

     SMC. The SMC By-Laws conform with the California Law with respect to actions by shareholders without a meeting.

CUMULATIVE VOTING

     Under Delaware Law, cumulative voting in the election of directors is available only if specifically provided for in a corporation's certificate of incorporation. Under California Law (unless a corporation's articles provide otherwise), any shareholder of a corporation is entitled to cumulate his votes for the election of directors provided that at least one shareholder has given notice at the meeting prior to the voting of such shareholder's intention to cumulate his votes. Cumulative votes may only be cast for candidates who have been nominated before the voting. The Thermo Certificate does not provide for cumulative voting. The SMC Articles do not modify California Law with respect to cumulative voting. In addition, the SMC Articles provide that holders of shares of SMC Series A Preferred Stock have no voting rights, except as otherwise required by law or by the SMC Articles, and holders of SMC Series B Preferred Stock are entitled to voting rights equal to the number of shares of SMC Common Stock into which their SMC Series B Preferred Stock could be converted and vote as a single class together with the holders of SMC Common Stock.

VOTE REQUIRED FOR CERTAIN MERGERS AND CONSOLIDATIONS


     California Law generally requires approval of any reorganization (which includes a merger, certain exchange reorganizations and certain sale-of-asset reorganizations) or sale of all or substantially all of the assets of a corporation by the affirmative vote of the holders of a majority (unless the articles require a higher percentage) of the outstanding shares of each class of capital stock of the corporation entitled to vote thereon. In general, Delaware Law does not require class voting except where the transaction involves an amendment to the certificate which would increase or decrease the aggregate number of authorized shares of the class, increase or decrease the par value of the shares of the class or alter or change the powers, preferences or special rights of the shares of the class so as to affect them adversely. Under the SMC Articles, holders of SMC Series B Preferred Stock are entitled to vote as a single class together with the holders of SMC Common Stock upon any matters submitted to the shareholders for a vote. Holders of SMC Series B Preferred Stock are entitled to a number of votes equal to the number of shares of SMC Common Stock into which their shares of SMC Series B Preferred Stock could then be converted. The SMC Articles also require the approval of 75% of the outstanding shares of each of the SMC Series A Preferred Stock and SMC Series B Preferred Stock, voting separately as a class. Delaware Law and California Law generally provide for a shareholder vote (except as indicated below) of both the acquiring and acquired corporations to approve certain mergers. In addition, both laws generally require a shareholder vote of the selling corporation for the sale by the corporation of all or substantially all of its assets.


     Neither California Law nor Delaware Law requires a shareholder vote of the surviving or acquiring corporation in a merger provided certain conditions are satisfied. For example, under California Law, no approval of a reorganization is required by the holders of the outstanding shares in the case of any corporation if such corporation, or its shareholders immediately before such reorganization, or both, own, immediately after such reorganization, equity securities (other than warrants or rights) of the surviving or acquiring corporation, or the parent of either of the constituent corporations, possessing more than five-sixths of the voting power of such surviving or acquiring corporation or such parent. Delaware Law does not require a shareholder vote of the surviving corporation in a merger if (i) the merger agreement does not amend the existing certificate of incorporation; (ii) each outstanding or treasury share of the surviving corporation before the merger is unchanged after the merger; and (iii) the number of shares to be issued by the surviving corporation in the merger does not exceed 20% of the shares outstanding immediately prior to such issuance.

     Neither California Law nor Delaware Law requires a shareholder vote for certain "short-form mergers" between a parent company and its subsidiary, provided that the subsidiary is at least 90% owned by the parent.

DISSENTERS' RIGHTS

     Under both California Law and Delaware Law, a dissenting shareholder of a corporation participating in certain transactions, under varying circumstances, may receive cash in the amount of the fair value of his or her shares (as determined by a court or by agreement between the corporation and the shareholder) in lieu of the consideration otherwise receivable in any such transaction. Under California Law, in connection with the merger of a corporation for which the approval of outstanding shares is required, dissenting shareholders of such corporation who follow prescribed statutory procedures are entitled to receive payment of the fair market value of their shares. See "Rights of Dissenting Shareholders."

     Unless the certificate of incorporation provides otherwise, under Delaware Law, dissenters' rights are not available with respect to a plan of merger or share exchange or a proposed sale or exchange of property to holders of shares of any class or series which, on the record date fixed to determine the shareholders entitled to vote at the meeting of shareholders at which such action is to be acted upon or to consent to any such action without a meeting, were (i) listed on a national securities exchange or designated as a national market system security on an inter dealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by not fewer than 2,000 shareholders; and further provided that no appraisal rights are available for any shares of stock of the constituent corporation surviving a merger if the merger did not require shareholder approval of the surviving corporation.

ANTI-TAKEOVER STATUTES

     THERMO. Thermo is subject to Section 203 of the General Corporation Law of the State of Delaware ("Section 203"), which regulates large accumulations of shares, including those made by tender offers. Section 203 may have the effect of significantly delaying a purchaser's ability to acquire the entire interest in Thermo if such acquisition is not approved by Thermo's Board of Directors. In general, Section 203 prevents an "Interested Stockholder" (defined generally as a person with 15% or more of a corporation's outstanding voting stock) from engaging in a "Business Combination" (defined below) with a Delaware corporation for three years following the date such person became an Interested Stockholder. For purposes of Section 203, the term "Business Combination" includes sales, or other dispositions to the Interested Stockholder (except proportionately with the corporation's other shareholders) of assets of the corporation or a subsidiary equal to 10% or more of the aggregate market value of the corporation's consolidated assets or its outstanding stock; the issuance or transfer by the corporation or a subsidiary of stock of the corporation or such subsidiary to the Interested Stockholder (except for transfers in a conversion or exchange or a pro rata distribution or certain other transactions, none of which increase the Interested Stockholder's proportionate ownership of any class or series of the corporation's or such subsidiary's stock); or receipt by the Interested Stockholder (except proportionately as a stockholder), directly or indirectly, of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or a subsidiary.

     The three-year moratorium imposed on Business Combinations by Section 203 does not apply if: (a) prior to the date on which such stockholder becomes an Interested Stockholder the Board of Directors approves either the Business Combination or the transaction which resulted in the person becoming an Interested Stockholder; (b) the Interested Stockholder owns 85% of the corporation's voting stock upon consummation of the transaction which made him or her an Interested Stockholder (excluding from the 85% calculation shares owned by directors who are also officers of the target corporation and shares held by employee stock plans which do not permit employees to decide confidentially whether to accept a tender or exchange offer); or (c) on or after the date such person becomes an Interested Stockholder, the Board approves the Business Combination and it is also approved at a stockholder meeting by holders of 66 2/3% of the voting stock not owned by the Interested Stockholder.

     Under Section 203, the restrictions described above do not apply if, among other things, the corporation's original certificate of incorporation contains a provision expressly electing not to be governed by Section 203. The Thermo Certificate does not contain such a provision. Thermo could, at its option, exclude itself from the coverage of Section 203 by amending its Certificate or By-Laws at any time to exempt itself from coverage; but a by-law or charter amendment may not become effective for a period of 12 months after the amendment is adopted. The restrictions described above do not apply to certain Business Combinations proposed by an Interested Stockholder following the announcement or notification of one of certain extraordinary transactions involving the corporation and a person who had not been an Interested Stockholder during the previous three years or who became an Interested Stockholder with the approval of a majority of the corporation's directors.

     Section 203 is currently under challenge in lawsuits arising out of ongoing takeover disputes, and it is not yet clear whether and to what extent its constitutionality will be upheld by the courts. Although the United States District Court of Delaware has consistently upheld Section 203, the Delaware Supreme Court has not yet considered the issue. Thermo believes that, so long as the enforceability of Section 203 is upheld, Section 203 will encourage any potential acquiror to negotiate with Thermo's Board of Directors prior to effecting any takeover attempt. Section 203 also should have the effect of limiting the ability of a potential acquiror to make a two-tiered bid in which all of Thermo's stockholders would not be treated equally. Section 203 should also discourage certain potential acquirors unwilling to comply with its provisions. Shareholders should note that the application of Section 203 to Thermo will confer upon the Board the power to reject a proposed Business Combination, even though a potential acquiror may be offering a substantial premium for Thermo's shares over the then-current market price.

     SMC. Under California Law, if a party that makes a tender offer or proposes to acquire a corporation by a reorganization or certain sales of assets is controlled by such corporation or an officer or director of such corporation, or if a director or executive officer of such corporation has a material financial interest in such party (each an "Interested Party Proposal"), (i) an affirmative opinion in writing as to the fairness of the consideration to the shareholders of such corporation must be delivered to shareholders of such corporation and (ii) such shareholders must be (x) informed of certain later tender offers or written proposals for a reorganization or sale of assets made by other persons and (y) afforded a reasonable opportunity to withdraw any vote, consent or proxy previously given or shares previously tendered in connection with the Interested Party Proposal. However, these requirements do not apply to a corporation that does not have shares held of record by at least 100 persons or to a transaction which has been qualified (and no stop order is in effect) under California state securities laws.

     In addition, in consideration with any merger transaction, California Law generally requires that, unless all shareholders of a class or series consent, each share of such class or series must be treated equally with respect to any distribution of cash, property, rights or securities. California Law also provides generally that if a corporation that is party to a merger, or its parent, owns more than 50% but less than 90% of the voting power of the other corporation that is party to such merger, the nonredeemable shares of common stock of the controlled corporation may be converted only into nonredeemable shares of the surviving corporation or a parent party unless all of the shareholders of the class consent.

STOCKHOLDER RIGHTS AGREEMENT

     Thermo has declared a dividend of one right to purchase 1/10,000th of a share of Series B Junior Participating Preferred Stock for each outstanding share of Thermo Common Stock, pursuant to the provisions of a Rights Agreement. These rights, commonly referred to as a "poison pill," may have certain anti-takeover effects. See "Description of Thermo's Capital Stock -- Preferred Share Purchase Rights; Series B Junior Participating Preferred Stock." SMC does not have a comparable shareholder rights agreement.

PREEMPTIVE RIGHTS

     THERMO. Delaware Law generally permits a Delaware corporation to provide its stockholders with the preemptive right to subscribe to capital stock or securities convertible into stock in its certificate of incorporation. The Thermo Certificate does not provide for preemptive rights.

     SMC. California Law provides that, unless the articles provide otherwise, the board of directors may issue shares, options or securities having conversion or option rights without first offering them to shareholders of any class. The SMC Articles do not provide for such preemptive rights.

DIVIDENDS

     THERMO. Delaware Law provides that a corporation, unless otherwise restricted by its certificate of incorporation, may declare and pay dividends out of surplus, or if no surplus exists, out of net profit for the fiscal year in which the dividend is declared or the preceding fiscal year (provided that the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding shares of all classes having preference upon the distribution of assets). Additionally, Delaware Law provides that, in general, a corporation may redeem or repurchase its shares only out of surplus.

     SMC. California Law provides that a corporation may generally pay dividends (or repurchase shares) out of retained earnings or if, after giving effect thereto, the sum of (i) the assets (excluding goodwill and certain other assets) of the corporation is at least equal to 1 1/4 times its liabilities (excluding certain deferred credits) and (ii) the current assets of such corporation is at least equal to (x) its current liabilities or (y) if the average of the earnings of such corporation before taxes and interest expense for the two preceding fiscal years was less than the average of the interest expense of such corporation for such fiscal years, 1 1/4 times its current liabilities. Under the SMC Articles, no dividends or distributions (or repurchases, other than from employees or consultants upon termination of their employment or services) may be made with respect to the SMC Common Stock so long as any shares of SMC Series A Preferred Stock or SMC Series B Preferred Stock remain outstanding.

LIMITATION ON DIRECTORS' LIABILITY; INDEMNIFICATION

     Under Delaware Law, the corporation may include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director under a broad range of circumstances. The Thermo Certificate includes a provision which eliminates the directors' liability for monetary damages for a breach of the directors' duty of care to Thermo or its stockholders (the "Delaware Duty of Care Provision"). As a result of the Delaware Duty of Care Provision, no director of Thermo will be liable for monetary damages for negligence or gross negligence occurring after the Merger. Each director will remain personally liable to Thermo for failure to act in good faith or to comply with his or her duty of loyalty to Thermo. The directors will continue to be subject to equitable remedies, although such remedies in some circumstances may not be available as a practical matter. In addition, under Delaware Law, each director will remain liable for engaging in a transaction from which such director derives an improper personal benefit or for engaging in intentional misconduct or a knowing violation of law. Moreover, the Delaware Duty of Care Provision also will not limit directors' liability for violations of the federal securities laws. With regard to directors who are also officers of Thermo, these persons would be insulated from liability only with respect to their conduct as directors and would not be insulated from liability for acts or omissions in their capacity as officers.

     Under California Law, a corporation may in its articles limit or eliminate liability for monetary damages in an action brought by or in the right of the corporation for a breach of a director's duties to the corporation and its shareholders, provided that a corporation may not eliminate or limit the liability of directors (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders, (vi) under Section 310 of the California Law (concerning transactions between the director and the corporation or corporations having interrelated directors), or (vii) for certain distributions of corporate assets in violation of the California Law. In addition, like Delaware Law, directors who are also officers of SMC may be insulated from liability only with respect to conduct as directors and not as officers.

     Delaware Law authorizes the corporation to indemnify any person or party to any threatened, pending or completed action, suit or proceeding, other than an action by or in the right of the corporation, by reason of the fact that he or she was serving as a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation at a like position of another corporation (the "Indemnitee") against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation (or, with respect to a criminal action, had no reasonable cause to believe his or her conduct was unlawful). California Law contains a similar provision which authorizes the corporation to indemnify such person against liability incurred in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation (and, with respect to a criminal action, had no reasonable cause to believe his or her conduct was unlawful).

     Delaware Law also authorizes the corporation to indemnify such person in connection with any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor against expenses actually and reasonably incurred by him or her in connection with the defense or settlement of such action if he or she acted with the requisite conduct. California Law contains similar provisions to Delaware Law, provided, however, that no indemnification may be made by a corporation in respect of any claim, issue or matter as to which a person shall have been adjudged liable to the corporation unless and only to the extent that the court determines that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity and then only to the extent that the court shall determine, or for amounts paid or expenses incurred in settling or otherwise disposing of a pending action without court approval.

     Under both Delaware Law and California Law, to the extent an Indemnitee is successful on the merits (or, under Delaware Law, otherwise) in defense of any proceeding (whether or not by or in the right of the corporation), or in defense of any claim, issue or matter therein, such Indemnitee shall be indemnified against expenses actually and reasonably incurred by him in connection therewith. Otherwise, the corporation may provide for indemnification on a case by case basis only after a determination that the Indemnitee met the applicable standard of conduct. Both laws provide that the determination is made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding, (ii) if a quorum is not obtainable (or, under Delaware Law, even if obtainable, if the board, including directors who are parties, so directs), by independent legal counsel in a written opinion,
(iii) by the stockholders (provided that, under California Law, the shares owned by the person to be indemnified are not entitled to vote) or (iv) by the court handling the action.


     Furthermore, both California Law and Delaware Law provide that a corporation may make other or further indemnification or advancement of expenses not expressly prohibited by such laws of any of its directors, officers, employees or agents under any by-law, agreement, vote of shareholders or disinterested directors, or otherwise both as to action in an official capacity and as to action in another capacity while holding such office. Thermo has indemnification agreements with its directors and officers that provide for the maximum indemnification allowed by law.

     The Thermo Certificate takes advantage of the permissive Delaware indemnification laws and provides that: (i) Thermo is required to indemnify its officers and directors to the fullest extent permitted by law; and (ii) expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by Thermo in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by Thermo.

     The SMC Articles provide that the liability of directors for monetary damages shall be eliminated to the fullest extent permissible under California Law as currently or hereafter in effect and that SMC is authorized to provide indemnification of Indemnitees for breach of duty to SMC and its shareholders and in excess of the indemnification otherwise permitted by California Law, subject to the limits on such excess indemnification under California Law. In addition, the SMC Articles provide that no amendment or repeal of the liability or indemnification provisions shall apply with respect to any act or omission occurring prior to the effective date of such amendment or repeal. The SMC By-Laws provide that SMC will indemnify its directors and officers to the maximum extent permitted by law.

LOANS TO OFFICERS AND EMPLOYEES

     Delaware Law provides that a corporation may make loans to, or guarantee the obligations of, or otherwise assist, its officers and other employees and those of its subsidiaries when such action, in the judgment of the corporation's board of directors, may reasonably be expected to benefit the corporation, however, Delaware Law applies only to those directors who are also officers or employees of the corporation or a subsidiary. California Law contains a similar provision covering loans to directors and officers, provided that the corporation has outstanding shares of record held by 100 or more persons and a by-law approved by the outstanding shares entitled to vote thereon permitting the board alone to approve such a loan or guaranty, provided, further, that the interested director or directors may not vote; otherwise, approval of a majority of shareholders entitled to vote thereon is necessary. However, under California Law, loans may be made to directors, officers or employees pursuant to a stock purchase plan or stock option plan without any shareholder vote.

VOTING BY BALLOT

     Under Delaware Law, each stockholder has the right to require a vote by written ballot for the election of directors at a shareholder meeting unless otherwise restricted as provided in the certificate of incorporation. Under California Law, elections for directors need not be by ballot unless a shareholder so demands or unless the by-laws so require. The SMC By-Laws do not require an election by ballot unless a shareholder so demands.

INSPECTION OF SHAREHOLDER LISTS

     California Law provides that a shareholder may inspect or copy the shareholders' list at any time during usual business hours upon written demand for a purpose reasonably related to such holder's interests as a shareholder. California Law also provides an absolute right to inspect and copy the shareholders' list to, among others, persons holding at least 5% of a corporation's voting shares, upon five business days' prior written demand. Delaware Law provides to any stockholder of record the right to inspect the stockholder list of the corporation for any purpose germane to the meeting for a ten-day period preceding a stockholder meeting.

                     DESCRIPTION OF THERMO'S CAPITAL STOCK

     The authorized capital stock of Thermo consists of 350,000,000 shares of common stock, $1.00 par value per share (the "Thermo Common Stock") and 50,000 shares of Preferred Stock, $100.00 par value per share (the "Thermo Preferred Stock"), of which 40,000 shares have been designated Series B Junior Participating Preferred Stock, $100.00 par value per share ("Thermo Series B Preferred Stock").

COMMON STOCK

     Holders of Thermo Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders. There are no cumulative voting rights. The holders of Thermo Common Stock have no preemptive rights or rights to convert their Thermo Common Stock into any other securities. The Thermo Common Stock is not subject to redemption. Upon any liquidation, distribution or sale of assets, dissolution or winding up of Thermo, the holders of Thermo Common Stock are entitled to share pro rata in the assets of Thermo available for distribution after provision for the payment of creditors and subject to the preferential rights of any then outstanding Thermo Preferred Stock. The outstanding shares of Thermo Common Stock are fully paid and nonassessable. There are no restrictions on transferability contained in the Thermo Certificate or Thermo By-Laws. Subject to preferences that may be applicable to any outstanding shares of Thermo Preferred Stock, holders of Thermo Common Stock are entitled to receive ratably such dividends as may be declared by Thermo's Board of Directors out of funds legally available therefor. The Thermo Common Stock is listed on the New York Stock Exchange.


     As of June 11, 1996, there were outstanding approximately 140,054,079 shares of Thermo Common Stock. Additional information concerning the rights of holders of Thermo Common Stock, including information with respect to the division of the Thermo Board of Directors into three classes, is set forth under "Comparison of Rights of Holders of Thermo Common Stock and SMC Capital Stock."


PREFERRED STOCK

     The Board of Directors of Thermo may, without further action of Thermo's stockholders, issue up to 50,000 shares of Thermo Preferred Stock, in one or more classes and one or more series and fix the number of shares constituting any such class or series. The Thermo Board may similarly fix the rights and preferences of any class or series of Thermo Preferred Stock, including the dividend rights, dividend rates, conversion rights, voting rights, terms of redemption (including sinking fund provisions), maturity dates, redemption prices and liquidation preferences. The rights of the holders Thermo Common Stock will be subject to, and may be adversely affected by, the rights of holders of any Thermo Preferred Stock that may be issued in the future. Issuance of Thermo Preferred Stock could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of the outstanding voting stock of Thermo.

PREFERRED SHARE PURCHASE RIGHTS; SERIES B JUNIOR PARTICIPATING PREFERRED STOCK

     On January 19, 1996, the Board of Directors of Thermo declared a dividend distribution of one right ("Right") for each outstanding share of Thermo Common Stock to stockholders of record at the close of business on January 29, 1996. Each Right entitles the registered holder to purchase from Thermo a unit consisting of one ten-thousandth of a share (a "Unit") of Thermo Series B Preferred Stock at a Purchase Price, as defined in the Rights Agreement (as defined below), of $250.00 in cash per Unit, subject to adjustment. The Rights are subject to a Rights Agreement (the "Rights Agreement") between Thermo and The First National Bank of Boston, as Rights Agent.

     Initially, the Rights will be attached to all Thermo Common Stock certificates representing shares then outstanding, and no separate Rights certificates will be distributed. The Rights will separate from the Thermo Common Stock and a Distribution Date, as defined in the Rights Agreement, will occur upon the earlier of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Thermo Common Stock (the "Stock Acquisition Date"), or (ii) 10 business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 15% or more of such outstanding shares of Thermo Common Stock. Until the Distribution Date, (i) the Rights will be evidenced by the Thermo Common Stock certificates and will be transferred with and only with such Thermo Common Stock certificates, (ii) new Thermo Common Stock certificates issued after January 29, 1996 will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Thermo Common Stock outstanding will also constitute the transfer of the Rights associated with the Thermo Common Stock represented by such certificate.

     The Rights are not exercisable until the Distribution Date and will expire at the close of business on January 29, 2006, unless earlier redeemed or exchanged by Thermo as described below.

     As soon as practicable after the Distribution Date, Rights certificates will be mailed to holders of record of the Thermo Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors and except in connection with shares of Thermo Common Stock issued upon the exercise of employee stock options, issuances under other employee stock benefit plans or the conversion of convertible securities issued prior to the Distribution Date, only shares of Thermo Common Stock issued prior to the Distribution Date will be issued with Rights.

     In the event that a Person, as defined in the Rights Agreement, becomes the beneficial owner of 15% or more of the then outstanding shares of Thermo Common Stock, except pursuant to an offer for all outstanding shares of Thermo Common Stock which the independent directors determine to be fair to, and otherwise in the best interests of, stockholders, each holder of a Right will thereafter have the right to receive, upon exercise, that number of shares of Thermo Common Stock (or, in certain circumstances, cash, property or other securities of Thermo) which equals the exercise price of the Right divided by one-half of the current market price (as defined in the Rights Agreement) of the Thermo Common Stock at the date of the occurrence of the event. However, Rights are not exercisable following the event set forth above until such time as the Rights are no longer redeemable by Thermo as set forth below. Notwithstanding any of the foregoing, following the occurrence of such event, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. The event set forth in this paragraph is referred to as "Section 11(a)(ii) Event."

     For example, at an exercise price of $250.00 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase for $250.00 such number of shares of Thermo Common Stock (or other consideration, as noted above) as equals $250.00 divided by one-half of the current market price (as defined in the Rights Agreement) of the Thermo Common Stock. Assuming that the Thermo Common Stock had a per share value of $50.00 at such time, the holder of each valid Right would be entitled to purchase ten shares of Thermo Common Stock for $250.00.

     In the event that, at any time after any person has become an Acquiring Person, (i) Thermo is acquired in a merger or other business combination transaction in which Thermo is not the surviving corporation or its Common Stock is changed or exchanged (other than a merger which follows an offer determined by the independent directors to be fair as described in the first sentence of the second preceding paragraph), or (ii) 50% or more of Thermo's assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, that number of shares of common stock of the acquiring company which equals the exercise price of the Right divided by one-half of the current market price of such common stock at the date of the occurrence of the event.

     For example, at an exercise price of $250.00 per Right, each Right following an event set forth in the preceding paragraph would entitle its holder to purchase for $250.00 such number of shares of common stock of the acquiring company as equals $250.00 divided by one-half of the current market price (as defined in the Rights Agreement) of such common stock. Assuming that such common stock had a per share value of $100.00 at such time, the holder of each valid Right would be entitled to purchase five shares of common stock of the acquiring company for $250.00.

     At any time after the occurrence of a Section 11(a)(ii) Event, and subject to the concurrence of a majority of the Continuing Directors (as defined in the Rights Agreement), the Board of Directors of Thermo may exchange the Rights (other than Rights owned by such Acquiring Person which have become void), in whole or in part, at an exchange ratio of one share of Thermo Common Stock, or one ten-thousandth of a share of Thermo Series B Preferred Stock (or of a share of a class or series of Thermo's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

     The Purchase Price payable, and the number of Units of Thermo Series B Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, Thermo Series B Preferred Stock, (ii) if holders of Thermo Series B Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Series B Preferred Stock, or (iii) upon the distribution to holders of Thermo Series B Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).


     The number of Rights associated with each share of Thermo Common Stock is also subject to adjustment in the event of a stock split of the Thermo Common Stock or a stock dividend on the Thermo Common Stock payable in Thermo Common Stock or subdivisions, consolidations or combinations of Thermo Common Stock occurring, in any such case, prior to the Distribution Date. The three-for-two stock split effected in the form of a 50% stock dividend in June 1996 resulted in an adjustment such that currently two-thirds of a Right are associated with each share of Thermo Common Stock.


     Thermo Series B Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Thermo Series B Preferred Stock will be entitled to a minimum preferential quarterly dividend payment of $100 per share and will be entitled to an aggregate dividend of 10,000 times the dividend declared per share of Thermo Common Stock. In the event of liquidation, the holders of Thermo Series B Preferred Stock will be entitled to a minimum preferential liquidating payment of $100 per share and will be entitled to an aggregate payment of 10,000 times the payment made per share of Thermo Common Stock. Each share of Thermo Series B Preferred Stock will have 10,000 votes, voting together with the Thermo Common Stock. Finally, in the event of any merger, consolidation or other transaction in which Thermo Common Stock is changed or exchanged, each share of Thermo Series B Preferred Stock will be entitled to receive 10,000 times the amount received per share of Thermo Common Stock. These rights are protected by customary antidilution provisions.

     Because of the nature of Thermo Series B Preferred Stock's dividend, liquidation and voting rights, the value of one ten-thousandth of a share of Thermo Series B Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Thermo Common Stock.

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional Units will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of Thermo Series B Preferred Stock on the last trading date prior to the date of exercise.

     At any time until ten days following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (payable in cash or stock). Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 redemption price. The Rights may also be redeemable following certain other circumstances specified in the Rights Agreement.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of Thermo, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to Thermo, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Thermo Common Stock (or other consideration) of Thermo or for common stock of the acquiring company as set forth above.

     Prior to the Distribution Date, the terms of the Rights are subject to amendment by the Thermo Board of Directors without the consent of the holders of the Rights, except that the redemption price of the Rights is not subject to amendment. After the Distribution Date, only limited terms of the Rights are subject to amendment by the Board.


     Each outstanding share of Thermo Common Stock on January 29, 1996 received one Right. As long as the Rights are attached to the Thermo Common Stock, one additional Right (as such number may be adjusted pursuant to the provisions of the Rights Agreement) shall be deemed to be delivered for each share of Thermo Common Stock issued or delivered by Thermo after January 29, 1996 and prior to the Distribution Date. In addition, following the Distribution Date and prior to the expiration or redemption of the Rights, Thermo shall issue Rights upon the exercise, conversion or exchange of securities issued on or before the Distribution Date that are exercisable or exchangeable for, or convertible into, Thermo Common Stock, and may otherwise issue Rights when it issues Thermo Common Stock only if the Thermo Board of Directors deems it to be necessary or appropriate. Forty thousand shares of Thermo Series B Preferred Stock are initially reserved for issuance upon exercise of the Rights.


     The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire Thermo without conditioning the offer on a substantial number of Rights being acquired. The Rights, however, should not affect any prospective offeror willing to make an offer at a fair price and otherwise in the best interests of Thermo and its stockholders, as determined by a majority of unaffiliated Directors, or willing to negotiate with the Thermo Board of Directors. The Rights should not interfere with any merger or other business combination approved by the Board of Directors of Thermo since the Board of Directors may, at its option, at any time prior to the close of business on the earlier of (i) the tenth day following the Stock Acquisition Date or (ii) January 29, 2006, and in certain other circumstances, redeem all but not less than all of the then outstanding Rights at the Redemption Price as defined in the Rights Agreement. It should be noted, however, that the Thermo Certificate contains certain provisions, including a classified board of directors and the prohibition of written actions of stockholders, which may also have certain anti-takeover effects. See "Available Information," and "Comparison of Rights of Holders of Thermo Common Stock and SMC Capital Stock."

                       PRICE RANGE OF THERMO COMMON STOCK

     The Thermo Common Stock is traded on the New York Stock Exchange under the symbol "TMO." The following table sets forth for the fiscal periods indicated the range of high and low sales prices of the Thermo Common Stock on the New York Stock Exchange. Prices have been restated to reflect a three-for-two stock split, effected in the form of a 50% stock dividend, which was distributed in June 1996.


                                                                          HIGH        LOW
                                                                          ---         ---
    1994
      First Quarter.....................................................  $19-11/15   $16-8/9
      Second Quarter....................................................   18-2/5      16-5/6
      Third Quarter.....................................................   20-2/5      16
      Fourth Quarter....................................................   21-5/18     18-1/9
    1995
      First Quarter.....................................................   22-5/6      19-1/2
      Second Quarter....................................................   27-1/3      21-7/9
      Third Quarter.....................................................   31-1/12     26-2/5
      Fourth Quarter....................................................   34-2/3      28-1/4
    1996
      First Quarter.....................................................   42-1/12     30-5/12
      Second Quarter (through June 11, 1996)............................   44-3/8      38-5/6


     As of May 28, 1996, Thermo had 7,975 shareholders of record. This figure does not reflect beneficial ownership of shares held in "street" or nominee name.

     Thermo has never paid cash dividends and does not expect to pay cash dividends in the forseeable future because its policy has been to use earnings to finance expansion and growth. Payments of dividends will rest within the discretion of the Thermo Board of Directors and will depend upon, among other things, Thermo's earnings, capital requirements and financial condition.

                               BUSINESS OF THERMO

  DESCRIPTION OF BUSINESS

(A) General Development of Business

     Thermo and its subsidiaries (collectively, the "Company," unless the context requires otherwise) develop, manufacture, and market environmental monitoring and analysis instruments; biomedical products including heart-assist devices, respiratory care equipment, and mammography systems; paper-recycling and papermaking equipment; alternative-energy systems; industrial process equipment; and other specialized products. The Company also provides environmental, laboratory, and metallurgical services and conducts advanced-technology research and development. The Company performs its business through divisions and wholly owned subsidiaries, as well as majority-owned subsidiaries that are partially owned by the public or by private investors.

     A key element in the Company's growth has been its ability to commercialize innovative products and services emanating from research and development activities conducted at the Company's various subsidiaries and divisions. The Company's strategy has been to identify business opportunities arising from social, economic, and regulatory issues and to seek a leading market share through the application of proprietary technology. As part of this strategy, the Company continues to focus on the acquisition of complementary businesses that can be integrated into its existing core businesses to leverage the Company's access to new markets.


     The Company believes that maintaining an entrepreneurial atmosphere is essential to its continued growth and development. In order to preserve this atmosphere, the Company has adopted a strategy of spinning out certain of its businesses into separate subsidiaries and having these subsidiaries sell a minority interest to outside investors. The Company believes that this strategy provides additional motivation and incentives for the management of the subsidiaries through the establishment of subsidiary-level stock option incentive programs, as well as capital to support the subsidiaries' growth. The Company's wholly and majority-owned subsidiaries are provided with centralized corporate development, administrative, financial, and other services that would not be available to many independent companies of similar size. As of May 31, 1996, the Company had 20 subsidiaries that have sold minority equity interests, 15 of which are publicly traded and five of which are privately held. In addition, one subsidiary has privately sold debentures that will be convertible into shares of common stock upon completion of its initial public offering.


     The Company is a Delaware corporation and was incorporated in 1956. The Company completed its initial public offering in 1967 and was listed on the New York Stock Exchange in 1980. The principal executive office of the Company is 81 Wyman Street, Waltham, Massachusetts 02254-9046 (telephone: 617-622-1000).

(B) Financial Information About Industry Segments

     The Company's products and services are divided into six segments:
Instruments, Alternative-energy Systems, Process Equipment, Biomedical Products, Environmental Services, and Advanced Technologies. Products or services within a particular segment are provided by more than one subsidiary, and certain subsidiaries' products or services are included in more than one segment. The principal products and services offered by the Company in the six industry segments are described in detail below (see "Principal Products and Services"). Financial information concerning the Company's industry segments is summarized in Note 15 to its Consolidated Financial Statements contained herein.

(C) Description of Business

  (i) Principal Products and Services

INSTRUMENTS

     The Company, through its Thermo Instrument Systems Inc. subsidiary, is a worldwide leader in the development, manufacture, and marketing of analytical, monitoring, process control, and imaging, inspection, and measurement instruments used to identify and analyze air pollution, radioactivity, complex chemical compounds, toxic metals, and other elements in a broad range of liquids and solids, as well as to control, monitor, image, inspect, and measure various industrial processes and life sciences phenomena.

     Thermo Instrument historically has expanded both through the acquisition of companies, product lines, and technologies and through internal development of new products and technologies. During the past several years Thermo Instrument has completed a number of complementary acquisitions that have provided additional technologies, specialized manufacturing or product development expertise, and broader capabilities in marketing and distribution. In 1995, Thermo Instrument's acquisitions included Gould Instrument Systems, Inc. and the Analytical Instrument Division of Analytical Technology, Inc.

     On March 29, 1996, the Company's Thermo Instrument subsidiary completed the acquisition of a substantial portion of the businesses comprising the Scientific Instruments Division of Fisons plc (Fisons), a wholly owned subsidiary of Rhone-Poulenc Rorer Inc., for approximately 123 million British pounds sterling in cash (approximately $187 million) and the assumption of approximately 24 million British pounds sterling of indebtedness (approximately $36 million). The purchase price is subject to post-closing adjustments equal to the amounts by which the net tangible assets and net debt of the acquired businesses on the closing date are greater or less than certain target amounts agreed to by the parties. In the first quarter of 1996, Thermo Instrument wrote-off $3.5 million of acquired technology in connection with this acquisition. The businesses acquired are involved in the research, development, manufacture, and sale of analytical instruments to industrial and research laboratories worldwide.


     Thermo Instrument has adopted Thermo's spinout strategy in an effort to more clearly focus its many analytical technologies on their more specific niche markets. To date, Thermo Instrument has completed an initial public offering of ThermoSpectra Corporation, Thermo Optek Corporation and ThermoQuest Corporation and has privately offered equity in Thermo BioAnalysis Corporation.


     ThermoSpectra develops, manufactures, and markets precision imaging, inspection, and measurement instruments based on high-speed data acquisition and digital processing technologies to provide industrial and research customers with integrated systems that address their specific needs. ThermoSpectra's products include digital oscillographic recorders and data acquisition systems that continuously measure and monitor signals from various sensors; digital storage oscilloscopes (DSOs) capable of taking hundreds of millions of measurements per second of transient signals or short bursts of data; X-ray microanalyzers used as accessories to electron microscopes to provide elemental materials analysis as a supplement to the microscope's imaging capabilities; nondestructive X-ray inspection systems for process monitoring and quality control applications; and confocal laser scanning microscopes that use laser light to generate precise optical images primarily for life science applications.

     Thermo BioAnalysis develops, manufactures, and sells capillary electrophoresis, matrix-assisted laser desorption/ionization time-of-flight (MALDI-TOF) mass spectrometry, and health physics instrumentation. Capillary electrophoresis is a powerful separation technique based on a combination of chromatographic and electroanalytical technologies. MALDI-TOF mass spectrometers measure the weight of the components of a sample and identify inorganic chemical components and/or inorganic elements contained within the sample. Thermo BioAnalysis' health physics division manufactures and sells radiation detection and counting instrumentation and sophisticated radiation monitoring systems to the nuclear industry throughout the world. In February 1996, Thermo BioAnalysis acquired Dynatech Laboratories Worldwide from Dynatech Corporation, which designs, manufactures, and markets products used in the immunoassay segment of the bioinstrumentation market. Immunoassay is an analytical method widely used in pharmaceutical and biopharmaceutical research, as well as for clinical testing of patient samples.

     Thermo Optek is a leader in the development, manufacture, and marketing of products used for both elemental and molecular analysis. These products are based on several optical spectroscopy techniques, including Atomic Emission
(AE), Atomic Absorption (AA), and Fourier transform infrared (FT-IR) and FT-Raman technologies. Thermo Optek's AE and AA spectrometers identify and measure trace quantities of metals and other elements in a wide variety of materials, including environmental samples (such as soil, water, and wastes), foods, drugs, cosmetics, and alloys. Thermo Optek sells its products to a range of customers from manufacturing industries to service industries to government and university laboratories. Thermo Optek is a leading manufacturer of FT-IR and FT-Raman spectrometers, which nondestructively determine the chemical composition and physical properties of materials. These instruments are used in chemical research, industrial quality control, and process monitoring, and for solving a wide variety of materials analysis problems.

     ThermoQuest is a leading manufacturer of commercial mass spectrometers and has pioneered many of the significant developments and applications of mass spectrometry. ThermoQuest's mass spectrometry products identify and measure the components of a sample for organic chemical compounds or for inorganic compounds. These instruments are used by customers in research and the production of pharmaceuticals; in environmental analysis and pollution control; in biochemistry; in analysis of foods, chemicals, and petrochemicals; and in health and forensic sciences. ThermoQuest also manufactures high performance liquid chromatographs, gas chromatographs, and related instruments and equipment used principally in the research and development and production monitoring of pharmaceuticals and chemicals, and for environmental monitoring. These instruments separate the chemical components of substances for purposes of identification and measurement.

     Thermo Instrument's wholly owned businesses manufacture monitoring instruments for two principal markets: the detection and measurement of nuclear radiation, and the monitoring of air pollutants including toxic and combustible gases.

     The Company's nuclear radiation monitoring instruments detect and measure alpha, beta, gamma, neutron, and X-ray radiation emitted by natural sources and by radioactive materials used in nuclear power plants and certain governmental, industrial, and medical facilities. The Company is a major supplier of instruments and systems that are manufactured to European standards for personnel protection and environmental monitoring. The Company also manufactures industrial gauging and process control instruments used principally by manufacturers of flat-sheet materials, including metals, plastics, rubber, paper, and fibers.

     The Company's air-monitoring instruments measure pollutants in ambient air and from stationary sources such as industrial smoke stacks. The principal pollutants measured are oxides of nitrogen, sulfur dioxide, carbon monoxide, ozone, and volatile organic compounds (VOCs). These instruments are used by utility and industrial customers to ensure compliance with environmental regulations, by government agencies to monitor air quality, and by research facilities. The Occupational Safety and Health Administration's safety requirements for protecting workers from toxic or explosive atmospheres in confined spaces are addressed with the Company's detectors, instruments, and systems for sensing, monitoring, and warning of such dangers.

     In addition, the Company manufactures equipment that provides on-line, real-time analysis of elements in bulk raw materials, such as coal and cement.

     The Company manufactures and markets a number of process monitoring, analysis, and control systems including: analog and digital recorders for continuous process industries; process and laboratory analytical instruments and monitors to detect lethal gases for the oil, gas, and petrochemical industries; supervisory control and data acquisition software for process monitoring and operator interface in a variety of industrial processes; and turnkey, integrated systems to control networks of distant oil and gas wells.

     The Company also manufactures and markets process gauges and non-contacting and non-intrusive process control instrumentation to measure liquid levels, density, weight, and flows for a variety of industries. The Company's X-ray fluorescence instruments allow for the nondestructive analysis of inorganic elements. Applications include alloy identification, on-line process monitoring and quality control, characterization of toxic metals in soil, and thickness and/or composition of semiconductor thin films.

     The 1995 acquisition of ATI's Analytical Instrument Division added to the Company's product offerings in several analytical areas, notably in ultraviolet visual spectrometry and thermogravimetric analysis.

ALTERNATIVE-ENERGY SYSTEMS

     The Company's Alternative-energy Systems segment includes the operation and, prior to 1994, the construction and sale of independent (nonutility) power plants. This segment also includes the manufacture, sale, and servicing of industrial refrigeration systems; natural gas and marine engines; packaged cooling and cogeneration systems; and steam turbines and compressors.

  Alternative-energy Power Plants

     Through its Thermo Ecotek Corporation subsidiary, the Company designs, develops, owns, and operates independent (nonutility) electric power generation facilities that use a range of environmentally responsible combustion technologies. Since 1987, the Company has owned and operated facilities fueled by agricultural and wood waste, including urban wood waste (referred to as "biomass"). The Company currently operates seven facilities representing total electric generating capacity of approximately 140 megawatts. The Company develops and operates its facilities through joint ventures or limited partnerships in which the Company has a majority interest or through wholly owned subsidiaries.

     Thermo Ecotek intends to pursue project development and acquisition opportunities both in the U.S. and internationally. Projects are expected to include power generation and "clean-fuels" production and processing facilities, and may include natural gas infrastructure facilities and investments in other environmental businesses in the future.

     The facilities that are leased by the Company are owned by institutional investors and leased on a long-term basis to the Company or to joint ventures or partnerships in which the Company has ownership interests. The Company uses internal funds for preconstruction development expenses and generally obtains external financing for construction. The Company has equity ownership interests in three operating plants. The Company may make additional significant equity investments in future projects. The process of locating, developing, financing, and constructing power plants is highly complex, lengthy, and expensive and only a small percentage of the power projects that the Company evaluates or pursues results in operating projects.

     In August 1995, Thermo Ecotek, through two wholly owned subsidiaries, entered into a Limited Partnership Agreement with KFX Wyoming, Inc., a subsidiary of KFX Inc. (KFX), to develop, construct, and operate a subbituminous coal-beneficiation plant to be located near Gillette, Wyoming. The plant, which is expected to begin commercial operation in late 1996, will employ certain patented clean coal technology.

     Thermo Ecotek also entered into an agreement with KFX under which Thermo Ecotek acquired 3,000,000 shares of KFX common stock, or approximately 14% of the outstanding stock of KFX, for $2.00 per share, and obtained the rights to purchase up to 51% of KFX common stock at certain times through 2000.

     In July 1995, Thermo Ecotek entered into an agreement to invest $15 million in a 185 megawatt combined cycle, steam-turbine electric generation facility located in Puerto Plata, Dominican Republic, owned by Smith/Enron Cogeneration Limited Partnership (SECLP), contingent upon the satisfaction by the facility of certain performance tests. In other international projects, Thermo Ecotek has two plants under development in India, and has begun development efforts in the Czech Republic, to provide environmentally friendly power generation.

     In May 1996, Thermo Ecotek acquired the assets of the W.R. Grace & Co. business unit specializing in the manufacture and distribution of botanical extracts and microbial products used for pest control, for approximately $8 million. Thermo Ecotek will also pay a royalty fee of seven percent on annual sales in excess of $14 million through the year 2000. The new business unit will be known as Thermo Trilogy Corporation.

  Waste-recycling Facility

     In early 1994, the Company completed construction and commenced operation of a 2,100-ton-per-day municipal solid waste-recycling facility (the Recycling Facility) in San Diego County, California (the County). The construction of the Recycling Facility was financed by the issuance of $133.7 million principal amount of bonds by the California Pollution Control Financing Authority (the CPCFA Bonds). The County is a party to these financing arrangements and is responsible for payment of the facility debt in the event of County defaults. The obligations are nonrecourse to the Company for events of County default.

     The Company entered into a 24-year agreement with the County under which the Company, for a service fee, was committed to recycle materials recovered from the County's waste stream to reduce the volume of remaining waste. During 1995, the County ceased delivering waste to the facility and defaulted on certain payment obligations to the Company. The County was also not in compliance with certain covenants of its agreements with the bank group that provided the facility financing. As a result of the preceding events, the Company wrote off its net investment in the facility during 1995. (See also "Management's Discussion and Analysis of Financial Condition and Results of Operations of Thermo.")

  Other

     The Company, through its Thermo Power Corporation subsidiary, develops, manufactures, markets, and services environmentally sound and economically efficient industrial refrigeration equipment, natural gas-fueled and low-emission natural gas engines for vehicular and stationary applications, lift-truck engines, marine engines, and commercial cooling and cogeneration units.

     Through its industrial refrigeration business, the Company provides environmentally sound solutions to the refrigeration needs of the food-processing, petrochemical, and pharmaceutical industries. More than 80% of the Company's refrigeration products operate on ammonia, a non-ozone-depleting alternative to the chlorofluorocarbon refrigerants gradually being phased out by government regulations. The 1994 acquisition of NuTemp, Inc., which rents and sells new and remanufactured commercial cooling and industrial refrigeration equipment, broadens the product lines and services the Company offers.

     Many of Thermo Power's products are powered by its low-emission dedicated natural gas-fueled TecoDrive(R) engines. Thermo Power has supplied major fleet operators such as United Parcel Service and the U.S. Postal Service with TecoDrive engines to power some of their alternative-fuel vehicles. Thermo Power also manufactures natural gas engines for stationary applications, including compressor drives. Other products that operate with TecoDrive engines include cooling and cogeneration systems and gas engine-driven refrigeration systems. The Company also manufactures gasoline and LPG (liquefied petroleum gas) engines for lift trucks and gasoline engines for marine applications, primarily "cruiser" class boats ranging in size from 25 to 45 feet.

     In addition, the Company conducts sponsored research and development on advanced systems for clean combustion, including a low-cost system for converting a diesel-fueled engine to operate solely on natural gas without major modifications to the engine.

     Through its ThermoLyte Corporation subsidiary, formed in March 1995, Thermo Power is developing a line of propane-powered lighting products, including flashlights, area lights or lanterns, and hazard lights. These products will be based on proprietary technology for a rigid mantle, the "bulb" in gas lighting products.

     The Company's Alternative-energy Systems segment also includes its Peter Brotherhood Ltd. subsidiary, a U.K.-based manufacturer of steam turbines and compressors.

PROCESS EQUIPMENT

     The Company designs, manufactures, and sells advanced, custom-engineered processing machinery, including paper-recycling and papermaking equipment, metallurgical thermal-processing systems, and electroplating systems.

  Paper-recycling and Papermaking Equipment

     Through its Thermo Fibertek Inc. subsidiary, the Company designs and manufactures processing machinery and accessories for the paper-recycling and papermaking industries. The Company's principal products include custom-engineered systems and equipment for the preparation of wastepaper for conversion into recycled paper, and accessory equipment and related consumables important to the efficient operation of papermaking machines. The Company has developed technologically advanced equipment for the preparation of white recycled fiber (e.g. printing and office paper, newsprint, and tissue). The Company sells in countries outside the Pacific Rim technologically advanced equipment for the preparation of brown recycled fiber (e.g. corrugated boxes and paper bags) pursuant to a license from Aikawa Iron Works Co., Ltd., a leading Japanese manufacturer of this equipment.

     Thermo Fibertek also designs and manufactures accessories used in the papermaking industry, including doctor blades and showers that perform on-line continuous cleaning of the fabrics and rolls used in the papermaking process. This cleaning process is important to papermakers because it reduces machine breakdowns, extends the life of consumable paper machine fabrics, and improves paper quality. Thermo Fibertek also manufactures forming tables, vacuum systems, and water-management systems.

     In December 1994, a wholly owned subsidiary of the Company entered into a $145 million contract for engineering, procurement, and construction services for an office wastepaper de-inking facility located in Menominee, Michigan. Completion of construction is expected in 1996. Thermo Fibertek is supplying approximately $16 million of equipment and services under the contract over a two-year period.

  Metallurgical Thermal-processing Systems

     The Company, through a division of its Thermo TerraTech Inc. subsidiary (formerly Thermo Process Systems Inc.), designs, manufactures, and sells computer-controlled, custom-engineered thermal-processing systems used to treat primary metals and metal parts.

     The Company also manufactures electroplating systems, heavy metal and waste-treatment systems, and aqueous cleaning systems that offer an alternative to the use of ozone-damaging solvents in a variety of production processes.

BIOMEDICAL PRODUCTS

     The Company's Biomedical Products segment comprises a number of different businesses. The Company made several acquisitions in 1995, including Bird Medical Technologies, Inc. and Bennett X-Ray Corporation.

     Thermo Cardiosystems Inc., a majority-owned subsidiary of Thermedics Inc., has developed two versions of an implantable left ventricular-assist system
(LVAS): a pneumatic system that can be controlled by either a bedside console or portable unit, and an electric system that features an internal electric motor powered by an external battery-pack worn by the patient. These devices are designed to perform substantially all or part of the pumping function of the left ventricle of the natural heart for patients suffering from cardiovascular disease. Unlike a total artificial heart system, an LVAS allows the natural heart to remain in place to assist the heart when it is unable to provide sufficient cardiac function to maintain life. In October 1994, the U.S. Food and Drug Administration (FDA) granted approval for commercial sale of the pneumatic LVAS. With this approval, the pneumatic system is available for sale to cardiac centers throughout the United States. In April 1994, the Company received the European Conformity Mark (CE Mark) for the commercial sale of the pneumatic LVAS in all European Community countries. The electric version of the LVAS, which received the CE Mark in August 1995, is currently being used in clinical trials in the U.S. for patients awaiting heart transplants and may not be sold commercially in this country until it has received approval from the FDA. In December 1995, the FDA approved the protocol for conducting clinical trials using Thermo Cardiosystems' electric LVAS as an alternative to transplant. It is implanted both as a bridge to transplant and as an alternative to heart transplants in Europe.

     The Company's wholly owned International Technidyne Corporation subsidiary is a leading manufacturer of hemostasis management products, including blood coagulation-monitoring instruments. International Technidyne also manufactures and markets skin-incision devices that can draw minute but medically significant blood samples through precisely controlled incisions.

     Nicolet Biomedical Inc., another wholly owned subsidiary of the Company, is a leading manufacturer of biomedical instruments for assessing muscle, nerve, sleep, hearing, and brain blood-flow disorders and for related work in clinical neurophysiology. These instruments are used in hospitals, clinics, universities, private practice medical offices, and medical research facilities by physicians and technologists for routine clinical testing and intra-operative monitoring. Nicolet Biomedical also manufactures systems that record and display spontaneous brain waves in the form of a topographic colored "map." Such maps of brain activity are used in conjunction with other measurements to assist in the diagnosis of various neurologic disorders.

     Trex Medical Corporation, a majority owned subsidiary of ThermoTrex Corporation, is a leading manufacturer of low-dose X-ray mammography equipment and minimally invasive needle-biopsy systems. In 1992, the Company introduced a digital imaging mammography system designed to target only a specific area of the breast where a suspicious lesion has been detected, creating a digital image of the lesion on a video monitor within seconds of taking an X-ray. The advantage of digital imaging is that the radiologist can manipulate and enhance the image quality to scrutinize subtle differences that may go undetected on a film-based X-ray. The Company is developing a digital imaging system capable of imaging the whole breast rather than just a specific area. The FDA is currently evaluating whether this type of screening system will require a premarket approval application or a 510(k) application. The Company does not expect to submit data to the FDA seeking market clearance for its full-breast digital imaging system before the end of 1996.

     Trex Medical's needle-biopsy systems provide a less-invasive alternative to conventional surgical biopsies. Compared with open surgery, these needle techniques are less traumatic to the patient, result in less scarring, which can affect the accuracy of future mammograms, and are performed on an outpatient basis at significantly lower cost.

     Acquired in September 1995, Bennett X-Ray Corporation, a subsidiary of Trex Medical, is a leading manufacturer of general-purpose and specialty radiographic systems, including mammography systems. Bennett manufactures office-based radiographic systems, which are cost-effective units generally used in doctors' offices and surgi-care centers. In 1993, Bennett broadened its focus by offering the more sophisticated, more expensive systems typically used in hospitals. Bennett entered the hospital market with systems based on its patented high-frequency generator, which permits shorter exposure times that result in lower radiation doses and greater image contrast and resolution.

     In May 1996, Trex Medical acquired XRE Corporation for approximately $17 million in cash. In addition, Trex Medical repaid approximately $1.8 million of XRE's debt. XRE designs, manufactures and markets specialized X-ray systems used in the diagnosis and treatment of coronary artery disease and other vascular conditions. XRE had revenues of approximately $29.3 million in 1995.

     ThermoLase Corporation, a majority-owned subsidiary of ThermoTrex, manufactures skin-care, bath, and body products sold through salons, spas, and stores, including the lotion that is an integral part of the laser-based SoftLight(SM) system that has been developed for the removal of unwanted hair.

     Bird Medical Technologies, Inc. was acquired by the Company in August 1995. Bird Medical Technologies develops, manufactures, and sells respiratory care equipment and accessories and infection-control products to hospitals, subacute care facilities, outpatient surgical centers, doctors, dentists, the military, as well as other manufacturers.

ENVIRONMENTAL SERVICES

     Through its Thermo TerraTech subsidiary, the Company provides comprehensive laboratory-based environmental testing and analysis, as well as design and construction inspection of water supply and wastewater treatment facilities, natural resource management consultation, surveying and site planning, transportation engineering services, solid waste management services, and building services.

     In February 1995, Thermo TerraTech acquired Elson T. Killam Associates Inc., which provides environmental consulting and engineering services and specializes in wastewater treatment and water resources management.

     In May 1995, Thermo TerraTech acquired substantially all of the assets of Lancaster Laboratories, Inc. and its affiliate Clewmark Holdings (collectively Lancaster Laboratories). Lancaster Laboratories, based in Lancaster, Pennsylvania, is a provider of high-quality analytical services to the environmental, food, and pharmaceutical industries.

     Thermo Remediation Inc., a majority-owned subsidiary of Thermo TerraTech, provides soil-remediation services from a network of regional centers. These soil-remediation centers thermally treat soils to remove and destroy hydrocarbon contamination caused by leaking storage tanks, spills accumulated at manufactured-gas plants and refineries, and from other sources. Thermo Remediation also operates a waste fluids-recycling facility through a fluids-recovery company based in Arizona, and offers services in nuclear remediation and health safety at radioactivity contaminated sites. Through Thermo Remediation's December 1995 acquisition of Remediation Technologies, Inc., the Company also offers a broad array of remedial solutions, including bioremediation and the application of risk-based corrective actions such as brownfield development. A majority-owned subsidiary of Thermo TerraTech, Thermo EuroTech N.V. (formerly J. Amerika N.V.), provides waste-oil recycling, underground tank removal, and other environmental services from its Netherlands-based operation.

     In addition, metallurgical heat-treating services are provided for customers in the automotive, aerospace, defense, and other industries. The Company also provides metallurgical fabrication services, principally on high-temperature materials, for customers in the aerospace, medical, electronics, and nuclear industries.

ADVANCED TECHNOLOGIES

     The Company's ThermoTrex subsidiary conducts sponsored research and development and is also attempting to commercialize new products based on advanced technologies it has developed in its laboratories. Sponsored research and development conducted by ThermoTrex, principally for the U.S. government, includes basic and applied research in electro-optic and electro-acoustic systems, signal processing, materials technology, and lasers.

     ThermoTrex is currently developing a passive microwave camera intended to "see" through clouds and fog to enhance safety in aerial navigation, the Sonic CT(TM) (computed tomography) system for the early detection of breast cancer, and a blood-flow measurement system, called the Doppler CT, for the diagnosis and monitoring of peripheral vascular disease. Because ThermoTrex's products are at different stages of development and subject to different levels of regulatory approval, no assurance can be given that the necessary approvals for any of the projects will be obtained on a timely basis, or at all, or that any of them will eventually result in commercially viable products.

     In April 1995, ThermoLase received clearance from the FDA to commercially market its laser-based hair-removal system, SoftLight. The SoftLight system uses a low-energy dermatology laser, in combination with a laser-absorbing lotion, to remove hair. On October 30, 1995, ThermoLase opened its first pilot retail center, Spa Thira, in La Jolla, California. ThermoLase has signed leases for Spa Thira locations in Dallas and Beverly Hills, and plans to begin opening additional centers in the second half of calendar 1996. In January 1996, ThermoLase formed a joint venture to market the SoftLight process in Japan.

     Through Thermedics' Thermo Sentron Inc. (formerly Ramsey Technology, Inc.) subsidiary, the Company manufactures high-speed precision weighing and inspection equipment for industrial production and packaging lines serving two principal markets: packaged goods and bulk materials. The packaged goods market includes a wide range of checkweighing equipment and metal detectors that can be integrated at various stages in production lines for process control and quality assurance and are sold primarily to customers in the food processing and pharmaceutical industries. The bulk materials product line includes conveyor belt scales, solids level measurement and conveyor monitoring devices, and sampling systems, all sold primarily to customers in the mining and material processing industries, as well as electric utilities, chemical, and other manufacturing companies.

     Through the Orion laboratory products division of Analytical Technology, Inc., acquired by Thermedics in December 1995, the Company manufactures electrochemistry, microweighing, process, and other instruments used to analyze the chemical composition of foods, beverages, and pharmaceuticals and detect contaminants in environmental and high-purity water samples.

     Based on technology that has been used to develop instruments sold by the Company for the detection of nitrogen-based compounds, the Company developed the EGIS(R) system for screening people, baggage, and electronic equipment, such as personal computers, for the presence of a wide range of explosives, including the plastic explosives that have proven difficult to detect using conventional methods. In 1992, the Company introduced a high-speed product quality assurance system based on its vapor-detection technology for use in bottling lines in the carbonated beverage industry (the Alexus(R) system). The Alexus system is currently being used to ensure product quality in more than 200 bottling lines worldwide. In 1994, the Company introduced a new system to the bottled water industry, and it continues to develop new technologies for product quality applications in response to consumer demand for product quality and regulatory influences.

     Thermo Voltek Corp., a majority-owned subsidiary of Thermedics, designs, develops, and manufactures electronic test instruments that test electronic and electrical systems and components for electromagnetic compatibility (EMC), offers EMC-consulting and systems-integration services, acts as a distributor of a broad range of EMC-testing products, and manufactures power-conversion systems for use in telecommunications equipment. Thermo Voltek also designs, manufactures, and markets high-voltage power conversion systems, modulators, fast-response protection systems, and related high-voltage equipment for industrial, medical, and environmental processes, and defense and scientific research applications.

     The Company's wholly owned Coleman Research Corporation subsidiary, acquired in March 1995, provides systems integration, systems engineering, and analytical services to government and commercial customers in fields of information technology, energy and the environment, software engineering, launch systems, advanced radar imaging, and health systems.

PUBLICLY AND PRIVATELY HELD SUBSIDIARIES


     In 1983, the Company adopted a strategy of having certain subsidiaries sell a minority interest in a public or private offering to outside investors. An important goal of this strategy is to provide the entrepreneurial atmosphere and focused performance incentives of a separate business. As of May 31, 1996, the Company had 20 subsidiaries that have sold minority equity interests, 15 of which are publicly traded and five of which are privately held. In addition, one subsidiary has privately sold debentures that will be convertible into shares of common stock upon the completion of its initial public offering.


     Thermedics Inc. develops, manufactures, and markets product quality assurance systems, precision weighing and inspection equipment, explosives-detection devices, microweighing and electrochemistry instruments, as well as biomaterials and other biomedical products. Thermedics' products are included in the Company's Biomedical Products and Advanced Technologies segments.

          Thermo Cardiosystems Inc., a majority-owned subsidiary of Thermedics, develops, manufactures, markets, and sells implantable left ventricular-assist systems designed to perform substantially all or part of the pumping function of the left ventricle of the natural heart for patients suffering from cardiovascular disease. Thermo Cardiosystems' products are included in the Company's Biomedical Products segment.

          Thermo Voltek Corp., a majority-owned subsidiary of Thermedics, designs, manufactures, and markets instruments that test electronic systems and components for electromagnetic compatibility, and provides related distribution and consulting services. Thermo Voltek also designs and manufactures high-voltage power conversion systems for research and commercial applications, and specialized power supplies for telecommunications equipment. Thermo Voltek's products are included in the Company's Advanced Technologies segment.

          Thermo Sentron Inc., a majority-owned subsidiary of Thermedics develops, manufactures, and markets high speed precision-weighing and inspection equipment for producers of bulk materials and for packaging lines in the food, pharmaceutical and other diverse industries. Thermo Sentron's products for the packaged goods industry include check weighers and metal detectors.


          Thermedics Detection Inc., a majority-owned, privately held subsidiary of Thermedics, develops, manufactures and markets instruments used to detect ultratrace (parts-per-trillion) concentrations of chemical compounds. Thermedics Detection's instruments are used in security applications, primarily the detection of explosives at airports and other locations, and in process applications in the food and beverage industry.

     Thermo Instrument Systems Inc., develops, manufactures, and markets analytical, monitoring, and process control instruments used to detect and measure air pollution, nuclear radioactivity, complex chemical compounds, toxic metals, and other elements in a wide range of materials as well as to control and monitor various industrial processes. Thermo Instrument's products represent the Company's Instruments segment.

          ThermoSpectra Corporation, a majority-owned subsidiary of Thermo Instrument, develops, manufactures, and markets precision imaging, inspection, and measurement instruments based on high-speed data acquisition and digital processing technologies.

          ThermoQuest Corporation, a majority-owned subsidiary of Thermo Instrument, develops, manufactures and sells mass spectrometers, liquid chromatographs, and gas chromatographs for the environmental, pharmaceutical and industrial marketplaces. These analytical instruments are used in the quantitative and qualitative chemical analysis of organic and inorganic compounds at ultra-trace levels of detection.

          Thermo BioAnalysis Corporation, a majority-owned, privately held subsidiary of Thermo Instrument, develops, manufactures, and sells instrumentation for the analytical biochemistry, biopharmaceutical, and health physics instrumentation markets. It comprises four operations that specialize in capillary electrophoresis; matrix-assisted laser desorption/ionization time-of-flight mass spectrometry; health physics instrumentation; and immunoassays, which are analytical methods widely used in pharmaceutical and biopharmaceutical research, as well as for clinical testing of patient samples.


          Thermo Optek Corporation, a majority owned subsidiary of Thermo Instrument, is a worldwide leader in the development, manufacture, and marketing of optical and energy-based analytical instruments. These instruments are used in the quantitative and qualitative chemical analysis of elements and molecular compounds in a wide variety of solids, liquids, and gases.


     Thermo TerraTech Inc. provides environmental services and infrastructure planning and design encompassing a range of specializations within consulting and design, soil and water remediation, and laboratory testing. Thermo TerraTech also provides metal-treating services. Thermo TerraTech's products and services are included in the Company's Environmental Services and Process Equipment segments.

          Thermo Remediation Inc., a majority-owned subsidiary of Thermo TerraTech, is a leading provider, to clients nationwide, of services for the recycling of petroleum-contaminated soils and fluids as well as manufactured-gas plant and refinery wastes. Thermo Remediation is also a major supplier of nuclear remediation and safety services at radioactively contaminated sites, and is a leader in the application of bioremediation technology. Thermo Remediation's services are included in the Company's Environmental Services segment.

          Thermo EuroTech N.V., a majority-owned, privately held subsidiary of Thermo TerraTech, provides environmental services in the Netherlands, including recycling waste oils, testing, removal, and installation of underground storage tanks, and groundwater cleanup. Thermo EuroTech's services are included in the Company's Environmental Services segment.

     Thermo Power Corporation manufactures, markets, and services industrial refrigeration equipment; natural gas engines for vehicular and stationary applications; natural gas-fueled cooling and cogeneration systems; lift-truck engines; and marine engines. Thermo Power also conducts sponsored research and development on advanced systems for clean combustion and other high-efficiency gas-fueled devices. Thermo Power's products are included in the Company's Alternative-energy Systems segment.

          ThermoLyte Corporation, a majority-owned, privately held subsidiary of Thermo Power, was formed in March 1995 to develop and commercialize a line of propane-powered lighting products, including flashlights, area lights or lanterns, and hazard lights.

     ThermoTrex Corporation manufactures and markets mammography and needle-biopsy systems for the early detection of breast cancer, and develops advanced technologies that it is incorporating into commercial products for the medical imaging, personal-care, and avionics industries. ThermoTrex's products are included in the Company's Advanced Technologies and Biomedical Products segments.

          ThermoLase Corporation, a majority-owned subsidiary of ThermoTrex, has developed a laser-based system for the removal of unwanted hair, and manufactures skin-care and other personal-care products sold through salons, spas, and stores. ThermoLase's hair-removal system, called SoftLight, is included in the Company's Advanced Technologies segment, and its skin-care products are included in the Company's Biomedical Products segment.

          Trex Medical Corporation, a majority-owned privately held subsidiary of ThermoTrex, designs, manufactures, and markets mammography equipment and minimally invasive stereotactic needle biopsy systems used for the detection of breast cancer, as well as office-based general radiography equipment. Trex Medical's products are included in the Company's Biomedical Products segment.

     Thermo Fibertek Inc. develops, manufactures, and markets a range of equipment and accessory products for the domestic and international paper industry, including de-inking and stock-preparation equipment, and water-management systems for paper recycling. Thermo Fibertek's products are included in the Company's Process Equipment segment.

     Thermo Ecotek Corporation develops and operates independent (nonutility) power plants that use clean combustion technology and alternative-energy sources, such as agricultural waste. The Company is also now involved in engineered clean fuels, as well as a range of other environmentally sound technologies. Thermo Ecotek's operations are included in the Company's Alternative-energy Systems segment.

  (ii) New Products

     The Company's business includes the development and introduction of new products and may include entry into new business segments. The Company has made no commitments to new products that require the investment of a material amount of the Company's assets, nor does it have any definitive plans to enter new business segments that would require such an investment (see Section (xi) "Research and Development").

  (iii) Raw Materials

     Thermo Cardiosystems relies upon several custom-designed components and materials supplied by other companies to manufacture its LVAS. In 1992, several suppliers of such components and materials notified Thermo Cardiosystems that they intended to exit the biomedical market. While the Company believes that it will be able to develop new sources of, or alternatives to, these materials and components, no assurance can be given that the Company will develop such sources or alternatives in a timely manner, or that the FDA will approve the use of any such alternative materials or components.

     Except as described above, in the opinion of management, the Company has a readily available supply of raw materials for all of its significant products from various sources and does not anticipate any difficulties in obtaining the raw materials essential to its business.

  (iv) Patents, Licenses, and Trademarks

     The Company considers patents to be important in the present operation of its business. Except for ThermoLase's patents for its laser-based hair-removal system, the Company does not consider any patent, or related group of patents, to be of such importance that its expiration or termination would materially affect the Company's business taken as a whole. The Company seeks patent protection for inventions and developments made by its personnel and incorporated into its products or otherwise falling within its fields of interest. Patent rights resulting from work sponsored by outside parties do not always accrue exclusively to the Company and may be limited by agreements or contracts.

     The Company protects some of its technology as trade secrets and, where appropriate, uses trademarks or registers its products. It also enters into license agreements with others to grant and/or receive rights to patents and know-how.

  (v) Seasonal Influences

     There are no significant seasonal influences on the Company's sales of products and services.

  (vi) Working Capital Requirements

     There are no special inventory requirements or credit terms extended to customers that would have a material adverse effect on the Company's working capital.

  (vii) Dependency on a Single Customer

     No single customer accounted for more than 10% of the Company's total revenues in any of the past three years. The Advanced Technologies segment derived approximately 27%, 13%, and 23% of its revenues in 1995, 1994, and 1993, respectively, from contracts with various agencies of the U.S. government and approximately 23% of its revenues in 1994 from one customer for a process-detection instrument. In connection with the development of power plants, the Company typically enters into long-term power supply contracts with a single customer for the sale of power generated by each plant. The Alternative-energy Systems segment derived 16% of its revenues in 1995 and 1994 and 9% of its revenues in 1993, from Pacific Gas & Electric and 15%, 19%, and 18% of its revenues in 1995, 1994, and 1993, respectively, from Southern California Edison.

  (viii) Backlog

     The Company's backlog of firm orders at year-end 1995 and 1994 was as follows:

                                                                       1995         1994
                                                                     --------     --------
                                                                        (IN THOUSANDS)
    Instruments....................................................  $188,700     $139,600
    Alternative-energy Systems.....................................   112,900      109,100
    Process Equipment..............................................   114,800      199,000
    Biomedical Products............................................    77,100       37,300
    Environmental Services.........................................    76,500       46,700
    Advanced Technologies..........................................   117,200      206,500
                                                                     --------     --------
                                                                     $687,200     $738,200
                                                                     ========     ========

     The Alternative-energy Systems segment backlog for 1994 has been restated to exclude the backlog of the Recycling Facility (see "Alternative-energy Systems" under sub-section (i), "Principal Products and Services," above).

     Backlog includes the uncompleted portion of research and development contracts and the uncompleted portion of certain equipment contracts that are accounted for using the percentage-of-completion method. The Company believes approximately 95% of the 1995 backlog will be filled during fiscal 1996.

  (ix) Government Contracts

     Approximately 9% of the Company's total revenues in 1995 were derived from contracts or subcontracts with the federal government, which are subject to renegotiation of profits or termination. The Company does not have any knowledge of threatened or pending renegotiation or termination of any material contract or subcontract.

  (x) Competition

     The Company is engaged in many highly competitive industries. The nature of the competition in each of the Company's markets is described below:

INSTRUMENTS

     The Company is among the principal manufacturers of analytical instrumentation. Within the markets for the Company's analytical instrument products, the Company competes with several large corporations with broad product offerings, as well as numerous smaller companies that address only particular segments of the industry or specific geographic areas. The Company's instruments business generally competes on the basis of technical advances that result in new products and improved price-performance ratios, reputation among customers as a quality leader for products and services, and active research and application-development programs. To a lesser extent, the Company competes on the basis of price.

ALTERNATIVE-ENERGY SYSTEMS

     The worldwide independent power market consists of numerous companies, ranging from small startups to multinational industrial companies. In addition, a number of regulated utilities have created subsidiaries that compete as nonutility generators. Nonutility generators often specialize in market "niches," such as a specific technology or fuel (for example, gas-fired cogeneration, refuse-to-energy, hydropower, geothermal, wind, solar, wood or coal) or a specific region of the country where they believe they have a market advantage. However, many nonutility generators, including the Company, seek to develop projects on a best-available-fuel basis. The Company competes primarily on the basis of project experience, technical expertise, capital resources, and power pricing.

     The Company's sale of industrial refrigeration systems is subject to intense competition. The industrial refrigeration market is mature, highly fragmented, and extremely dependent on close customer contacts. Major industrial refrigeration companies, of which the Company is one, account for approximately one-half of worldwide sales, with the balance generated by many smaller companies. The Company competes principally on the basis of its advanced control systems and overall quality, reliability, service, and price. The Company believes it is a leader in remanufactured refrigeration equipment. Its rental services business has one large competitor that supplies rental equipment. The Company competes in this market based on price, delivery time, and customized equipment.

     The Company's sale of packaged cogeneration systems is subject to intense competition, both direct and indirect. Direct competitors consist of companies that sell cogeneration products resembling those sold by the Company as well as electric utilities' pricing programs. Indirect competitors include manufacturers of conventional heating and cooling systems.

     As the alternative-fuel engine market becomes fully developed, the Company anticipates that competition, specifically in the market for natural gas engines for vehicles, will be intense, and potential competitors may include major automotive and natural gas companies and other companies that have substantially greater financial resources than those of the Company.

     The Company has experienced intense competition in the marine engine business in recent years as some of its former customers have been acquired by competitors following the vertical integration of the boating industry. Competition is primarily on the basis of quality, reliability, and service.

PROCESS EQUIPMENT

     The Company faces significant competition in the markets for paper-recycling and water handling equipment and papermachine accessories, and competes in these markets primarily on the basis of quality, service, technical expertise, and product innovation. The Company is a leading supplier of accessory equipment for papermaking machines, and competes in this market primarily on the basis of service, technical expertise, and performance. The market for thermal-processing systems is subject to intense competition worldwide. The Company is aware of at least eight companies that market a number of products comparable to the Company's, but competition for particular projects is typically limited to fewer companies. The Company competes on the basis of several factors, including technical performance, product quality and reliability, timely delivery, and often price.

BIOMEDICAL PRODUCTS

     Competition in the markets for most of the Company's biomedical products, including those manufactured by Thermo Cardiosystems, ThermoTrex, Nicolet Biomedical, ITC, and Bird Medical Technologies, is based to a large extent upon technical performance.

     The Company is aware of one other company that has submitted a PMA application with the FDA for an implantable LVAS. The Company is unaware whether this PMA application has been accepted for filing by the FDA. Also, the Company is aware of one other company that has received approval by the FDA Advisory Panel on Circulatory System Devices and subsequent commercial approval for its cardiac-assist device. This is an external device that is positioned on the outside of the patient's chest and is intended for short-term use in the hospital environment. The Company is also aware that a total artificial heart is currently undergoing clinical trials. The requirement of obtaining FDA approval for commercial sale of an LVAS is a significant barrier to entry into the U.S. market for these devices. There can be no assurance, however, that FDA regulations will not change in the future, reducing the time and testing required for others to obtain FDA approval. In addition, other research groups and companies are developing cardiac-assist systems using alternative technologies or concepts, one or more of which might prove functionally equivalent to or more suitable than the Company's systems. Among products that have been approved for commercial sale, the Company competes primarily on the basis of performance, service capability, reimbursement status, and price.

     The Company is one of a number of competitors in the markets for mammography and general radiographic systems and is one of two competitors in the market for prone stereotactic needle biopsy systems. The Company competes in these markets primarily on the basis of product features, product performance, and reputation, as well as price and service. Many of the Company's radiographic products are technologically innovative, and the markets in which the Company competes with these products are characterized by rapid technological change. The Company believes that in order for it to be competitive in these markets it will be important for it to continue to be technologically innovative.

ENVIRONMENTAL SERVICES

     The Company competes in the market for soil-remediation services based on its ability to offer customers superior protection from environmental liabilities using a national network of cleanup facilities. The Company believes that there are two other companies that operate fixed-site thermal-treatment facilities for soil-remediation in multiple states. However, the Company faces competition in local markets from landfills, other treatment technologies, and from companies competing with similar technologies, which limits the prices that can be charged by the Company. Pricing is therefore a major competitive factor for the Company.

     The Company's metallurgical services business competes in specialty machining services. Competition is based principally on services provided, turnaround time, and price.

     Hundreds of independent analytical testing laboratories and consulting firms compete for environmental services business nationwide. Many of these firms use equipment and processes similar to those of the Company. Competition is based not only on price, but also on reputation for accuracy, quality, and the ability to respond rapidly to customer requirements. In addition, many industrial companies have their own in-house analytical testing capabilities. The Company believes that its competitive strength lies in certain niche markets within which the Company is recognized for its expertise.

ADVANCED TECHNOLOGIES

     In its contract research and development business, the Company not only competes with other companies and institutions that perform similar services, but must also rely on the ability of government agencies and other clients to obtain allocations of research and development monies to fund contracts with the Company.

The Company competes for its research and development programs principally on the basis of technical innovations. As government funding becomes more scarce, particularly for defense projects, the competition for such funding will become more intense. In addition, as the Company's programs move from the development stage to commercialization, competition is expected to intensify.

     The Company's Orion division competes with several international companies. In the markets for the products made by its Orion division, the Company competes on the basis of performance, service, technology, and price.

     The Company's Thermo Sentron subsidiary competes with several international and regional companies in the market for its products. Thermo Sentron's competitors in the packaged goods market differ from those in the bulk materials market. The principal competitive factors in both markets are customer service and support, quality, reliability, and price.

     The Company's product quality assurance systems compete with chemical-detection systems manufactured by several companies and with other technologies and processes for product quality assurance. Competition in the markets for all of the Company's detection products is based primarily on performance, service, and price.

     There are a number of competing technologies for instruments that detect explosives and narcotics, including makers of other chemical-detection instruments as well as enhanced X-ray detectors. To date, the Federal Aviation Administration (FAA) has not required that U.S. airports and airlines buy advanced explosives-detection equipment. The Company believes that companies, if any, whose devices are required by the FAA will have a substantial competitive advantage in the United States.

     The Company is a leading supplier of pulsed electromagnetic interference testing equipment in the U.S., and believes that it is also among the leading suppliers in Europe and the Pacific Rim, other than Japan. The Company competes in this market primarily on the basis of performance, technical expertise, and reputation.

     The Company estimates that there are approximately 20 companies that independently manufacture and market high-voltage power supply systems of the general type manufactured and marketed by Thermo Voltek. Thermo Voltek competes for both contracts and commercial sales primarily on the basis of technical expertise, product performance, and reputation.

     The Company's Coleman Research subsidiary has numerous public and private competitors in its various market segments. Coleman Research competes primarily on the basis of price, technological performance, technical expertise, and reputation.

  (xi) Research and Development

     During 1995, 1994, and 1993, the Company expended $266,104,000,
$229,200,000, and $176,316,000, respectively, on research and development. Of these amounts, $167,120,000, $149,645,000, and $116,733,000, respectively, were sponsored by customers and $98,984,000, $79,555,000, and $59,583,000, respectively, were Company-sponsored. Approximately 930 professional employees were engaged full-time in research and development activities at December 30, 1995.

  (xii) Environmental Protection Regulations

     The Company believes that compliance with federal, state, and local environmental protection regulations will not have a material adverse effect on its capital expenditures, earnings, or competitive position.

  (xiii) Number of Employees

     At December 30, 1995, the Company employed approximately 14,400 persons.

(d) Financial Information about Exports by Domestic Operations and about Foreign Operations

     Financial information about exports by domestic operations and about foreign operations is summarized in Note 15 to Consolidated Financial Statements contained herein.

  PROPERTIES

     The location and general character of the Company's principal properties by industry segment as of December 30, 1995, are as follows:

INSTRUMENTS

     The Company owns approximately 1,446,000 square feet of office, engineering, laboratory, and production space, principally in California, Colorado, Wisconsin, Germany, and England, and leases approximately 1,596,000 square feet of office, engineering, laboratory, and production space principally in California, Connecticut, Massachusetts, Ohio, Texas, Wisconsin, and England, under leases expiring from 1996 to 2017.

ALTERNATIVE-ENERGY SYSTEMS

     The Company owns approximately 358,000 square feet of office, engineering, and production space, principally in Pennsylvania and England, and leases approximately 320,000 square feet of office, engineering, laboratory, and production space principally in Illinois and Michigan, under leases expiring from 1996 to 2017. The Company operates four independent power plants in California, Maine, and New Hampshire, under leases expiring from 2000 to 2010. The Company owns three independent power plants in New Hampshire and California and a waste-recycling facility in California.

PROCESS EQUIPMENT

     The Company owns approximately 1,160,000 square feet of office, laboratory, and production space, principally in Connecticut, Massachusetts, New York, France, and England, and leases approximately 308,000 square feet of office, engineering, and production space principally in Michigan and Wisconsin, under leases expiring from 1996 to 2004.

BIOMEDICAL PRODUCTS

     The Company owns approximately 248,000 square feet of office and production space in California, Connecticut, and New Jersey, and leases approximately 587,000 square feet of office, engineering, laboratory, and production space in California, Illinois, New York, and Texas, under leases expiring from 1996 to 2009.

ENVIRONMENTAL SERVICES

     The Company owns approximately 835,000 square feet of office, laboratory, and production space, principally in California, Pennsylvania, Minnesota, and the Netherlands, and leases approximately 540,000 square feet of office, engineering, laboratory, and production space principally in California, Massachusetts, New Hampshire, New Mexico, and Pennsylvania, under leases expiring from 1996 to 2008.

     The Company owns approximately 16 acres of land from which it provides soil-remediation and fluid-recycling services in Arizona and Washington and leases approximately 96 acres of land from which it provides soil-recycling services in Maryland and South Carolina.

ADVANCED TECHNOLOGIES AND CORPORATE HEADQUARTERS

     The Company owns approximately 190,000 square feet of office space in Massachusetts and New York, and leases approximately 1,119,000 square feet of office, engineering, and laboratory space principally in Alabama, California, Florida, Massachusetts, and Minnesota, under leases expiring from 1996 to 2008.

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

     The Company believes that its facilities are in good condition and are suitable and adequate to meet its current needs, and that suitable replacements are available on commercially reasonable terms for any leases that expire in 1996 in the event that the Company is unable to renew such leases on reasonable terms.

     LEGAL PROCEEDINGS

     The Company has participated in the operation of the Dade County Downtown Government Center cogeneration facility in Miami, Florida, through a 50/50 joint venture of subsidiaries of the Company and Rolls-Royce, Inc. This facility and the joint venture are involved in regulatory and other legal proceedings at the Federal Energy Regulatory Commission, the Florida Public Service Commission and in court. See the information pertaining to this matter in Note 7 to Consolidated Financial Statements, and under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations of Thermo," contained herein.

     Certain subsidiaries of the Company have been notified that the U.S. Environmental Protection Agency (EPA) has determined that a release or a substantial threat of a release of a hazardous substance, as defined in the Comprehensive Environmental Response Compensation and Liability Act of 1980 (CERCLA or the Superfund law), occurred at sites to which chemical or other wastes generated by the manufacturing operations of these companies may have been sent. These notifications generally also allege that these companies may be potentially responsible parties with respect to the remedial actions needed to control or clean up any such releases. Under CERCLA, responsible parties can include current and previous owners of the site, generators of hazardous substances disposed of at the site, and transporters of hazardous substances to the site. Each responsible party can be jointly and severally liable, without regard to fault or negligence, for all costs associated with site remediation. In each instance the Company believes that it is one of several companies that received such notification and who may likewise be held liable for any such remedial costs.

     The Company is also involved in situations under state environmental laws with respect to certain other sites where remediation may be required. The Company is conducting investigative or remediation activities at these sites pursuant to arrangements with state environmental agencies.

     The Company evaluates its potential liability as a responsible party for these environmental matters on an ongoing basis subject to factors such as the estimated remediation costs, the nature and duration of the Company's involvement with the site, the financial strength of other potentially responsible parties, and the availability of indemnification from previous owners of acquired businesses. Estimated liabilities are accrued in accordance with Statement of Financial Accounting Standards No. 5, "Accounting for Contingencies." To date, the Company has not incurred any significant liability with respect to any of these sites and anticipates that future liabilities related to sites where the Company is currently a potentially responsible party or is otherwise conducting investigative or remediation activities, will not have a material adverse effect on its business, results of operations, or financial position.

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

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                      AND RESULTS OF OPERATIONS OF THERMO

OVERVIEW

     Thermo and its subsidiaries (the "Company") develop and manufacture a broad range of products that are sold worldwide. The Company expands the product lines and services it offers by developing and commercializing its own core technologies and by making strategic acquisitions of complementary businesses. The majority of the Company's businesses fall into four broad markets: environmental, energy, process control, and selected health and safety instrumentation.

     An important component of the Company's strategy is to establish leading positions in its markets through the application of proprietary technology, whether developed internally or acquired. A key contribution to the growth of the Company's segment income (as defined in the results of operations below), particularly over the last three years, has been the ability to identify attractive acquisition opportunities, complete those acquisitions, and derive a growing income contribution from the newly acquired businesses as they are integrated into the Company's business segments.

     The Company seeks to minimize its dependence on any specific product or market by maintaining and diversifying its portfolio of businesses and technologies. Similarly, the Company's goal is to maintain a balance in its businesses between those affected by various regulatory cycles and those more dependent on the general level of economic activity. Although the Company is diversified in terms of technology, product offerings, and geographic markets served, the future financial performance of the Company as a whole is largely affected by the strength of worldwide economies and the continued adoption and diligent enforcement of environmental, health, and safety regulations, among other factors.

     The Company believes that maintaining an entrepreneurial atmosphere is essential to its continued growth and development. In order to preserve this atmosphere, the Company has adopted a strategy of spinning out certain of its businesses into separate subsidiaries and having these subsidiaries sell a minority interest to outside investors. The Company believes that this strategy provides additional motivation and incentives for the management of the subsidiaries through the establishment of subsidiary-level stock option incentive programs, as well as capital to support the subsidiaries' growth. As a result of the sale of stock by subsidiaries, the issuance of stock by subsidiaries upon conversion of convertible debentures, and similar transactions, the Company records gains that represent the increase in the Company's net investment in the subsidiaries and are classified as "Gain on issuance of stock by subsidiaries" in the accompanying statement of income. These gains have represented a substantial portion of the net income reported by the Company in recent years. The size and timing of these transactions are dependent on market and other conditions that are beyond the Company's control. Accordingly, there can be no assurance that the Company will be able to generate gains from such transactions in the future.

  Proposed Accounting Pronouncement

     In October 1995, the Financial Accounting Standards Board (FASB) issued an exposure draft of a Proposed Statement of Financial Accounting Standards, "Consolidated Financial Statements: Policy and Procedures" ("Proposed Statement"). The Proposed Statement would establish new rules for determining when entities should be consolidated and how consolidated financial statements should be prepared. Under the Proposed Statement, it is possible that companies would be required to consolidate entities in which their legal ownership is as low as 40%. Companies involved with special purpose entities could be required to include these entities in their consolidated financial statements in such instances as when a company is the only general partner, although the company may own only a very small percentage of the entity (e.g. 1%). This portion of the Proposed Statement is expected to have little effect on the Company's consolidated financial statements. The portion of the Proposed Statement referred to as the Procedures portion, which describes how consolidated financial statements should be prepared, could result in significant changes in the way the

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

Company records certain transactions once control, as newly defined, has been reached. Under the Proposed Statement, the following accounting will result:

     Decreases in a parent's ownership interest in a subsidiary -- Under the Proposed Statement, any sale of the stock of a subsidiary that does not result in loss of control would be accounted for as a transaction in the equity of the consolidated entity with no gain or loss being recognized. This would occur even when the sale is made by the parent, and even though such a sale would result in a gain for corporate tax purposes. Under this provision, any sale of a non-controlling interest, e.g. 49% of a wholly owned entity, whether the sale results in an economic gain or loss, would be recorded only in the equity section of the balance sheet.

     Recording gains from the purchase of additional shares -- Under current practice, a company that owns marketable equity securities of other issuers may account for them as "available-for-sale" under Statement of Financial Accounting Standards (SFAS) No. 115, with the fair value adjustment being recorded in equity. Upon obtaining "significant influence" (current practice being twenty percent or greater ownership), under the Proposed Statement the unrealized holding gains and losses previously recorded in equity would be recorded in the income statement. The same accounting would result if an entity increased its ownership from an SFAS No. 115 investment directly to control and consolidation. Under this accounting, the more the acquirer pays for the additional shares, the greater the gain recorded.

     Changes in a parent's ownership interest in a subsidiary and step acquisitions -- Under the FASB's proposed economic unit model, once control is obtained, any transactions in a subsidiary's stock between the controlling and noncontrolling shareholders are considered equity transactions and, therefore, only the equity accounts of the reporting entity are impacted. Under the Proposed Statement, after control is obtained, the cost of any subsequent purchase is recorded as a reduction of equity. As a result, no additional goodwill is recorded on these subsequent purchases, but the charge to equity would reduce the book value of the acquirer. This charge to equity would not become part of the "cost" of acquiring the entity and, therefore, it would be possible to sell the entity at a later date and record a "gain" on the transaction, even though the seller actually sold it for less than what the seller paid to acquire it.

     The FASB conducted a hearing concerning the Proposed Statement in February 1996, at which the Company, along with other major companies and many of the major accounting firms and accounting associations, expressed their disagreement with various parts of the Proposed Statement. The FASB expects to issue a final Statement which could become effective for fiscal years beginning after December 15, 1996.

RESULTS OF OPERATIONS

  First Quarter 1996 Compared With First Quarter 1995

     Sales for the first quarter of 1996 were a record $635.1 million, an increase of $156.5 million, or 33%, over the first quarter of 1995. Segment income was $59.0 million, compared with $52.7 million in 1995, an increase of 12%. (Segment income is income before corporate general and administrative expenses, other income and expense, minority interest expense, and income taxes.) Operating income was $51.9 million, compared with $45.9 million in 1995, an increase of 13%.

     Sales from the Instruments segment were $225.6 million in 1996, an increase of $52.6 million, or 30%, over 1995. Sales increased primarily due to acquisitions made by Thermo Instrument, which added $40 million to sales in 1996. The remaining increase resulted from higher revenues from existing businesses, primarily due to greater demand for the Company's analytical instruments, offset in part by the unfavorable effects of currency translation due to the strengthening of the U.S. dollar in 1996. Segment income margin (segment income margin is segment income as a percentage of sales) was 10.6% in 1996, compared with 14.4% in 1995. Segment income margin declined due in part to a $3.5 million purchase accounting write-off of acquired technology resulting from the March 1996 acquisition of a substantial portion of the businesses comprising the Scientific Instruments Division of Fisons plc, which was acquired at the end of the first quarter of 1996, and due to lower margins at acquired businesses. The acquisition of the businesses from Fisons is expected to negatively impact segment income margins at Thermo Instrument due to lower margins at these businesses.

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

     Sales from the Alternative-energy Systems segment were $81.5 million in 1996, an increase of $7.4 million, or 10%, over 1995. Within this segment, revenues from Thermo Ecotek, which consist of revenues from biomass power plant operations, were $33.5 million in 1996, compared with $31.0 million in 1995. This increase results from higher contractual energy rates at all of the Company's facilities, except the Hemphill plant, as well as fewer days of scheduled and unscheduled outages at the Delano plants in California, offset in part by higher curtailment of power output at the Mendota and Woodland plants, also in California. Continued curtailment of power output at these plants is expected during the remainder of 1996. Revenues from the Company's waste-recycling facility in southern California were $4.9 million in 1996, compared with $6.7 million in 1995. Although this facility ceased processing waste and the Company wrote off its net investment in the facility in 1995, the customer is continuing to pay a portion of its obligation under the service agreement. The customer remains in default on the service agreement and continues to pursue the purchase of the facility from the Company. Sales at Peter Brotherhood increased to $13.4 million in 1996 from $11.5 million in 1995 as a result of increased demand for steam turbines and, to a lesser extent, increased demand for special-purpose machinery. Sales from Thermo Power were $29.8 million in 1996, compared with $24.9 million in 1995. This increase resulted primarily from greater demand for gas-fueled cooling systems and gasoline and natural gas TecoDrive engines and the inclusion of revenues from lift-truck engines.

     Segment income from the Alternative-energy Systems segment was $6.3 million in 1996, compared with $6.1 million in 1995. Thermo Ecotek had segment income of $4.5 million in 1996, compared with $3.4 million in 1995. This improvement results from higher revenues and lower fuel and other operating costs at two of Thermo Ecotek's California plants, offset in part by higher expenses for new business development. Segment income from the Company's waste-recycling facility was $2.3 million in 1996, compared with $1.2 million in 1995. This change results from lower depreciation expense as a result of the write-down of the Company's net investment in 1995. Results for this facility, net of related interest expense, were at a breakeven level for the first quarter of 1996. Peter Brotherhood incurred a segment loss of $0.5 million in 1996, compared with income of $0.2 million in 1995. This decline results from increased costs to complete jobs in process and competitive pricing pressures. Segment income at Thermo Power declined by $1.3 million due to lower prices for industrial refrigeration products resulting from competitive pricing pressures, lower manufacturing efficiencies, including lost production time during severe winter storms and, to a lesser extent, higher warranty expenses. Thermo Power expects that a cost increase in one of the major components of its industrial refrigeration packages will adversely affect the gross profit margin contributed from this product starting in the second quarter of 1996.

     Sales in the Process Equipment segment were $93.3 million in 1996, compared with $57.5 million in 1995. Sales from Thermo Fibertek increased $5.2 million to $49.0 million in 1996. This increase results primarily from an increase in demand for papermaking accessory products. Sales of $35.0 million in 1996 and $4.5 million in 1995 were recorded by a wholly owned subsidiary of the Company for construction of an office wastepaper de-inking facility in Menominee, Michigan. This facility is expected to be completed by the end of 1996. Sales of Thermo TerraTech's thermal-processing equipment increased $2.5 million from depressed 1995 levels, while sales from Napco's automated electroplating equipment business declined $2.4 million. Segment income margin was 10.3% in 1996, compared with 10.8% in 1995. This decline results primarily from lower margins on sales recorded by the Company on the Michigan project due to a higher proportion of pass-through costs.

     Sales in the Biomedical Products segment were $87.6 million in 1996, an increase of $33.4 million, or 62%, over 1995, primarily due to the inclusion of $26.1 million in sales from Bird Medical Technologies, Inc. and Bennett X-Ray Corporation, which were acquired in the third quarter of 1995, and increased demand for a number of the Company's biomedical products. Sales of ThermoTrex's mammography and needle-biopsy systems increased 17% to $22.4 million; sales of Thermo Cardiosystems' implantable left ventricular-assist system (LVAS) increased 52% to $6.7 million; neurodiagnostic monitoring equipment sold by the Company's wholly owned Nicolet Biomedical Inc. subsidiary increased 8% to $14.2 million; and sales of blood coagulation-monitoring products and skin-incision devices sold by the Company's wholly owned International Technidyne Corporation subsidiary increased 11% to $8.7 million. Segment income margin improved to 13.9%

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

in 1996 from 12.0% in 1995 as a result of increased sales and, to a lesser extent, price increases for Thermo Cardiosystems' air-driven LVAS.

     Sales in the Environmental Services segment were $59.2 million in 1996, an increase of $15.3 million, or 35%, over 1995, due to sales from acquired businesses. Within this segment, sales from Thermo Remediation were $23.0 million in 1996, compared with $13.5 million in 1995. Thermo Remediation's revenues increased due to the inclusion of revenues from acquired businesses, offset in part by lower revenues from soil-remediation and fluids-recycling services resulting from competitive pricing pressures and a decline in the volume of soil processed as a result of ongoing regulatory uncertainties at two sites. Thermo Remediation's nuclear service sales also declined primarily due to a decline in radiochemistry laboratory work, reflecting reduced spending at the U.S. Department of Energy and increased competition. Sales of metallurgical services declined $1.8 million due to the impact of closing a small plant in 1995 and, to a lesser extent, competitive pricing pressures. Segment income was $3.3 million in 1996, compared with $3.8 million in 1995. This decline primarily results from a loss of $2.0 million incurred at Thermo TerraTech's EuroTech operation. The loss at EuroTech resulted from the settlement of several contract disputes, as well as severe winter weather, which impacted all phases of EuroTech's business.

     Sales from the Advanced Technologies segment were $89.4 million in 1996, compared with $77.3 million in 1995. Sales increased $16.1 million due to the inclusion of revenues from the former Orion laboratory products division of Analytical Technology, Inc., which was acquired in December 1995, and Moisture Systems Corporation and Rutter & Co., which were acquired in January 1996. Sales at Thermo Voltek increased $3.3 million due to an increase of $1.7 million in revenues at Comtest, primarily due to increased demand and the introduction of new products. Thermo Voltek's revenues also increased $1.1 million due to the acquisition in March 1995 of Kalmus Engineering Inc. Sales of Thermedics Detection's process-detection instruments to the beverage industry declined $3.5 million to $2.9 million in 1996, primarily due to lower demand from its principal customer, which has substantially completed its deployment of these systems. Sales of Thermedics' EGIS explosives-detection systems increased $1.4 million to $2.9 million as a result of an order received from the U.S. government to provide Israel with counter-terrorism support. Sales at Coleman Research declined 10% to $35.9 million as a result of lower U.S. government contract funding. Segment income margin declined to 4.2% in 1996 from 6.8% in 1995, primarily resulting from lower sales of Thermedics Detection's process-detection instruments to the beverage industry and, to a lesser extent, increased expenses incurred by ThermoLase to develop and commercialize its laser-based hair-removal process.

     The Company has adopted a strategy of spinning out certain of its businesses into separate subsidiaries and having these subsidiaries sell a minority interest to outside investors. The Company believes that this strategy provides additional motivation and incentives for the management of the subsidiary through the establishment of subsidiary-level stock option incentive programs, as well as capital to support the subsidiary's growth. As a result of the sale of stock by subsidiaries, the issuance of stock by subsidiaries upon conversion of convertible debentures, and similar transactions, the Company recorded gains of $28.9 million in 1996 and $12.9 million in 1995 (Note 2 to Interim Consolidated Financial Statements). Minority interest expense increased to $12.6 million in 1996 from $7.4 million in 1995. Minority interest expense includes $5.6 million in 1996 and $0.7 million in 1995 relating to gains recorded by the Company's majority-owned subsidiaries as a result of the sale of stock and the issuance of stock upon conversion of indebtedness by their subsidiaries.

  1995 Compared With 1994

     Sales in 1995 were $2,207.4 million, an increase of $478.2 million, or 28%, over 1994. Segment income, excluding restructuring and other nonrecurring costs described below of $21.9 million in 1995 and $0.7 million in 1994, was $270.1 million, compared with $206.3 million in 1994, an increase of 31%. Operating income, which includes restructuring and other nonrecurring costs, was $225.5 million, an increase of $43.4 million, or 24%, over 1994. Financial results for 1994 have been restated to include Coleman Research, which was acquired in a pooling-of-interests transaction in March 1995 (Note 3 to Consolidated Financial Statements).

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

     Sales from the Instruments segment were $782.7 million in 1995, an increase of $132.5 million, or 20% over 1994. Sales increased primarily due to acquisitions made by Thermo Instrument, which added $104 million to sales in 1995. The remaining sales increase was substantially due to the favorable effects of currency translation due to a weaker U.S. dollar in 1995. Segment income margin was 14.5% in 1995, compared with 16.2% in 1994. Segment income margin declined due to lower margins at acquired businesses and reduced shipments at Thermo Instrument's air-monitoring instruments subsidiary.

     Sales from the Alternative-energy Systems segment were $325.9 million in 1995, an increase of $40.5 million, or 14%, over 1994. Within this segment, revenues from Thermo Ecotek, which consist of revenues from biomass power plant operations, were $141.4 million in 1995, compared with $134.3 million in 1994. This increase results from a full year of revenues from the Whitefield, New Hampshire, plant which did not operate for most of the first half of 1994 due to major damage to the turbine-generator, as well as higher contractual energy rates in 1995 at all of Thermo Ecotek's facilities, excluding the facility in Hemphill, New Hampshire. These increases were offset largely by utility-imposed curtailment of power at the Woodland and Mendota plants in California. The utility that purchases the electrical output of these California plants has the right to curtail the plants' power output up to 1,000 hours per year during periods of low demand. The utility commonly experiences low demand following periods of heavy rain or snow, when hydroelectric power is available. During 1995, these plants were each curtailed for 1,000 hours. During January and February 1996, these plants each experienced approximately 200 hours of curtailment and are likely to receive the contractual maximum during 1996. Revenues from the Company's waste-recycling facility in southern California declined by $0.8 million due to a reduction in the amounts paid by the facility's customer. The facility ceased processing waste during 1995 and the Company wrote off its net investment in this facility in the third quarter of 1995, as described below. Sales at Peter Brotherhood Ltd. increased $18.1 million to $56.2 million as a result of increased demand for steam turbines and, to a lesser extent, increased demand for special purpose machinery over depressed 1994 levels. Sales from Thermo Power increased $16.5 million to $108.4 million, due primarily to increased demand for refrigeration packages and marine engine-related products and, to a lesser extent, the acquisition of NuTemp, Inc. in May 1994.

     Segment income from the Alternative-energy Systems segment, excluding restructuring and other nonrecurring costs of $11.5 million in 1995, was $44.5 million in 1995, compared with $34.5 million in 1994. Thermo Ecotek had segment income of $34.6 million in 1995, compared with $26.9 million in 1994. This improvement results from lower fuel costs at two of the California plants and higher contractual energy rates in 1995, offset in part by utility-imposed curtailment of power at the Woodland and Mendota facilities. Segment income at Thermo Power declined to $5.1 million in 1995 from $5.3 million in 1994, reflecting an increase in expenditures for research and development. Peter Brotherhood incurred a segment loss of $1.1 million in 1995, compared with a loss of $0.8 million in 1994, as a result of increased costs to complete jobs in process and competitive pricing pressures.

     In 1995, the Company recorded restructuring and other nonrecurring costs of $11.5 million for this segment. This amount represents the Company's net investment in a waste-recycling facility in southern California that contracted to process waste for San Diego County (the County). The County had previously advised the Company that it was attempting to raise funds to purchase the facility and had entered into discussions with the Company regarding termination of the Company's long-term service agreement. Termination of the service agreement would have required the County to pay the Company a termination fee and reimburse the Company for certain other items connected with the facility. To date, the County has been unable to raise the necessary funds on terms acceptable to the County. During the third quarter of 1995, the County paid the Company less than the amount due under the service agreement. In October 1995, the Company notified the County that the County was in default of the service agreement and that, pursuant to that agreement, the County had 45 days to cure the default. To date, the County has not cured this default. The Company's financing on this facility consists of tax-exempt obligations (Note 6 to Consolidated Financial Statements), which are nonrecourse to the Company for events of County default. The County is a party to these financing arrangements. The County is in default of certain terms of its agreements with the bank group that provided the financing and if the County does not cure these defaults, it could be declared in default under the financing agreements. Based upon County assertions, its financial obligation to the Company in a

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

default situation would be limited to the funds it has available from the day-to-day operation of the County's solid waste-disposal system, which would be insufficient for the Company to recover any of its investment.

     In a lawsuit relating to the waste-recycling facility discussed above, a third party, from which the Company's subsidiary acquired certain development rights, alleges that fees totaling $7.9 million plus interest and legal costs are due and payable in connection with construction of the facility. The Company contends that no additional fees are payable because the facility actually built was substantially different from the one contemplated in the agreement with the third-party developer. There can be no assurance as to the outcome of this matter.

     Certain of Thermo Ecotek's plants have power sales agreements with utilities under which the rates paid for power will convert from fixed rates to "avoided-cost" rates in the year 2000. Avoided-cost rates are currently substantially less than the fixed rates. One of these plants, located in Woodland, California, has conditions in its nonrecourse lease agreement that require funding of a "power reserve" in years prior to 2000, based on projections of operating cash flow shortfalls in the year 2000 and thereafter. The power reserve represents funds available to make lease payments in the event that revenues are not sufficient after the Woodland plant converts to avoided-cost rates. Without sufficient increases in avoided-cost rates or reductions in fuel costs and other operating expenses by the year 2000, Thermo Ecotek expects to either renegotiate its nonrecourse lease agreement or forfeit its interest in the Woodland plant. Beginning in the third quarter of 1996, Thermo Ecotek will expense the funding of reserves required under the nonrecourse lease agreement. As a result, the Company expects that the results of the plant will be reduced to approximately breakeven at that time. During 1995, the plant contributed $6.3 million of operating income.

     Sales in the Process Equipment segment were $318.0 million in 1995, compared with $190.2 million in 1994. Sales from Thermo Fibertek increased $44.1 million to $206.7 million, due to an increase of $23.3 million in sales of paper-recycling equipment, which included $14.7 million of sales under an approximately $16 million subcontract with Thermo Electron to supply equipment and services for an office wastepaper de-inking facility in Menominee, Michigan, and due to increased demand at Thermo Fibertek's paper-recycling business in France. Sales at Thermo Fibertek also increased $17.3 million due to greater demand at its North American accessories business, and increased by $2.7 million due to the favorable effects of currency translation. In addition to sales recorded by Thermo Fibertek under the Michigan project, a wholly owned subsidiary of the Company recorded revenues from the project of $77.0 million. This facility is expected to be completed by the end of 1996. Sales of Thermo TerraTech's (formerly Thermo Process Systems) thermal-processing equipment and Napco's automated electroplating equipment increased $2.6 million and $4.2 million, respectively, from depressed 1994 levels. Segment income margin, excluding restructuring and other nonrecurring costs of $7.5 million in 1995, was 11.5% in 1995, compared with 10.9% in 1994. Thermo Fibertek's segment income margin improved to 16.2% from 12.9% in 1994, primarily due to increased sales and an improved sales mix. During 1995, the Process Equipment segment recorded restructuring and other nonrecurring costs of $7.5 million to write off cost in excess of net assets of acquired companies, of which $5.0 million was recorded by Thermo TerraTech, and $2.5 million was recorded by the Company's Napco subsidiary. Thermo TerraTech has decided to focus its resources on growing the environmental infrastructure services part of its business and, therefore, no longer expects to reinvest in its thermal-processing equipment business to the extent necessary to recover this investment. Napco is appealing a jury verdict rendered against it for approximately $11.0 million in a contract dispute arising out of an allegedly defective waste-treatment system installed by Napco in 1984. Because this verdict exceeds Napco's financial ability to pay, Napco has filed a petition for bankruptcy. The Company believes that it will be unable to recover its investment in Napco. Napco's sales and income are not significant to the Company's consolidated results of operations.

     Sales in the Biomedical Products segment were $255.8 million in 1995, an increase of $75.4 million, or 42%, over 1994 due primarily to increased demand for a number of the Company's biomedical products and the inclusion of $31.6 million in sales from Bird Medical Technologies, Inc. and Bennett X-Ray Corporation, which were acquired in the third quarter of 1995. Sales of ThermoTrex's mammography and needle-biopsy systems increased 38% to $74.9 million; Thermo Cardiosystems' implantable left ventricular-assist system (LVAS) increased 98% to $20.6 million; ThermoLase's skin-care products increased 33% to $24.9 million;

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

neurodiagnostic monitoring equipment sold by the Company's wholly owned Nicolet Biomedical Inc. subsidiary increased 12% to $53.1 million; and sales of blood coagulation-monitoring products and skin-incision devices sold by the Company's wholly owned International Technidyne Corporation subsidiary increased 13% to $32.3 million. Segment income margin improved to 12.6% from 9.8% in 1994 as a result of increased sales and, to a lesser extent, price increases for Thermo Cardiosystems' air-driven LVAS.

     Sales in the Environmental Services segment were $210.5 million in 1995, an increase of $69.1 million, or 49%, over 1994. Within this segment, sales from Thermo Remediation were $57.5 million in 1995, compared with $50.4 million in 1994. Sales from Thermo Remediation's soil-remediation and fluids-recycling services increased due to acquisitions, offset in part by lower sales at existing sites resulting from ongoing regulatory uncertainties, primarily at two sites, as well as severe weather conditions at one site, and competitive pricing pressures. Thermo Remediation's nuclear services sales from existing sites increased primarily due to a long-term environmental restoration contract for the U.S. Department of Energy's (DOE's) Hanford site, offset in part by a decrease in radiochemistry laboratory work, reflecting a reduction in spending at the DOE. Sales of analytical laboratory and environmental consulting services increased $60.2 million, to $100.6 million, due to the inclusion of sales from acquired businesses. Sales of metallurgical services declined $2.0 million to $42.8 million, due to the effect of closing a small plant in 1995. Segment income margin, excluding restructuring and other nonrecurring costs of $1.9 million in 1995, improved to 11.0% from 10.5% in 1994, due primarily to higher sales, offset in part by higher legal expenses incurred within the environmental consulting services operations. The restructuring and other nonrecurring costs included $1.5 million as a result of the decision to close a metallurgical services division located in Albuquerque, New Mexico. The costs primarily represent severance costs and the write-off of cost in excess of net assets of acquired companies and leasehold improvements. The facility was closed in the second quarter of 1995.

     Sales from the Advanced Technologies segment were $321.6 million in 1995, compared with $286.5 million in 1994. Sales increased $22.3 million due to the inclusion of a full year of sales from Thermo Sentron Inc. (formerly Ramsey Technology Inc.), which was acquired in March 1994, and sales from the Orion laboratory products division of Analytical Technology, Inc., which was acquired in December 1995. Sales at Thermo Voltek increased $12.7 million to $36.3 million, due to the inclusion of $7.2 million in sales from acquired businesses and, to a lesser extent, the introduction of a new product line and an increase in demand. Sales at Coleman Research increased $20.7 million to $164.6 million due to increased contract funding. Coleman Research has experienced a decline in backlog, which could result in lower revenues in 1996. Sales of Thermedics Detection's process-detection instruments declined $21.8 million to $16.2 million primarily due to lower demand from its principal customer, which has substantially completed its deployment of these systems, and sales of EGIS(R) explosives-detection systems declined $2.1 million to $8.0 million, due primarily to lower demand as a result of the shipment of several large orders in 1994. Segment income, excluding restructuring and other nonrecurring costs of $1.0 million in 1995 and $0.7 million in 1994, increased $6.7 million to $19.9 million as a result of improved margins at Coleman Research and Thermo Sentron, due primarily to efforts to control costs. These improvements were offset in part by a decline in segment income from Thermedics Detection, primarily as a result of lower sales and, to a lesser extent, increased expenses incurred by ThermoLase to develop and commercialize its laser-based hair-removal process. Restructuring and other nonrecurring costs of $1.0 million in 1995 were recorded by ThermoTrex as a result of the decision to close its East Coast division. The costs included $0.6 million for the write-off of intangible assets.

     As a result of the sale of stock by subsidiaries, the issuance of stock by subsidiaries upon conversion of indebtedness, and similar transactions, the Company recorded gains of $80.8 million in 1995 and $25.3 million in 1994. Such gains represent the increase in the Company's proportionate share of the subsidiaries' equity and are classified as gain on issuance of stock by subsidiaries in the accompanying statement of income. See Notes 1 and 10 to Consolidated Financial Statements for a more complete description of these transactions. Minority interest expense increased to $60.5 million in 1995 from $31.0 million in 1994. Minority interest expense includes $28.6 million in 1995 and $5.7 million in 1994 related to gains recorded by the Company's majority-owned subsidiaries as a result of the sale of stock and the issuance of stock upon conversion of indebtedness, by their subsidiaries.

     Other expense, net, in the accompanying statement of income includes a gain of $14.7 million in 1994 resulting from the sale of the Peter Brotherhood facility in the United Kingdom. Also included is equity in losses of unconsolidated subsidiaries, which represents the Company's portion of results from entities in which the Company's ownership is 50% or less, including the operation of the Dade County cogeneration facility. The loss associated with the Dade County facility was $1.6 million in 1995 and $5.7 million in 1994. Because the demand for power and chilled water at the Dade County Downtown Government Center complex has been substantially less than anticipated since the plant's startup in 1987, and because the plant has had difficulty disposing of the remainder of its output, the joint venture has experienced continuing losses. In September 1994, the joint venture suspended operation of this plant for an indefinite period of time, although it will continue to be responsible for lease and fixed costs. In 1993, the Company established a reserve representing management's estimate, discounted to present value, of the Company's share of estimated negative cash flows of the joint venture. The Company is involved in regulatory proceedings that could require additional reserves if the outcome of one or more matters is adverse to the Company. See Note 7 to Consolidated Financial Statements for a description of these and other legal proceedings involving the Company.

  1994 Compared With 1993

     Sales in 1994 were $1,729.2 million, an increase of $374.7 million, or 28%, over 1993. Segment income, excluding restructuring and other nonrecurring costs described below, of $0.7 million in 1994 and $6.6 million in 1993, was $206.3 million, compared with $143.1 million in 1993, an increase of 44%. Operating income was $182.1 million, compared with $119.2 million in 1993, an increase of 53%.

     Sales from the Instruments segment were $650.1 million in 1994, an increase of $133.4 million, or 26%, over 1993. Sales increased due to acquisitions made by Thermo Instrument during 1993 and its acquisition of several businesses within the EnviroTech Measurements & Controls group of Baker Hughes Incorporated in March 1994. Segment income margin was 16.2%, compared with 17.7% in 1993. Segment income margin declined principally due to lower margins at the acquired businesses within the EnviroTech Measurements & Controls group.

     Sales from the Alternative-energy Systems segment were $285.4 million, an increase of $42.7 million, or 18%, over 1993. Within this segment, revenues from Thermo Ecotek, which consist of revenues from biomass power plant operations, were $134.3 million, compared with $117.7 million in 1993. This increase results from an additional plant in operation in 1994 and, to a lesser extent, the absence of utility-imposed curtailments of power output as well as improved performance at two California plants and annual contractual energy rate increases under certain power sales contracts. The 1993 period included $9.8 million of revenues recorded as a result of the termination of a power sales contract and $3.1 million from the one-time sale of gas pipeline rights. Sales from the Company's wholly owned Energy Systems division increased $10.7 million as a result of a waste-recycling facility in San Diego County that commenced operation in the first quarter of 1994. Sales from Thermo Power increased 19%, to $91.9 million, as a result of the inclusion of $8.4 million in sales from NuTemp, which was acquired in May 1994, and due to increased demand for refrigeration packages at its FES division.

     Segment income from the Alternative-energy Systems segment, excluding restructuring and other nonrecurring costs of $1.5 million in 1993, was $34.5 million, compared with $14.4 million in 1993. Thermo Ecotek had segment income of $26.9 million, compared with $13.2 million in 1993. This improvement results from an additional power plant in operation during 1994, the absence of utility-imposed curtailments of power output and improved performance at two California plants, and annual contractual energy rate increases under certain power sales contracts. Thermo Ecotek's segment income also improved as a result of lower lease expense, offset in part by depreciation expense, resulting from the December 1993 purchase of the Delano I facility in California. The 1993 period included $8.6 million of income from the termination of a power sales contract and the one-time sale of gas pipeline rights. Segment income from the Company's Energy Systems division, excluding restructuring and other nonrecurring costs of $0.3 million in 1993, increased $3.4 million as a result of the waste-recycling facility that commenced operation in the first quarter of 1994. Segment income increased at Thermo Power by $2.6 million as a result of increased sales, as well as lower expenses at its

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

Crusader Engines division. During 1993, the Company recorded restructuring and other nonrecurring costs of $1.5 million for this segment, which primarily represents a $1.2 million reserve for restructuring at the Company's steam turbines and compressors business.

     Sales in the Process Equipment segment were $189.9 million, compared with $167.5 million in 1993. Within this segment, sales from Thermo Fibertek increased to $162.6 million from $137.1 million in 1993 due to an increase of $17.6 million in sales as a result of the acquisition of AES Engineered Systems in June 1993, an increase of $7.9 million in sales from the Company's paper-recycling equipment business as a result of three large contracts received earlier in the year, and an increase of $4.1 million in sales from the Company's U.S. accessories business due to greater demand. These increases were offset in part by a decline of $4.4 million in sales of environmental-process systems sold by the Company's U.K. subsidiary, to $1.3 million in 1994, as a result of changes in U.K. environmental regulations that required modifications to that subsidiary's equipment. Sales of Thermo TerraTech's thermal-processing equipment, which remain depressed, declined $1.5 million in 1994, and sales of automated electroplating equipment from Napco declined $1.5 million due to weak demand. Segment income margin in the Process Equipment segment, excluding restructuring and other nonrecurring costs of $0.5 million in 1993, was 10.9%, compared with 8.3% in 1993. Thermo Fibertek's segment income margin, excluding restructuring and other nonrecurring costs of $0.5 million in 1993, improved to 12.9% from 11.6% in 1993, primarily due to increased sales and an improved sales mix. Thermal-processing equipment operations were just above the breakeven level, while Napco operations resulted in a segment loss of $0.3 million due to lower sales levels.

     Sales in the Biomedical Products segment were $180.3 million, an increase of $52.8 million, or 41%, over 1993. Sales increased $18.1 million due to the inclusion for a full year of sales from CBI Laboratories, Inc., which was acquired by ThermoLase in December 1993. Sales of a number of the Company's biomedical products also contributed to the increase, including ThermoTrex's mammography and needle-biopsy systems, which increased 45% to $54.4 million; Thermo Cardiosystems' implantable LVAS, which increased $6.9 million; blood coagulation-monitoring products and skin-incision devices sold by the Company's wholly owned International Technidyne Corporation subsidiary, which increased 18% to $28.6 million; and Thermedics' Scent Seal fragrance samplers, which increased $3.0 million, due primarily to increased demand. Segment income margin improved to 9.8% from 4.5% in 1993 as a result of increased sales and efforts to reduce costs.

     Sales in the Environmental Services segment were $141.8 million, compared with $122.0 million in 1993. Within this segment, sales from Thermo Remediation increased $8.6 million, to $29.7 million, primarily due to an increase in the volume of soil processed at its soil-remediation centers and, to a lesser extent, the inclusion of revenues from businesses acquired during 1994 and late 1993. Sales of analytical laboratory and environmental consulting services increased 10.9% to $61.2 million, due to the inclusion of sales from businesses acquired during 1994 and, to a lesser extent, the addition of a long-term environmental restoration contract for the DOE's Hanford site. Sales of metallurgical services increased 9.1%, to $44.8 million, due to increased demand. Segment income margin, excluding restructuring and other nonrecurring costs of $4.6 million in 1993, improved to 10.5% from 7.6% in 1993, due to increased sales and efforts to reduce costs. During 1993, the Company recorded restructuring and other nonrecurring costs of $4.6 million for this segment, which represents a $1.9 million reserve for the write-off of machinery and equipment and costs to phase out a product line in the Company's metal-fabrication services business and $2.7 million for the write-off of mobile soil-remediation assets and related expenses.

     Sales from the Advanced Technologies segment were $286.5 million, compared with $181.1 million in 1993. Sales increased $54.7 million due to the inclusion of sales from Thermo Sentron, which was acquired by Thermedics in March 1994, and Comtest, which was acquired by Thermo Voltek in August 1993. Revenues from Coleman Research's government-sponsored research and development contracts increased $39.1 million, while revenues from ThermoTrex's government-sponsored research and development contracts increased $1.8 million. Sales of Thermedics Detection's EGIS explosives-detection systems increased $4.1 million, and sales of Thermedics Detection's process-detection instruments, principally to one customer, increased $3.6 million. Segment income margin, excluding restructuring and other nonrecurring costs of $0.7 million in 1994, was 4.6% in both 1994 and 1993. Improved segment income margin at Coleman Research resulting from increased revenues was offset by lower margins at ThermoTrex due to increased research and development expenses to

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

develop and commercialize new products and, to a lesser extent, lower margins at newly acquired businesses. During 1994, the Company recorded restructuring and other nonrecurring costs of $0.7 million for severance costs and, to a lesser extent, the costs to write off leasehold improvements at ThermoTrex's East Coast division.

     The Company's Napco subsidiary is challenging a jury verdict rendered against it during the third quarter of 1994 (Note 7 to Consolidated Financial Statements). In the third quarter of 1994, the Company increased its reserve for potential losses from pending litigation by approximately $4.0 million, which is reflected in corporate general and administrative expenses.

     As a result of the sale of stock by subsidiaries, the issuance of stock by subsidiaries upon conversion of indebtedness, and similar transactions, the Company recorded gains of $25.3 million in 1994 and $39.9 million in 1993. See Notes 1 and 10 to Consolidated Financial Statements for a more complete description of these transactions. Minority interest expense increased to $31.0 million in 1994 from $21.1 million in 1993. Minority interest expense includes $5.7 million in 1994 and $1.3 million in 1993 relating to gains recorded by the Company's majority-owned subsidiaries as a result of the sale of stock by their subsidiaries.

     Other expense, net, in the accompanying statement of income includes a gain of $14.7 million resulting from the sale of the Peter Brotherhood facility in the United Kingdom. Also included is equity in losses of unconsolidated subsidiaries, which represents the Company's portion of results from entities in which the Company's ownership is 50% or less, primarily the operation of the Dade County cogeneration facility, and beginning in 1994, the Company's share of the profit from a 50%-owned joint venture that is responsible for the operation and maintenance of the Company's waste-recycling facility in San Diego. The loss associated with the Dade County facility was $5.7 million in 1994 and 1993, excluding a $15.0 million provision recorded in 1993 as management's estimate, discounted to present value, of the Company's share of estimated future negative cash flows of the venture.

LIQUIDITY AND CAPITAL RESOURCES

     Consolidated working capital was $1,709.5 million at March 30, 1996, compared with $1,306.4 million at December 30, 1995. Included in working capital were cash, cash equivalents, and short-term available-for-sale investments of $1,450.5 million at March 30, 1996, compared with $1,055.8 million at December 30, 1995. In addition, at March 30, 1996, the Company had $59.5 million of long-term available-for-sale investments and $24.3 million of long-term held-to-maturity investments, compared with $61.8 million of long-term available-for-sale investments and $23.8 million of long-term held-to-maturity investments at December 30, 1995. Proceeds from the issuance of Company and subsidiary common stock totaled $44.7 million in the first three months of 1996. In January 1996, the Company issued and sold $585 million principal amount of 4 1/4% subordinated convertible debentures due 2003 (Note 4 to Interim Consolidated Financial Statements).

     During the first three months of 1996, the Company expended $265.2 million for acquisitions and $24.5 million for purchases of property, plant and equipment. The Company has agreements or letters of intent to issue Thermo Common Stock or expend approximately $101 million on the acquisition of new businesses, including approximately $62 million for the acquisition of SMC. These potential acquisitions of new businesses are subject to various conditions to closing, and there can be no assurance that all of the transactions will be consummated. The Company has no material commitments for purchases of property, plant and equipment and expects that, for 1996, such expenditures will approximate the 1995 level.

     A substantial percentage of the Company's consolidated cash and investments is held by subsidiaries that are not wholly owned by the Company. This percentage may vary significantly over time. Pursuant to the Thermo Electron Corporate Charter (the Charter), to which each of the majority-owned subsidiaries of the Company is a party, the combined financial resources of Thermo Electron and its subsidiaries allow the Company to provide banking, credit, and other financial services to its subsidiaries so that each member of the Thermo Electron group of companies may benefit from the financial strength of the entire organization. Toward that end, the Charter states that each member of the group may be required to provide certain credit support to the consolidated entity. Nonetheless, the Company's ability to access assets held by its majority-owned subsidiaries through dividends, loans, or other transactions is subject in each instance to a fiduciary duty owed to the minority shareholders of the relevant subsidiary. In addition, dividends received by Thermo Electron from a subsidiary that does not consolidate with Thermo Electron for tax purposes are subject to tax. Therefore, under certain circumstances, a portion of the Company's consolidated cash and short-term investments may not be readily available to Thermo Electron or certain of its subsidiaries.

     The Company intends for the foreseeable future to maintain at least 80% ownership of its Thermo Instrument, Thermo Fibertek, and Thermo Ecotek subsidiaries, which is required in order to continue to file a consolidated federal income tax return with these subsidiaries. In addition, the Company intends to maintain greater than 50% ownership of its other majority-owned subsidiaries so that the Company may continue to consolidate these subsidiaries for financial reporting purposes. This may require the purchase by the Company of additional shares or convertible debentures of these companies from time to time as the number of outstanding shares issued by these companies increases, either in the open market or directly from the subsidiaries. See Note 6 to Consolidated Financial Statements for a description of outstanding convertible debentures issued by Thermo Instrument. In addition, at March 30, 1996, Thermo Instrument, Thermo Fibertek, and Thermo Ecotek had outstanding stock options for 3,122,000 shares, 2,423,000 shares, and 1,008,000 shares, respectively, exercisable at various prices and subject to certain vesting schedules. The Company's other majority-owned subsidiaries also have outstanding stock options and/or convertible debentures.

     During the first three months of 1996, the Company expended $12.8 million to purchase the common stock of certain of its subsidiaries. The Company expects that these purchases will continue, although the amount of purchases in a given reporting period may vary significantly.

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

                                BUSINESS OF SMC

     SMC designs, manufactures, markets and services advanced diagnostic and therapeutic products for the respiratory care market. SMC is a leading worldwide supplier of pulmonary and metabolic exercise and nutrition diagnostic equipment. In addition, SMC is a leader in the United States market for diagnostic equipment used in the computerized analysis of sleep disorders, which frequently result from serious pulmonary conditions. SMC also markets a High Frequency Oscillatory Ventilator ("HFOV"), which incorporates patented technology for the treatment of respiratory complications in newborn infants ("neonates") and pediatric patients. The HFOV is SMC's initial product introduction into the therapeutic segment of the respiratory care market. In addition, SMC manufactures and sells non-invasive blood gas ("NIBG") monitoring equipment and supplies, both as key components of its respiratory products as well as on an original equipment manufacturer basis.

     SMC's strategy is to enhance its market leadership position in the pulmonary and metabolic diagnostic equipment markets, to expand its market position in the sleep diagnostic market and to develop the significant market opportunities for the HFOV. SMC expects to strengthen its presence in selected respiratory diagnostic segments through product innovations stressing software solutions, modularization, miniaturization and reduced manufacturing costs. In the respiratory therapy market, SMC is actively promoting the HFOV as the standard of care for the treatment of neonatal and pediatric respiratory disorders and is continuing its development of the HFOV for adult applications. As part of its strategy SMC intends to expand its direct sales organization. Most of SMC's products are sold to the same group of medical practitioners (e.g., pulmonologists and respiratory therapists) by its direct sales force. In addition to its national account emphasis, SMC intends to pursue the growing market for multi-specialty primary care physician offices.

     SMC offers a full range of computerized pulmonary diagnostic products for pediatric and adult applications which test spirometry (the flow rate and volume of breathing), lung volume, lung diffusing capacity (the ability of the lung to transfer oxygen) and airway resistance. SMC's exercise products are based on proprietary software that analyzes changes in heart and lung functions in response to changes in metabolism. The nutritional assessment products offered by SMC measure the patient's oxygen consumption and carbon dioxide production levels to determine the caloric burn rate. In March 1995, SMC commenced shipments of its VMAX series ("VMAX") of pulmonary, metabolic and nutritional assessment products. The products utilize new miniaturized hardware technology and a Windows(TM) operating system platform to offer multiple applications in one or more modular instruments. SMC also offers a full range of computerized products to diagnose sleep disorders, including systems for hospital-based sleep laboratories and a mobile system. SMC's NIBG monitors, which incorporate enhanced digital signal processing, assess a patient's hemoglobin oxygen saturation and carbon dioxide content.

     SMC believes that, in certain applications, the HFOV provides the patient with superior oxygenation and ventilation compared to either conventional ventilators or other high frequency ventilators. The HFOV is the only high frequency oscillatory ventilator approved by the FDA for use on neonates immediately after birth, and such use has resulted in reduced time on ventilatory support and shorter hospital stays. SMC received a premarket approval supplement from the FDA in September 1995 for use of the HFOV in the treatment of pediatric patients who are following conventional ventilation and is currently testing the HFOV in clinical trials for the treatment of respiratory conditions in adults.

     SMC markets its products through its direct sales force in the United States and selected European countries and through its established distributor network internationally to hospitals, clinics and private physicians in the pulmonary, cardiac and general practitioner fields.

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

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                        AND RESULTS OF OPERATIONS OF SMC

OVERVIEW

     SMC's revenues are derived from sales of respiratory care products and related supplies, as well as service revenues from equipment maintenance contracts and services. Most respiratory care products are sold through a direct sales force in the United States and selected European countries and through a distributor network worldwide.

     SMC generates substantial revenue from European customers invoiced in Dutch guilders through its subsidiary in The Netherlands. Changes in the Dutch guilder to the United States dollar exchange rate can have an effect on SMC's revenues and operating expenses, although those effects have not been significant in recent years. However, translation changes in dollar-denominated liabilities on the books of SMC's Dutch subsidiary have led to major foreign exchange gains and losses over the past few years. To the extent that these liabilities remain outstanding, exchange rate fluctuations may continue to impact net income in the future.

RESULTS OF OPERATIONS

  Six Months Ended March 31, 1996 Compared With Six Months Ended March 31, 1995

     Revenues increased 6.6% to $32.1 million for the first six months of fiscal 1996 from $30.1 million in the first six months of fiscal 1995. The increase in revenues was primarily attributable to sales increases in the VMAX and HFOV products. The growth in SMC's non-United States revenues accounted for more than half of the total revenue growth. Service revenues were slightly lower in the fiscal 1996 period due to revenues from new product servicing being insufficient to offset the loss of higher revenues generated by older products which were removed from service.

     The gross profit margin increased to 55.4% for the first six months of fiscal 1996 from 50.8% for the comparable fiscal 1995 period. The increase in gross profit margin was due to the VMAX products having a significantly lower cost than the products previously sold and due to the relatively higher mix of HFOV products which enjoy higher margins than most other products.

     Marketing, sales and service expenses increased 11.1% to $11.2 million in the first six months of fiscal 1996 from $10.1 million in the first six months of fiscal 1995 due primarily to the higher level of commissionable sales, an increase in direct sales and sales support headcount for non-United States sales and an increase in product literature and technical support expenses associated with the VMAX product introduction.

     General and administrative expenses increased 5.7% to $2.6 million for the first six months of fiscal 1996 from $2.4 million for the first six months of fiscal 1995 due primarily to headcount increases and accounting and administrative expenses associated with the staffing of Critical Care in preparation for a tax-free spin-off which was not pursued, partially offset by lower legal expenses than the $0.5 million incurred in the first six months of fiscal 1995.

     Research and development expenses decreased 24.0% to $1.3 million for the first six months of fiscal 1996 from $1.8 million for the comparable six months of fiscal 1995 due to reduced project expenses associated with the VMAX product.

     Interest expense remained unchanged at $0.5 million for the first six months of fiscal 1996 and fiscal 1995.

     Other income and expense changed from $0.5 million of other income for the first six months of fiscal 1995 to $0.4 million of other expense in the first six months of fiscal 1996 due primarily to the foreign exchange impact of the appreciation of the U.S. dollar against the Dutch guilder.

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

  Fiscal 1995 Compared With Fiscal 1994

     Revenues increased 13.3% to $62.9 million in fiscal 1995 from $55.5 million in fiscal 1994. The revenue growth was attributable to the shipments of the VMAX product which commenced in March 1995 and to growth in sleep and ventilator product sales which increased 23.0% and 15.0%, respectively, over fiscal 1994.

     The gross profit margin remained relatively unchanged at 50.8% in fiscal 1995, compared with 50.7% in fiscal 1994. The higher margins on the VMAX and newer ventilator products were offset by lower margins on older products sold in the months before the product transition as compared to the margins earned on those products in the prior fiscal year.

     Marketing, sales and service expenses increased 8.2% to $20.8 million for fiscal 1995 from $19.2 million for fiscal 1994 due primarily to higher commissionable sales, additional technical support and training expenses for the newly launched VMAX product line and higher literature costs for VMAX.

     General and administrative expenses increased 185.0% to $8.0 million in fiscal 1995 from $2.8 million in fiscal 1994 due primarily to legal and settlement expenses of $4.0 million as a result of a lawsuit settled and to additional expenses incurred in connection with the formation of Critical Care.

     Research and development expenses decreased 18.3% to $3.2 million in fiscal 1995 from $3.9 million in fiscal 1994 due to reduced project expenses associated with the VMAX product line.

     Interest expense remained essentially unchanged at $0.9 million for fiscal 1995 and fiscal 1994.

     Other income increased to $0.3 million in fiscal 1995 primarily due to a decline in the U.S. dollar against the Dutch guilder.

  Fiscal 1994 Compared With Fiscal 1993

     Revenues decreased 3.0% to $55.5 million in fiscal 1994 from $57.2 million in fiscal 1993 primarily due to lower pulmonary and metabolic product revenues as a result of a difficult environment for hospitals in the U.S. to whom these products have been principally sold, offset in part by an increase in service revenues due to an increase in the base of installed equipment with maintenance contracts.

     The gross profit margin decreased to 50.7% in fiscal 1994 from 51.5% in fiscal 1993 primarily due to an increase in manufacturing overhead which was absorbed by lower volumes.

     Marketing, sales, and service expenses increased 7.1% to $19.2 million in fiscal 1994 from $17.9 million in fiscal 1993 due primarily to an expansion of direct selling and servicing activities in Europe, primarily France and Germany.

     General and administrative expenses decreased 13.5% to $2.8 million from $3.2 million due primarily to lower incentive compensation expense.

     Research and development expense increased 5.4% to $3.9 million in fiscal 1994 from $3.7 million in fiscal 1993 due to VMAX project expenses.

     Interest expense decreased 11.1% to $0.9 million in fiscal 1994 from $1.0 million in fiscal 1993 due to the repayment during fiscal 1993 of 12.0% subordinated debt, offset in part by higher interest rates and average borrowing levels in fiscal 1994.

     Other income and expense improved from an expense of $0.9 million in fiscal 1993 due to favorable foreign exchange movements.

LIQUIDITY AND CAPITAL RESOURCES

     SMC's working capital was $2.2 million as of September 30, 1993, $6.0 million as of September 30, 1994, $6.3 million as of September 30, 1995 and $7.0 million as of March 31, 1996. During the past three years, SMC has financed its operations primarily through internally generated cash flow and bank borrowings.

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


     In September 1991, SMC entered into a Loan and Security Agreement with its senior lender (the "Loan Agreement") which has been renewed annually thereafter and currently provides for a revolving credit facility, secured by SMC's assets, that is equal to the lesser of $6.5 million or the amount permitted under the borrowing base. The borrowing base is an amount equal to 80% of SMC's eligible accounts receivable from United States customers plus certain non-United States customers approved by the lender.



     Borrowings under the Loan Agreement bear interest at the bank's prime rate plus 0.5% per annum. At March 31, 1996 borrowings under the Loan Agreement totaled $4.2 million and the amount available for borrowing thereunder was $1.1 million. The Loan Agreement currently terminates July 5, 1996. In the event that the Merger is not consummated, SMC intends to seek to extend the Loan Agreement to March 1997. Failure to obtain such an extension would have a material adverse effect on SMC unless refinancing on comparable terms is available from another source.



     The Loan Agreement contains significant financial and operating covenants including limitations on the ability of SMC to incur additional indebtedness and restrictions on, among other things, SMC's ability to pay cash dividends or take certain other corporate actions. The Loan Agreement also requires SMC to be in compliance with certain financial ratios. SMC is currently in compliance with all such financial ratios and covenants, with the exception of those which derive from the mandatory redemption obligations under the SMC Series A Preferred Stock and SMC Series B Preferred Stock, which obligations have not been satisfied; however, SMC recently obtained a waiver from its senior lender with respect thereto. SMC's aggregate mandatory redemption obligations which have not been satisfied as of March 31, 1996 equal $3,323,400 with respect to shares of SMC Series A Preferred Stock and $7,426,533 with respect to shares of SMC Series B Preferred Stock. Given SMC's current financial condition, SMC cannot, nor does it intend in the near future to, satisfy its mandatory redemption obligations with respect to the shares of SMC Series A Preferred Stock and SMC Series B Preferred Stock. Further, shares of SMC Series A Preferred Stock and SMC Series B Preferred Stock accrue dividends at an annual rate of $.08 and $.575, per share, respectively, payable quarterly in cash out of funds legally available therefor. At March 31, 1996, additional cumulative unpaid dividends on the SMC Series A Preferred Stock and the SMC Series B Preferred Stock were $1,413,400 and $3,157,779, respectively. However, given SMC's current financial condition, SMC cannot, nor does it intend in the near future to, pay any such accrued dividends.



     During fiscal 1995, SMC repurchased $3.0 million of SMC Series B Preferred Stock at a discount. The repurchase was financed by a three year term loan provided by SMC's senior lender repayable in monthly installments. As of March 31, 1996, the remaining balance on that loan was approximately $2.4 million. This term loan incorporates the financial ratios and covenants under the Loan Agreement, and, therefore, SMC was not in compliance with the terms of the term loan; however, SMC recently obtained a waiver from its senior lender with respect thereto.



     In October 1995, SMC obtained a $1.0 million temporary advance from its senior lender to supplement the financing of its working capital requirements. Principal of this temporary advance is repayable at the rate of $0.1 million per month. This temporary advance is payable in full on July 5, 1996. At March 31, 1996, borrowings under this temporary advance were $0.5 million. This temporary advance also incorporates the financial ratios and covenants under the Loan Agreement, and, therefore, SMC was not in compliance with the terms of this advance; however, SMC recently obtained a waiver from its senior lender with respect thereto.



     For the six months ended March 31, 1996, SMC's investment requirements were relatively modest. As a result, there was not a substantial need for cash to be provided by operating activities. However, rather than pay down bank debt, SMC chose to reduce overdue payments to vendors, resulting in a $1.8 million reduction in accounts payable. This reduction of accounts payable is expected to continue for the remainder of the year. The collection of accounts receivable, which decreased $1.3 million in the period, has been the primary source of funds for this payables improvement. SMC expects this trend to continue.

                           THERMO AND SMC MANAGEMENTS

EXECUTIVE OFFICERS AND DIRECTORS OF SMC

     After the Merger, the executive officers and directors of SMC are expected to be as follows:

George D. Holmes...................  Chief Executive Officer and Director
Pierre Sice........................  Executive Vice President and Chief Financial Officer
William B. Ross....................  President -- SensorMedics Critical Care
                                     Corporation
Steven Sidwell.....................  Executive Vice President
L. Thomas Rauterkus................  Vice President -- Research and Development
Henry Endo.........................  Vice President -- National Service and Supplies
John N. Hatsopoulos................  Director
John W. Wood Jr. ..................  Director

     Each of the executive officers of SMC prior to the Merger will be executive officers after the Merger.

     Each Director of SMC is elected to hold office until the next annual meeting of shareholders and until his successor is elected and qualified. The term of office of each officer is one year or until a successor is chosen and qualified. Directors of SMC do not receive compensation for services on the SMC Board of Directors or any committee thereof, but are reimbursed for their out-of-pocket expenses in serving on the SMC Board of Directors. There are no family relationships among any of the SMC executive officers or Directors.

     Mr. Holmes, 64, joined SMC in July 1987 as Chief Executive Officer and a Director. Prior to that time, Mr. Holmes served as President and Chief Operating Officer of Silicon General, Inc. a company specializing in electronic components, and President of Squibb Vitatek, Inc., a company specializing in portable patient monitors. Mr. Holmes has also held management positions with both marketing and technical responsibilities with Spacelabs, Inc., the Electronic Components Division of TRW Inc. and Texas Instruments, Inc. Mr. Holmes also serves as a Director of Ansys, Inc., and St. Joseph's Hospital Foundation. Mr. Holmes has a B.S. degree in Chemistry from Pittsburgh State University.

     Mr. Sice, 52, has served as Executive Vice President, Chief Financial Officer and Secretary of SMC in charge of finance, sales, marketing, international operations and regulatory affairs since November 1994. He joined SMC in March 1988 as Vice President, Chief Financial Officer and Secretary. From April 1986 to March 1988, he was Senior Vice President of Finance and Chief Financial Officer of Data Line Service Company. Mr. Sice has a B.S. degree in Mechanical Engineering from the Illinois Institute of Technology and a MBA degree from the University of Michigan.

     Mr. Ross, 46, has served as President of Critical Care since January 1995. He joined SMC in 1989 as Vice President -- Marketing and Sales. From 1987 to 1989, he was Division Manager of the Advanced Marketing and Technology Division of Silicon General, Inc. Prior to 1987, Mr. Ross held a variety of managerial positions for ADAC Laboratories, including Vice President of Engineering, Division Manager for the Nuclear Medicine Division, Director of Field Service, and Project Engineer. Mr. Ross has a M.S. degree in Biomedical Engineering from Washington University and a B.S. Degree in Electrical Engineering from the University of Idaho.

     Mr. Sidwell, 56, has served as Executive Vice President of SMC in charge of manufacturing, service, engineering and human resources since November 1994. He joined SMC in June 1990 as Director of Manufacturing and became Vice President of Manufacturing in October 1991. From 1988 to 1990, Mr. Sidwell served as General Manager of National Service Concepts, a company specializing in consumer electronics. Prior to 1988, he was General Manager of International Packaging Corporation. Mr. Sidwell has over 15 years of experience in the sale and manufacture of complex electronic products. He holds a B.S. Degree in Chemical Engineering from Purdue University and a MBA degree in Marketing and Finance from the Wharton School of the University of Pennsylvania.

     Mr. Rauterkus, 56, has served as Vice President -- Research and Development of SMC since October 1987. From May 1984 until he joined SMC, he served as Vice President of Operations and Engineering of the Cardiopulmonary Division of Spectramed, Inc., which was acquired by SMC in August 1987. Mr. Rauterkus joined a predecessor to Spectramed, Inc. in 1981 and served in various positions since that time, including Vice President of Operations, Director of Advanced Programs, Senior Engineer and Technical Director. Mr. Rauterkus has a B.S. and a M.S. degree in Electrical Engineering from Marquette University.

     Mr. Endo, 56, has served as Vice President -- National Service and Supplies of SMC since October 1989. Mr. Endo joined SMC in August 1987 as Director of National Service upon the acquisition of the Cardiopulmonary Division of Spectramed, Inc. Mr. Endo has been responsible for all sales support for the Company's customer base, including field service, technical support, customer support and supply procurement. Mr. Endo has over 20 years of experience in the customer service aspects of the medical device industry.


     John N. Hatsopoulos, 61, has been the Chief Financial Officer of Thermo since 1988 and an Executive Vice President of Thermo since 1986. Mr. Hatsopoulos is also a director of Lehman Brothers Funds, Inc., Thermedics Inc., Thermo Ecotek Corporation, Thermo Fibertek Inc., Thermo Instrument Systems Inc., Thermo Power Corporation, ThermoQuest Corporation, Thermo Sentron Inc., Thermo TerraTech Inc., Thermo Optek Corporation and ThermoTrex Corporation.


     John W. Wood Jr., 52, has been a Senior Vice President of Thermo since November 1995 and, before his promotion, was a Vice President of Thermo since September 1994. Mr. Wood has also been President and Chief Executive Officer of Thermedics Inc. since 1984. Mr. Wood is a director of Thermedics Inc., Thermo Cardiosystems Inc., Thermo Sentron Inc. and Thermo Voltek Corp.

EXECUTIVE OFFICERS AND DIRECTORS OF THERMO

  Directors

     Thermo's Board of Directors is divided into three classes as nearly equal in number as possible. Each class is elected for a three-year term at successive annual meetings of stockholders. Directors hold office until their successors have been elected and qualified, or until their earlier resignations, death or removal.


     George N. Hatsopoulos, 69, is the Chairman of the Board, President and Chief Executive Officer of Thermo. He has served as a Director since he founded Thermo in 1956. Dr. Hatsopoulos is also a director of Bolt, Beranek & Newman, Inc., Thermedics Inc., Thermo Ecotek Corporation, Thermo Fibertek Inc., Thermo Instrument Systems Inc., ThermoQuest Corporation, Thermo Optek Corporation and ThermoTrex Corporation. Dr. Hatsopoulos is the brother of Mr. John N. Hatsopoulos, an Executive Vice President and the Chief Financial Officer of Thermo. Dr. Hatsopoulos' term of office will expire in 1999.



     Robert A. McCabe, 61, has been a Director of Thermo since 1962. He has served as President of Pilot Capital Corporation, which is engaged in private investments and provides acquisition services, since 1987. Prior to that time Mr. McCabe was a Managing Director of Lehman Brothers Inc., an investment banking firm. Mr. McCabe is also a director of Borg-Warner Security Corporation, Church & Dwight Company, Morrison-Knudsen Corporation, Thermo Optek Corporation and Thermo Instrument Systems Inc. Mr. McCabe's term of office will expire in 1999.


     Hutham S. Olayan, 42, has been a Director of Thermo since 1987. She has served as President and a director of Olayan America Corporation since 1995 and Competrol Real Estate Limited since 1986, members of the Olayan Group engaged in advisory services and private real estate investments, respectively. Ms. Olayan also served as President and a director of Crescent Diversified Limited, a member of the Olayan Group engaged in private investments, from 1985 until 1994. Ms. Olayan's term of office will expire in 1999.

     Elias P. Gyftopoulos, 68, has been a Director of Thermo since 1976. Dr. Gyftopoulos has been the Ford Professor of Mechanical Engineering and of Nuclear Engineering at the Massachusetts Institute of Technology for more than five years. Dr. Gyftopoulos is also a director of Thermo Cardiosystems Inc., Thermo Instrument Systems Inc., Thermo Remediation Inc., Thermo Voltek Corp., ThermoLase Corporation and ThermoSpectra Corporation. Mr. Gyftopoulos' term of office will expire in 1998.

     Frank Jungers, 69, has been a Director of Thermo since 1978. Mr. Jungers has been a consultant on business and energy matters since 1977. Mr. Jungers was employed by the Arabian American Oil Company from 1974 through 1977 as Chairman and Chief Executive Officer. Mr. Jungers is also a director of The AES

Corporation, Donaldson, Lufkin & Jenrette, Dual Drilling Company,
Georgia-Pacific Corporation, Pacific Rehabilitation and Sports Medicine, Inc., Star Technologies Inc., Thermo Ecotek Corporation, Thermo Instrument Systems Inc. and ThermoQuest Corporation. Mr. Junger's term of office will expire in 1998.

     Frank E. Morris, 72, has been a Director of Thermo since 1989. Dr. Morris served as the Peter Drucker Professor of Management at Boston College from 1989 to 1994. Dr. Morris also served as President of the Federal Reserve Bank of Boston from 1968 until he retired in 1988. Dr. Morris is a trustee of SEI Liquid Asset Trust, SEI Cash + Plus Trust, SEI Tax Exempt Trust, SEI Index Funds, SEI International Trust, SEI Institutional Managed Trust, The Capitol Mutual Funds, FFB Lexicon Funds and The Arbor Fund. Dr. Morris is also a director of Thermo Remediation Inc. Mr. Morris' term of office will expire in 1998.

     Donald E. Noble, 81, has been a Director of Thermo since 1983. For more than 20 years, from 1959 to 1980, Mr. Noble served as the chief executive officer of Rubbermaid, Incorporated, first with the title of President and then as Chairman of the Board. Mr. Noble is also a director of Thermo Fibertek Inc., Thermo Power Corporation, Thermo Sentron Inc. and Thermo TerraTech Inc. Mr. Noble's term of office will expire in 1998.

     John M. Albertine, 51, has been a Director of Thermo since 1986. Dr. Albertine serves as Chairman of the Board and Chief Executive Officer of Albertine Enterprises, Inc., an economic and public policy consulting firm he founded in 1990. He also serves as Chairman of The Jian Group Holdings, LLC, a full-service mergers and acquisitions firm. Dr. Albertine is also a director of American Precision Industries, Inc. and Bolt, Beranek & Newman, Inc. Dr. Albertine served as Vice Chairman of Farley, Inc., principally a textile and apparel manufacturer, from 1986 until 1990, Vice Chairman of Fruit of the Loom, Inc. from 1987 to 1990, and Vice Chairman of Valley Fashions Corp. (formerly West Point Acquisition Corp.) and its subsidiary, West Point-Pepperell Inc., from 1989 to 1990. In July 1991, an involuntary petition was filed against Farley, Inc. under Chapter 7 of the federal bankruptcy laws. In September 1991, Farley, Inc. converted the Chapter 7 proceeding into a Chapter 11 reorganization and a plan of reorganization was confirmed in December 1992. In March 1992, Valley Fashions Corp. filed a petition under Chapter 11 to effect a "pre-packaged" bankruptcy reorganization. In September 1992, Valley Fashions' plan of reorganization was confirmed by the bankruptcy court. Mr. Albertine's term of office will expire in 1997.

     Peter O. Crisp, 63, has been a Director of Thermo since 1974. Mr. Crisp has been a General Partner of Venrock Associates, a venture capital investment firm, for more than five years. Mr. Crisp is also a Director of American Superconductor Corporation, Apple Computer, Inc., Evans & Sutherland Computer Corporation, Long Island Lighting Company, Thermedics Inc., Thermo Power Corporation, ThermoTrex Corporation and United States Trust Corporation. Mr. Crisp's term of office will expire in 1997.

     Roger D. Wellington, 69, has been a Director of Thermo since 1986. Mr. Wellington serves as the President and Chief Executive Officer of Wellington Consultants, Inc. and of Wellington Associates Inc., international business consulting firms he founded in 1994 and 1989, respectively. Prior to 1989, Mr. Wellington served as Chairman of the Board of Augat Inc., a manufacturer of electromechanical components, for more than five years. Prior to 1988, he also held the positions of President and Chief Executive Officer of Augat Inc. Mr. Wellington is also a director of Bolt, Beranek & Newman, Inc. Mr. Wellington's term of office will expire in 1997.

  Executive Officers

                                                             PRESENT TITLE
              NAME                 AGE           (YEAR FIRST BECAME EXECUTIVE OFFICER)
- ---------------------------------  ---   ------------------------------------------------------
George N. Hatsopoulos(1).........  69    Chairman of the Board, President, Chief Executive
                                         Officer and Director (1956)
John N. Hatsopoulos(1)...........  61    Executive Vice President and Chief Financial Officer
                                         (1968)
Robert C. Howard.................  65    Executive Vice President (1968)
Peter G. Pantazelos..............  65    Executive Vice President (1968)
Arvin H. Smith...................  66    Executive Vice President (1983)
William A. Rainville.............  54    Senior Vice President (1993)
John W. Wood Jr..................  52    Senior Vice President (1995)
Paul F. Kelleher.................  53    Vice President, Finance and Administration (1982)

- ---------------
(1) George N. Hatsopoulos and John N. Hatsopoulos are brothers.

     Each executive officer serves until his successor is chosen or appointed and qualified or until earlier resignation, death, or removal. All executive officers, except Messrs. Rainville and Wood, have held comparable positions with the Company for at least the last five years. Mr. Rainville has been a Senior Vice President of the Company since 1993 and was a Vice President of the Company from 1986 to 1993. Mr. Wood has been President and Chief Executive Officer of Thermedics Inc. since 1984 and was a Vice President of the Company from 1994 to 1995, prior to becoming a Senior Vice President of the Company in 1995.


COMPENSATION OF THERMO DIRECTORS


     CASH COMPENSATION. Directors who are not employees of Thermo or any companies affiliated with Thermo ("outside directors") receive an annual retainer of $20,000 and a fee of $1,000 per day for attending regular meetings of the Board of Directors or its committees and for each day of consulting for the Board of Directors, and $500 per day for participating in meetings of the Board of Directors or such committees held by means of conference telephone. Payment of Directors' fees is made quarterly. Dr. G. Hatsopoulos, who is a full-time employee of the Corporation, does not receive any cash compensation from Thermo for his service as a Director. Directors are also reimbursed for out-of-pocket expenses and in some instances for travel time incurred in attending such meetings.

     DEFERRED COMPENSATION PLAN FOR DIRECTORS. Under Thermo's Deferred Compensation Plan for Directors (the "Deferred Compensation Plan"), a Director has the right to defer receipt of his cash fees until he ceases to serve as a Director, dies or retires from his principal occupation. In the event of a change in control or proposed change in control of Thermo that is not approved by the Board of Directors, deferred amounts become payable immediately. Either of the following is deemed to be a change of control: (a) the occurrence, without the prior approval of the Board of Directors, of the acquisition, directly or indirectly, by any person of 50% or more of the outstanding Thermo Common Stock; or (b) the failure of the persons serving on the Board of Directors immediately prior to any contested election of directors or any exchange offer or tender offer for the Thermo Common Stock to constitute a majority of the Board of Directors at any time within two years following any such event. Amounts deferred pursuant to the Deferred Compensation Plan are valued at the end of each quarter as units of Thermo Common Stock. When payable, amounts deferred may be disbursed solely in shares of Thermo Common Stock accumulated under the Deferred Compensation Plan. A total of 613,361 shares of Thermo Common Stock has been reserved for issuance under the Deferred Compensation Plan. As of January 1, 1996, deferred units equal to 80,427.96 shares of Thermo Common Stock were accumulated under the Deferred Compensation Plan.

     DIRECTORS STOCK OPTION PLAN. In 1993, Thermo adopted a directors stock option plan (the "Directors Plan"), which was amended in 1995. The Directors Plan provides for the grant of stock options to purchase shares of common stock of Thermo and certain of its majority-owned subsidiaries to outside Directors as additional compensation for their service as Directors. Under the Directors Plan, outside Directors are automatically granted options to purchase 1,000 shares of Thermo Common Stock annually. In addition, the

Directors Plan provides for the automatic grant of options to purchase up to 1,500 shares of the common stock of certain of Thermo's publicly traded, majority-owned subsidiaries and of each majority-owned subsidiary of Thermo that is subsequently "spun out" to outside investors. Pursuant to the Directors Plan, outside Directors receive an annual grant of options to purchase 1,000 shares of Thermo Common Stock at the close of business on the date of each Annual Meeting of the Stockholders of Thermo. Options evidencing annual grants may be exercised at any time from and after the six-month anniversary of the grant date of the option and prior to the expiration of the option on the third anniversary of the grant date. Shares acquired upon exercise of the options are subject to repurchase by Thermo at the exercise price if the recipient ceases to serve as a Director of Thermo or any other Thermo company prior to the first anniversary of the grant date.

     In addition, under the Directors Plan, outside Directors are automatically granted options to purchase shares of common stock of certain of Thermo's publicly traded, majority-owned subsidiaries as described in the Directors Plan and of each majority-owned subsidiary of Thermo that is subsequently "spun out" to outside investors. Outside Directors receive options to purchase 1,500 shares of common stock for majority-owned subsidiaries that are directly owned by Thermo and 1,000 shares of common stock for majority-owned subsidiaries that are indirectly owned by Thermo through one or more of its other majority-owned subsidiaries. The grant of options with respect to the common stock of subsidiaries that are spun out occurs on the close of business on the date of the first Annual Meeting of the Stockholders next following the subsidiary's spinout, which is the first to occur of either an initial public offering of the subsidiary's common stock or a sale of such stock to third parties in an arms-length transaction. The options granted vest and become exercisable on the fourth anniversary of the date of grant, unless prior to such date the subsidiary's common stock is registered under the Exchange Act ("Section 12 Registration"). In the event that the effective date of Section 12 Registration occurs before the fourth anniversary of the grant date, the option will become immediately exercisable and the shares acquired upon exercise will be subject to restrictions on transfer and the right of Thermo to repurchase such shares at the exercise price in the event the Director ceases to serve as a Director of Thermo or any other Thermo company. In the event of Section 12 Registration, the restrictions and repurchase rights shall lapse or be deemed to lapse at the rate of 25% per year, starting with the first anniversary of the grant date. These options expire after five years. At the Annual Meeting of Stockholders of Thermo held in May 1996, each outside Director was granted options to purchase 1,500 shares of common stock of Thermo TerraTech Inc. and 1,000 shares of common stock of each of (i) Trex Medical Corporation, a subsidiary of ThermoTrex Corporation that was spun out in November 1995, (ii) ThermoQuest Corporation, a subsidiary of Thermo Instrument Systems Inc. that was spun out in March 1996 and (iii) Thermo Sentron Inc., a subsidiary of Thermedics Inc. that was spun out in March 1996.

     The exercise price for options granted under the Directors Plan is the average of the closing prices of the common stock as reported on the New York or American Stock Exchange (or other principal market on which the common stock is then traded) for the five trading days preceding and including the date of grant, or, if the shares are not then traded, at the last price per share paid by third parties in an arms-length transaction prior to the option grant. An aggregate of 675,000 shares of Thermo Common Stock have been reserved for issuance under the Directors Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Pursuant to an international distribution agreement, Thermedics Detection Inc., a subsidiary of Thermedics Inc., which is, in turn, a subsidiary of Thermo, has appointed Arabian Business Machines Co. ("ABM") as its exclusive distributor of drug-and-explosives detection products in certain Middle East countries. ABM is a member of the Olayan Group, and Hutham S. Olayan, a Director of Thermo and a member of the Compensation Committee of the Thermo Board of Directors, is the President and a Director of Olayan America Corporation and Competrol Real Estate Limited, two other members of the Olayan Group, which is controlled by Suliman S. Olayan, Ms. Olayan's father. During 1995, Thermedics Detection, Inc. paid an aggregate of $50,000 pursuant to this distribution agreement.

     In March 1995, ThermoLyte Corporation ("TLC"), a subsidiary of Thermo, completed a private placement of 1,845,000 shares primarily to outside investors of minority investments in its common stock. Crescent International Holdings Limited purchased 25,000 shares of the common stock of TLC in such private placement at a purchase price of $10.00 per share, the same price paid by unaffiliated buyers. Crescent International Holdings Limited is a wholly owned subsidiary of Crescent Holding GmbH. Crescent Holding GmbH is indirectly controlled by Suliman S. Olayan, the father of Hutham S. Olayan.

     In November 1995 and January 1996, Trex Medical Corporation ("Trex Medical"), a subsidiary of Thermo, completed private placements of an aggregate of 1,962,000 shares primarily to outside investors of minority investments in its common stock. Crescent International Holdings Limited purchased 200,000 shares of the common stock of Trex Medical in such private placements at a purchase price of $10.25 per share in the November 1995 private placement and $10.75 per share in the January 1996 private placement, the same price paid by unaffiliated buyers. Crescent International Holdings Limited is a wholly owned subsidiary of Crescent Holding GmbH. Crescent Holding GmbH is indirectly controlled by Suliman S. Olayan, the father of Hutham S. Olayan.

                        EXECUTIVE COMPENSATION OF THERMO


NOTE: All share amounts reported below have, in all cases, been adjusted as applicable to reflect three-for-two stock splits effected in May 1995 and in September 1995 with respect to the Thermo Common Stock and the common stock of Thermo Fibertek Inc., respectively, a two-for-one stock split effected in May 1995 with respect to the common stock of ThermoLase Corporation, a five-for-four stock split effected in December 1995 with respect to the common stock of Thermo Instrument Systems Inc., a three-for-two stock split effected in May 1996 with respect to the common stock of Thermo Cardiosystems Inc. and a three-for-two stock split effected in the form of a 50% stock dividend on June 5, 1996 with respect to the Thermo Common Stock.


SUMMARY COMPENSATION TABLE

     The following table summarizes compensation for services to Thermo in all capacities awarded to, earned by or paid to Thermo's chief executive officer and its four other most highly compensated executive officers for the last three fiscal years.

                                                                      LONG TERM
                                                                     COMPENSATION
                                                                    --------------
                                                                      SECURITIES
                                                                      UNDERLYING
                                                                     OPTIONS (NO.
                               FISCAL                               OF SHARES AND         ALL OTHER
 NAME AND PRINCIPAL POSITION    YEAR       SALARY       BONUS       COMPANY)(1)(2)     COMPENSATION(3)
- -----------------------------  ------     --------     --------     --------------     ---------------
George N. Hatsopoulos........   1995      $485,000     $550,000          --                $ 6,750
  President and Chief           1994       450,000      500,000      20,000  (THS)           6,750
  Executive Officer             1993       417,000      450,000     967,500  (TMO)          10,118
                                                                     50,000  (TMD)
                                                                     10,000  (TCK)
                                                                     30,000  (TFT)
                                                                     93,750  (THI)
                                                                     40,000  (THP)
                                                                      7,500  (THN)
                                                                     40,000  (TTT)
                                                                     72,000  (TLZ)
                                                                     30,000  (TKN)
John N. Hatsopoulos..........   1995      $300,000     $500,000       7,800  (TMO)         $ 6,750
  Executive Vice President                                           25,000  (TLZ)
  and Chief Financial Officer   1994       280,000      450,000     144,900  (TMO)           6,750
                                                                     20,000  (THS)
                                1993       256,000      375,000     199,350  (TMO)          10,118
                                                                     50,000  (TMD)
                                                                     10,000  (TCK)
                                                                     30,000  (TFT)
                                                                     93,750  (THI)
                                                                     40,000  (THP)
                                                                     22,500  (THN)
                                                                     40,000  (TTT)
                                                                     72,000  (TLZ)
                                                                     30,000  (TKN)
Arvin H. Smith...............   1995      $262,000     $256,200       9,000  (TMO)         $ 6,750
  Executive Vice President                                           10,000  (TLZ)
                                                                      6,000  (TLT)
                                1994       255,000      280,500      13,500  (TMO)           6,750
                                                                     20,000  (THS)
                                1993       240,000      304,000      69,412  (TMO)          10,023
                                                                     30,000  (TMD)
                                                                    234,375  (THI)
                                                                      2,400  (THN)

                                                                      LONG TERM
                                                                     COMPENSATION
                                                                    --------------
                                                                      SECURITIES
                                                                      UNDERLYING
                                                                     OPTIONS (NO.
                               FISCAL                               OF SHARES AND         ALL OTHER
 NAME AND PRINCIPAL POSITION    YEAR       SALARY       BONUS       COMPANY)(1)(2)     COMPENSATION(3)
- -----------------------------  ------     --------     --------     --------------     ---------------
William A. Rainville.........   1995      $195,000     $220,000       6,150  (TMO)         $15,870
  Senior Vice President                                               6,000  (TBA)
                                                                     10,000  (TLZ)
                                                                      6,000  (TLT)
                                1994       182,000      173,000      96,750  (TMO)          16,269
                                                                     10,000  (THS)
                                1993       170,800      105,000      51,750  (TMO)          14,717
                                                                     60,000  (TFT)
                                                                     22,500  (THN)
                                                                     60,000  (TTT)
John W. Wood Jr.(4)..........   1995      $180,000     $160,000      40,350  (TMO)         $ 6,750
  Senior Vice President                                               4,900  (TMD)
                                                                      1,000  (TBA)
                                                                      3,450  (TCA)
                                                                        900  (TVL)
                                                                     10,000  (TLZ)
                                                                      1,000  (TLT)

- ---------------
(1) In addition to grants of options to purchase Common Stock of Thermo (designated in the table as TMO), executive officers of Thermo have been granted options to purchase common stock of subsidiaries of Thermo, either as compensation for their services to Thermo or to its subsidiaries. Options were granted during the last three fiscal years to the chief executive officer and the other named executive officers in their capacities as executive officers of Thermo or Directors or executive officers of the following subsidiaries of Thermo: Thermedics Inc. (designated in the table as TMD), Thermo BioAnalysis Corporation (designated in the table as TBA), Thermo Cardiosystems Inc. (designated in the table as TCA), Thermo Ecotek Corporation (designated in the table as
     TCK), Thermo Fibertek Inc. (designated in the table as TFT), Thermo Instrument Systems Inc. (designated in the table as THI), ThermoLase Corporation (designated in the table as TLZ), ThermoLyte Corporation (designated in the table as TLT), Thermo Power Corporation (designated in the table as THP), Thermo TerraTech Inc. (designated in the table as TTT), Thermo Remediation Inc. (designated in the table as THN), ThermoSpectra Corporation (designated in the table as THS) and ThermoTrex Corporation (designated in the table as TKN).

(2) No awards of restricted stock of Thermo were made to the chief executive officer or other named executive officers during the last three fiscal years. As of December 31, 1995, the amount and value of each executive officer's restricted stock holdings were as follows: Dr. G.
     Hatsopoulos -- 20,250 shares valued at $702,000; Mr. Smith -- 10,125 shares valued at $351,000; Mr. Wood -- 2,025 shares valued at $70,200; and Mr. Rainville -- 2,025 shares valued at $70,200.

(3) For all executive officers except Mr. Rainville, this amount represents matching contributions made on behalf of the executive officer by Thermo pursuant to Thermo's 401(k) plan. As to Mr. Rainville, this amount represents employer contributions to his account under the profit sharing plan of Thermo Electron Web Systems Inc., a subsidiary of Thermo.

(4) Mr. Wood did not meet the definition of "highly compensated" within the meaning of the Securities and Exchange Commission's executive compensation disclosure rules in fiscal 1993 and 1994.

STOCK OPTIONS GRANTED DURING FISCAL 1995

     The following table sets forth information concerning individual grants of stock options made during fiscal 1995 to Thermo's chief executive officer and the other named executive officers. During fiscal 1995, no options were granted to Thermo's chief executive officer, Dr. G. Hatsopoulos. It has not been Thermo's policy in the past to grant stock appreciation rights, and no such rights were granted during fiscal 1995.

                          OPTION GRANTS IN FISCAL 1995

                                                                                     POTENTIAL REALIZABLE
                                          PERCENT OF                                   VALUE AT ASSUMED
                          NUMBER OF         TOTAL                                   ANNUAL RATES OF STOCK
                         SECURITIES        OPTIONS                                    PRICE APPRECIATION
                         UNDERLYING       GRANTED TO     EXERCISE                      FOR OPTION TERM
                           OPTIONS       EMPLOYEES IN    PRICE PER    EXPIRATION    ----------------------
         NAME            GRANTED(1)      FISCAL YEAR       SHARE         DATE          5%          10%
- ----------------------  -------------    ------------    ---------    ----------    --------    ----------
John N. Hatsopoulos...   7,800  (TMO)         0.6%        $ 24.85        5/23/98    $ 30,524    $   64,168
                        25,000  (TLZ)         2.5%          22.75       11/28/07     452,750     1,216,250
Arvin H. Smith........   9,000  (TMO)         0.7%        $ 24.85        5/23/98    $ 35,220    $   74,040
                        10,000  (TLZ)         1.0%          22.75       11/28/07     181,100       486,500
                         6,000  (TLT)        20.3%          10.00        9/22/07      47,760       128,280
William A.
  Rainville...........   6,150  (TMO)         0.5%        $ 24.85        5/23/98    $ 24,067    $   50,594
                         6,000  (TBA)         7.7%          10.00        9/22/07      47,760       128,280
                        10,000  (TLZ)         1.0%          22.75       11/28/07     181,100       486,500
                         6,000  (TLT)        20.3%          10.00        9/22/07      47,760       128,280
John W. Wood Jr. .....   2,850  (TMO)         0.2%        $ 24.85        5/23/98    $ 11,153    $   23,446
                        37,500  (TMO)         2.9%          32.60       11/28/07     973,000     2,614,250
                         4,900  (TMD)        17.7%          15.52        3/14/02      30,968        72,128
                         1,000  (TBA)         1.3%          10.00        9/22/05       6,290        15,940
                         3,450  (TCA)         2.9%          17.40        3/20/02      24,449        56,948
                        10,000  (TLZ)         1.0%          22.75       11/28/07     181,100       486,500
                         1,000  (TLT)         3.4%          10.00        9/22/05       6,290        15,940
                           900  (TVL)         0.8%          11.00        3/20/02       4,032         9,396

- ---------------
(1) In addition to grants of options to purchase Common Stock of Thermo (designated in the table as TMO), executive officers of Thermo have been granted options to purchase common stock of Thermedics Inc. (designated in the table as TMD), ThermoLase Corporation (designated in the table as TLZ), ThermoLyte Corporation (designated in the table as TLT), Thermo BioAnalysis Corporation (designated in the table as TBA), Thermo Cardiosystems Inc. (designated in the table as TCA) and Thermo Voltek Corp. (designated in the table as TVL), as part of Thermo's stock option program. All of the options reported are immediately exercisable at the date of grant, except options to purchase the common stock of ThermoLyte Corporation and Thermo BioAnalysis Corporation, which generally are not exercisable until that company's stock is publicly traded. However, the shares acquired upon exercise are subject to repurchase by the granting corporation at the exercise price if the optionee ceases to be employed by the granting corporation or another Thermo company. The granting corporation may exercise its repurchase rights within six months after the termination of the optionee's employment. For publicly traded companies, the repurchase rights lapse ratably over a five- to ten-year period, depending on the option term, which may vary from seven to twelve years, provided that the optionee continues to be employed by the granting corporation or another Thermo company. Certain options granted as a part of Thermo's stock option program have three-year terms, and the repurchase rights lapse in their entirety on the second anniversary of the grant date. For companies whose shares are not publicly traded, the repurchase rights lapse in their entirety on the ninth anniversary of the grant date. The granting corporation may permit the holders of such options to exercise options and to satisfy tax withholding obligations by surrendering shares equal in fair market value to the exercise price or withholding obligation.

STOCK OPTIONS EXERCISED DURING FISCAL 1995

     The following table reports certain information regarding stock option exercises during fiscal 1995 and outstanding stock options held at the end of fiscal 1995 by Thermo's chief executive officer and the other named executive officers. No stock appreciation rights were exercised or were outstanding during fiscal 1995.

   AGGREGATED OPTION EXERCISES IN FISCAL 1995 AND FISCAL 1995 YEAR-END OPTION
                                     VALUES

                                                                    NO. OF UNEXERCISED        VALUE OF
                                         SHARES                     OPTIONS AT FISCAL       UNEXERCISED
                                       ACQUIRED ON     VALUE      YEAR-END (EXERCISABLE/    IN-THE-MONEY
          NAME            COMPANY(1)    EXERCISE      REALIZED      UNEXERCISABLE)(2)         OPTIONS
- ------------------------  ----------   -----------   ----------   ----------------------   --------------
George N. Hatsopoulos...    TMO            8,424       $152,008         1,642,500/0        $31,834,650/--
                            TMD               --             --            50,000/0            561,000/--
                            TCK               --             --            36,000/0            364,500/--
                            TFT           44,727        398,831           117,273/0          1,969,315/--
                            THI               --             --            93,750/0            967,500/--
                            THP               --             --            40,000/0            151,000/--
                            THN               --             --             7,500/0             47,400/--
                            TTT               --             --            40,000/0             83,800/--
                            TLZ           28,800        406,800            43,200/0          1,042,200/--
                            THS               --             --            20,000/0            112,500/--
                            TKN               --             --            36,600/0          1,337,130/--
John N. Hatsopoulos.....    TMO           79,110     $1,029,188           446,820/0(3)      $7,626,906/--
                            TMD               --             --            50,000/0            561,000/--
                            TCA            8,083        138,201                  --                    --
                            TCK               --             --            36,000/0            364,500/--
                            TFT           36,000        297,165           126,000/0          2,126,400/--
                            THI               --             --            93,750/0            967,500/--
                            THP               --             --            40,000/0            151,000/--
                            THN               --             --            22,500/0            142,200/--
                            TTT               --             --            40,000/0             83,800/--
                            TVL               --             --             4,999/0             54,339/--
                            TLZ           28,800        302,588            68,200/0          1,120,325/--
                            THS               --             --            20,000/0            112,500/--
                            TKN            6,000        118,050            24,000/0            829,200/--
Arvin H. Smith..........    TMO          117,112     $1,595,351           274,162/0         $5,986,561/--
                            TMD               --             --            82,500/0          1,517,850/--
                            TCA               --             --            30,000/0          1,340,000/--
                            TCK               --             --             4,000/0             43,000/--
                            TFT               --             --            60,000/0          1,080,000/--
                            THI               --             --           234,375/0          2,418,750/--
                            THN               --             --             2,400/0             15,168/--
                            TTT               --             --            35,000/0            112,875/--
                            TLZ               --             --            10,000/0             31,250/--
                            TLT               --             --             0/6,000                    --(4)
                            THS               --             --            20,000/0            112,500/--
                            TKN               --             --             2,700/0            122,985/--
William A. Rainville....    TMO           23,625       $297,313           204,262/0(3)      $3,628,301/--
                            TBA               --             --             0/6,000                    --(4)
                            TCK               --             --             4,000/0             43,000/--
                            TFT               --             --           330,000/0          5,656,800/--
                            THN               --             --            22,500/0            142,200/--
                            TTT               --             --            60,000/0            115,200/--
                            TLZ               --             --            10,000/0             31,250/--
                            TLT               --             --             0/6,000                    --(4)
                            THS               --             --            10,000/0             56,250/--
                            TKN               --             --             2,700/0            122,985/--

                                                                    NO. OF UNEXERCISED        VALUE OF
                                         SHARES                     OPTIONS AT FISCAL       UNEXERCISED
                                       ACQUIRED ON     VALUE      YEAR-END (EXERCISABLE/    IN-THE-MONEY
          NAME            COMPANY(1)    EXERCISE      REALIZED      UNEXERCISABLE)(2)         OPTIONS
- ------------------------  ----------   -----------   ----------   ----------------------   --------------
John W. Wood Jr. .......    TMO            7,425        $90,712           200,997/0(3)      $2,851,460/--
                            TMD               --             --           120,100/0          1,645,924/--
                            TDI               --             --            0/35,000                    --(4)
                            TBA               --             --             0/1,000                    --(4)
                            TCA           40,225        646,425            59,224/0          2,824,905/--
                            TCK               --             --             3,000/0             32,250/--
                            TFT               --             --             6,000/0            108,000/--
                            TVL               --             --            56,649/0            345,830/--
                            TLZ               --             --            10,000/0             31,250/--
                            TLT               --             --             0/1,000                    --(4)
                            THS               --             --             3,000/0             16,875/--
                            TKN            3,600        120,780               900/0             40,995/--

- ---------------
(1) Options to purchase shares of the following subsidiaries of Thermo have been granted to the chief executive officer and the other named executive officers: Thermedics Inc. (designated in the table as TMD), Thermo BioAnalysis Corporation (designated in the table as TBA), Thermo Cardiosystems Inc. (designated in the table as TCA), Thermedics Detection Inc. (designated in the table as TDI), Thermo Ecotek Corporation (designated in the table as TCK), Thermo Fibertek Inc. (designated in the table as TFT), Thermo Instrument Systems Inc. (designated in the table as THI), Thermo Power Corporation (designated in the table as THP), Thermo TerraTech Inc. (designated in the table as TTT), Thermo Remediation Inc. (designated in the table as THN), ThermoLase Corporation (designated in the table as TLZ), ThermoLyte Corporation (designated in the table as TLT), ThermoSpectra Corporation (designated in the table as THN), Thermo Voltek Corporation (designated in the table as TVL) and ThermoTrex Corporation (designated in the table as TKN).

(2) All of the options reported outstanding at the end of the fiscal year were immediately exercisable as of fiscal year-end, except options to purchase the common stock of Thermo BioAnalysis Corporation, ThermoLyte Corporation and Thermedics Detection Inc., which generally are not exercisable until that company's stock is publicly traded. However, the shares acquired upon exercise of the options are subject to repurchase by the granting corporation at the exercise price if the optionee ceases to be employed by such corporation or another Thermo company. The granting corporation may exercise its repurchase rights within six months after the termination of the optionee's employment. For publicly traded companies, the repurchase rights generally lapse ratably over a five-to ten-year period, depending on the option term, which may vary from seven to twelve years, provided that the optionee continues to be employed by the granting corporation or another Thermo company. Certain options granted as a part of Thermo's stock option program have three-year terms, and the repurchase rights lapse in their entirety on the second anniversary of the grant date. For companies whose shares are not publicly traded, the repurchase rights lapse in their entirety on the ninth anniversary of the grant date.

(3) Options to purchase 135,000, 90,000 and 90,000 shares of Thermo Common Stock granted to Messrs. J. Hatsopoulos, Rainville and Wood, respectively, are subject to the same terms as described in footnote (1), except that the repurchase rights of the granting corporation generally do not lapse until the tenth anniversary of the grant date. In the event of the employee's death or involuntary termination prior to the tenth anniversary of the grant date, the repurchase rights of the granting corporation shall be deemed to have lapsed ratably over a five-year period commencing with the fifth anniversary of the grant date.

(4) No public market for the shares underlying these options existed at fiscal year-end. Accordingly, no value in excess of exercise price has been attributed to these options.

DEFINED BENEFIT RETIREMENT PLAN

     Thermo Electron Web Systems Inc., a wholly owned subsidiary of Thermo Fibertek Inc., maintains a defined benefit retirement plan (the "Retirement Plan") for eligible U.S. employees. Mr. Rainville is the chief executive officer of Thermo Fibertek Inc. and the only executive officer of Thermo who participates in the

Retirement Plan. The following table sets forth the estimated annual benefits payable under the Retirement Plan upon retirement to employees of the subsidiary in specified compensation and years-of-service classifications. The estimated benefits at certain compensation levels reflect the statutory limits on compensation that can be recognized for plan purposes. This limit is currently $150,000 per year.

                                                              YEARS OF SERVICE
                                           -------------------------------------------------------
           ANNUAL COMPENSATION               15          20          25          30          35
- -----------------------------------------  -------     -------     -------     -------     -------
$100,000.................................  $26,250     $35,000     $43,750     $48,125     $48,125
 125,000.................................   32,813      43,750      54,688      60,156      60,156
 150,000.................................   39,375      52,500      65,625      72,188      72,188

     Each eligible employee receives a monthly retirement benefit, beginning at normal retirement age (65), based on a percentage (1.75%) of the average monthly compensation of such employee before retirement, multiplied by his years of service (up to a maximum of 30 years). Full credit is given for the first 25 years of service, and half credit is given for years over 25 and less than 30. Benefits are reduced for retirement before normal retirement age. Average monthly compensation is generally defined as average monthly base salary over the five years of highest compensation in the ten-year period preceding retirement. For 1995, the annual compensation of Mr. Rainville recognized for plan purposes was $150,000. The estimated credited years of service recognized under the Retirement Plan for Mr. Rainville is 30, assuming retirement at age
65. No benefits under the Retirement Plan vest for an employee until after five years of participation, at which time they become fully vested. The benefits shown in the above table are subject to reduction for Social Security benefits. The plan benefits shown are payable during the employee's lifetime unless the employee elects another form of benefit that provides death benefit protection.

SEVERANCE AGREEMENTS

     The executive officers and certain key employees of Thermo have entered into contracts with Thermo that provide severance benefits if there is a change of control of Thermo that is not approved by the Board of Directors and their employment is terminated, for whatever reason, within one year thereafter. For purposes of these agreements a change of control exists upon (i) the acquisition of 50% or more of the outstanding Thermo Common Stock by any person without the prior approval of the Board of Directors, (ii) the failure of the Board of Directors, within two years after any contested election of directors or tender or exchange offer not approved by the Board of Directors, to be constituted of a majority of directors holding office prior to such event or (iii) any other event that the Board of Directors determines constitutes an effective change of control of Thermo.

     In 1983, Thermo entered into severance agreements with all of the named executive officers, except Mr. Rainville and Mr. Wood. For these severance agreements, the benefit is stated as an initial percentage which was established by the Board of Directors and was generally based upon the employee's age and length of service with Thermo. Benefits are to be paid over a five-year period. The benefit to be paid in the first year is determined by applying this percentage to the employee's highest annual total cash remuneration in any 12-month period during the preceding three years. This benefit is reduced 10% in each of the succeeding four years in which benefits are paid. The initial percentage to be so applied to Dr. G. Hatsopoulos, Mr. J. Hatsopoulos and Mr. Smith is 98.1%, 76.1% and 59.1%, respectively. Assuming that severance benefits would have been payable under such agreements as of January 1, 1996, the payments thereunder for the first year thereof to Dr. G. Hatsopoulos, Mr. J. Hatsopoulos and Mr. Smith would have been approximately $1,015,000, $609,000 and $316,000, respectively. Payments under these agreements are not subject to the so-called "excess parachute payment" provisions under applicable provisions of the Internal Revenue Code of 1986, as amended.

     During 1988, Mr. Rainville and Mr. Wood each entered into a severance agreement with Thermo pursuant to which he will receive a lump sum benefit at the time of a qualifying severance equal to the highest total cash compensation paid to him in any twelve-month period during the three years preceding the severance event. A qualifying severance exists if (i) the officer's employment is terminated for any reason within one year after a change in control of Thermo or (ii) a group of directors of Thermo consisting of directors of Thermo on the date of the severance agreement or, if an election contest or tender or exchange offer for Thermo Common Stock has occurred, the directors of Thermo immediately prior to such election contest or tender or exchange offer, and any future directors who are nominated or elected by such directors, determines that any other termination of the officer's employment should be treated as a qualifying severance. The benefits under this agreement are limited in such a manner that the payments will not constitute "excess parachute payments" under applicable provisions of the Internal Revenue Code of 1986, as amended. Assuming that severance benefits would have been payable as of January 1, 1996, the payment under such agreement to Mr. Rainville and Mr. Wood would have been approximately $415,000 and $340,000, respectively.

                         EXECUTIVE COMPENSATION OF SMC

     The following table sets forth the aggregate compensation paid by SMC to the Chief Executive Officer and to each of the four additional most highly compensated executive officers for each of the fiscal years in the three year period ended September 30, 1995:

                           SUMMARY COMPENSATION TABLE

                                                       FISCAL                             ALL OTHER
             NAME AND PRINCIPAL POSITION                YEAR    SALARY(1)   BONUS(2)   COMPENSATION(3)
- -----------------------------------------------------  ------   ---------   --------   ---------------
George D. Holmes.....................................   1995    $ 252,000   $75,400        $37,883
Chief Executive Officer                                 1994      240,000    39,743         32,727
                                                        1993      215,004    86,000         34,931
Pierre Sice..........................................   1995      176,400    42,336         15,972
Executive Vice President, Chief Financial               1994      168,000    22,415         15,972
Officer and Secretary                                   1993      152,500    48,800         15,948
William B. Ross......................................   1995      176,400    42,336         15,972
President, SensorMedics                                 1994      168,000    22,415         15,972
Critical Care Corporation                               1993      152,500    48,800         15,948
Steven Sidwell.......................................   1995      165,000    39,600         11,172
Executive Vice                                          1994      138,000    18,393         10,932
President                                               1993      125,000    50,000         10,598
L. Thomas Rauterkus..................................   1995      147,700    35,448         15,926
Vice President -- Research                              1994      144,000    19,395         15,852
and Development                                         1993      133,000    42,560         15,558

- ---------------
(1) Includes amounts deferred by the named executive under the SensorMedics Corporation Supplemental Retirement Plan.

(2) Includes bonuses paid in accordance with SMC's Management Incentive Compensation Plan. See "-- Management Incentive Compensation Plan."


(3) For Mr. Holmes, 1995 amount includes: (i) $5,772 matching contributions to SMC's 401(k) plan, (ii) $10,200 automobile allowance and (iii) $21,911 interest foregone by SMC on the non-interest bearing loan made to Mr. Holmes in connection with his purchase of shares of SMC Common Stock pursuant to the SensorMedics Corporation Employee Restricted Stock Purchase Plan. Interest was computed using a discount rate equal to the applicable federal rate as required by Section 1274 of the Code. For Mr. Sice, 1995 amount includes: (i) $5,772 matching contributions to SMC's 401(k) plan and (ii) $10,200 automobile allowance. For Mr. Ross, 1995 amount includes: (i) $5,772 matching contributions to SMC's 401(k) plan and (ii) $10,200 automobile allowance. For Mr. Sidwell, 1995 amount includes: (i) $5,772 matching contribution to SMC's 401(k) plan and (ii) $5,400 automobile allowance. For Mr. Rauterkus, 1995 amount includes: (i) $5,726 matching contributions to SMC's 401(k) plan, and

    (ii) $10,200 automobile allowance. Itemized disclosure of amounts of other compensation in fiscal 1994 and fiscal 1993 is not required.

     During each fiscal year in the three year period ended September 30, 1995, no executive officer named above received other compensation in excess of the lesser of $50,000 or 10% of such officer's compensation nor did any such officer receive any restricted stock award, option, stock appreciation right or payment under any long term incentive plan.

     There are no employment agreements between SMC and any of its executive officers.

     In connection with his purchase of 106,500 shares of SMC Common Stock under the SensorMedics Corporation Employee Restricted Stock Purchase Plan, Mr. Holmes paid for such shares by delivery of a secured promissory note in the amount of $383,400. Such note does not bear interest and is payable in full on July 6, 1997. The note is secured by the shares of SMC Common Stock purchased under the Purchase Plan. Upon the sale or other disposition of any of the shares of SMC Common Stock purchased by him under the Purchase Plan, Mr. Holmes is required to repay a pro rata portion of the note equal to the number of shares sold or otherwise disposed of by him divided by the total number of shares originally purchased by him.

MANAGEMENT INCENTIVE COMPENSATION PLAN

     SMC maintains a management incentive compensation plan (the "Bonus Plan") for all executive officers of SMC and its subsidiaries pursuant to which participants are awarded cash bonuses based on the financial performance of SMC and its subsidiaries and the individual participant's performance measured against objectives set by the Board of Directors at the beginning of each fiscal year. For fiscal 1996, maximum awards range from 80% to 100% of a participant's annual salary. For each participant, the award ranges from the maximum award if SMC achieves 110% of its approved consolidated business plan, to 60% of the maximum if SMC achieves its approved consolidated business plan, to no award if SMC achieves below 70% of its approved consolidated business plan. Payments under the Bonus Plan are made after the end of each fiscal quarter. An amount equal to 20% of each of the first three quarterly payments is withheld and paid, subject to the participant being employed on September 30, with the participant's final quarterly payment following the audit of SMC's financial results. The Board of Directors retains the discretion to modify the terms of the Bonus Plan as in effect for the current or any future fiscal year as it may determine to be in the best interests of SMC.

STOCK OPTIONS

     No options were granted to any of the named executive officers during any of the last three fiscal years.

     The following table sets forth information concerning the aggregate number of options exercised during the period from October 1, 1994 to September 30, 1995 by each of the named executive officers of SMC and outstanding options held by each such officer at September 30, 1995.

            AGGREGATED OPTION AND FISCAL YEAR-END OPTION VALUE TABLE

                                                                        NUMBER OF         VALUE OF UNEXERCISED
                                                                       UNEXERCISED            IN-THE-MONEY
                                                                        OPTIONS AT             OPTIONS AT
                                            SHARES       VALUE      SEPTEMBER 30, 1995     SEPTEMBER 30, 1995
                                         ACQUIRED ON    REALIZED       EXERCISABLE/           EXERCISABLE/
                 NAME                    EXERCISE (#)     ($)       UNEXERCISABLE (#)     UNEXERCISABLE ($)(1)
- ---------------------------------------  ------------   --------   --------------------   --------------------
George D. Holmes.......................       --           --               43,500/0               370,620/0
Chief Executive Officer
Pierre Sice............................       --           --               75,000/0               639,000/0
Executive Vice President, Chief
  Financial Officer and Secretary
William B. Ross........................       --           --               75,000/0               639,000/0
President, SensorMedics Critical Care
Corporation
Steven Sidwell.........................       --           --          28,000/12,000         238,560/102,240
Executive Vice President
L. Thomas Rauterkus....................       --           --          24,500/10,500          208,740/89,460
Vice President Research and Development

- ---------------
(1) Value is determined by subtracting the exercise price from the imputed price of shares of SMC Common Stock from the Merger (assumed to be $12.12 per share) and multiplying the resulting number by the number of underlying shares of SMC Common Stock.

MEDICAL REIMBURSEMENT PLAN

     The Exec-U-Care Medical Reimbursement Insurance Plan (the "Medical Plan"), which was established for the benefit of SMC's executive officers, reimburses participants, their spouses and covered children for medical expenses not covered by SMC's regular group medical plan up to $50,000 per individual per year. In effect, the Medical Plan provides participants with 100% medical coverage for all allowable medical expenses. In addition, executive officers receive $100,000 of Accidental Death and Dismemberment insurance as part of the Medical Plan. During fiscal 1993, 1994 and 1995, premiums totalling approximately $33,900, $26,300 and $32,100, respectively, were paid by SMC in connection with the Medical Plan.

           OWNERSHIP OF THERMO COMMON STOCK AND SMC COMMON STOCK AND
                          SMC SERIES B PREFERRED STOCK

                           OWNERSHIP OF THERMO STOCK

    The following table sets forth, as of January 1, 1996, the beneficial ownership of Thermo Common Stock, as well as the beneficial ownership of the common stock of: (i) Thermedics Inc., Thermo Ecotek Corporation, Thermo Fibertek Inc., Thermo Instrument Systems Inc., Thermo Power Corporation, Thermo TerraTech Inc., and ThermoTrex Corporation, all publicly traded, majority-owned subsidiaries of Thermo; (ii) Thermo Cardiosystems Inc. and Thermo Voltek Corp., publicly traded, majority-owned subsidiaries of Thermedics Inc.; (iii) Thermo Remediation Inc., a publicly traded, majority-owned subsidiary of Thermo TerraTech Inc.; (iv) ThermoLase Corporation, a publicly traded, majority-owned subsidiary of ThermoTrex Corporation, and Trex Medical Corporation, a privately held, majority-owned subsidiary of ThermoTrex Corporation; (v) ThermoLyte Corporation, a privately held, majority-owned subsidiary of Thermo Power Corporation; and (vi) ThermoSpectra Corporation, a publicly traded, majority-owned subsidiary of Thermo Instrument Systems Inc. and Thermo BioAnalysis Corporation, a privately held, majority-owned subsidiary of Thermo Instrument Systems Inc., by (x) each Director, (y) each of Thermo's executive officers named in the summary compensation table set forth below under the heading "Executive Compensation," and (z) all Directors and current executive officers as a group. As of January 1, 1996, no Director or executive officer beneficially owned any shares of any of the following companies: ThermoQuest Corporation, a publicly traded, majority-owned subsidiary of Thermo Instrument Systems Inc., Thermo Optek, a privately held, majority-owned subsidiary of Thermo Instrument Systems Inc., and Thermo Sentron Inc., a publicly traded, majority-owned subsidiary of Thermedics Inc. None of the persons nor the group included in the table will receive any shares of Thermo Common Stock in the Merger. The issuance of such shares will result in a slight decrease in the percentage of the outstanding Thermo Common Stock owned by such persons and group.

                                                              PUBLICLY-HELD SUBSIDIARIES
                              ------------------------------------------------------------------------------------------
                                                         THERMO                             THERMO
                               THERMO                    ECOTEK           THERMO          INSTRUMENT          THERMO
                              ELECTRON    THERMEDICS     CORPOR-         FIBERTEK           SYSTEMS           POWER
           NAME(1)            CORP.(2)     INC.(3)      ATION(4)         INC.(5)            INC.(6)          CORP.(7)
- ----------------------------- ---------   ----------   -----------   ----------------   ---------------   --------------
John M. Albertine............    37,065       4,500        1,500            4,500              1,875            3,000
Peter O. Crisp...............    96,651      44,653        3,461            4,500             17,693           32,151
Elias P. Gyftopoulos.........    69,570       4,500        1,500            4,500             47,018            3,000
George N. Hatsopoulos........ 3,493,917      65,369       36,024          153,529            143,300           63,482
John N. Hatsopoulos..........   717,532      76,392       38,040          145,873            118,913           40,753
Frank Jungers................   244,254       9,050       26,900            5,250             52,374            3,000
Robert A. McCabe.............    46,015       6,998        1,500            4,500             39,804           11,209
Frank E. Morris..............    21,192       4,500        1,500            4,500              1,875            3,000
Donald E. Noble..............    52,248      14,173        1,500           75,599             54,688           18,485
Hutham S. Olayan.............    21,630       4,500        1,500            4,500              1,875            3,000
William A. Rainville.........   301,570           0        4,000          337,809                  0                0
Arvin H. Smith...............   545,367      91,164        4,000           60,000            431,653            7,969
Roger D. Wellington..........    31,815       4,500        1,500           10,500              5,625            6,425
John W. Wood Jr..............   232,011     188,488        3,000            6,000                416                0
All Directors and current
 executive officers as a
 group (17 persons).......... 6,775,687     580,854      204,186          969,807          1,011,227          298,709


                                                              THERMO                     THERMO
                                 THERMO                       CARDIO-       THERMO       REMEDI-
                                TERRATECH    THERMOTREX       SYSTEMS       VOLTEK        ATION      THERMOSPECTRA   THERMOLASE
           NAME(1)               INC.(8)      CORP.(9)       INC.(10)      CORP.(11)    INC.(12)       CORP.(14)      CORP.(13)
- -----------------------------  -----------   -----------   -------------   ---------   -----------   -------------   -----------
                              <
John M. Albertine............          0         4,500         11,250         1,000        4,500          1,000          2,000
Peter O. Crisp...............      2,160        41,897         24,750         2,500        4,500          1,000         57,443
Elias P. Gyftopoulos.........          0         4,500         13,500         1,500       27,600         20,000         61,400
George N. Hatsopoulos........     57,473        48,746         11,599             0        7,500         20,000         46,720
John N. Hatsopoulos..........     60,259        33,194          1,932         7,749       40,182         20,000         81,902
Frank Jungers................          0        11,000         11,250         4,000       15,450          5,500          3,300
Robert A. McCabe.............      2,160        10,000         11,250         1,000        4,500          1,500          4,100
Frank E. Morris..............          0         4,500         11,250         1,000       25,938          1,000          2,000
Donald E. Noble..............     46,405         4,500         11,250         1,000       10,500          1,000          6,000
Hutham S. Olayan.............          0         4,500         11,250         1,000        4,500          1,000          2,000
William A. Rainville.........     60,000         2,700              0             0       24,000         10,000         10,000
Arvin H. Smith...............     36,950         2,700         30,000             0        2,400         20,000         10,000
Roger D. Wellington..........      1,000         4,500         11,250         1,000        4,500          1,000          2,000
John W. Wood Jr..............        206           900         65,926        60,648            0          5,000         10,000
All Directors and current
 executive officers as a
 group (17 persons)..........    310,163       241,241        265,212        82,397      219,186        132,500        481,146

                                           PRIVATELY-HELD SUBSIDIARIES
                               ---------------------------------------------------
                                   THERMO
                                 BIOANALYSIS       THERMOLYTE       TREX MEDICAL
                                   CORPOR-           CORPOR-           CORPOR-
           NAME(1)                ATION(15)         ATION(16)         ATION(17)
- -----------------------------  ---------------   ---------------   ---------------
John M. Albertine............            0                0                  0
Peter O. Crisp...............            0                0             10,000
Elias P. Gyftopoulos.........            0                0                  0
George N. Hatsopoulos........            0                0                  0
John N. Hatsopoulos..........            0                0                  0
Frank Jungers................        4,000            1,500              2,000
Robert A. McCabe.............            0                0              5,000
Frank E. Morris..............            0                0                  0
Donald E. Noble..............        2,000            1,000                  0
Hutham S. Olayan.............            0                0                  0
William A. Rainville.........            0                0                  0
Arvin H. Smith...............        9,000                0                  0
Roger D. Wellington..........           0                0                  0
John W. Wood Jr..............            0                0                  0
All Directors and current
 executive officers as a
 group (17 persons)..........       17,500            5,000             19,500

- ---------------
 (1) Except as reflected in the footnotes to this table, shares of Thermo Common Stock and of the common stock of each of Thermo's subsidiaries beneficially owned consist of shares owned by the indicated person or by that person for the benefit of minor children, and all share ownership includes sole voting and investment power.

 (2) The number of shares of Thermo Common Stock reported in the table reflects a three-for-two split of such stock effected in May 1995 in the form of a 50% stock dividend, and a three-for-two split of such stock to be effected on June 5, 1996 in the form of a 50% stock dividend. Shares of Thermo Common Stock beneficially owned by Dr. Albertine, Mr. Crisp, Dr. Gyftopoulos, Dr. G. Hatsopoulos, Mr. J. Hatsopoulos, Mr. Jungers, Mr. McCabe, Dr. Morris, Mr. Noble, Ms. Olayan, Mr. Rainville, Mr. Smith, Mr. Wellington, Mr. Wood and all Directors and current executive officers as a group include 7,875, 7,875, 7,875, 1,653,300, 446,820, 7,875, 7,875, 7,875,
     7,875, 7,875, 204,262, 274,162, 7,875, 200,997 and 3,196,219 shares, respectively, that such person or members of the group have the right to acquire within 60 days of January 1, 1996, through the exercise of stock options. Shares beneficially owned by Dr. G. Hatsopoulos, Mr. J. Hatsopoulos, Mr. Smith, Mr. Wood and all Directors and current executive officers as a group include 2,221, 1,837, 1,621, 1,578 and 13,884 full shares, respectively, allocated to their respective accounts maintained pursuant to Thermo's employee stock ownership plan, of which the trustees, who have investment power over its assets, were as of January 1, 1996, executive officers of Thermo (the "ESOP"). Shares beneficially owned by Dr. Albertine, Mr. Crisp, Mr. Jungers, Mr. McCabe, Dr. Morris, Mr. Noble, Ms. Olayan, Mr. Wellington and all Directors and current executive officers as a group include 29,190, 44,131, 80,427, 34,725, 9,901, 40,957, 13,755,
     21,409 and 274,497 shares, respectively, allocated to accounts maintained pursuant to Thermo's Deferred Compensation Plan for Directors. Shares beneficially owned by Dr. G. Hatsopoulos include 89,601 shares held by Dr. Hatsopoulos' spouse, 168,750 shares held by a QTIP trust (the "Hatsopoulos QTIP Trust") of which Dr. G. Hatsopoulos' spouse is a trustee, 1,305 shares held in a trust of which Dr. G. Hatsopoulos is the trustee and 39,937 shares held by a family trust of which Dr. G. Hatsopoulos' spouse is the trustee. Shares beneficially owned by Mr. J. Hatsopoulos include 168,750 shares held by the Hatsopoulos QTIP Trust of which Mr. J. Hatsopoulos is a trustee. Shares beneficially owned by Mr. Jungers include 4,500 shares held by Mr. Jungers' spouse. Shares beneficially owned by Mr. Morris include 3,415 shares held by Mr. Morris' spouse. Shares beneficially owned by Ms. Olayan do not include 4,899,600 shares owned by Crescent Holding GmbH, a member of the Olayan Group. Crescent Holding GmbH is indirectly controlled by Suliman S. Olayan, Ms. Olayan's father. Ms. Olayan disclaims beneficial ownership of the shares owned by Crescent Holding GmbH. Except for Dr. G. Hatsopoulos, who beneficially owned 2.6% of Thermo Common Stock outstanding as of January 1, 1996, no Director or executive officer beneficially owned more than 1% of the Thermo Common Stock outstanding as of such date; all Directors and current executive officers as a group beneficially owned 4.8% of the Thermo Common Stock outstanding as of January 1, 1996.

 (3) Shares of the common stock of Thermedics Inc. beneficially owned by Dr. Albertine, Mr. Crisp, Dr. Gyftopoulos, Dr. G. Hatsopoulos, Mr. J. Hatsopoulos, Mr. Jungers, Mr. McCabe, Dr. Morris, Mr. Noble, Ms. Olayan, Mr. Smith, Mr. Wellington, Mr. Wood and all Directors and current executive officers as a group include 4,500, 8,050, 4,500, 50,000, 50,000, 4,500,
     4,500, 4,500, 4,500, 4,500, 82,500, 4,500, 120,100 and 388,150 shares, respectively, that such person or members of the group have the right to acquire within 60 days of January 1, 1996, through the exercise of stock options. Shares beneficially owned by Dr. G. Hatsopoulos, Mr. J. Hatsopoulos, Mr. Smith, Mr. Wood and all Directors and current executive officers as a group include 1,465, 1,476, 1,319, 1,218 and 14,680 full shares, respectively, allocated to their respective accounts maintained pursuant to Thermo's ESOP. Shares beneficially owned by Mr. Crisp and all Directors and current executive officers as a group include 6,308 shares allocated to Mr. Crisp's account maintained pursuant to that corporation's deferred compensation plan for directors. Shares beneficially owned by Dr.
     G. Hatsopoulos include 562 shares held by Dr. G. Hatsopoulos' spouse. Shares beneficially owned by Mr. Jungers include 1,550 shares held by Mr. Jungers' spouse. No Director or executive officer beneficially owned more than 1% of the common stock of Thermedics Inc. outstanding as of January 1, 1996; all Directors and current executive officers as a group beneficially owned 1.7% of the Thermedics Inc. common stock outstanding as of such date.

 (4) Shares of the common stock of Thermo Ecotek Corporation beneficially owned by Dr. Albertine, Mr. Crisp, Dr. Gyftopoulos, Dr. G. Hatsopoulos, Mr. J. Hatsopoulos, Mr. Jungers, Mr. McCabe, Dr. Morris, Mr. Noble, Ms. Olayan, Mr. Rainville, Mr. Smith, Mr. Wellington, Mr. Wood and all Directors and current executive officers as a group include 1,500, 1,500, 1,500, 36,000, 36,000, 24,000, 1,500, 1,500, 1,500, 1,500, 4,000, 4,000, 1,500, 3,000 and
     196,000 shares, respectively, that such person or members of the group have the right to acquire within 60 days of January 1, 1996, through the exercise of stock options. Shares beneficially owned by Dr. G. Hatsopoulos include 24 shares held in trusts of which Dr. G. Hatsopoulos is a trustee. Shares beneficially owned by Mr. Jungers include 200 shares held by Mr. Jungers' spouse. No Director or executive officer beneficially owned more than 1% of the common stock of Thermo Ecotek Corporation outstanding as of January 1, 1996; all Directors and current executive officers as a group beneficially owned 1.2% of the Thermo Ecotek Corporation common stock outstanding as of such date.

 (5) The number of shares of common stock of Thermo Fibertek Inc. reported in the table reflects a three-for-two split of such stock effected in September 1995 in the form of a 50% stock dividend. Shares of the common stock of Thermo Fibertek Inc. beneficially owned by Dr. Albertine, Mr. Crisp, Dr. Gyftopoulos, Dr. G. Hatsopoulos, Mr. J. Hatsopoulos, Mr. Jungers, Mr. McCabe, Dr. Morris, Mr. Noble, Ms. Olayan, Mr. Rainville, Mr. Smith, Mr. Wellington, Mr. Wood and all Directors and current executive officers as a group include 4,500, 4,500, 4,500, 117,273, 126,000, 4,500,
     4,500, 4,500 63,900, 4,500, 330,000, 60,000, 4,500, 6,000 and 881,973
     shares, respectively, that such person or members of the group have the right to acquire within 60 days of January 1, 1996, through the exercise of stock options. Shares beneficially owned by Mr. Noble and all Directors and current executive officers as a group include 3,242 shares allocated to Mr. Noble's account maintained pursuant to that corporation's deferred compensation plan for directors. Shares beneficially owned by Mr. Jungers include 750 shares held by Mr. Jungers' spouse. No Director or executive officer beneficially owned more than 1% of the Thermo Fibertek Inc. common stock outstanding as of January 1, 1996; all Directors and current executive officers as a group beneficially owned 2.3% of the Thermo Fibertek Inc. common stock outstanding as of such date.

 (6) The number of shares of common stock of Thermo Instrument Systems Inc. reported in the table reflects a five-for-four split of such stock effected in December 1995 in the form of a 25% stock dividend. Shares of the common stock of Thermo Instrument Systems Inc. beneficially owned by Dr. Albertine, Mr. Crisp, Dr. Gyftopoulos, Dr. G. Hatsopoulos, Mr. J. Hatsopoulos, Mr. Jungers, Mr. McCabe, Dr. Morris, Mr. Noble, Ms. Olayan, Mr. Smith, Mr. Wellington and all Directors and current executive officers as a group include 1,875, 1,875, 14,465, 93,750, 93,750, 13,809, 10,995,
     1,875, 6,093, 1,875, 234,375, 1,875 and 496,299 shares, respectively, that such person or members of the group have the right to acquire within 60 days of January 1, 1996, through the exercise of stock options. Shares beneficially owned by Dr. G. Hatsopoulos, Mr. J. Hatsopoulos, Mr. Smith, Mr. Wood and all Directors and current executive officers as a group include 515, 515, 516, 416 and 5,142 full shares, respectively, allocated to accounts maintained pursuant to Thermo's ESOP. Shares beneficially owned by Mr. Jungers, Mr. McCabe and all Directors and current executive officers as a group include 12,006, 7,126 and 19,132 shares, respectively, allocated to accounts maintained pursuant to that corporation's deferred compensation plan for directors. Shares beneficially owned by Dr. G. Hatsopoulos include 21,368 shares held by Dr. Hatsopoulos' spouse. Shares beneficially owned by Mr. Jungers include 543 shares held by Mr. Jungers' spouse. No Director or executive officer beneficially owned more than 1% of the Thermo Instrument Systems Inc. common stock outstanding as of January 1, 1996; all Directors and current executive officers as a group beneficially owned 1.1% of the Thermo Instrument Systems Inc. common stock outstanding as of such date.

 (7) Shares of the common stock of Thermo Power Corporation beneficially owned by Dr. Albertine, Mr. Crisp, Dr. Gyftopoulos, Dr. G. Hatsopoulos, Mr. J. Hatsopoulos, Mr. Jungers, Mr. McCabe, Dr. Morris, Mr. Noble, Ms. Olayan, Mr. Wellington and all Directors and current executive officers as a group include 3,000, 5,600, 3,000, 40,000, 40,000, 3,000, 3,000, 3,000, 6,200,
     3,000, 3,000 and 169,800
     shares, respectively, that such person or members of the group have the right to acquire within 60 days of January 1, 1996, through the exercise of stock options. Shares beneficially owned by Mr. Crisp, Mr. Noble and all Directors and current executive officers as a group include 8,458, 4,860 and 13, 318 shares, respectively, allocated to their respective accounts maintained pursuant to that corporation's deferred compensation plan for directors. Shares beneficially owned by Dr. G. Hatsopoulos include 114 shares held by Dr. G. Hatsopoulos' spouse and 2,000 shares each held by two trusts of which Dr. G. Hatsopoulos' spouse is the trustee. No Director or executive officer beneficially owned more than 1% of the Thermo Power Corporation common stock outstanding as of January 1, 1996; all Directors and current executive officers as a group beneficially owned 2.3% of the Thermo Power Corporation common stock outstanding as of such date.

 (8) Shares of the common stock of Thermo TerraTech Inc. beneficially owned by Dr. G. Hatsopoulos, Mr. J. Hatsopoulos, Mr. Noble, Mr. Rainville, Mr. Smith and all Directors and current executive officers as a group include 40,000, 40,000, 6,200, 60,000, 35,000 and 196,200 shares, respectively, that such person or members of the group have the right to acquire within 60 days of January 1, 1996, through the exercise of stock options. Shares beneficially owned by Dr. G. Hatsopoulos, Mr. J. Hatsopoulos, Mr. Smith, Mr. Wood and all Directors and current executive officers as a group include 214, 217, 218, 206 and 2,253 full shares, respectively, allocated to their respective accounts maintained pursuant to Thermo's ESOP. Shares beneficially owned by Mr. Noble and all Directors and current executive officers as a group include 17,165 shares allocated to Mr. Noble's account maintained pursuant to that corporation's deferred compensation plan for directors. Shares beneficially owned by Mr. J. Hatsopoulos and all Directors and current executive officers as a group include 12,500 shares that Mr. J. Hatsopoulos has the right to acquire within 60 days of January 1, 1996, through the exercise of stock purchase warrants acquired in connection with private placements of securities by Thermo TerraTech Inc. and one or more of that corporation's subsidiaries on terms identical to terms granted to outside investors. Shares beneficially owned by Dr. G. Hatsopoulos include 93 shares held by Dr. G. Hatsopoulos' spouse and 2,000 shares held in a trust of which Dr. G. Hatsopoulos is a trustee. No Director or executive officer beneficially owned more than 1% of the Thermo TerraTech Inc. common stock outstanding as of January 1, 1996; all Directors and current executive officers as a group beneficially owned 1.7% of the Thermo TerraTech Inc. common stock as of such date.

 (9) Shares of the common stock of ThermoTrex Corporation beneficially owned by Dr. Albertine, Mr. Crisp, Dr. Gyftopoulos, Dr. G. Hatsopoulos, Mr. J. Hatsopoulos, Mr. Jungers, Mr. McCabe, Dr. Morris, Mr. Noble, Ms. Olayan, Mr. Rainville, Mr. Smith, Mr. Wellington, Mr. Wood and all Directors and current executive officers as a group include 4,500, 26,800, 4,500, 36,870, 24,000, 4,500, 4,500, 4,500, 4,500, 4,500, 2,700, 2,700, 4,500, 900 and
     181,290 shares, respectively, that such person or members of the group have the right to acquire within 60 days of January 1, 1996, through the exercise of stock options. Shares beneficially owned by Mr. Crisp and all Directors and current executive officers as a group include 1,653 shares allocated to Mr. Crisp's account maintained pursuant to that corporation's deferred compensation plan for directors. Shares beneficially owned by Dr.
     G. Hatsopoulos include 160 shares held by Dr. G. Hatsopoulos' spouse. No Director or executive officer beneficially owned more than 1% of the ThermoTrex Corporation common stock outstanding as of January 1, 1996; all Directors and current executive officers as a group beneficially owned 1.2% of the ThermoTrex Corporation common stock outstanding as of such date.

(10) The number of shares of common stock of Thermo Cardiosystems Inc. reported in the table reflects a three-for-two split of such stock effected in May 1996 in the form of a 50% stock dividend. Shares of the common stock of Thermo Cardiosystems Inc. beneficially owned by Dr. Albertine, Mr. Crisp, Dr. Gyftopoulos, Mr. Jungers, Mr. McCabe, Dr. Morris, Mr. Noble, Ms. Olayan, Mr. Smith, Mr. Wellington, Mr. Wood and all Directors and current executive officers as a group include 11,250, 24,750, 13,500, 11,250, 11,250, 11,250, 11,250, 11,250, 30,000, 11,250, 59,224 and 225,724 shares, respectively, that such person or members of the group have the right to acquire within 60 days of January 1, 1996, through the exercise of stock options. The Directors and executive officers of Thermo

     Electron did not individually or as a group beneficially own more than 1% of the Thermo Cardiosystems Inc. common stock outstanding as of January 1, 1996.

(11) Shares of the common stock of Thermo Voltek Corp. beneficially owned by Dr. Albertine, Mr. Crisp, Dr. Gyftopoulos, Mr. J. Hatsopoulos, Mr. Jungers, Mr. McCabe, Dr. Morris, Mr. Noble, Ms. Olayan, Mr. Wellington, Mr. Wood and all Directors and current executive officers as a group include 1,000, 2,500, 1,500, 4,999, 1,000, 1,000, 1,000, 1,000, 1,000, 1,000, 56,649 and 72,648
     shares, respectively, that such persons or members of the group have the right to acquire within 60 days of January 1, 1996, through the exercise of stock options. The Directors and executive officers of Thermo Electron did not individually or as a group beneficially own more than 1% of the Thermo Voltek Corp. common stock outstanding as of January 1, 1996.

(12) Shares of the common stock of Thermo Remediation Inc. beneficially owned by Dr. Albertine, Mr. Crisp, Dr. Gyftopoulos, Dr. G. Hatsopoulos, Mr. J. Hatsopoulos, Mr. Jungers, Mr. McCabe, Dr. Morris, Mr. Noble, Ms. Olayan, Mr. Rainville, Mr. Smith, Mr. Wellington and all Directors and current executive officers as a group include 4,500, 4,500, 27,600, 7,500, 22,500, 4,500, 4,500, 24,450, 6,000, 4,500, 22,500, 2,400, 4,500 and 167,250
     shares, respectively, that such person or members of the group have the right to acquire within 60 days of January 1, 1996, through the exercise of stock options. Shares beneficially owned by Dr. Morris and all Directors and current executive officers as a group include 1,488 shares allocated to Dr. Morris' account maintained pursuant to that corporation's deferred compensation plan for directors. No Director or executive officer beneficially owned more than 1% of the Thermo Remediation Inc. common stock outstanding as of January 1, 1996; all Directors and current executive officers as a group beneficially owned 1.7% of the Thermo Remediation Inc. common stock outstanding as of such date.

(13) The number of shares of common stock of ThermoLase Corporation reported in the table reflects a two-for-one split of such stock effected in May 1995 in the form of a 100% stock dividend. Shares of the common stock of ThermoLase Corporation beneficially owned by Dr. Albertine, Mr. Crisp, Dr. Gyftopoulos, Dr. G. Hatsopoulos, Mr. J. Hatsopoulos, Mr. Jungers, Mr. McCabe, Dr. Morris, Mr. Noble, Ms. Olayan, Mr. Rainville, Mr. Smith, Mr. Wellington, Mr. Wood and all Directors and current executive officers as a group include 2,000, 22,508, 61,400, 43,200, 68,200, 2,000, 2,000, 2,000,
     2,000, 2,000, 10,000, 10,000, 2,000, 10,000 and 376,308 shares, respectively, that such person or members of the group have the right to acquire within 60 days of January 1, 1996, through the exercise of stock options. Shares beneficially owned by Mr. Crisp do not include 11,446 shares held by Mr. Crisp's spouse, as to which shares Mr. Crisp disclaims beneficial ownership. Shares beneficially owned by Dr. G. Hatsopoulos include 32 shares held by Dr. G. Hatsopoulos' spouse. No Director or executive officer beneficially owned more than 1% of the ThermoLase Corporation common stock outstanding as of January 1, 1996; all Directors and current executive officers as a group beneficially owned 1.1% of the ThermoLase Corporation common stock outstanding as of such date.

(14) Shares of the common stock of ThermoSpectra Corporation beneficially owned by Dr. Albertine, Mr. Crisp, Dr. Gyftopoulos, Dr. G. Hatsopoulos, Mr. J. Hatsopoulos, Mr. Jungers, Mr. McCabe, Dr. Morris, Mr. Noble, Ms. Olayan, Mr. Rainville, Mr. Smith, Mr. Wellington, Mr. Wood and all Directors and current executive officers as a group include 1,000, 1,000, 20,000, 20,000, 20,000, 1,500, 1,500, 1,000, 1,000, 1,000, 10,000, 20,000, 1,000, 3,000 and
     124,500 shares, respectively, that such person or members of the group have the right to acquire within 60 days of January 1, 1996, through the exercise of stock options. Shares beneficially owned by Mr. Crisp do not include 160,000 shares owned in the aggregate by entities affiliated with Venrock Associates, of which Mr. Crisp is both a general and limited partner and for which Mr. Crisp disclaims beneficial ownership. No director or executive officer beneficially owned more than 1% of the common stock of ThermoSpectra Corporation outstanding as of January 1, 1996; all Directors and current executive officers as a group beneficially owned 1.0% of the ThermoSpectra Corporation common stock outstanding as of such date.

(15) The Directors and executive officers of Thermo did not individually or as a group beneficially own more than 1% of the Thermo BioAnalysis Corporation common stock outstanding as of January 1, 1996.

(16) Shares beneficially owned by Mr. Crisp do not include 100,000 shares owned in the aggregate by entities affiliated with Venrock Associates, of which Mr. Crisp is both a general and limited partner and for which Mr. Crisp disclaims beneficial ownership. Shares beneficially owned by Ms. Olayan do not include 25,000 shares owned by Crescent International Holdings Limited, a member of the Olayan Group. Crescent International Holdings Limited is indirectly controlled by Suliman S. Olayan, Ms. Olayan's father. Ms. Olayan disclaims beneficial ownership of the shares owned by Crescent International Holdings Limited. The Directors and executive officers of Thermo did not individually or as a group beneficially own more than 1% of the ThermoLyte Corporation common stock outstanding as of January 1, 1996.

(17) Shares beneficially owned by Ms. Olayan do not include 100,000 shares owned by Crescent International Holdings Limited, a member of the Olayan Group. Crescent International Holdings Limited is indirectly controlled by Suliman
     S. Olayan, Ms. Olayan's father. Ms. Olayan disclaims beneficial ownership of the shares owned by Crescent International Holdings Limited. The Directors and executive officers of Thermo did not individually or as a group beneficially own more than 1% of the Trex Medical Corporation common stock outstanding as of January 1, 1996.


     After giving effect to the Merger, assuming no shareholders exercise dissenters' rights, no SMC Options or SMC Warrants are exercised prior to the Effective Time, all holders of SMC Series A Preferred Stock elect to receive Thermo Common Stock and all shares of SMC Series B Preferred Stock are converted prior to the Effective Time, there will be approximately 141,160,719 shares of Thermo Common Stock outstanding. After giving effect to the Merger, SMC shareholders would own in the aggregate approximately 0.8% of the issued and outstanding shares of Thermo Common Stock.

OWNERSHIP OF SMC COMMON STOCK AND SMC SERIES B PREFERRED STOCK


     The following table sets forth, as of June 14, 1996, the beneficial ownership of SMC Common Stock and SMC Series B Preferred Stock by (i) all persons known to SMC to own beneficially five percent or more of the outstanding SMC Common Stock or SMC Series B Preferred Stock, (ii) each of the directors of SMC, (iii) each of the executive officers of SMC and (iv) all directors and executive officers of SMC together as a group. Unless otherwise stated, the address of each of the directors, executive officers and other employees of SMC is 22705 Savi Ranch Parkway, Yorba Linda, California 92687. The addresses of other persons are listed on the table below.



                                                   OWNERSHIP OF SMC COMMON        OWNERSHIP OF SMC SERIES B
                                                            STOCK                      PREFERRED STOCK
                                                 ---------------------------     ---------------------------
                                                  NUMBER OF                       NUMBER OF
                                                    SHARES                          SHARES
                    NAME OF                      BENEFICIALLY     PERCENTAGE     BENEFICIALLY     PERCENTAGE
              BENEFICIAL OWNER(1)                  OWNED(2)        OF CLASS         OWNED          OF CLASS
- -----------------------------------------------  ------------     ----------     ------------     ----------
Hall, Morris & Drufva Capital Management(3)....     441,870           21.1%         104,312            8.8%
  Ronald J. Hall
Menlo Ventures III(4)..........................     354,003           16.9%         104,312            8.8%
  Richard P. Magnuson
Michigan Investment Fund(5)....................     387,478           18.9%          69,541            5.9%
BG Services Limited(6).........................     454,780           18.8%         382,475           32.2%
ABS Ventures II Limited Partnership(7).........     348,057           17.0%         104,312            8.8%
  Bruns Grayson
State of Michigan(8)...........................     223,831           10.9%          69,541            5.9%
Jupiter National Corporation(9)................     141,244            6.8%          90,404            7.6%
MBL Life Assurance Corporation(10).............      82,687            4.0%          69,541            5.9%
Warburg, Pincus Counselors (FBO Fisk)(11)......      82,687            4.0%          69,541            5.9%
Abbott Capital Management, Inc. (FBO
  Bost)(12)....................................      82,687            4.0%          69,541            5.9%
AmHS/Premier/SunHealth(13).....................     290,000           12.2%              --             --
  William Nydam
Robert Denham(14)..............................     106,500            5.4%              --             --
James R. Weersing(5)(15).......................     531,262           25.9%          69,541            5.9%
George D. Holmes(16)...........................     161,815            8.0%              --             --
Pierre Sice(17)................................      80,653            3.9%              --             --
William B. Ross(18)............................      75,000            3.7%              --             --
Steven Sidwell(19).............................      34,000            1.7%              --             --
L. Thomas Rauterkus(20)........................      40,343            2.0%              --             --
Henry Endo(21).................................      18,000            0.9%              --             --
All Directors and Executive Officers together
  as a group (11 persons)(22)..................   2,375,003           82.0%         382,477           32.2%


- ---------------
 (1) Shares of SMC Common Stock and SMC Series B Preferred Stock beneficially owned include shares owned by the indicated person and, if the person is an individual, by that individual's spouse, by that individual and his spouse and by that individual and his spouse (or either of them) for the benefit of minor children. Except as reflected in the footnotes to this table, all share ownership involves sole voting and investment power.

 (2) The number of shares of SMC Common Stock beneficially owned includes shares subject to conversion from shares of SMC Series B Preferred Stock and any accrued and unpaid dividends thereon. Based on a conversion ratio described in the SMC Articles, one share of SMC Series B Preferred Stock is convertible into 0.6835 share of SMC Common Stock and one dollar of an accrued dividend of SMC Series B Preferred Stock is convertible into 0.0951 share of SMC Common Stock.

 (3) Includes 124,032 shares that may be acquired through a conversion of 104,312 shares of SMC Series B Preferred Stock and $554,809 of accrued dividends on SMC Series B Preferred Stock. Mr. Hall, a Director of SMC, serves as Managing General Partner of Hall, Morris & Drufva Capital Management ("HM&D"), and as such may be deemed to be the beneficial owner of the shares indicated as beneficially owned by HM&D, and shares voting and investment power with respect to such shares. The address of HM&D and Mr. Hall is 26161 La Paz Road, Suite E, Mission Viejo, CA 92691.



 (4) Includes 124,032 shares that may be acquired through a conversion of 104,312 shares of SMC Series B Preferred Stock and $554,809 of accrued dividends on SMC Series B Preferred Stock. Mr. Magnuson, a Director of SMC, serves as Managing Director of Menlo Ventures III, and as such may be deemed to be the beneficial owner of the shares indicated as beneficially owned by Menlo Ventures III, and shares voting and investment power with respect to such shares. The address of Menlo Ventures III and Mr. Magnuson is 3000 Sand Hill Road, Building 4, Suite 100, Menlo Park, CA 94025.


 (5) Includes 82,687 shares that may be acquired through a conversion of 69,541 shares of SMC Series B Preferred Stock and $369,871 of accrued dividends on SMC Series B Preferred Stock. The address of Michigan Investment Fund is 365 South Street, Morristown, NJ 07961, c/o MBW Management.

 (6) Includes 454,780 shares that may be that may be acquired through a conversion of 382,475 shares of SMC Series B Preferred Stock and $2,034,289 of accrued dividends on SMC Series B Preferred Stock. The address of BG Services Limited is 6 Minden House, St. Helier, Jersey, Channel Islands, c/o Minden House.


 (7) Includes 124,032 shares that may be acquired through a conversion of 104,312 shares of SMC Series B Preferred Stock and $554,809 of accrued dividends on SMC Series B Preferred Stock. Mr. Grayson, a Director of SMC, serves as Managing Partner of ABS Ventures II Limited Partnership ("ABS Ventures"), and as such may be deemed to be the beneficial owner of the shares indicated as beneficially owned by ABS Ventures, and shares voting and investment power with respect to such shares. The address of ABS Ventures and Mr. Grayson is 10 North Calvert Street, Suite 735, Baltimore, MD 21202.



 (8) Includes 82,687 shares that may be that may be acquired through a conversion of 69,541 shares of SMC Series B Preferred Stock and $369,871 of accrued dividends on SMC Series B Preferred Stock. The address of State of Michigan is Michigan Department of Treasury, P.O. Box 15128, Lansing, MI 48901, c/o Venture Capital Division.



 (9) Includes 107,494 shares that may be that may be acquired through a conversion of 90,404 shares of SMC Series B Preferred Stock and $480,836 of accrued dividends on SMC Series B Preferred Stock. The address of Jupiter National Corporation is 39 West Montgomery, Rockville, MD 20850.



(10) Includes 82,687 shares that may be that may be acquired through a conversion of 69,541 shares of SMC Series B Preferred Stock and $369,871 of accrued dividends on SMC Series B Preferred Stock. The address of MBL Life Assurance Corporation is 520 Broad Street, Newark, NJ 07101.



(11) Includes 82,687 shares that may be that may be acquired through a conversion of 69,541 shares of SMC Series B Preferred Stock and $369,871 of accrued dividends on SMC Series B Preferred Stock. The address of Warburg, Pincus Counselors (FBO Fisk) is 466 Lexington Avenue, New York, NY 10017-3147.



(12) Includes 82,687 shares that may be that may be acquired through a conversion of 69,541 shares of SMC Series B Preferred Stock and $369,871 of accrued dividends on SMC Series B Preferred Stock. The address of Abbott Capital Management, Inc. (FBO Bost) is 1330 Avenue of the Americas, 28th Floor, New York, NY 10019-5422.



(13) Includes 195,000 shares that AmHS/Premier/SunHealth has the right to acquire through the exercise of stock warrants. Mr. Nydam, a Director of SMC, serves as Executive Vice President and Chief Operating Officer of AmHS/Premier/SunHealth and as such may be deemed to be the beneficial owner of the shares indicated as beneficially owned by AmHS/Premier/SunHealth, and shares voting and investment power with respect to such shares. The address of AmHS/Premier/SunHealth and Mr. Nydam is 12730 High Bluff Drive, Suite 300, San Diego, CA 92130-2099.

(14) Mr. Denham's address is 5761 Sierra Cielo Road, Irvine, California 92715.



(15) Includes 143,784 shares of SMC Common Stock beneficially owned by the Weersing Family Trust U/D/T dated April 24, 1991, James R. Weersing and Mary H. Weersing, as trustees, and 387,478 shares of SMC Common Stock (including shares that may be acquired through a conversion of SMC Series B Preferred Stock, along with accrued dividends, into SMC Common Stock). In addition, Mr. Weersing, a Director of SMC, serves as Vice President of Venture Capital Management II Limited, which is the corporate general partner of Michigan Investment Fund, and as such may be deemed to be the beneficial owner of the shares indicated as beneficially owned by Michigan Investment Fund (see footnote 5), and shares voting and investment power with respect to such shares.



(16) Includes 43,500 shares that Mr. Holmes has the right to acquire through the exercise of stock options exercisable within 60 days of June 14, 1996.



(17) Includes 75,000 shares that Mr. Sice has the right to acquire through the exercise of stock options exercisable within 60 days of June 14, 1996.



(18) Includes 75,000 shares that Mr. Ross has the right to acquire through the exercise of stock options exercisable within 60 days of June 14, 1996.



(19) Includes 34,000 shares that Mr. Sidwell has the right to acquire through the exercise of stock options exercisable within 60 days of June 14, 1996.



(20) Includes 500 shares that Mr. Rauterkus has the right to acquire through the exercise of stock options exercisable within 60 days of June 14, 1996.



(21) Includes 800 shares that Mr. Endo has the right to acquire through the exercise of stock options exercisable within 60 days of June 14, 1996.



(22) Includes (i) 228,800 shares of SMC Common Stock that certain directors and executive officers have the right to acquire through the exercise of stock options exercisable within 60 days of June 14, 1996 (see footnotes 16-21),
     (ii) 1,821,408 shares of SMC Common Stock beneficially owned by affiliates of certain directors (including, (a) 454,783 shares that may be acquired through a conversion of SMC Series B Preferred Stock, along with accrued dividends (see footnotes, 3, 4, 5 and 7) and (b) 195,000 shares that may be acquired through the exercise of stock warrants (see footnote 13) and (iii) 382,477 shares of SMC Series B Preferred Stock beneficially owned by affiliates of certain directors (see footnotes 3, 4, 5 and 7).


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     Thermo has adopted a strategy of selling a minority interest in subsidiary companies to outside investors as an important tool in its future development. As part of this strategy, Thermo has created Thermedics Inc., Thermo Ecotek Corporation, Thermo Fibertek Inc., Thermo Instrument Systems Inc., Thermo Power Corporation, Thermo TerraTech Inc. and ThermoTrex Corporation, all of which are publicly traded, majority subsidiaries of Thermo; Thermedics Inc. has created Thermo Cardiosystems Inc. and Thermo Sentron Inc. as publicly traded, majority-owned subsidiaries and has acquired the majority interest in a previously unaffiliated public company, Thermo Voltek Corp.; Thermo TerraTech Inc. has created Thermo Remediation Inc. as a publicly traded, majority-owned subsidiary; Thermo Instrument Systems Inc. has created ThermoQuest, Thermo Optek Corporation and ThermoSpectra as publicly traded, majority-owned subsidiaries, and ThermoTrex Corporation has created ThermoLase Corporation as a publicly traded, majority-owned subsidiary. From time to time, Thermo and its subsidiaries will create other majority-owned subsidiaries as part of its spinout strategy. (Thermo and such other majority-owned Thermo subsidiaries are hereinafter referred to as the "Thermo Subsidiaries.")


     Thermo and each of the Thermo Subsidiaries recognize that the benefits and support that derive from their affiliation are essential elements of their individual performance. Accordingly, Thermo and each of the Thermo Subsidiaries have adopted the Thermo Electron Corporate Charter (the "Charter") to define the relationships and delineate the nature of such cooperation among themselves. The purpose of the Charter is to ensure that (1) all of the companies and their stockholders are treated consistently and fairly, (2) the scope and nature of the cooperation among the companies, and each company's responsibilities, are adequately defined, (3) each company has access to the combined resources and financial, managerial and technological strengths of the others, and (4) Thermo and the Thermo Subsidiaries, in the aggregate, are able to obtain the most favorable terms from outside parties.

     To achieve these ends, the Charter identifies the general principles to be followed by the companies, addresses the role and responsibilities of the management of each company, provides for the sharing of group resources by the companies and provides for centralized administrative, banking and credit services to be performed by Thermo. The services provided by Thermo include collecting and managing cash generated by members, coordinating the access of Thermo and the Thermo Subsidiaries (the "Thermo Group") to external financing sources, ensuring compliance with external financial covenants and internal financial policies, assisting in the formulation of long-range financial planning and providing other banking and credit services. Pursuant to the Charter, Thermo may also provide guarantees of debt or other obligations of the Thermo Subsidiaries or may obtain external financing at the parent level for the benefit of the Thermo Subsidiaries. In certain instances, the Thermo Subsidiaries may provide credit support to, or on behalf of, the consolidated entity or may obtain financing directly from external financing sources. Under the Charter, Thermo is responsible for determining that the Thermo Group remains in compliance with all covenants imposed by external financing sources, including covenants related to borrowings of Thermo or other members of the Thermo Group, and for apportioning such constraints within the Thermo Group. In addition, Thermo establishes certain internal policies and procedures applicable to members of the Thermo Group. The cost of the services provided by Thermo to the Thermo Subsidiaries is covered under existing corporate services agreements between Thermo and each of the Thermo Subsidiaries.

     The Charter presently provides that it shall continue in effect so long as Thermo and at least one Thermo Subsidiary participate. The Charter may be amended at any time by agreement of the participants. Any Thermo Subsidiary, including Thermo, can withdraw from participation in the Charter upon 30 days' prior notice. In addition, Thermo may terminate a subsidiary's participation in the Charter in the event the subsidiary ceases to be controlled by Thermo or ceases to comply with the Charter or the policies and procedures applicable to the Thermo Group. A withdrawal from the Charter automatically terminates the corporate services agreement and tax allocation agreement (if any) in effect between the withdrawing company and Thermo. The withdrawal from participation does not terminate outstanding commitments to third parties made by the withdrawing company, or by Thermo or other members of the Thermo Group, prior to the withdrawal. However, a withdrawing company is required to continue to comply with all policies and procedures applicable to the Thermo Group and to provide certain administrative functions mandated by Thermo so long as the withdrawing company is controlled by or affiliated with Thermo.

     In general, under the corporate services agreements between Thermo and each of the Thermo Subsidiaries, Thermo's corporate staff provides each of the Thermo Subsidiaries with certain administrative services, including certain legal advice and services, risk management, employee benefit administration, tax advice and preparation of tax returns, centralized cash management and financial and other services. For the fiscal year ended December 31, 1995, Thermo assessed each Thermo Subsidiary an annual fee equal to 1.2% of such subsidiary's revenues for these services. Effective January 1, 1996, the fee has been reduced to 1.0% of a subsidiary's revenues. The fee is reviewed annually and may be changed by mutual agreement of any Thermo Subsidiary and Thermo. For items such as employee benefit plans, insurance coverage and other identifiable costs, Thermo charges each of the Thermo Subsidiaries based on charges attributable to the respective subsidiary. Each corporate services agreement automatically renews for successive one-year terms, unless canceled by the subsidiary upon 30 days' prior notice. In addition, each corporate services agreement terminates automatically in the event the subsidiary ceases to be a member of the Thermo Group or ceases to be a participant in the Charter. In the event of a termination of a corporate services agreement, the subsidiary will be required to pay a termination fee equal to the fee that was paid by such subsidiary for services under the corporate services agreement for the nine-month period prior to termination. Following termination, Thermo may provide certain administrative services on an as-requested basis by the subsidiary or as required in order to meet such subsidiary's obligations under Thermo's policies and procedures. Thermo will charge a subsidiary a fee equal to the market rate for comparable services if such services are provided to such subsidiary following termination.

     Pursuant to an international distribution agreement, Thermedics Detection Inc., a subsidiary of Thermedics Inc., which is, in turn, a subsidiary of Thermo, has appointed Arabian Business Machines Co. ("ABM") as its exclusive distributor of drug-and-explosives detection products in certain Middle East countries. ABM is a member of the Olayan Group, and Hutham S. Olayan, a Director of the Corporation, is the President and a Director of Olayan America Corporation and Competrol Real Estate Limited, two other members of the Olayan Group, which is controlled by Suliman S. Olayan, Ms. Olayan's father. During 1995, Thermedics Detection Inc. paid an aggregate of $50,000 pursuant to this distribution agreement.

     In March 1995, ThermoLyte Corporation ("TLC"), a subsidiary of Thermo, completed a private placement of 1,845,000 shares primarily to outside investors of minority investments in its common stock. Venrock Associates and Crescent International Holdings Limited purchased 100,000 and 25,000 shares, respectively, of the common stock of TLC in such private placement at a purchase price of $10.00 per share, the same price paid by unaffiliated buyers. Peter O. Crisp, a Director of Thermo, is both a general and a limited partner of Venrock Associates. Crescent International Holdings Limited is a wholly owned subsidiary of Crescent Holding GmbH. Crescent Holding GmbH is indirectly controlled by Suliman S. Olayan, the father of Hutham S. Olayan, a Director of Thermo.

     In March 1995, Thermo BioAnalysis Corporation ("Thermo BioAnalysis"), a subsidiary of Thermo, completed a private placement of 1,601,500 shares primarily to outside investors of minority investments in its common stock. Arvin Smith, an executive vice president of Thermo, purchased 9,000 shares of the common stock of Thermo BioAnalysis in such private placement at a purchase price of $10.00 per share, the same price paid by unaffiliated buyers.

     In November 1995 and January 1996, Trex Medical Corporation ("Trex Medical"), a subsidiary of the Corporation, completed private placements of an aggregate of 1,962,000 shares primarily to outside investors of minority investments in its common stock. Peter O. Crisp, a Director of Thermo, and Crescent International Holdings Limited purchased 10,000 and 200,000 shares, respectively, of the common stock of Trex Medical in such private placements at a purchase price of $10.25 per share, the same price paid by unaffiliated buyers. Crescent International Holdings Limited is a wholly owned subsidiary of Crescent Holding GmbH. Crescent Holding GmbH is indirectly controlled by Suliman
S. Olayan, the father of Hutham S. Olayan, a Director of Thermo.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the principal federal income tax consequences of the Merger and is based upon the applicable provisions of the Code, regulations thereunder, and published rulings and court decisions. Neither SMC nor Thermo intend to seek a ruling from the Internal Revenue Service with regard to the tax consequences of the Merger.


     SMC and Thermo have received an opinion from Riordan & McKinzie, counsel for SMC, that under present law, and based upon the representations contained in forms of representation letters which counsel has requested that the SMC shareholders and SMC execute and deliver to such counsel, and which such counsel has assumed that the SMC shareholders and SMC will execute and deliver to such counsel, the Merger and the conversion of each share of SMC Common Stock and SMC Series A Preferred Stock (with respect to which an applicable election has been made) into Thermo Common Stock should have the following consequences for federal income tax purposes:


          1. The Merger will qualify as a "reorganization" as defined in Code Sections 368(a)(1)(A) and 368(a)(2)(E).

          2. No gain or loss will be recognized by SMC as a result of the Merger.


          3. No gain or loss will be recognized by SMC shareholders who exchange all of their shares of SMC Common Stock or SMC Series A Preferred Stock solely for Thermo Common Stock in the Merger. Holders of shares of SMC Series A Preferred Stock who do not elect to exchange such shares for shares of Thermo Common Stock, holders of SMC Series B Preferred Stock who have not converted such shares into SMC Common Stock prior to the Effective Time and shareholders who exercise dissenters' rights will recognize gain or loss upon the receipt of cash for their shares measured by the difference between the cash received and the basis of their stock, provided they own no shares of Thermo Common Stock. Holders of shares of SMC Series B Preferred Stock who have converted such shares into SMC Common Stock prior to the Effective Time likely will recognize upon the conversion ordinary income in an amount equal to the fair market value of the SMC Common Stock received in conversion of the cumulative dividends on the SMC Series B Preferred Stock into SMC Common Stock.



          4. The aggregate basis of the Thermo Common Stock received by an SMC shareholder will be the same as the aggregate basis of such shareholder in the SMC Capital Stock converted in the Merger.



          5. The holding period of the Thermo Common Stock received by an SMC shareholder will include the period during which such shareholder held the SMC Capital Stock converted in the Merger, provided that such stock was held as a capital asset at the Effective Time, and provided, further, that the holding period of the Thermo Common Stock received by a holder of SMC Series B Preferred Stock in exchange for SMC Common Stock that was received by the holder in conversion of the cumulative dividends on the SMC Series B Preferred Stock into SMC Common Stock will include only the period after the conversion.



          6. An SMC shareholder who receives a cash payment in lieu of a fractional share of Thermo Common Stock will be treated as if such fractional share were distributed in the Merger and then redeemed by Thermo, and should recognize capital gain or loss measured by the difference between the amount of cash received and the shareholder's basis in the fractional share (which will be a pro rata portion of the shareholder's basis in the Thermo Common Stock received in the Merger), provided that such shareholder's SMC Capital Stock is held as a capital asset at the Effective Time.



          7. No gain or loss for federal income tax purposes will be recognized by the holder of an SMC Option solely as a result of the conversion of such option into an option to purchase Thermo Common Stock. Gain or loss for federal income tax purposes likely will be recognized by a holder of an SMC Warrant as a result of the conversion of such warrant into a warrant to purchase Thermo Common Stock.



     Among the representations to be made by certain SMC shareholders in the forms of representation letters relied upon by counsel is a representation that such SMC shareholders have no present plan or intention to sell or otherwise dispose of the Thermo Common Stock that they will receive in the Merger. There can be no assurance that the SMC shareholders will not, pursuant to a present plan or intention, sell or otherwise dispose of the Thermo Common Stock received in the Merger. If a sufficient amount of Thermo Common Stock received in the Merger is sold or otherwise disposed of by former SMC shareholders pursuant to a present plan or intention, then the Merger will be taxable to all of the former SMC shareholders who receive Thermo Common Stock in the Merger.


     Holders of SMC Capital Stock are urged to consult with their tax advisers as to the effect under state, local and foreign income and other tax laws of the Merger.

                                    EXPERTS


     The consolidated financial statements and schedule of Thermo included in this Proxy Statement/Prospectus and the Registration Statement have been audited by Arthur Andersen LLP, independent certified public accountants, to the extent and for the periods as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports. Reference is made to said report with respect to Thermo's financial statements which includes an explanatory fourth paragraph with respect to the change in method of accounting for investments in debt and marketable equity securities in 1994 as discussed in Note 2 to the financial statements.

     The financial statements of SMC included in this Proxy Statement/Prospectus and the Registration Statement have been audited by Arthur Andersen LLP, independent certified public accountants, to the extent and for the periods as indicated in their report with respect thereto, and is included herein in reliance upon the authority of said firm as experts in giving said reports. Reference is made to said report with respect to SMC's financial statements which includes an explanatory fourth paragraph with respect to the adoption of Statement of Financial Accounting Standards Nos. 106 and 109, "Employers' Accounting for Postretirement Benefits Other Than Pensions" and "Accounting for Income Taxes", effective October 1, 1993, as discussed in Notes 1 and 6 to the financial statements.

                                 LEGAL OPINIONS

     The validity of the Thermo Common Stock to be issued pursuant to the Merger will be passed upon for Thermo by Seth H. Hoogasian, Esq., General Counsel to Thermo. Mr. Hoogasian owns or has the right to acquire through the exercise of stock options 115,327 shares of Thermo Common Stock and 129,037 shares of the common stock of certain of Thermo's subsidiaries. In addition, Riordan & McKinzie has rendered the tax opinion described under "Certain Federal Income Tax Consequences."

                                 OTHER MATTERS

     SMC is not aware of any other matters to be presented at the Special Meeting of Shareholders other than as specified in the notice of such meeting and this Proxy Statement/Prospectus.

                           PROPOSALS OF STOCKHOLDERS

     The deadline for the submission of proposals of stockholders of Thermo for inclusion in the proxy statement and form of proxy relating to the 1997 annual meeting of stockholders is December 25, 1996.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                        PAGE
                                                                                        ----
THERMO ELECTRON CORPORATION
  Report of Independent Public Accountants............................................   F-3
  Consolidated Statement of Income for the Years Ended December 30, 1995, December 31,
     1994 and January 1, 1994.........................................................   F-4
  Consolidated Balance Sheet at December 30, 1995 and December 31, 1994...............   F-5
  Consolidated Statement of Cash Flows for the Years Ended December 30, 1995, December
     31, 1994 and January 1, 1994.....................................................   F-6
  Consolidated Statement of Shareholders' Investment for the Years Ended December 30,
     1995, December 31, 1994 and January 1, 1994......................................   F-7
  Notes to Consolidated Financial Statements..........................................   F-8
  Interim Consolidated Statement of Income for the Three Months Ended March 30, 1996
     and April 1, 1995................................................................  F-32
  Interim Consolidated Balance Sheet at March 30, 1996 and December 30, 1995..........  F-33
  Interim Consolidated Statement of Cash Flows for the Three Months Ended March 30,
     1996 and April 1, 1995...........................................................  F-34
  Notes to Interim Consolidated Financial Statements..................................  F-35
SENSORMEDICS CORPORATION
  Report of Independent Public Accountants............................................  F-38
  Consolidated Statements of Operations for the Years Ended September 30, 1995, 1994
     and 1993.........................................................................  F-39
  Consolidated Balance Sheets as of September 30, 1995 and 1994.......................  F-40
  Consolidated Statements of Cash Flows for the Years Ended September 30, 1995, 1994
     and 1993.........................................................................  F-42
  Consolidated Statements of Stockholders' Deficit for the Years Ended September 30,
     1995, 1994 and 1993..............................................................  F-43
  Notes to Consolidated Financial Statements..........................................  F-44
  Interim Consolidated Statements of Operations for the Six Months Ended March 31,
     1996 and 1995....................................................................  F-58
  Interim Consolidated Balance Sheets at March 31, 1996 and September 30, 1995........  F-59
  Interim Consolidated Statements of Cash Flows for the Six Months Ended March 31,
     1996 and 1995....................................................................  F-61
  Notes to Interim Consolidated Financial Statements..................................  F-62

                          THERMO ELECTRON CORPORATION

                       CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 30, 1995

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders and Board of Directors of Thermo Electron Corporation:

     We have audited the accompanying consolidated balance sheet of Thermo Electron Corporation (a Delaware corporation) and subsidiaries as of December 30, 1995 and December 31, 1994, and the related consolidated statements of income, shareholders' investment, and cash flows for each of the three years in the period ended December 30, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Thermo Electron Corporation and subsidiaries as of December 30, 1995 and December 31, 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 30, 1995, in conformity with generally accepted accounting principles.

     As discussed in Note 2 to the consolidated financial statements, effective January 2, 1994, the Company changed its method of accounting for investments in debt and marketable equity securities.

                                          ARTHUR ANDERSEN LLP

Boston, Massachusetts
February 15, 1996 (except with
respect to certain matters discussed
in Note 16 as to which the date
is May 22, 1996)

                          THERMO ELECTRON CORPORATION

                        CONSOLIDATED STATEMENT OF INCOME
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                            1995           1994           1993
                                                         ----------     ----------     ----------
Revenues:
  Product revenues.....................................  $1,802,371     $1,418,306     $1,103,558
  Service revenues.....................................     210,503        141,438        121,987
  Research and development contract revenues...........     194,543        169,447        128,963
                                                         ----------     ----------     ----------
                                                          2,207,417      1,729,191      1,354,508
                                                         ----------     ----------     ----------
Costs and Expenses:
  Cost of products.....................................   1,064,775        824,845        664,201
  Cost of services.....................................     144,864        103,800         91,292
  Expenses for research and development and new lines
     of business(a)....................................     269,584        233,099        183,965
  Selling, general and administrative expenses.........     480,774        384,715        289,282
  Restructuring and other nonrecurring costs (Note
     12)...............................................      21,938            650          6,616
                                                         ----------     ----------     ----------
                                                          1,981,935      1,547,109      1,235,356
                                                         ----------     ----------     ----------
Operating Income.......................................     225,482        182,082        119,152
Gain on Issuance of Stock by Subsidiaries (Note 10)....      80,815         25,283         39,863
Other Expense, Net (Note 11)...........................      (6,802)          (989)       (27,548)
                                                         ----------     ----------     ----------
Income Before Income Taxes and Minority Interest.......     299,495        206,376        131,467
Provision for Income Taxes (Note 9)....................      98,900         70,703         33,513
Minority Interest Expense..............................      60,515         30,962         21,086
                                                         ----------     ----------     ----------
Net Income.............................................  $  140,080     $  104,711     $   76,868
                                                         ==========     ==========     ==========
Earnings per Share:
  Primary..............................................  $     1.12     $      .90     $      .74
                                                         ==========     ==========     ==========
  Fully diluted........................................  $      .98     $      .80     $      .67
                                                         ==========     ==========     ==========
Weighted Average Shares:
  Primary..............................................     125,483        116,500        104,203
                                                         ==========     ==========     ==========
  Fully diluted........................................     158,103        151,229        130,618
                                                         ==========     ==========     ==========
(a) Includes costs of:
       Research and development contracts..............  $  167,120     $  149,645     $  116,733
       Internally funded research and development......      98,984         79,555         59,583
       Other expenses for new lines of business........       3,480          3,899          7,649
                                                         ----------     ----------     ----------
                                                         $  269,584     $  233,099     $  183,965
                                                         ==========     ==========     ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                          THERMO ELECTRON CORPORATION

                           CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS)

                                                                                  1995           1994
                                                                               ----------     ----------
                                   ASSETS
Current Assets:
  Cash and cash equivalents..................................................  $  461,983     $  383,005
  Short-term available-for-sale investments, at quoted market value
     (amortized cost of $588,471 and $617,837) (Note 2)......................     593,802        614,915
  Accounts receivable, less allowances of $28,021 and $21,664................     476,479        347,444
  Unbilled contract costs and fees...........................................      74,941         59,906
  Inventories................................................................     318,182        233,382
  Prepaid income taxes (Note 9)..............................................      72,993         57,824
  Prepaid expenses...........................................................      22,846         15,148
                                                                               ----------     ----------
                                                                                2,021,226      1,711,624
                                                                               ----------     ----------
Property, Plant and Equipment, at Cost, Net..................................     712,845        624,888
                                                                               ----------     ----------
Long-term Available-for-sale Investments, at Quoted Market Value (amortized
  cost of $60,780 and $65,218) (Note 2)......................................      61,845         62,451
                                                                               ----------     ----------
Long-term Held-to-Maturity Investments (quoted market value of $24,942) (Note
  2).........................................................................      23,819             --
                                                                               ----------     ----------
Other Assets.................................................................      98,102         85,338
                                                                               ----------     ----------
Cost in Excess of Net Assets of Acquired Companies (Notes 3 and 9)...........     827,071        577,634
                                                                               ----------     ----------
                                                                               $3,744,908     $3,061,935
                                                                                =========      =========
                  LIABILITIES AND SHAREHOLDERS' INVESTMENT
Current Liabilities:
  Notes payable and current maturities of long-term obligations (Note 6).....  $  106,248     $   94,003
  Accounts payable...........................................................     164,605        116,768
  Accrued payroll and employee benefits......................................      91,393         79,849
  Accrued income taxes.......................................................      51,807         35,845
  Accrued installation and warranty costs....................................      40,699         33,442
  Other accrued expenses (Note 3)............................................     260,084        200,985
                                                                               ----------     ----------
                                                                                  714,836        560,892
                                                                               ----------     ----------
Deferred Income Taxes (Note 9)...............................................      59,188         58,250
                                                                               ----------     ----------
Other Deferred Items.........................................................      65,878         57,723
                                                                               ----------     ----------
Long-term Obligations (Note 6):
  Senior convertible obligations.............................................     458,925        620,000
  Subordinated convertible obligations.......................................     343,076        186,661
  Tax-exempt obligations.....................................................     128,567        130,985
  Nonrecourse tax-exempt obligations.........................................      94,700         95,300
  Other......................................................................      90,743         16,904
                                                                               ----------     ----------
                                                                                1,116,011      1,049,850
                                                                               ----------     ----------
Minority Interest............................................................     471,648        327,734
                                                                               ----------     ----------
Commitments and Contingencies (Note 7)
Common Stock of Subsidiary Subject to Redemption ($18,450 redemption
  value).....................................................................      17,513             --
                                                                               ----------     ----------
Shareholders' Investment (Notes 4 and 5):
  Preferred stock, $100 par value, 50,000 shares authorized; none issued
  Common stock, $1 par value, 350,000,000 shares authorized; 87,863,315 and
     53,558,248 shares issued................................................      87,863         53,558
  Capital in excess of par value.............................................     597,678        493,058
  Retained earnings..........................................................     612,476        472,396
  Treasury stock at cost, 11,574 and 38,318 shares...........................        (536)        (1,631)
  Cumulative translation adjustment..........................................         561         (3,557)
  Deferred compensation (Note 8).............................................      (2,271)        (2,657)
  Net unrealized gain (loss) on available-for-sale investments (Note 2)......       4,063         (3,681)
                                                                               ----------     ----------
                                                                                1,299,834      1,007,486
                                                                               ----------     ----------
                                                                               $3,744,908     $3,061,935
                                                                                =========      =========

  The accompanying notes are an integral part of these consolidated financial statements.

                          THERMO ELECTRON CORPORATION

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                                                            1995          1994          1993
                                                          ---------     ---------     ---------
Operating Activities:
  Net income............................................  $ 140,080     $ 104,711     $  76,868
  Adjustments to reconcile net income to net cash
     provided by operating activities:
       Depreciation and amortization....................     84,979        65,028        44,192
       Restructuring and other nonrecurring costs (Note
          12)...........................................     21,938           650         6,616
       Equity in losses of unconsolidated
          subsidiaries..................................        203         4,019        22,721
       Provision for losses on accounts receivable......      5,473         4,225         2,720
       Increase in deferred income taxes................      4,562         9,403        14,134
       Gain on sale of property, plant and equipment....       (547)      (15,025)         (198)
       Gain on sale of investments......................     (9,305)       (4,851)       (2,469)
       Gain on issuance of stock by subsidiaries (Note
          10)...........................................    (80,815)      (25,283)      (39,863)
       Minority interest expense........................     60,515        30,962        21,086
       Other noncash expenses...........................     15,642         9,809         7,850
       Changes in current accounts, excluding the
          effects of acquisitions:
       Accounts receivable..............................    (49,442)       (8,526)      (45,034)
       Inventories......................................    (31,805)       10,017        (6,525)
       Other current assets.............................     (8,868)       (9,713)       (8,319)
       Accounts payable.................................     16,341           804        13,865
       Other current liabilities........................     25,613        16,295        (6,319)
                                                           --------      --------      --------
     Net cash provided by operating activities..........    194,564       192,525       101,325
                                                           --------      --------      --------
Investing Activities:
  Acquisitions, net of cash acquired (Note 3)...........   (330,698)     (173,764)     (142,962)
  Purchases of available-for-sale investments...........   (570,064)     (748,879)           --
  Purchases of long-term held-to-maturity investments...    (22,300)           --            --
  Proceeds from sale and maturities of
     available-for-sale investments.....................    617,145       495,361            --
  Purchases of property, plant and equipment............    (62,907)      (65,525)      (62,704)
  Proceeds from sale of property, plant and equipment...      5,643        21,391         5,224
  Purchases of long-term investments....................         --            --       (20,573)
  Proceeds from sale of long-term investments...........         --            --        16,651
  Increase in short-term investments....................         --            --      (193,894)
  Decrease in net restricted funds......................         --        23,420            --
  Other.................................................    (18,858)       (7,662)       (7,297)
                                                           --------      --------      --------
     Net cash used in investing activities..............   (382,039)     (455,658)     (405,555)
                                                           --------      --------      --------
Financing Activities:
  Proceeds from issuance of long-term obligations.......    201,891       368,620       102,282
  Repayment and repurchase of long-term obligations.....    (16,826)      (27,176)      (11,732)
  Proceeds from issuance of Company and subsidiary
     common stock.......................................    173,326        60,601       378,790
  Purchases of Company and subsidiary common stock......    (97,789)     (101,481)      (57,198)
  Increase in short-term notes payable, net.............      1,588        16,683        27,343
  Other.................................................        962           987         3,096
                                                           --------      --------      --------
     Net cash provided by financing activities..........    263,152       318,234       442,581
                                                           --------      --------      --------
Exchange Rate Effect on Cash............................      3,301         1,915        (3,374)
                                                           --------      --------      --------
Increase in Cash and Cash Equivalents...................     78,978        57,016       134,977
Cash and Cash Equivalents at Beginning of Year..........    383,005       325,989       191,012
                                                           --------      --------      --------
Cash and Cash Equivalents at End of Year................  $ 461,983     $ 383,005     $ 325,989
                                                           ========      ========      ========

See Note 13 for supplemental cash flow information.

  The accompanying notes are an integral part of these consolidated financial statements.

                          THERMO ELECTRON CORPORATION

               CONSOLIDATED STATEMENT OF SHAREHOLDERS' INVESTMENT
                                 (IN THOUSANDS)

                                                 CAPITAL
                                       COMMON       IN                                                           NET UNREALIZED
                                       STOCK,     EXCESS                          CUMULATIVE                     GAIN (LOSS) ON
                                       $1 PAR     OF PAR    RETAINED   TREASURY   TRANSLATION     DEFERRED     AVAILABLE-FOR-SALE
                                        VALUE     VALUE     EARNINGS    STOCK     ADJUSTMENT    COMPENSATION      INVESTMENTS
                                       -------   --------   --------   --------   -----------   ------------   ------------------
BALANCE JANUARY 2, 1993..............  $29,633   $260,185   $290,817   $(3,810 )    $(7,949)      $ (5,050)         $     --
Net income...........................       --         --     76,868        --           --             --                --
Public offering of Company common
  stock..............................    4,500    241,505         --        --           --             --                --
Issuance of stock under employees'
  and directors' stock plans.........      216        763         --     2,598           --             --                --
Conversion of convertible
  obligations........................      285      6,619         --        --           --             --                --
Effect of majority-owned
  subsidiaries' equity
  transactions.......................       --    (19,029)        --        --           --             --                --
Effect of three-for-two stock
  split..............................   15,850    (15,850)        --        --           --             --                --
Translation adjustment...............       --         --         --        --       (5,642)            --                --
Amortization of deferred
  compensation.......................       --         --         --        --           --          1,211                --
                                        ------    -------    -------   -------      -------        -------           -------
BALANCE JANUARY 1, 1994..............   50,484    474,193    367,685    (1,212 )    (13,591)        (3,839)               --
Net income...........................       --         --    104,711        --           --             --                --
Issuance of stock under employees'
  and directors' stock plans.........      153      2,429         --      (419 )         --             --                --
Conversion of convertible
  obligations........................    2,921     63,013         --        --           --             --                --
Effect of majority-owned
  subsidiaries' equity
  transactions.......................       --    (46,577)        --        --           --             --                --
Translation adjustment...............       --         --         --        --       10,034             --                --
Amortization of deferred
  compensation.......................       --         --         --        --           --          1,182                --
Effect of change in accounting
  principle (Note 2).................       --         --         --        --           --             --             2,868
Change in net unrealized gain (loss)
  on available-for-sale investments
  (Note 2)...........................       --         --         --        --           --             --            (6,549)
                                        ------    -------    -------   -------      -------        -------           -------
BALANCE DECEMBER 31, 1994............   53,558    493,058    472,396    (1,631 )     (3,557)        (2,657)           (3,681)
Net income...........................       --         --    140,080        --           --             --                --
Issuance of stock under employees'
  and directors' stock plans.........      571      5,293         --     1,095           --             --                --
Tax benefit related to employees' and
  directors' stock plans.............       --      9,666         --        --           --             --                --
Conversion of convertible
  obligations........................    6,047    150,787         --        --           --             --                --
Effect of majority-owned
  subsidiaries' equity
  transactions.......................       --    (33,439)        --        --           --             --                --
Effect of three-for-two stock
  split..............................   27,687    (27,687)        --        --           --             --                --
Translation adjustment...............       --         --         --        --        4,118             --                --
Amortization of deferred
  compensation.......................       --         --         --        --           --            386                --
Change in net unrealized gain (loss)
  on available-for-sale investments
  (Note 2)...........................       --         --         --        --           --             --             7,744
                                        ------    -------    -------   -------      -------        -------           -------
BALANCE DECEMBER 30, 1995............  $87,863   $597,678   $612,476   $  (536 )    $   561       $ (2,271)         $  4,063
                                        ======    =======    =======   =======      =======        =======           =======

  The accompanying notes are an integral part of these consolidated financial statements.

                          THERMO ELECTRON CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

  Nature of Operations

     Thermo Electron Corporation and its subsidiaries develop, manufacture, and market environmental monitoring and analysis instruments; biomedical products including heart-assist devices, respiratory care equipment, and mammography systems; paper-recycling and papermaking equipment; alternative-energy systems; industrial process equipment; and other specialized products. The Company also provides environmental, laboratory, and metallurgical services and conducts advanced-technology research and development.

  Principles of Consolidation

     The accompanying consolidated financial statements include the accounts of Thermo Electron Corporation and its majority-and wholly owned subsidiaries (the Company). All material intercompany accounts and transactions have been eliminated. Majority-owned public subsidiaries include Thermedics Inc., Thermo Instrument Systems Inc., Thermo TerraTech Inc. (formerly Thermo Process Systems Inc.), Thermo Power Corporation, ThermoTrex Corporation, Thermo Fibertek Inc., and Thermo Ecotek Corporation. Thermo Cardiosystems Inc. and Thermo Voltek Corp. are majority-owned, public subsidiaries of Thermedics. Thermo Remediation Inc. is a majority-owned public subsidiary of Thermo TerraTech. ThermoLase Corporation is a majority-owned, public subsidiary of ThermoTrex. ThermoSpectra Corporation is a majority-owned, public subsidiary of Thermo Instrument. Thermo BioAnalysis Corporation is a majority-owned, privately held subsidiary of Thermo Instrument. ThermoQuest Corporation and Thermo Optek Corporation are wholly owned subsidiaries of Thermo Instrument, which have privately sold debentures that will be convertible into shares of common stock of these subsidiaries upon completion of their initial public offerings. Thermo EuroTech N.V. is a majority-owned, privately held subsidiary of Thermo TerraTech. ThermoLyte Corporation is a majority-owned, privately held subsidiary of Thermo Power. Trex Medical Corporation is a majority-owned, privately held subsidiary of ThermoTrex. The Company accounts for investments in businesses in which it owns between 20% and 50% using the equity method.

  Fiscal Year

     The Company has adopted a fiscal year ending the Saturday nearest December
31. References to 1995, 1994, and 1993 are for the fiscal years ended December 30, 1995, December 31, 1994, and January 1, 1994, respectively.

  Revenue Recognition

     For the majority of its operations, the Company recognizes revenues upon shipment of its products or upon completion of services it renders. The Company provides a reserve for its estimate of warranty and installation costs at the time of shipment. Revenues and profits on substantially all contracts are recognized using the percentage-of-completion method. Revenues recorded under the percentage-of-completion method were $472.0 million in 1995, $319.8 million in 1994, and $281.4 million in 1993. The percentage of completion is determined by relating either the actual costs or actual labor incurred to date to management's estimate of total costs or total labor, respectively, to be incurred on each contract. If a loss is indicated on any contract in process, a provision is made currently for the entire loss. The Company's contracts generally provide for billing of customers upon the attainment of certain milestones specified in each contract. Revenues earned on contracts in process in excess of billings are classified as unbilled contract costs and fees in the accompanying balance sheet. There are no significant amounts included in the accompanying balance sheet that are not expected to be recovered from existing contracts at current contract values, or that are not expected to be collected within one year, including amounts that are billed but not paid under retainage provisions.

                          THERMO ELECTRON CORPORATION

     In August 1993, the Company agreed, in exchange for a cash settlement, to terminate a power sales agreement between a subsidiary of the Company and a utility. The power sales agreement required the utility to purchase output of a cogeneration facility that had been under development. Under the termination agreement, the Company received $15.3 million through 1995, with subsequent payments of $2.7 million to be made through 1997. The Company will be obligated to return $8.2 million of this settlement if the Company elects to proceed with the facility and it achieves commercial operation before January 1, 2000. Accordingly, the Company has deferred recognition of $8.2 million of revenues, pending final determination of the project's status. During 1993, the Company recorded revenues of $9.8 million and operating income of $5.4 million from the termination of the power sales agreement.

  Gain on Issuance of Stock by Subsidiaries

     At the time a subsidiary sells its stock to unrelated parties at a price in excess of its book value, the Company's net investment in that subsidiary increases. If at that time the subsidiary is an operating entity and not engaged principally in research and development, the Company records the increase as a gain.

     If gains have been recognized on issuances of a subsidiary's stock and shares of the subsidiary are subsequently repurchased by the subsidiary or by the Company, gain recognition does not occur on issuances subsequent to the date of a repurchase until such time as shares have been issued in an amount equivalent to the number of repurchased shares. Such transactions are reflected as equity transactions, and the net effect of these transactions is reflected in the accompanying statement of shareholders' investment as the effect of majority-owned subsidiaries' equity transactions.

  Income Taxes

     In accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes," the Company recognizes deferred income taxes based on the expected future tax consequences of differences between the financial statement basis and the tax basis of assets and liabilities, calculated using enacted tax rates in effect for the year in which the differences are expected to be reflected in the tax return.

  Earnings per Share

     Primary earnings per share have been computed based on the weighted average number of common shares outstanding during the year. Because the effect of common stock equivalents was not material, they have been excluded from the primary earnings per share calculation. Fully diluted earnings per share assumes the exercise of stock options and the conversion of the Company's dilutive convertible obligations and elimination of the related interest expense.

  Stock Split

     All share and per share information has been restated to reflect a three-for-two stock split, effected in the form of a 50% stock dividend, which was distributed in May 1995 (Note 16).

  Cash and Cash Equivalents

     Cash equivalents consist principally of U.S. government agency securities, corporate notes, commercial paper, money market funds, and other marketable securities purchased with an original maturity of three months or less. These investments are carried at cost, which approximates market value.

                          THERMO ELECTRON CORPORATION

  Available-for-sale and Held-to-maturity Investments

     Pursuant to SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," short-and long-term debt and marketable equity securities that the Company considers available-for-sale are accounted for at market value. Debt securities that the Company intends to hold to maturity are accounted for at amortized cost (Note 2). Prior to 1994, short- and long-term marketable equity securities were carried at the lower of cost or market value.

  Inventories

     Inventories are stated at the lower of cost (on a first-in, first-out or weighted average basis) or market value and include materials, labor, and manufacturing overhead. The components of inventories are as follows:

                                                                   1995         1994
                                                                 --------     --------
                                                                 (IN THOUSANDS)
        Raw materials and supplies.............................  $172,742     $128,876
        Work in process........................................    72,087       44,711
        Finished goods.........................................    73,353       59,795
                                                                 --------     --------
                                                                 $318,182     $233,382
                                                                 ========     ========

  Property, Plant and Equipment

     The costs of additions and improvements are capitalized, while maintenance and repairs are charged to expense as incurred. The Company provides for depreciation and amortization using the straight-line method over the estimated useful lives of the property as follows: buildings and improvements -- 5 to 40 years, alternative-energy and waste-recycling facilities -- 5 to 25 years, machinery and equipment -- 3 to 20 years, and leasehold improvements -- the shorter of the term of the lease or the life of the asset. Property, plant and equipment consist of the following:

                                                                   1995         1994
                                                                 --------     --------
                                                                 (IN THOUSANDS)
        Land...................................................  $ 47,848     $ 43,990
        Buildings..............................................   175,165      143,727
        Alternative-energy and waste-recycling facilities......   382,257      335,064
        Machinery, equipment and leasehold improvements........   361,799      288,544
                                                                 --------     --------
                                                                  967,069      811,325
        Less: Accumulated depreciation and amortization........   254,224      186,437
                                                                 --------     --------
                                                                 $712,845     $624,888
                                                                 ========     ========

  Other Assets

     Other assets in the accompanying balance sheet include the costs of acquired trademarks, patents, and other specifically identifiable intangible assets, as well as capitalized costs associated with the Company's operation of certain alternative-energy facilities. These assets are being amortized using the straight-line method over their estimated useful lives, which range from 5 to 20 years. These assets were $44.5 million and $39.7 million, net of accumulated amortization of $27.4 million and $21.7 million, at year-end 1995 and 1994, respectively.

                          THERMO ELECTRON CORPORATION

  Cost in Excess of Net Assets of Acquired Companies

     The excess of cost over the fair value of net assets of acquired companies is amortized using the straight-line method principally over 40 years. Accumulated amortization was $65.3 million and $47.3 million at year-end 1995 and 1994, respectively. The Company assesses the future useful life of this asset whenever events or changes in circumstances indicate that the current useful life has diminished. The Company considers the future undiscounted cash flows of the acquired companies in assessing the recoverability of this asset.

  Common Stock of Subsidiary Subject to Redemption

     In March 1995, ThermoLyte sold 1,845,000 units, each unit consisting of one share of ThermoLyte common stock and one redemption right, at $10.00 per unit, for net proceeds of $17.3 million. Holders of the common stock purchased in the offering will have the option to require ThermoLyte to redeem in December 1998 or 1999 any or all of their shares at $10.00 per share. The difference between the redemption value and the original carrying amount of common stock of subsidiary subject to redemption is accreted over the period ending December 1998, which corresponds to the first redemption period. The accretion is charged to minority interest expense in the accompanying statement of income.

  Foreign Currency

     All assets and liabilities of the Company's foreign subsidiaries are translated at year-end exchange rates, and revenues and expenses are translated at average exchange rates for the year in accordance with SFAS No. 52, "Foreign Currency Translation." Resulting translation adjustments are reflected as a separate component of shareholders' investment titled "Cumulative translation adjustment." Foreign currency transaction gains and losses are included in the accompanying statement of income and are not material for the three years presented.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Presentation

     The historical financial information presented has been restated to reflect the March 1995 acquisition of Coleman Research Corporation, which has been accounted for under the pooling-of-interests method (Note 3).

2. AVAILABLE-FOR-SALE AND HELD-TO-MATURITY INVESTMENTS

     Effective January 2, 1994, the Company adopted SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities." In accordance with SFAS No. 115, certain of the Company's debt and marketable equity securities are considered available-for-sale investments in the accompanying balance sheet and are carried at market value, with the difference between cost and market value, net of related tax effects, recorded currently as a component of shareholders' investment titled "Net unrealized gain (loss) on available-for-sale investments." Effect of change in accounting principle in the accompanying 1994 statement of shareholders' investment represents the unrealized gain, net of related tax effects, pertaining to available-for-sale investments held by the Company on January 2, 1994.

                          THERMO ELECTRON CORPORATION

     The aggregate market value, cost basis, and gross unrealized gains and losses of short- and long-term availablefor-sale investments by major security type, at year-end 1995 and 1994, are as follows:

                                                                              GROSS          GROSS
                                                   MARKET        COST       UNREALIZED     UNREALIZED
                      1995                         VALUE        BASIS         GAINS          LOSSES
                                                  --------     --------     ----------     ----------
                                                                  (IN THOUSANDS)
Government agency securities....................  $367,208     $366,659       $  574        $    (25)
Corporate bonds.................................   194,628      192,422        2,223             (17)
Tax-exempt securities...........................    16,275       16,247           28              --
Other...........................................    77,536       73,923        3,885            (272)
                                                  --------     --------       ------         -------
                                                  $655,647     $649,251       $6,710        $   (314)
                                                  ========     ========       ======         =======

                                                                              GROSS          GROSS
                                                   MARKET        COST       UNREALIZED     UNREALIZED
                      1994                         VALUE        BASIS         GAINS          LOSSES
                                                  --------     --------     ----------     ----------
                                                                  (IN THOUSANDS)
Government agency securities....................  $287,418     $291,342       $   --        $ (3,924)
Corporate bonds.................................   298,799      301,103           74          (2,378)
Tax-exempt securities...........................    33,588       33,882           --            (294)
Other...........................................    57,561       56,728        2,783          (1,950)
                                                  --------     --------       ------         -------
                                                  $677,366     $683,055       $2,857        $ (8,546)
                                                  ========     ========       ======         =======

     Short- and long-term available-for-sale investments in the accompanying 1995 balance sheet include equity securities of $22.9 million, debt securities of $280.9 million with contractual maturities of one year or less, debt securities of $321.0 million with contractual maturities of more than one year through five years, and debt securities of $30.8 million with contractual maturities of more than five years. Actual maturities may differ from contractual maturities as a result of the Company's intent to sell these securities prior to maturity and as a result of put and call options that enable either the Company and/or the issuer to redeem these securities at an earlier date.

     The cost of available-for-sale investments that were sold was based on specific identification in determining realized gains and losses recorded in the accompanying statement of income. Gain on sale of investments in 1995 resulted from gross realized gains of $9.8 million and gross realized losses of $0.5 million relating to the sale of available-for-sale investments. Gain on sale of investments in 1994 resulted from gross realized gains of $6.7 million and gross realized losses of $1.8 million relating to the sale of available-for-sale investments.

     Held-to-maturity investments in the accompanying 1995 balance sheet represent investments in U.S. treasury bonds that mature in February and May 1998. It is the Company's intent to hold these securities to maturity.

3. ACQUISITIONS

     In March 1995, the Company acquired Coleman Research Corporation in exchange for 4,002,224 shares of the Company's common stock, including 202,861 shares reserved for issuance upon exercise of stock options assumed upon the acquisition of Coleman Research. Coleman Research provides systems integration, systems engineering, and analytical services to government and commercial customers in fields of information technology, energy and the environment, software engineering, launch systems, advanced radar imaging, and health systems. The acquisition has been accounted for under the pooling-of-interests method.

                          THERMO ELECTRON CORPORATION

     Accordingly, all historical financial information presented has been restated to include the acquisition of Coleman Research. Revenues and net income for 1994 and 1993, as previously reported by the separate entities prior to the acquisition and as restated for the combined Company, are as follows:

                                                                   1994         1993
                                                                ----------   ----------
                                                                (IN THOUSANDS)
        Revenues:
          Previously reported.................................  $1,585,348   $1,249,718
          Coleman Research....................................     143,843      104,790
                                                                ----------   ----------
                                                                $1,729,191   $1,354,508
                                                                 =========    =========
        Net Income:
          Previously reported.................................  $  103,410   $   76,633
          Coleman Research....................................       1,301          235
                                                                ----------   ----------
                                                                $  104,711   $   76,868
                                                                 =========    =========

     In addition, in 1995, the Company and its majority-owned subsidiaries made several acquisitions for an aggregate of $339.1 million in cash, the issuance of common stock and stock options of the Company's majority-owned subsidiaries valued at $19.0 million, and the issuance of $22.3 million in debt. In 1994, the Company and its majority-owned subsidiaries made several acquisitions for an aggregate of $174.3 million in cash.

     These acquisitions have been accounted for using the purchase method of accounting, and the acquired companies' results of operations have been included in the accompanying financial statements from their respective dates of acquisition. The aggregate cost of the acquisitions in 1994 and 1995 exceeded the estimated fair value of the acquired net assets by $385.6 million, which is being amortized principally over 40 years. Allocation of the purchase price for these acquisitions was based on estimates of the fair value of the net assets acquired and, for acquisitions completed in 1995, is subject to adjustment upon finalization of the purchase price allocation. Pro forma data is not presented since the acquisitions were not material to the Company's results of operations.

     Other accrued expenses in the accompanying balance sheet includes approximately $33 million and $26 million at year-end 1995 and 1994, respectively, for estimated severance, relocation, and other reserves associated with acquisitions.

4. COMMON STOCK

     At December 30, 1995, the Company had reserved 45,344,851 unissued shares of its common stock for possible issuance under stock-based compensation plans, for possible conversion of the Company's convertible debentures, and for possible exchange of subsidiaries' convertible obligations into common stock of the Company. Substantially all of the subsidiaries' obligations are exchangeable into common stock of the Company in the event of a change in control (as defined in the related fiscal agency agreement) that has not been approved by the continuing members of Company's Board of Directors (Note 6). The exchange price would be equal to 50% of the average price of the Company's common stock for the 30 trading days preceding the change in control.

     In January 1996, the Company redeemed the share purchase rights outstanding under its previously existing shareholder rights plan for $.01 per right, or $.006 per share of the Company's common stock outstanding. Simultaneous with this redemption, the Company distributed rights under a new shareholder rights plan adopted by the Company's Board of Directors to holders of outstanding shares of the Company's common stock. Each right entitles the holder to purchase one ten-thousandth of a share of Series B Junior Participating Preferred Stock, $100 par value, at a purchase price of $250 per share, subject to adjustment.

                          THERMO ELECTRON CORPORATION

The rights will not be exercisable until the earlier of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an Acquiring Person) has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of common stock (the Stock Acquisition Date), or (ii) 10 business days following the commencement of a tender offer or exchange offer for 15% or more of the outstanding shares of common stock.

     In the event that a person becomes the beneficial owner of 15% or more of the outstanding shares of common stock, except pursuant to an offer for all outstanding shares of common stock approved by the outside Directors, each holder of a right (except for the Acquiring Person) will thereafter have the right to receive, upon exercise, that number of shares of common stock that equals the exercise price of the right divided by one half of the current market price of the common stock. In the event that, at any time after any person has become an Acquiring Person, (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation or its common stock is changed or exchanged (other than a merger that follows an offer approved by the outside Directors), or (ii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a right (except for the Acquiring Person) shall thereafter have the right to receive, upon exercise, the number of shares of common stock of the acquiring company that equals the exercise price of the right divided by one half of the current market price of such common stock.

     At any time until 10 days following the Stock Acquisition Date, the Company may redeem the rights in whole, but not in part, at a price of $.01 per right (payable in cash or stock). The rights expire on January 29, 2006, unless earlier redeemed or exchanged.

5. STOCK-BASED COMPENSATION PLANS

     The Company has several stock-based compensation plans for its key employees, directors, and others, which permit the award of stock-based incentives in the stock of the Company and its majority-owned subsidiaries. The Company has a nonqualified stock option plan, adopted in 1974, and an incentive stock option plan, adopted in 1981, which permit the award of stock options to key employees. The incentive stock option plan expired in 1991, and no grants were made after that date. An equity incentive plan, adopted in 1989, permits the grant of a variety of stock and stock-based awards as determined by the human resources committee of the Company's Board of Directors (the Board Committee), including restricted stock, stock options, stock bonus shares or performance-based shares. To date, only nonqualified stock options have been awarded under this plan. The option recipients and the terms of options granted under these plans are determined by the Board Committee. Generally, options presently outstanding under these plans are exercisable immediately, but are subject to certain transfer restrictions and the right of the Company to repurchase shares issued upon exercise of the options at the exercise price, upon certain events. The restrictions and repurchase rights generally lapse ratably over periods ranging from two to ten years after the first anniversary of the grant date, depending on the term of the option, which may range from three to twelve years. In addition, under certain options, shares acquired upon exercise are restricted from resale until retirement or other events. Nonqualified options may be granted at any price determined by the Board Committee, while incentive stock options must be granted at not less than the fair market value of the Company's stock on the date of grant. Generally, stock options have been granted at fair market value. The Company also has a directors' stock option plan, adopted in 1993, that provides for the annual grant of stock options of the Company and its majority-owned subsidiaries to outside directors pursuant to a formula approved by the Company's shareholders. Options awarded under this plan are exercisable six months after the date of grant and expire three to seven years after the date of grant. In addition to the Company's stock-based compensation plans, certain officers and key employees may also participate in stock-based compensation plans of the Company's majority-owned subsidiaries.

                          THERMO ELECTRON CORPORATION

     In connection with the acquisition of Coleman Research in 1995, the Company assumed certain outstanding options granted under Coleman Research's nonqualified stock option plan. Such options were converted into options to purchase shares of the Company's common stock, in accordance with the original terms of the options. On the date of acquisition, 25% of the nonvested options being converted became exercisable immediately. The remaining options become exercisable commencing two or three years after the date of grant, and expire three or four years from the date of grant.

     No accounting recognition is given to options granted at fair market value until they are exercised. Upon exercise, net proceeds, including tax benefits realized, are credited to equity.

     A summary of the Company's stock option information is as follows:

                                      1995                     1994                     1993
                             ----------------------   ----------------------   ----------------------
                             NUMBER     RANGE OF      NUMBER     RANGE OF      NUMBER     RANGE OF
                               OF     OPTION PRICES     OF     OPTION PRICES     OF     OPTION PRICES
                             SHARES     PER SHARE     SHARES     PER SHARE     SHARES     PER SHARE
                             ------   -------------   ------   -------------   ------   -------------
                                            (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
Options outstanding,
  beginning of year........   7,878    $ 3.23-$20.05   6,663    $ 3.23-$18.81   4,666    $ 3.23-$13.91
     Assumed upon
       acquisition of
       Coleman.............     304      3.47-  6.97      --               --      --               --
     Granted...............   1,330     21.45- 32.60   1,641     17.19- 20.05   2,757     17.43- 18.81
     Exercised.............  (1,099)     3.23- 18.39    (315)     4.10- 13.91    (714)     3.23- 12.90
     Lapsed or canceled....    (111)     5.55- 24.85    (111)     5.13- 18.39     (46)     4.77- 16.47
                             ------                    -----                    -----
Options outstanding, end of
  year.....................   8,302    $ 4.24-$32.60   7,878    $ 3.23-$20.05   6,663    $ 3.23-$18.81
                              ------                   -----                    -----
Options exercisable........   8,262    $ 4.24-$32.60   7,878    $ 3.23-$20.05   6,663    $ 3.23-$18.81
                              ======                   =====                    =====
Options available for
  grant....................   2,397                    3,627                      657
                              ======                   =====                    =====

                          THERMO ELECTRON CORPORATION

6. LONG-TERM OBLIGATIONS AND OTHER FINANCING ARRANGEMENTS

     Long-term obligations of the Company are as follows:

                                                                         1995           1994
                                                                      ----------     ----------
                                                                        (IN THOUSANDS EXCEPT
                                                                      PER SHARE AMOUNTS)
5% Senior convertible debentures, due 2001, convertible at $21.00
  per share.........................................................  $  309,000     $  345,000
4 5/8% Senior convertible debentures, due 1997, convertible at
  $14.33 per share..................................................      82,325        205,000
4 7/8% Subordinated convertible debentures, due 1997, convertible at
  $14.33 per share..................................................      55,000         55,000
3 3/4% Senior convertible debentures, due 2000, convertible into
  shares of Thermo Instrument at $16.93 per share...................      67,600         70,000
6 5/8% Subordinated convertible debentures, due 2001, convertible
  into shares of Thermo Instrument at $9.38 per share...............      22,275         36,862
5% Subordinated convertible debentures, due 2000, convertible into
  shares of ThermoQuest.............................................      86,250             --
5% Subordinated convertible debentures, due 2000, convertible into
  shares of Thermo Optek............................................      86,250             --
4 7/8% Subordinated convertible debentures, due 2000, convertible
  into shares of Thermo Remediation at $17.92 per share.............      34,950             --
6 1/2% Subordinated convertible debentures, due 1998, convertible
  into shares of Thermedics at $10.42 per share.....................       8,037         10,252
6 1/2% Subordinated convertible debentures, due 1997, convertible
  into shares of Thermo TerraTech at $10.33 per share...............      13,432         16,597
Noninterest-bearing subordinated convertible debentures, due 1997, convertible into shares of Thermo Cardiosystems at $14.49 per
  share.............................................................      11,642         33,000
5 1/2% Subordinated convertible notes, due 2002, convertible into
  shares of Thermo Cardiosystems at $6.59 per share.................          --            450
3 3/4% Subordinated convertible debentures, due 2000, convertible
  into shares of Thermo Voltek at $11.75 per share..................      25,240         34,500
8.1% Nonrecourse tax-exempt obligation, payable in semiannual
  installments, with final payment in 2000..........................      59,100         62,500
6.0% Nonrecourse tax-exempt obligation, payable in semiannual
  installments, with final payment in 2000..........................      49,700         49,700
Tax-exempt obligations, payable in semiannual installments, with
  final payment in 2017.............................................     132,047        133,670
Other...............................................................     101,228         19,353
                                                                      ----------     ----------
                                                                       1,144,076      1,071,884
Less: Current maturities of long-term obligations...................      28,065         22,034
                                                                      ----------     ----------
                                                                      $1,116,011     $1,049,850
                                                                      ==========     ==========

     The debentures that are convertible into subsidiary common stock have been issued by the respective subsidiaries and are guaranteed by the Company.

     In the event of a change in control of the Company (as defined in the related fiscal agency agreement) that has not been approved by the continuing members of the Company's Board of Directors, each holder of the 5%, 4 5/8%, and 4 7/8% convertible debentures issued by the Company will have the right to require the Company to buy all or part of the holder's debentures, at par value plus accrued interest, within 50 calendar days after the date of expiration of a specified approval period. In addition, substantially all of the obligations convertible into subsidiary common stock become exchangeable for common stock of the Company at an

                          THERMO ELECTRON CORPORATION
exchange price equal to 50% of the average price of the Company's common stock for the 30 trading days preceding the change in control.

     Nonrecourse tax-exempt obligations represent obligations issued by the California Pollution Control Financing Authority (CPCFA), the proceeds of which were used to finance two alternative-energy facilities (Delano I and Delano II) located in Delano, California. The obligations are payable only by a subsidiary of Thermo Ecotek and are not guaranteed by the Company, except under limited circumstances. As required by the financing bank group, Thermo Ecotek entered into interest rate swap agreements that effectively convert these obligations from floating rates to the fixed rates described above. These swaps have terms expiring in 2000, commensurate with the final maturity of the debt. During 1995 and 1994, the average variable rate received under the interest rate swap agreements was 3.8% and 4.9%, respectively.

     Tax-exempt obligations represent obligations issued by the CPCFA in January 1992, the proceeds of which were used to finance the construction of a waste-recycling facility in San Diego County, California. Construction of this facility was completed in 1994. Of these tax-exempt obligations, $93 million carry fixed rates of interest ranging from 7.2% to 8.5%, and $39 million carry a floating rate of interest that varies weekly based on short-term, tax-exempt markets. The interest rate ranged from 4.3% to 7.5% in 1995 and 3.1% to 7.2% in 1994.

     During 1994, the Company capitalized $2.1 million of interest expense, net of interest income, incurred in connection with the construction of the waste-recycling facility discussed above.

     The annual requirements for long-term obligations are as follows (In thousands):

                    1996.....................................  $   28,065
                    1997.....................................     214,181
                    1998.....................................      67,650
                    1999.....................................      37,084
                    2000.....................................     333,316
                    2001 and thereafter......................     463,780
                                                               ----------
                                                               $1,144,076
                                                                =========

     Certain of the Company's obligations include requirements to maintain predetermined financial ratios. At December 30, 1995, the Company was in compliance with these requirements.

     See Note 14 for fair value information pertaining to the Company's long-term obligations.

     Notes payable and current maturities of long-term obligations in the accompanying balance sheet include $78.1 million and $71.9 million in 1995 and 1994, respectively, of short-term bank borrowings by several of the Company's subsidiaries. The weighted average interest rates for these borrowings were 5.1% and 6.2% at year-end 1995 and 1994, respectively.

7. COMMITMENTS AND CONTINGENCIES

  LITIGATION

     Cogeneration Joint Venture

     The Company has participated in the operation of the Dade County Downtown Government Center cogeneration facility in Miami, Florida, through a 50/50 joint venture of the Company and Rolls-Royce, Inc. Because the demand for power and chilled water at the Dade County Downtown Government Center complex has been substantially less than anticipated since the plant's startup in 1987, and because the plant has had difficulty disposing of the remainder of its output, the joint venture has experienced continuing losses. In

                          THERMO ELECTRON CORPORATION

September 1994, the plant's operations were suspended in connection with the resolution of litigation that the joint venture brought against Dade County related to the plant.

     The joint venture has a pending antitrust lawsuit against another purchaser of part of the plant's output, Florida Power and Light (FPL). FPL has continued to pursue petitions it has filed with the Florida Public Service Commission
(FPSC) and the Federal Energy Regulatory Commission (FERC). The petition at FPSC seeks a determination that the joint venture has been engaging in illegal retail sales of electricity. FPL's actions at FERC seek to take advantage of a 1993 FERC order finding that, from 1987 through 1991, the plant did not meet required operating efficiencies. If either FPSC or FERC were to take the action requested by FPL, the joint venture could be subject to potentially significant refund and other liabilities, including any deficiency between (a) in the event the lessor of the plant's generating equipment declared a default under the lease and sold the equipment, approximately $44 million and the amount realized from the sale, or (b) in the case of a re-lease by the lessor in lieu of a sale, the present value of future rentals and prepayment penalty under the lease (approximately $33 million) and the present value of a fair rental to be collected from a new tenant. The joint venture's revenues for the cumulative period from 1987 through 1991 were $26.3 million.

     In 1996, the joint venture and FPL entered into an agreement to settle their disputes. Before the settlement can become effective, it must be approved by FPSC. There can be no assurance as to whether or when FPSC will approve the settlement agreement. The settlement would include (i) the continued closure of the plant but the availability of its capacity for potential dispatch by FPL,
(ii) payments by FPL of the plant's lease payments and operation and maintenance costs, and (iii) termination of the antitrust litigation and withdrawal of FPL's motions in the FPSC and FERC proceedings.

     Other Litigation and Related Contingencies

     The Company's wholly owned Napco, Inc. subsidiary is challenging a jury verdict rendered against it during the third quarter of 1994 for approximately $11.0 million in a contract dispute arising out of an allegedly defective wastetreatment system installed by Napco in 1984. The Company believes that the verdict is in error and has appealed the decision to the U.S. Court of Appeals for the First Circuit. Because this verdict exceeds Napco's financial ability to pay, Napco has filed a petition for bankruptcy.

     In a lawsuit relating to the Company's waste-recycling facility in southern California, a third party, from which the Company acquired certain development rights, alleges that fees totaling $7.9 million plus interest and legal costs are due and payable by the Company in connection with construction of the facility. The Company contends that no additional fees are payable because the facility actually built was substantially different from the one contemplated in the agreement with the third-party developer.

     The Company has been sued by third-party developers of an alternative-energy facility, constructed by the Company and its subcontractors in 1988 and 1989 and leased and operated by a partnership including Thermo Ecotek. The third-party developers seek $25 million in damages for alleged misrepresentation, breach of contract, and other causes of action. The dispute arises out of the development, construction, and subsequent operating performance of the plant. The Company believes that the allegations are without merit and intends to vigorously defend this matter.

     The Company's ThermoTrex subsidiary is a defendant in a lawsuit brought by Fischer Imaging Corporation (Fischer), which alleges that the StereoGuide(R) prone breast-biopsy system of ThermoTrex's Lorad division infringes on a Fischer patent on a precision mammographic needle-biopsy system. The Company believes it has meritorious legal defenses and intends to vigorously defend the matter. Lorad's cumulative revenues from this product totaled approximately $39 million through December 30, 1995.

     In the opinion of management, the ultimate liability for all such matters, together with the liability for all other pending legal proceedings, asserted legal claims, and known potential legal claims that are probable of

                          THERMO ELECTRON CORPORATION
assertion, will not be material to the Company's financial position, but could materially affect the results of operations or cash flows for a particular quarter or annual period.

  OPERATING LEASES

     The Company leases portions of its office and operating facilities under various noncancelable operating lease arrangements. The accompanying statement of income includes expenses from operating leases of $30.3 million, $24.3 million, and $17.2 million in 1995, 1994, and 1993, respectively. Minimum rental commitments under noncancelable operating leases at December 30, 1995, are as follows (In thousands):

                    1996......................................  $ 30,591
                    1997......................................    23,955
                    1998......................................    18,228
                    1999......................................    13,717
                    2000......................................    11,994
                    2001 and thereafter.......................    49,346
                                                                --------
                                                                $147,831
                                                                ========

8. EMPLOYEE BENEFIT PLANS

  401(k) Savings Plan

     The Company's 401(k) savings plan covers the majority of the Company's eligible full-time U.S. employees. Contributions to the plan are made by both the employee and the Company. Company contributions are based on the level of employee contributions. For this plan, the Company contributed and charged to expense $7.6 million, $6.5 million, and $4.5 million in 1995, 1994, and 1993, respectively.

  Other Retirement Plans

     Certain of the Company's subsidiaries offer retirement plans, separate from the Company's 401(k) savings plan. These retirement plans cover approximately a third of the Company's U.S. employees. The majority of these subsidiaries offer 401(k) savings plans; however, one subsidiary offers a money purchase plan, and two subsidiaries offer profit-sharing plans. Company contributions to the 401(k) savings plans are based on the level of employee contributions. Company contributions to the money purchase plan and profit-sharing plans are based on formulas determined by the Company. For these plans, the Company contributed and charged to expense $7.7 million, $5.8 million, and $4.8 million in 1995, 1994, and 1993, respectively.

  Employee Stock Ownership Plan

     The Company's Employee Stock Ownership Plan (ESOP) covers eligible full-time U.S. employees. The Company borrowed funds from a financial institution and then loaned these funds to the ESOP to purchase shares of common stock of the Company and its majority-owned subsidiaries. The loan balance between the Company and the financial institution was paid in 1992. The loan between the Company and the ESOP remains outstanding. The shares purchased are reported as deferred compensation in the accompanying balance sheet. The Company makes annual contributions to the ESOP, and shares are allocated to plan participants based on employee compensation. Effective December 31, 1994, the ESOP was split into two plans: ESOP I, covering employees of the Company's corporate office and its wholly owned subsidiaries and ESOP II, covering employees of certain of the Company's majority-owned subsidiaries. Also, effective December 31, 1994, ESOP II was terminated, and as a result, employees of certain of the Company's majority-owned subsidiaries are no longer eligible to participate in an ESOP. For this plan, the Company charged to expense $0.3 million, $1.1 million, and $1.1 million in 1995, 1994, and 1993, respectively.

                          THERMO ELECTRON CORPORATION

  Employee Stock Purchase Plan

     Substantially all of the Company's full-time U.S. employees are eligible to participate in employee stock purchase plans sponsored by the Company or by the Company's majority-owned public subsidiaries. Prior to the November 1995 plan year, shares of the Company's common stock could be purchased at the end of a 12-month plan year at 85% of the fair market value at the beginning of the plan year, and the shares purchased were subject to a one-year resale restriction. Effective November 1, 1995, shares of the Company's common stock may be purchased at 95% of the fair market value at the beginning of the plan year, and the shares purchased are subject to a six-month resale restriction. Shares are purchased through payroll deductions of up to 10% of each participating employee's gross wages. Participants of employee stock purchase plans sponsored by the Company's majority-owned public subsidiaries may also elect to purchase shares of the common stock of the subsidiary by which they are employed under the same general terms described above. During 1995, 1994, and 1993, the Company issued 330,444 shares, 218,754 shares, and 281,853 shares of its common stock, respectively, under these plans.

9. INCOME TAXES

     The components of income before income taxes and minority interest are as follows:

                                                               1995         1994         1993
                                                             --------     --------     --------
                                                                       (IN THOUSANDS)
Domestic...................................................  $257,214     $165,761     $113,500
Foreign....................................................    42,281       40,615       17,967
                                                             --------     --------     --------
                                                             $299,495     $206,376     $131,467
                                                             ========     ========     ========

     The components of the provision for income taxes are as follows:

                                                               1995         1994         1993
                                                             --------     --------     --------
                                                                       (IN THOUSANDS)
Currently payable:
  Federal..................................................  $ 72,496     $ 30,089     $ 10,270
  Foreign..................................................    17,751       16,343        8,643
  State....................................................    19,733        9,672        5,320
                                                             --------     --------     --------
                                                              109,980       56,104       24,233
                                                             --------     --------     --------
Deferred (prepaid), net:
  Federal..................................................    (9,050)      11,355        6,922
  Foreign..................................................       232         (243)         931
  State....................................................    (2,262)       3,487        1,427
                                                             --------     --------     --------
                                                              (11,080)      14,599        9,280
                                                             --------     --------     --------
                                                             $ 98,900     $ 70,703     $ 33,513
                                                             ========     ========     ========

     The provision for income taxes that is currently payable does not reflect $20.5 million, $3.5 million, and $3.4 million of tax benefits of the Company and its majority-owned subsidiaries allocated to capital in excess of par value, directly or through the effect of majority-owned subsidiaries' equity transactions, or $3.0 million, $0.1 million, and $2.3 million of tax benefits used to reduce cost in excess of net assets of acquired companies in 1995, 1994, and 1993, respectively. The deferred provision for income taxes does not reflect $5.8 million of tax benefits used to reduce cost in excess of net assets of acquired companies in 1995.

                          THERMO ELECTRON CORPORATION

     The provision for income taxes in the accompanying statement of income differs from the provision calculated by applying the statutory federal income tax rate of 35% to income before income taxes and minority interest due to the following:

                                                               1995         1994         1993
                                                             --------     --------     --------
                                                                       (IN THOUSANDS)
Provision for income taxes at statutory rate...............  $104,823     $ 72,232     $ 46,013
Increases (decreases) resulting from:
  Gain on issuance of stock by subsidiaries................   (28,285)      (8,849)     (13,770)
  State income taxes, net of federal tax...................    11,356        8,317        4,307
  Investment and research and development tax credits......        --       (2,786)      (6,625)
  Foreign tax rate and tax law differential................     3,785        1,422        3,969
  Amortization and write-off of cost in excess of net
     assets of acquired companies..........................     7,484        3,450        3,400
  Reduction in valuation allowance.........................    (2,104)          --           --
  Other, net...............................................     1,841       (3,083)      (3,781)
                                                             --------     --------     --------
                                                             $ 98,900     $ 70,703     $ 33,513
                                                             ========     ========     ========

     Prepaid income taxes and deferred income taxes in the accompanying balance sheet consist of the following:

                                                                            1995        1994
                                                                          --------     -------
                                                                             (IN THOUSANDS)
Prepaid income taxes:
  Reserves and accruals.................................................  $ 31,659     $31,369
  Inventory basis difference............................................    19,782      16,756
  Capitalized costs and joint venture equity............................     4,821       3,727
  Accrued compensation..................................................    12,551       8,599
  Allowance for doubtful accounts.......................................     5,592       5,470
  Net operating loss carryforwards......................................    28,692      17,022
  Federal tax credit carryforwards......................................     6,770       7,869
  Available-for-sale investments........................................    (2,383)      1,025
  Other, net............................................................     4,723       6,185
                                                                          --------     -------
                                                                           112,207      98,022
  Less: Valuation allowance.............................................    39,214      40,198
                                                                          --------     -------
                                                                          $ 72,993     $57,824
                                                                          ========     =======
Deferred income taxes:
  Depreciation..........................................................  $ 55,418     $49,313
  Intangible assets.....................................................     2,806       7,373
  Other.................................................................       964       1,564
                                                                          --------     -------
                                                                          $ 59,188     $58,250
                                                                          ========     =======

     The valuation allowance relates to the uncertainty surrounding the realization of tax loss and credit carryforwards and the realization of tax benefits attributable to purchase accounting reserves and certain other tax assets of the Company and certain subsidiaries. Of the year-end 1995 valuation allowance, $24.6 million will be used to reduce cost in excess of net assets of acquired companies when any portion of the related deferred tax asset is recognized, and $2.1 million will increase capital in excess of par value when previously unrealized stock option benefits are recognized.

                          THERMO ELECTRON CORPORATION

     During 1995, the valuation allowance was reduced as it became more likely than not that certain tax benefits will be realized, offset in part by the establishment of valuation allowances for tax loss and credit carryforwards of businesses acquired in 1995.

     The Company has not recognized a deferred tax liability for the difference between the book basis and tax basis of the common stock of its domestic subsidiaries (such difference relates primarily to unremitted earnings and gains on issuance of stock by subsidiaries) because the Company does not expect this basis difference to become subject to tax at the parent level. The Company believes it can implement certain tax strategies to recover its investment in its domestic subsidiaries tax-free.

     A provision has not been made for U.S. or additional foreign taxes on $101 million of undistributed earnings of foreign subsidiaries that could be subject to taxation if remitted to the U.S. because the Company currently plans to keep these amounts permanently reinvested overseas. The Company believes that any additional U.S. tax liability due upon remittance of such earnings would be immaterial due to available U.S. foreign tax credits.

10. TRANSACTIONS IN STOCK OF SUBSIDIARIES

     Gain on issuance of stock by subsidiaries in the accompanying statement of income results primarily from the following transactions:

  1995

     Initial public offering of 2,333,556 shares of Thermo Ecotek common stock at $12.75 per share for net proceeds of $27.5 million resulted in a gain of $7.9 million.

     Private placement of 1,601,500 shares of Thermo BioAnalysis common stock at $10.00 per share for net proceeds of $14.9 million resulted in a gain of $9.5 million that was recorded by Thermo Instrument.

     Private placement of 500,000 shares of Thermo Remediation common stock at $13.25 per share for net proceeds of $6.6 million resulted in a gain of $1.6 million that was recorded by Thermo TerraTech.

     Private placements of 150,000 and 50,000 shares of ThermoLase common stock at $13.75 and $12.825 per share, respectively, and a public offering of 2,250,000 shares at $25.25 per share, for aggregate net proceeds of $55.3 million resulted in an aggregate gain of $34.7 million that was recorded by ThermoTrex.

     Initial public offering of 1,725,000 shares of ThermoSpectra common stock at $14.00 per share and a private placement of 202,000 shares at $15.72 per share, for aggregate net proceeds of $24.9 million resulted in an aggregate gain of $10.6 million that was recorded by Thermo Instrument.

     Conversion of $9.1 million of Thermo Voltek 3 3/4% subordinated convertible debentures convertible at $11.75 per share into 775,399 shares of Thermo Voltek common stock resulted in a gain of $3.5 million that was recorded by Thermedics.

     Private placement of 1,862,000 shares of Trex Medical common stock at $10.25 per share for net proceeds of $17.6 million resulted in a gain of $12.8 million that was recorded by ThermoTrex.

  1994

     Public offering of 1,610,000 shares of ThermoTrex common stock at $15.375 per share for net proceeds of $23.0 million resulted in a gain of $7.9 million.

     Initial public offering of 5,349,572 shares of ThermoLase common stock at $3.00 per share for net proceeds of $14.8 million resulted in a gain of $8.6 million that was recorded by ThermoTrex.

                          THERMO ELECTRON CORPORATION

     Private placements of 1,505,000 shares of ThermoSpectra common stock at $10.00 per share for net proceeds of $14.0 million resulted in a gain of $6.5 million that was recorded by Thermo Instrument.

     Conversion of $3.7 million of Thermedics 6 1/2% subordinated convertible debentures convertible at $10.42 per share into 357,597 shares of Thermedics common stock resulted in a gain of $1.0 million.

  1993

     Public offering of 3,225,000 shares of Thermedics common stock at $10.00 per share for net proceeds of $30.0 million resulted in a gain of $10.7 million.

     Public offering of 4,312,500 shares of Thermo Power common stock at $9.00 per share for net proceeds of $36.0 million resulted in a gain of $10.6 million.

     Private placements of 2,062,500 shares of ThermoTrex common stock at $11.17 and $14.50 per share for net proceeds of $27.5 million resulted in a gain of $11.4 million.

     Private placement of 300,000 shares and initial public offering of 1,650,000 shares of Thermo Remediation common stock at $6.59 and $8.33 per share, respectively, for aggregate net proceeds of $14.6 million resulted in an aggregate gain of $4.2 million that was recorded by Thermo TerraTech.

     Conversion of $7.3 million of Thermedics 6 1/2% subordinated convertible debentures convertible at $10.42 per share into 697,919 shares of Thermedics common stock resulted in a gain of $2.5 million.

     The Company's ownership percentage in these subsidiaries changed primarily as a result of the transactions listed above, as well as the Company's purchases of shares of its majority-owned subsidiaries' stock, the subsidiaries' purchases of their own stock, the issuance of subsidiaries' stock by the Company or by the subsidiaries under stock-based compensation plans or in other transactions, and the conversion of convertible obligations held by the Company, its subsidiaries, or by third parties.

     The Company's ownership percentages at year-end were as follows:

                                                              1995     1994     1993
                                                              ----     ----     ----
        Thermedics..........................................   51%      51%      52%
        Thermo Instrument...................................   86%      83%      81%
        Thermo TerraTech....................................   81%      80%      72%
        Thermo Power........................................   63%      60%      52%
        ThermoTrex..........................................   51%      50%      55%
        Thermo Fibertek.....................................   81%      81%      80%
        Thermo Ecotek.......................................   83%      97%      88%
        Thermo Cardiosystems(a).............................   55%      58%      57%
        Thermo Voltek(a)....................................   59%      71%      67%
        Thermo Remediation(b)...............................   69%      65%      67%
        ThermoLase(c).......................................   65%      69%      81%
        ThermoSpectra(d)....................................   72%      86%     100%
        Thermo EuroTech(e)..................................   62%      64%      72%
        ThermoLyte(f).......................................   78%     100%     100%
        Thermo BioAnalysis(d)...............................   80%     100%     100%
        ThermoQuest(d)......................................  100%     100%     100%
        Thermo Optek(d).....................................  100%     100%     100%
        Trex Medical(c).....................................   91%     100%     100%

(a) Reflects combined ownership by Thermedics and Thermo Electron.

                          THERMO ELECTRON CORPORATION

(b) Reflects combined ownership by Thermo TerraTech and Thermo Electron.
(c) Reflects ownership by ThermoTrex.
(d) Reflects ownership by Thermo Instrument.
(e) Reflects ownership by Thermo TerraTech.
(f) Reflects ownership by Thermo Power.

11. OTHER EXPENSE, NET

     The components of other expense, net, in the accompanying statement of income are as follows:

                                                       1995         1994         1993
                                                     --------     --------     --------
                                                               (IN THOUSANDS)
        Interest income............................  $ 62,146     $ 43,280     $ 23,905
        Interest expense...........................   (76,961)     (59,844)     (31,736)
        Equity in losses of unconsolidated
          subsidiaries.............................      (203)      (4,019)     (22,721)
        Gain on sale of investments................     9,305        4,851        2,469
        Gain on sale of land.......................        --       14,698           --
        Other income (expense), net................    (1,089)          45          535
                                                     --------     --------     --------
                                                     $ (6,802)    $   (989)    $(27,548)
                                                     ========     ========     ========

12. RESTRUCTURING AND OTHER NONRECURRING COSTS

     Restructuring and other nonrecurring costs in the accompanying 1995 statement of income includes $11.5 million to write off the Company's net investment in a waste-recycling facility in southern California due to contractual defaults by the facility's sole customer, which have caused operations to be substantially curtailed; $5.0 million to write off the cost in excess of net assets of acquired companies at Thermo TerraTech's thermal-processing equipment business due to this asset no longer being recoverable based on discontinuing investment in this business; $2.5 million to write off the cost in excess of net assets of acquired companies at the Company's Napco subsidiary, which is a defendant in litigation described in Note 7; and $2.9 million of other nonrecurring costs.

     The 1994 amount represents severance costs and, to a lesser extent, the costs to write off leasehold improvements at ThermoTrex's East Coast division.

     The 1993 amount primarily represents a $1.9 million reserve for the write-off of machinery and equipment and costs to phase out a product line in the Company's metal-fabrication services business, a $1.2 million reserve for restructuring at the Company's steam turbines and compressors business, and $2.7 million for the write-off of mobile soil-remediation assets and other related expenses.

                          THERMO ELECTRON CORPORATION

13. SUPPLEMENTAL CASH FLOW INFORMATION

     Supplemental cash flow information is as follows:

                                                            1995          1994          1993
                                                          ---------     ---------     ---------
                                                                     (IN THOUSANDS)
Cash Paid For:
  Interest..............................................  $  71,816     $  47,745     $  29,529
  Income taxes..........................................  $  50,788     $  27,456     $   9,909
Noncash Activities:
  Conversions of the Company's and subsidiaries'
     convertible obligations............................  $ 212,979     $  89,625     $  50,403
  Acquisition of asset under capital lease..............  $  47,020     $      --     $      --
  Purchase of alternative-energy facility through
     assumption of debt.................................  $      --     $      --     $  66,900
  Fair value of assets of acquired companies............  $ 521,558     $ 250,404     $ 208,193
  Cash paid for acquired companies......................   (339,075)     (174,330)     (143,790)
  Issuance of subsidiaries' common stock and stock
     options for acquired companies.....................    (18,990)           --            --
  Issuance of long-term obligations for acquired
     company............................................    (22,300)           --            --
                                                          ---------     ---------     ---------
          Liabilities assumed of acquired companies.....  $ 141,193     $  76,074     $  64,403
                                                          =========     =========     =========

14. FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company's financial instruments consist mainly of cash and cash equivalents, available-for-sale and held-to-maturity investments, accounts receivable, notes payable and current maturities of long-term obligations, accounts payable, long-term obligations, forward exchange contracts, and interest rate swaps. The carrying amount of these financial instruments, with the exception of available-for-sale investments, long-term obligations, forward exchange contracts, and interest rate swaps, approximates fair value due to their short-term nature.

     Available-for-sale investments are carried at fair value in the accompanying balance sheet. The fair values were determined based on quoted market prices. See Note 2 for fair value information pertaining to these financial instruments. Held-to-maturity investments in the accompanying balance sheet are carried at amortized cost. The fair values are disclosed on the accompanying balance sheet and were determined based on quoted market prices.

     The Company enters into forward exchange contracts to hedge certain firm purchase and sale commitments denominated in currencies other than its subsidiaries' local currencies, principally U.S. dollars, British pounds sterling, French francs, and Japanese yen. The purpose of the Company's foreign currency hedging activities is to protect the Company's local currency cash flows related to these commitments from fluctuations in foreign exchange rates. The amounts of such forward exchange contracts at year-end 1995 and 1994 were $34.2 million and $19.9 million, respectively.

     The Company's Thermo Ecotek subsidiary has interest rate swap agreements relating to its nonrecourse tax-exempt obligations. The interest rate swap agreements are with a different counterparty than the holders of the underlying debt. The Company believes, however, that the credit risks associated with these swaps are minimal because the agreements are with a large, reputable bank. The notional amount of the swap agreement is $110.0 million at December 30, 1995 and December 31, 1994.

                          THERMO ELECTRON CORPORATION

     The carrying amount and fair value of the Company's long-term obligations and off-balance-sheet financial instruments are as follows:

                                                          1995                    1994
                                                  ---------------------   ---------------------
                                                  CARRYING      FAIR      CARRYING      FAIR
                                                   AMOUNT       VALUE      AMOUNT       VALUE
                                                  ---------   ---------   ---------   ---------
                                                                 (IN THOUSANDS)
Long-term obligations:
  Convertible obligations.......................  $ 802,001   $1,354,682  $ 806,661   $ 973,659
  Other long-term obligations...................    314,010     334,004     243,189     245,045
                                                  ----------  ----------  ----------  ----------
                                                  $1,116,011  $1,688,686  $1,049,850  $1,218,704
                                                  ==========  ==========  ==========  ==========
Off-balance-sheet financial instruments:
     Forward exchange contracts receivable......              $  (1,015)              $    (579)
     Interest rate swaps (receivable) payable...              $   3,467               $  (2,113)

     The fair value of long-term obligations was determined based on quoted market prices and on borrowing rates available to the Company at the respective year-ends. The fair value of convertible obligations exceeds the carrying amount primarily due to the market price of the Company's or subsidiaries' common stock at the respective year-ends exceeding the conversion price of the convertible obligations.

     The fair value of forward exchange contracts and interest rate swap agreements (used for hedging purposes) is the estimated amount that the Company would pay or receive upon termination of the contract, taking into account the change in foreign exchange rates on forward exchange contracts, and market interest rates and the creditworthiness of the counterparties on interest rate swap agreements.

15. BUSINESS SEGMENT AND GEOGRAPHICAL INFORMATION

     The Company's business segments include the following:

- - Instruments: environmental-monitoring, analytical, test and measurement, and process-control instruments
- - Alternative-energy Systems: biomass power plants, waste-recycling facility, industrial refrigeration systems, natural gas engines, cooling and cogeneration units, turbines and compressors
- - Process Equipment: paper-recycling equipment, papermaking systems and accessories, metallurgical-processing systems, electroplating equipment
- - Biomedical Products: biomedical materials, mammography and needle-biopsy systems, general-purpose X-ray systems, respiratory-care equipment, skin-incision devices, blood coagulation-monitoring equipment, left ventricular-assist systems, neurophysiology monitoring instruments, personal-care products
- - Environmental Services: thermal soil-remediation, industrial-fluids recycling, nuclear monitoring and cleanup, onsite industrial remediation, laboratory analysis, environmental sciences, metallurgical heat treating and fabrication
- - Advanced Technologies: process detection systems, explosives-detection instruments, precision weighing and inspection equipment, electronic test equipment, power-conversion instruments, laser-based hair-removal system, systems integration and engineering, development of avionics products and medical equipment

                          THERMO ELECTRON CORPORATION

                                                            1995           1994           1993
                                                         ----------     ----------     ----------
                                                                      (IN THOUSANDS)
BUSINESS SEGMENT INFORMATION
Revenues:
  Instruments..........................................  $  782,662     $  650,114     $  516,712
  Alternative-energy Systems...........................     325,912        285,410        242,662
  Process Equipment....................................     317,951        190,217        167,524
  Biomedical Products..................................     255,752        180,318        127,533
  Environmental Services...............................     210,503        141,438        121,987
  Advanced Technologies................................     321,563        286,523        181,094
  Intersegment Sales Elimination (a)...................      (6,926)        (4,829)        (3,004)
                                                         ----------     ----------     ----------
                                                         $2,207,417     $1,729,191     $1,354,508
                                                          =========      =========      =========
Income Before Income Taxes and Minority Interest:
  Instruments..........................................  $  113,651     $  105,440     $   91,412
  Alternative-energy Systems...........................      32,952         34,451         12,859
  Process Equipment....................................      29,071         20,730         13,444
  Biomedical Products..................................      32,343         17,601          5,758
  Environmental Services...............................      21,215         14,853          4,702
  Advanced Technologies................................      18,930         12,563          8,260
                                                         ----------     ----------     ----------
          Total Segment Income (b).....................     248,162        205,638        136,435
  Equity in Losses of Unconsolidated Subsidiaries......        (203)        (4,019)       (22,721)
  Corporate (c)........................................      51,536          4,757         17,753
                                                         ----------     ----------     ----------
                                                         $  299,495     $  206,376     $  131,467
                                                          =========      =========      =========
Identifiable Assets:
  Instruments..........................................  $1,372,814     $1,011,916     $  850,688
  Alternative-energy Systems...........................     695,849        577,781        593,247
  Process Equipment....................................     238,537        191,846        179,251
  Biomedical Products..................................     552,825        348,199        285,715
  Environmental Services...............................     335,726        192,523        146,658
  Advanced Technologies................................     303,270        236,543        203,375
  Corporate (d)........................................     245,887        503,127        248,663
                                                         ----------     ----------     ----------
                                                         $3,744,908     $3,061,935     $2,507,597
                                                          =========      =========      =========
Depreciation and Amortization:
  Instruments..........................................  $   25,257     $   22,070     $   18,059
  Alternative-energy Systems...........................      25,186         16,078          4,982
  Process Equipment....................................       5,228          4,780          4,277
  Biomedical Products..................................       8,597          6,292          5,328
  Environmental Services...............................      11,197          8,382          6,641
  Advanced Technologies................................       8,243          6,193          3,679
  Corporate............................................       1,271          1,233          1,226
                                                         ----------     ----------     ----------
                                                         $   84,979     $   65,028     $   44,192
                                                          =========      =========      =========

                          THERMO ELECTRON CORPORATION

                                                            1995           1994           1993
                                                         ----------     ----------     ----------
                                                                      (IN THOUSANDS)
Capital Expenditures:
  Instruments..........................................  $   10,313     $    7,574     $    6,347
  Alternative-energy Systems (e).......................      14,024         31,717         92,862
  Process Equipment....................................       3,686          3,231          2,631
  Biomedical Products..................................       7,168          7,284          9,042
  Environmental Services...............................      19,499          7,559          7,583
  Advanced Technologies................................       7,757          8,019          8,898
  Corporate............................................         460            141          2,241
                                                         ----------     ----------     ----------
                                                         $   62,907     $   65,525     $  129,604
                                                          =========      =========      =========
GEOGRAPHICAL INFORMATION
Revenues:
  United States........................................  $1,739,910     $1,386,455     $1,103,133
  Europe...............................................     504,439        374,192        298,562
  Other................................................     117,425         91,161         65,165
  Transfers among geographical areas (a)...............    (154,357)      (122,617)      (112,352)
                                                         ----------     ----------     ----------
                                                         $2,207,417     $1,729,191     $1,354,508
                                                          =========      =========      =========
Income Before Income Taxes and Minority Interest:
  United States........................................  $  201,464     $  182,177     $  116,863
  Europe...............................................      33,059         13,315         12,175
  Other................................................      13,639         10,146          7,397
                                                         ----------     ----------     ----------
          Total Segment Income (b).....................     248,162        205,638        136,435
  Equity in Losses of Unconsolidated Subsidiaries......        (203)        (4,019)       (22,721)
  Corporate (c)........................................      51,536          4,757         17,753
                                                         ----------     ----------     ----------
                                                         $  299,495     $  206,376     $  131,467
                                                          =========      =========      =========
Identifiable Assets:
  United States........................................  $2,907,585     $2,110,843     $1,905,825
  Europe...............................................     501,997        387,268        300,302
  Other................................................      89,439         60,697         52,807
  Corporate (d)........................................     245,887        503,127        248,663
                                                         ----------     ----------     ----------
                                                         $3,744,908     $3,061,935     $2,507,597
                                                          =========      =========      =========
Export Sales Included in United States Revenues Above
  (f)..................................................  $  336,702     $  265,298     $  219,914
                                                          =========      =========      =========

- ---------------

(a) Intersegment sales and transfers among geographical areas are accounted for at prices that are representative of transactions with unaffiliated parties.

(b) Segment income is income before corporate general and administrative expenses, other income and expense, minority interest expense, and income taxes.

(c) Includes corporate general and administrative expenses, other income and expense, and gain on issuance of stock by subsidiaries.

(d) Primarily cash and cash equivalents, short- and long-term investments, and property and equipment at the Company's Waltham, Massachusetts, headquarters.

(e) Includes $88.4 million in 1993 for the purchase of an alternative-energy facility in Delano, California.

(f) In general, export revenues are denominated in U.S. dollars.

                          THERMO ELECTRON CORPORATION

16. SUBSEQUENT EVENTS

  Issuance of Subordinated Convertible Debentures

     On January 3, 1996, the Company issued and sold $585 million principal amount of 4 1/4% subordinated convertible debentures due 2003. The debentures will be convertible into shares of the Company's common stock at a price of $37.80 per share.

  Acquisition

     On March 1, 1995, Thermo Instrument entered into an agreement with Fisons plc (Fisons) to acquire the Scientific Instruments Division of Fisons for approximately 202 million British pounds sterling. On April 13, 1995, Thermo Instrument announced that it had received a "second request" for information regarding the transaction from the U.S. Federal Trade Commission (FTC). After extensive discussions with Fisons and the FTC, in January 1996 Thermo Instrument withdrew its original pre-merger notification filing under the Hart-Scott-Rodino Antitrust Improvements Act (the HSR Act), and submitted a new filing with respect to a modified form of the acquisition. On February 15, 1996, Thermo Instrument announced that the FTC had granted early termination of the waiting period under the HSR Act with respect to the modified acquisition and on March 1, 1996, Thermo Instrument announced that it had received clearance from U.K. antitrust regulatory authorities. The form of the acquisition cleared by the FTC and the U.K. authorities excludes from the businesses to be acquired by Thermo Instrument substantially all of the mass spectrometer businesses of Fisons and a high-resolution mass spectrometer/inductively-coupled plasma product. These businesses accounted for slightly less than 20% of the 1995 revenues of Fisons' Scientific Instruments Division.

     On March 29, 1996, Thermo Instrument completed the acquisition of a substantial portion of the businesses comprising the Scientific Instruments Division of Fisons for approximately 123 million British pounds sterling in cash (approximately $187 million) and the assumption of approximately 24 million British pounds sterling of indebtedness (approximately $36 million). The purchase price is subject to post-closing adjustments equal to the amounts by which the net tangible assets and net debt of the acquired businesses on the closing date are greater or less than certain target amounts agreed to by the parties.

  Stock Split

     In March 1996, the Company declared a three-for-two stock split in the form of a 50% stock dividend, payable on June 5, 1996, to shareholders of record on May 22, 1996. All share and per share information, except for share information in the accompanying balance sheet, has been restated to reflect the stock split. Shares issued and treasury shares in the accompanying balance sheet will reflect the stock split in the period in which the stock split is distributed.

  Increase in Authorized Shares

     On May 21, 1996, the Company's shareholders voted to increase the Company's authorized common stock from 175 million shares to 350 million shares.

                          THERMO ELECTRON CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONCLUDED)

17. QUARTERLY INFORMATION (UNAUDITED)

                    1995(a)                        FIRST        SECOND       THIRD        FOURTH
                                                  --------     --------     --------     --------
                                                      (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
Revenues........................................  $478,545     $528,721     $570,373     $629,778
Gross profit....................................   179,295      198,818      214,938      237,607
Net income......................................    29,548       32,584       38,133       39,815
Earnings per share:
  Primary.......................................       .24          .26          .30          .31
  Fully diluted.................................       .22          .23          .27          .27

                    1994(b)                        FIRST        SECOND       THIRD        FOURTH
                                                  --------     --------     --------     --------
                                                      (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
Revenues........................................  $383,724     $428,547     $445,516     $471,404
Gross profit....................................   140,020      159,736      171,114      180,031
Net income......................................    22,925       24,418       27,827       29,541
Earnings per share:
  Primary.......................................       .20          .21          .24          .25
  Fully diluted.................................       .18          .19          .21          .22

- ---------------

(a) Results include nontaxable gains of $12.9 million, $9.7 million, $43.0 million, and $15.2 million in the first, second, third, and fourth quarters, respectively, from the issuance of stock by subsidiaries.

(b) Results include nontaxable gains of $8.5 million, $0.2 million, $12.6 million, and $4.0 million in the first, second, third, and fourth quarters, respectively, from the issuance of stock by subsidiaries.

                          THERMO ELECTRON CORPORATION

                   INTERIM CONSOLIDATED FINANCIAL STATEMENTS

                                 MARCH 30, 1996

                          THERMO ELECTRON CORPORATION

              INTERIM CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                           THREE MONTHS ENDED
                                                                         ----------------------
                                                                         MARCH 30,     APRIL 1,
                                                                           1996          1995
                                                                         ---------     --------
Revenues:
  Product revenues.....................................................  $ 533,387     $388,025
  Service revenues.....................................................     59,214       43,908
  Research and development contract revenues...........................     42,493       46,612
                                                                         ---------     --------
                                                                           635,094      478,545
                                                                         ---------     --------
Costs and Expenses:
  Cost of products.....................................................    321,933      227,876
  Cost of services.....................................................     42,805       30,571
  Expenses for research and development and new lines of business
     (a)...............................................................     67,397       63,143
  Selling, general and administrative expenses.........................    147,546      109,583
  Write-off of acquired technology (Note 5)............................      3,500           --
  Restructuring and other nonrecurring costs...........................         --        1,522
                                                                         ---------     --------
                                                                           583,181      432,695
                                                                         ---------     --------
Operating Income.......................................................     51,913       45,850
Gain on Issuance of Stock by Subsidiaries (Note 2).....................     28,892       12,883
Other Expense, Net (Note 3)............................................     (5,472)      (3,347)
                                                                         ---------     --------
Income Before Income Taxes and Minority Interest.......................     75,333       55,386
Provision for Income Taxes.............................................     22,330       18,434
Minority Interest Expense..............................................     12,561        7,404
                                                                         ---------     --------
Net Income.............................................................  $  40,442     $ 29,548
                                                                          ========     ========
Earnings per Share:
  Primary..............................................................  $     .31     $    .24
                                                                          ========     ========
  Fully diluted........................................................  $     .27     $    .22
                                                                          ========     ========
Weighted Average Shares:
  Primary..............................................................    132,492      120,873
                                                                          ========     ========
  Fully diluted........................................................    174,321      156,654
                                                                          ========     ========
(a) Includes costs of:
     Research and development contracts................................  $  35,858     $ 40,803
     Internally funded research and development........................     31,012       21,532
     Other expenses for new lines of business..........................        527          808
                                                                         ---------     --------
                                                                         $  67,397     $ 63,143
                                                                          ========     ========

  The accompanying notes are an integral part of these consolidated financial statements.

                          THERMO ELECTRON CORPORATION

                 INTERIM CONSOLIDATED BALANCE SHEET (UNAUDITED)
                      (IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                                                                    MARCH 30,      DECEMBER 30,
                                                                                       1996            1995
                                                                                    ----------     ------------
                                                    ASSETS
Current Assets:
  Cash and cash equivalents.......................................................  $  774,715      $  461,983
  Short-term available-for-sale investments, at quoted market value (amortized
     cost of $671,161 and $588,471)...............................................     675,752         593,802
  Accounts receivable, less allowances of $27,861 and $28,021.....................     587,948         476,479
  Unbilled contract costs and fees................................................      69,580          74,941
  Inventories:
     Raw materials and supplies...................................................     219,153         172,742
     Work in process..............................................................      97,591          72,087
     Finished goods...............................................................     106,446          73,353
  Prepaid income taxes............................................................      87,404          72,993
  Prepaid expenses................................................................      47,968          22,846
                                                                                    ----------     ------------
Property, Plant and Equipment, at cost............................................   1,051,915         967,069
  Less: Accumulated depreciation and amortization.................................     268,165         254,224
                                                                                    ----------     ------------
                                                                                       783,750         712,845
                                                                                    ----------     ------------
Long-term Available-for-sale
  Investments, at Quoted Market Value (amortized cost of $56,932 and $60,780).....      59,498          61,845
                                                                                    ----------     ------------
Long-term Held-to-maturity Investments (quoted market value of $24,963 and
  $24,942)........................................................................      24,251          23,819
                                                                                    ----------     ------------
Other Assets......................................................................     108,999          98,102
                                                                                    ----------     ------------
Cost in Excess of Net Assets of Acquired Companies (Note 5).......................     995,358         827,071
                                                                                    ----------     ------------
                                                                                    $4,638,413      $3,744,908
                                                                                     =========      ==========
                                   LIABILITIES AND SHAREHOLDERS' INVESTMENT
Current Liabilities:
  Notes payable and current maturities of long-term obligations...................  $  166,803      $  106,248
  Accounts payable................................................................     187,014         164,605
  Accrued payroll and employee benefits...........................................      98,964          91,393
  Accrued income taxes............................................................      54,169          51,807
  Accrued installation and warranty costs.........................................      56,297          40,699
  Accrued acquisition expenses (Note 5)...........................................      94,170          32,557
  Other accrued expenses..........................................................     299,687         227,527
                                                                                    ----------     ------------
                                                                                       957,104         714,836
                                                                                    ----------     ------------
Deferred Income Taxes and Other Deferred Items....................................     128,228         125,066
                                                                                    ----------     ------------
Long-term Obligations:
  Senior convertible obligations..................................................     383,122         458,925
  Subordinated convertible obligations (Note 4)...................................     944,946         343,076
  Tax-exempt obligations..........................................................     127,639         128,567
  Nonrecourse tax-exempt obligations..............................................      78,700          94,700
  Other...........................................................................      81,763          90,743
                                                                                    ----------     ------------
                                                                                     1,616,170       1,116,011
                                                                                    ----------     ------------
Minority Interest.................................................................     513,949         471,648
                                                                                    ----------     ------------
Common Stock of Subsidiary Subject to Redemption ($18,450 redemption value).......      17,591          17,513
                                                                                    ----------     ------------
Shareholders' Investment (Note 6):
  Preferred stock, $100 par value, 50,000 shares authorized; none issued
  Common stock, $1 par value, 175,000,000 shares authorized; 90,716,061 and
     87,863,315 shares issued.....................................................      90,716          87,863
  Capital in excess of par value..................................................     666,062         597,678
  Retained earnings...............................................................     652,918         612,476
  Treasury stock at cost, 55,861 and 11,574 shares................................      (3,321)           (536)
  Cumulative translation adjustment...............................................      (3,326)            561
  Deferred compensation...........................................................      (2,185)         (2,271)
  Net unrealized gain on available-for-sale investments...........................       4,507           4,063
                                                                                    ----------     ------------
                                                                                     1,405,371       1,299,834
                                                                                    ----------     ------------
                                                                                    $4,638,413      $3,744,908
                                                                                     =========      ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                          THERMO ELECTRON CORPORATION

            INTERIM CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)
                                 (IN THOUSANDS)

                                                                         THREE MONTHS ENDED
                                                                       -----------------------
                                                                       MARCH 30,     APRIL 1,
                                                                         1996          1995
                                                                       ---------     ---------
Operating Activities:
     Net cash provided by operating activities.....................    $  41,853     $   2,398
                                                                         -------       -------
Investing Activities:
  Acquisitions, net of cash acquired (Note 5)......................     (265,203)      (49,467)
  Purchases of available-for-sale investments......................     (278,094)     (104,765)
  Purchases of long-term held-to-maturity investments..............           --       (22,300)
  Proceeds from sale and maturities of available-for-sale
     investments...................................................      199,963       207,146
  Purchases of property, plant and equipment.......................      (24,548)      (12,724)
  Proceeds from sale of property, plant and equipment..............        1,183         1,225
  Other............................................................         (999)       (1,539)
                                                                         -------       -------
     Net cash provided by (used in) investing activities...........     (367,698)       17,576
                                                                         -------       -------
Financing Activities:
  Net proceeds from issuance of long-term obligations (Note 4).....      609,049           313
  Repayment and repurchase of long-term obligations................       (3,188)       (6,654)
  Proceeds from issuance of Company and subsidiary common stock
     (Note 2)......................................................       44,676        51,272
  Purchases of subsidiary common stock.............................      (12,789)      (44,257)
  Other............................................................          707           730
                                                                         -------       -------
     Net cash provided by financing activities.....................      638,455         1,404
                                                                         -------       -------
Exchange Rate Effect on Cash.......................................          122         1,963
                                                                         -------       -------
Increase in Cash and Cash Equivalents..............................      312,732        23,341
Cash and Cash Equivalents at Beginning of Period...................      461,983       383,005
                                                                         -------       -------
Cash and Cash Equivalents at End of Period.........................    $ 774,715     $ 406,346
                                                                         =======       =======
Supplemental Cash Flow Information:
  Provision for losses on accounts receivable........................    $    249     $  1,641
  Cash paid for:
     Interest........................................................    $ 24,639     $ 22,250
     Income taxes....................................................    $ 14,762     $ 11,108
  Noncash activities:
     Conversions of Company and subsidiaries' convertible
      obligations....................................................    $ 95,933     $ 41,115
     Issuance of long-term obligations for acquired company..........    $      -     $ 22,300

  The accompanying notes are an integral part of these consolidated financial statements.

                          THERMO ELECTRON CORPORATION

               NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

1. GENERAL

     The interim consolidated financial statements presented have been prepared by Thermo Electron Corporation (the Company) without audit and, in the opinion of management, reflect all adjustments of a normal recurring nature necessary for a fair statement of (a) the results of operations for the three-month periods ended March 30, 1996 and April 1, 1995, (b) the financial position at March 30, 1996, and (c) the cash flows for the three-month periods ended March 30, 1996 and April 1, 1995. Interim results are not necessarily indicative of results for a full year.

     The consolidated balance sheet presented as of December 30, 1995, has been derived from the consolidated financial statements that have been audited by the Company's independent public accountants. The consolidated financial statements and notes are presented as required for interim financial statements and do not contain certain information included in the annual financial statements and notes of the Company. The consolidated financial statements and notes included herein should be read in conjunction with the financial statements and notes included in the Company's Consolidated Financial Statements for the fiscal year ended December 30, 1995, included elsewhere in this Proxy Statement/Prospectus.

2. ISSUANCE OF STOCK BY SUBSIDIARIES

     Gain on issuance of stock by subsidiaries in the accompanying statement of income for the three-month period ended March 30, 1996, resulted primarily from the following:

          Initial public offering of 3,000,000 shares of ThermoQuest Corporation common stock in March 1996 at $15.00 per share for net proceeds of $41.6 million resulted in a gain of $24.4 million that was recorded by the Company's Thermo Instrument Systems Inc. subsidiary.

          Private placement of 300,000 shares of Thermedics Detection Inc. common stock in March 1996 at $10.00 per share for net proceeds of $3.0 million resulted in a gain of $2.5 million that was recorded by the Company's Thermedics Inc. subsidiary.

3. OTHER EXPENSE, NET

     The components of other expense, net, in the accompanying statement of income are as follows:

                                                                   THREE MONTHS ENDED
                                                                 ----------------------
                                                                 MARCH 30,     APRIL 1,
                                                                   1996          1995
                                                                 ---------     --------
                                                                     (IN THOUSANDS)
        Interest income........................................  $ 21,988      $ 14,514
        Interest expense.......................................   (27,398 )     (18,391)
        Equity in income (loss) of unconsolidated
          subsidiaries.........................................      (341 )           5
        Gain on sale of investments............................       270         1,187
        Other income (expense), net............................         9          (662)
                                                                 --------      --------
                                                                 $ (5,472 )    $ (3,347)
                                                                 ========      ========

4. DEBENTURE OFFERING

     In January 1996, the Company issued and sold $585 million principal amount of 4 1/4% subordinated convertible debentures due 2003. The debentures are convertible into shares of the Company's common stock at a price of $37.80 per share.

                          THERMO ELECTRON CORPORATION

         NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS (CONCLUDED)

5. ACQUISITIONS

     On March 29, 1996, the Company's Thermo Instrument subsidiary completed the acquisition of a substantial portion of the businesses comprising the Scientific Instruments Division of Fisons plc (Fisons), a wholly owned subsidiary of Rhone-Poulenc Rorer Inc., for approximately 123 million British pounds sterling in cash (approximately $187 million) and the assumption of approximately 24 million British pounds sterling of indebtedness (approximately $36 million). The purchase price is subject to post-closing adjustments equal to the amounts by which the net tangible assets and net debt of the acquired businesses on the closing date are greater or less than certain target amounts agreed to by the parties. In the first quarter of 1996, Thermo Instrument wrote-off $3.5 million of acquired technology in connection with this acquisition. The businesses acquired are involved in the research, development, manufacture, and sale of analytical instruments to industrial and research laboratories worldwide. During the first quarter of 1996, the Company's majority-owned subsidiaries made several other acquisitions for $88.9 million in cash subject to post-closing adjustments.

     These acquisitions have been accounted for using the purchase method of accounting and the results of their operations have been included in the accompanying financial statements from their respective dates of acquisition. The cost of the acquisitions exceeded the estimated fair value of the acquired net assets by $179.6 million, which is being amortized principally over 40 years. Allocation of the purchase price for these acquisitions was based on estimates of the fair value of the net assets acquired and is subject to adjustment upon finalization of the purchase price allocation. Pro forma data is not presented since the acquisitions were not material to the Company's results of operations.

     In connection with the acquisition of certain businesses within the Scientific Instruments Division of Fisons, Thermo Instrument established reserves totaling $61 million for estimated severance, excess facilities, and other exit costs associated with the acquisition, none of which was expended during the first quarter of 1996. Thermo Instrument expects to substantially complete its review and restructuring of these businesses over the one-year period following the acquisition. Any changes in estimates of these costs will be recorded as adjustments to cost in excess of net assets of acquired companies.

6. SUBSEQUENT EVENT

     In March 1996 the Company declared a three-for-two stock split in the form of a 50% stock dividend, payable on June 5, 1996, to shareholders of record as of May 22, 1996. All share and per share information, except for share information in the accompanying balance sheet, has been restated to reflect the stock split. Shares issued and treasury shares in the accompanying balance sheet will reflect the stock split in the period distributed.

                   SENSORMEDICS CORPORATION AND SUBSIDIARIES

                       CONSOLIDATED FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1995

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
SensorMedics Corporation:

     We have audited the accompanying consolidated balance sheets of SensorMedics Corporation (a California corporation) and subsidiaries as of September 30, 1995 and 1994, and the related consolidated statements of operations, stockholders' deficit and cash flows for each of the three years in the period ended September 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SensorMedics Corporation and subsidiaries as of September 30, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended September 30, 1995, in conformity with generally accepted accounting principles.

     As explained in Notes 1 and 6 to the consolidated financial statements, the Company adopted Statement of Financial Accounting Standards No. 106 "Employers' Accounting for Postretirement Benefits Other Than Pensions" and Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes," effective October 1, 1993.

                                          ARTHUR ANDERSEN LLP

Orange County, California
January 12, 1996

                   SENSORMEDICS CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                   YEAR ENDED SEPTEMBER 30,
                                                                -------------------------------
                                                                 1995        1994        1993
                                                                -------     -------     -------
PRODUCT REVENUES..............................................  $53,847     $46,542     $48,793
SERVICE REVENUES..............................................    9,027       8,943       8,389
                                                                -------     -------     -------
                                                                 62,874      55,485      57,182
                                                                -------     -------     -------
COST OF PRODUCT REVENUES......................................   29,191      25,400      25,927
COST OF SERVICE REVENUES......................................    1,752       1,938       1,830
                                                                -------     -------     -------
                                                                 30,943      27,338      27,757
                                                                -------     -------     -------
  Gross profit................................................   31,931      28,147      29,425
                                                                -------     -------     -------
OPERATING EXPENSES:
  Marketing, sales and service................................   20,797      19,214      17,938
  General and administrative..................................    7,989       2,803       3,239
  Research and development....................................    3,225       3,945       3,742
                                                                -------     -------     -------
                                                                 32,011      25,962      24,919
                                                                -------     -------     -------
     Income (loss) from operations............................      (80)      2,185       4,506
                                                                -------     -------     -------
OTHER:
  Interest expense............................................      900         931       1,047
  Other (income) expense, net (Note 1)........................     (293)        (30)        888
                                                                -------     -------     -------
                                                                    607         901       1,935
                                                                -------     -------     -------
     Income (loss) before provision (benefit) for income taxes
       and cumulative effect of accounting changes............     (687)      1,284       2,571
PROVISION (BENEFIT) FOR INCOME TAXES (Note 2).................     (189)        729         195
                                                                -------     -------     -------
     Income (loss) before cumulative effect of accounting
       changes................................................     (498)        555       2,376
CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING FOR POSTRETIREMENT
  HEALTH CARE BENEFITS, NET OF INCOME TAXES (Note 6)..........       --      (1,041)         --
CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING FOR INCOME TAXES
  (Note 1)....................................................       --         613          --
                                                                -------     -------     -------
     Net income (loss)........................................     (498)        127       2,376
PREFERRED STOCK DIVIDENDS.....................................     (989)     (1,228)     (1,228)
                                                                -------     -------     -------
NET INCOME (LOSS) AVAILABLE FOR COMMON SHAREHOLDERS...........  $(1,487)    $(1,101)    $ 1,148
                                                                =======     =======     =======
INCOME (LOSS) PER COMMON SHARE:
     Income (loss) before cumulative effect of accounting
       changes................................................  $ (0.76)    $ (0.35)    $  0.49
     Cumulative effect of accounting changes..................       --       (0.22)         --
                                                                -------     -------     -------
     Net income (loss) per common share.......................  $ (0.76)    $ (0.57)    $  0.49
                                                                =======     =======     =======
     Weighted Average shares of Common stock and
       equivalents............................................    1,961       1,916       2,358
                                                                =======     =======     =======

 The accompanying notes are an integral part of these consolidated statements.

                   SENSORMEDICS CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                 (IN THOUSANDS)

                                                                             SEPTEMBER 30,
                                                                         ---------------------
                                                                           1995         1994
                                                                         --------     --------
CURRENT ASSETS:
  Cash and cash equivalents............................................  $    878     $  1,050
  Accounts receivable, net of allowance for doubtful accounts
     of $1,297 at 1995 and $1,944 at 1994..............................    16,371       12,867
  Inventories (Note 1).................................................    10,687        9,679
  Notes receivable.....................................................        80           --
  Prepaid expenses.....................................................       358          266
  Deferred tax benefit (Note 2)........................................     1,649        1,150
                                                                         --------     --------
     Total current assets..............................................    30,023       25,012
                                                                         --------     --------
DEMONSTRATION AND RENTAL INVENTORIES, net of accumulated depreciation
  of $2,445 at 1995 and $2,082 at 1994 (Note 1)........................     3,917        4,143
                                                                         --------     --------
EQUIPMENT AND IMPROVEMENTS, at cost (Note 1):
  Machinery, equipment and tooling.....................................    10,127        8,866
  Leasehold improvements...............................................       495          431
  Construction in progress.............................................       125          352
                                                                         --------     --------
                                                                           10,747        9,649
  Less -- Accumulated depreciation and amortization....................    (8,004)      (7,205)
                                                                         --------     --------
                                                                            2,743        2,444
                                                                         --------     --------
OTHER ASSETS (Note 1):
  Intangibles arising from acquisitions, net of accumulated
     amortization of $4,394 at 1995 and $3,958 at 1994.................     1,296        1,683
  Software development costs, net of accumulated
     amortization of $3,099 at 1995 and $2,568 at 1994.................     1,795        1,499
  Note receivable......................................................       163           --
  Deferred tax benefit (Note 2)........................................       135           --
  Other assets.........................................................        68           68
                                                                         --------     --------
                                                                            3,457        3,250
                                                                         --------     --------
                                                                         $ 40,140     $ 34,849
                                                                         ========     ========

   The accompanying notes are an integral part of these consolidated balance sheets.

                   SENSORMEDICS CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                     LIABILITIES AND STOCKHOLDERS' DEFICIT

                                 (IN THOUSANDS)

                                                                             SEPTEMBER 30,
                                                                         ---------------------
                                                                           1995         1994
                                                                         --------     --------
CURRENT LIABILITIES:
  Note payable to bank (Note 3)........................................  $  4,850     $  5,000
  Accounts payable.....................................................     8,218        5,306
  Accrued expenses.....................................................     4,178        3,631
  Accrued compensation.................................................     1,654        1,204
  Deferred revenue (Note 1)............................................     2,896        2,740
  Current portion of long-term note payable to bank (Note 3)...........     1,097        1,080
  Current portion of obligation under settlement agreement (Note 12)...       795           --
  Current portion of long-term capital lease obligations (Note 5)......        85           60
                                                                         --------     --------
     Total current liabilities.........................................    23,773       19,021
                                                                         --------     --------
LONG-TERM LIABILITIES:
  Term note payable to bank (Note 3)...................................     1,829        1,530
  Obligation under settlement agreement (Note 12)......................     2,014           --
  Capital lease obligations (Note 5)...................................       237          253
  Deferred tax liability (Note 2)......................................        --          150
  Accrued postretirement benefits (Note 6).............................     1,938        1,920
                                                                         --------     --------
     Total long-term liabilities.......................................     6,018        3,853
                                                                         --------     --------
COMMITMENTS AND CONTINGENCIES (Note 9)
MANDATORY REDEEMABLE PREFERRED STOCK (Note 8):
  Preferred stock, no par value --
     Authorized--8,000 shares
       Series A, 3820 shares issued and outstanding at September 30,
        1995 and 1994..................................................     4,890        4,294
       Series B, 1,187 and 1,605 shares issued and outstanding at
        September 30, 1995 and 1994, respectively......................    10,927       12,968
                                                                         --------     --------
                                                                           15,817       17,262
                                                                         --------     --------
STOCKHOLDERS' DEFICIT (Notes 7 and 10):
  Common stock, no par value --
     Authorized--25,000 shares
     Issued and outstanding -- 1,968 and 1,954 shares at
     September 30, 1995 and 1994, respectively.........................     3,709        3,660
  Additional paid-in capital...........................................     1,761           13
  Currency translation adjustment (Note 1).............................        47          (28)
  Accumulated deficit..................................................   (10,602)      (8,549)
                                                                         --------     --------
                                                                           (5,085)      (4,904)
  Less -- Note receivable from stockholder.............................      (383)        (383)
                                                                         --------     --------
     Total stockholders' deficit.......................................    (5,468)      (5,287)
                                                                         --------     --------
                                                                         $ 40,140     $ 34,849
                                                                         ========     ========

   The accompanying notes are an integral part of these consolidated balance sheets.

                   SENSORMEDICS CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                             YEAR ENDED SEPTEMBER 30,
                                                                          -------------------------------
                                                                           1995        1994        1993
                                                                          -------     -------     -------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).....................................................  $  (498)    $   127     $ 2,376
  Adjustments to reconcile net income (loss) to net cash provided by operating activities:
    Cumulative effect on income of accounting changes...................       --         428          --
    Deferred tax provision (benefit)....................................     (784)        307          --
    Depreciation and amortization.......................................    2,862       2,310       2,437
    Loss on disposal of equipment and improvements......................       47          --          --
    Non-cash expense related to settlement obligation...................    2,809          --          --
    (Increase) decrease in accounts receivable..........................   (3,066)     (1,022)        (73)
    (Increase) decrease in inventories..................................     (783)        268        (210)
    (Increase) decrease in prepaid expenses.............................      (80)        (52)        110
    Increase in intangibles.............................................      (49)        (26)        (17)
    Increase in accounts payable........................................    2,857          61         321
    Increase (decrease) in accrued expenses.............................      413         456         (39)
    Increase (decrease) in accrued compensation.........................      450        (505)        280
    Increase (decrease) in deferred revenue.............................      156         (10)         76
    Increase in accrued postretirement benefits.........................       18         185          --
                                                                          -------     -------     -------
         Net cash provided by operating activities......................    4,352       2,527       5,261
                                                                          -------     -------     -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to equipment and improvements...............................   (1,022)       (589)       (640)
  (Increase) decrease in notes receivable and other assets..............     (243)         60          83
  Additions to software development costs...............................     (827)       (750)       (745)
  Increase in demonstration and rental inventories......................     (790)       (868)     (1,632)
                                                                          -------     -------     -------
         Net cash used in investing activities..........................   (2,882)     (2,147)     (2,934)
                                                                          -------     -------     -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of common stock..............................................       49         115         264
  Repurchase of Series B preferred stock................................   (1,252)         --          --
  Principal payments of notes payable to related parties................       --      (3,703)     (3,102)
  Payments on capital leases............................................      (72)        (54)        (31)
  Net borrowings (payments) on note payable to bank.....................     (150)        806         312
  Proceeds from borrowings on term note payable to bank.................    1,530       3,060          --
  Principal payments on term note payable to bank.......................   (1,214)       (450)         --
                                                                          -------     -------     -------
         Net cash used in financing activities..........................   (1,109)       (226)     (2,557)
                                                                          -------     -------     -------
EXCHANGE RATE EFFECT ON CASH............................................     (533)       (253)        288
                                                                          -------     -------     -------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS........................     (172)        (99)         58
CASH AND CASH EQUIVALENTS, beginning of period..........................    1,050       1,149       1,091
                                                                          -------     -------     -------
CASH AND CASH EQUIVALENTS, end of period................................  $   878     $ 1,050     $ 1,149
                                                                          =======     =======     =======
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the period for interest..............................  $   898     $   897     $ 1,040
                                                                          =======     =======     =======
  Cash paid during the period for income taxes..........................  $   396     $   504     $   119
                                                                          =======     =======     =======

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING ACTIVITIES:

     During fiscal year 1995, 1994 and 1993, the Company entered into various capital lease agreements for the acquisition of equipment and leasehold improvements, respectively. The capital leases entered into amounted to $81, $199 and $197 for the years ended September 30, 1995, 1994 and 1993, respectively.

     During fiscal 1993, the Company acquired a small distributorship in a non-cash transaction resulting in the recording of an intangible arising from acquisition of $538.

 The accompanying notes are an integral part of these consolidated statements.

                   SENSORMEDICS CORPORATION AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
                                 (IN THOUSANDS)

                                                COMMON STOCK                                             NOTE
                                              -----------------  ADDITIONAL   CURRENCY                RECEIVABLE
                                              NUMBER OF           PAID-IN    TRANSLATION ACCUMULATED     FROM
                                               SHARES    AMOUNT   CAPITAL    ADJUSTMENT    DEFICIT    STOCKHOLDER   TOTAL
                                              ---------  ------  ----------  ----------  -----------  -----------  -------
BALANCE, September 30, 1992..................   1,850    $3,281    $   13      $  422     $  (9,148)   $    (383)  $(5,815)
Exercise of stock options and warrants.......       5       14         --          --            --           --        14
Issuance of common stock.....................      24      250         --          --            --           --       250
Currency translation adjustment..............      --       --         --        (412)           --           --      (412)
Net income...................................      --       --         --          --         2,376           --     2,376
                                                -----    ------    ------       -----       -------        -----   --------
BALANCE, September 30, 1993..................   1,879    3,545         13          10        (6,772)        (383)   (3,587)
Exercise of stock options and warrants.......      75      115         --          --            --           --       115
Currency translation adjustment..............      --       --         --         (38)           --           --       (38)
Accretion of Preferred Stock dividend:
  Series A...................................      --       --         --          --          (474)          --      (474)
  Series B...................................      --       --         --          --        (1,430)          --    (1,430)
Net income...................................      --       --         --          --           127           --       127
                                                -----    ------    ------       -----       -------        -----   --------
BALANCE, September 30, 1994..................   1,954    3,660         13         (28)       (8,549)        (383)   (5,287)
Exercise of stock options and warrants.......      14       49         --          --            --           --        49
Currency translation adjustment..............      --       --         --          75            --           --        75
Repurchase of Preferred Stock................      --       --      1,748          --            --           --     1,748
Accretion of Preferred Stock dividend:
  Series A...................................      --       --         --          --          (596)          --      (596)
  Series B...................................      --       --         --          --          (959)          --      (959)
Net loss.....................................      --       --         --          --          (498)          --      (498)
                                                -----    ------    ------       -----       -------        -----   --------
BALANCE, September 30, 1995..................   1,968    $3,709    $1,761      $   47     $ (10,602)   $    (383)  $(5,468)
                                                =====    ======    ======       =====       =======        =====   ========

  The accompanying notes are an integral part of these consolidated financial statements.

                   SENSORMEDICS CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Nature of Business

     SensorMedics Corporation and subsidiaries (the Company) designs, manufactures, markets and services advanced products for the respiratory care market.

  Principles of Consolidation

     The consolidated financial statements include the accounts of the Company and its international sales and service subsidiaries. All significant intercompany accounts and transactions have been eliminated.

  Inventories

     Inventories are stated at the lower of cost (first-in, first-out) or market. Inventory cost includes the cost of materials, labor and manufacturing overhead. The following is a summary of inventory components:

                                                                      SEPTEMBER 30,
                                                                    ------------------
                                                                     1995        1994
                                                                    -------     ------
        Raw materials.............................................  $ 2,604     $2,663
        Work-in-process...........................................      681      1,299
        Finished goods............................................    7,402      5,717
                                                                    -------     ------
                                                                    $10,687     $9,679
                                                                    =======     ======

  Equipment and Improvements

     The Company records additions to equipment and improvements at cost. Expenditures for renewals and improvements that extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs are charged to operations when incurred. When depreciable assets are retired or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the accounts and the resulting gain or loss is reflected in the statement of operations.

     Depreciation is computed principally using the straight-line method over the estimated useful lives of the assets. Estimated useful lives are:

        Machinery, equipment and tooling..........................  5 to 12 years
        Leasehold improvements....................................  Life of lease

  Demonstration and Rental Inventories

     Demonstration and rental inventories consist of the following:

                                                                       SEPTEMBER 30,
                                                                     -----------------
                                                                      1995       1994
                                                                     ------     ------
        Demonstration inventories..................................  $3,216     $3,417
        Rental inventories.........................................     701        726
                                                                     ------     ------
                                                                     $3,917     $4,143
                                                                     ======     ======

     The Company maintains demonstration inventory used to display and demonstrate its products to customers. The Company also rents its products to customers under short-term rental agreements. Demon-

                   SENSORMEDICS CORPORATION AND SUBSIDIARIES

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

stration and rental inventories are recorded at cost and depreciated over the estimated useful life, which approximates five years.

  Currency Translation Adjustment

     Exchange adjustments resulting from foreign currency transactions are recognized currently in income, whereas adjustments resulting from the translation of financial statements are reflected as a separate component of stockholders' equity. Assets and liabilities of the European operations are translated to U.S. dollars at fiscal year-end exchange rates. Revenues and expenses are translated at the average exchange rate for the year.

  Software Development Costs

     Certain of the Company's products contain software developed by the Company that is an integral component of the products. This software is only intended to be used with the Company's equipment. Software development costs incurred to establish the technological feasibility of the software are charged to research and development expense in the period incurred. Costs incurred subsequent to establishing technological feasibility but prior to general release to customers are capitalized and amortized over the estimated economic life of the product. Amortization is computed using the ratio of current revenues to current and anticipated future revenues or the straight-line method, whichever is greater. During the years ended September 30, 1995, 1994 and 1993, approximately $827, $750 and $745 of costs were capitalized. Amortization expense of approximately $531, $501 and $415 was charged to operations for the years ended September 30, 1995, 1994 and 1993, respectively.

  Intangibles Arising From Acquisitions

     Intangibles arising from acquisitions which occurred in 1987 and 1993 consist of goodwill and patents. These intangibles are amortized over their estimated useful lives, which range from five to 17 years, using the straight-line method.

  Deferred Revenue

     Deferred revenue consists of customer payments for extended maintenance contracts which are amortized into revenue over the term of the contract, which approximates one year.

  Statements of Cash Flows

     For financial reporting purposes, the Company considers all highly liquid instruments purchased with an initial maturity of three months or less to be cash equivalents.

  Income Taxes

     The Company accounted for income taxes under the provisions of Statement of Financial Accounting Standards (SFAS) No. 96, "Accounting for Income Taxes," through September 30, 1993.

     Effective October 1, 1993, the Company adopted SFAS No. 109 "Accounting for Income Taxes." The Company adopted this accounting standard using the cumulative catch-up method. The adoption of this accounting standard resulted in the recognition of deferred tax assets previously not recorded under SFAS No. 96. Included in the statement of income for the year ended September 30, 1994, is a positive cumulative effect of $613.

                   SENSORMEDICS CORPORATION AND SUBSIDIARIES

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

  Accounts Payable

     As a result of the Company's cash management system, temporary book overdrafts exist due to outstanding checks. Company policy is to reflect any temporary overdraft in accounts payable for financial reporting purposes. There were temporary overdrafts of $1,637 and $974 as of September 30, 1995 and 1994, respectively.

  Revenue Recognition

     Product revenues are recognized generally upon shipment of the product to the customer. Rental and service revenues are recognized over the period of the agreement.

  Accrued Warranties

     The Company's financial statements reflect accruals for potential warranty claims based on the Company's claim experience. Such costs are accrued at the time revenue is recognized.

  Other Expense

     Included in other expense for the year ended September 30, 1993, is approximately $500 of costs, primarily legal costs, related to the Company's proposed initial public offering, which has been postponed indefinitely.

  Income (Loss) Per Share

     Income (loss) per share is computed by dividing net income, adjusted for the Series A and B preferred stock dividend requirements, by the weighted average number of shares of common stock outstanding, after giving effect to dilutive stock options and warrants. The Company's outstanding options and warrants are excluded from the fiscal 1995 and 1994 calculations due to their antidilutive effect during those periods. The Company's Series A and B preferred stock are excluded from the fiscal 1995, 1994 and 1993 calculations due to their antidilutive effect during those periods.

  New Accounting Pronouncement

     In March 1995, the Financial Accounting Standards Board issued Statement No. 121 ("SFAS No. 121") on accounting for impairment of long-lived assets, certain identifiable intangibles, and goodwill related to assets to be held and used. SFAS No. 121 also establishes accounting standards for long-lived assets and certain identifiable intangibles to be disposed of. The Company is required to adopt SFAS No. 121 no later than October 1, 1996, although earlier implementation is permitted. SFAS No. 121 is required to be applied prospectively for assets to be held and used. The initial application of SFAS No. 121 to assets held for disposal is required to be reported as the cumulative effect of a change in accounting principle.

     The Company plans to adopt SFAS No. 121 on October 1, 1996. The Company has yet to determine the impact, if any, of adopting SFAS No. 121.

  Reclassifications

     Certain reclassifications have been made to the 1994 and 1993 financial statements in order to conform to classifications used in the current year.

                   SENSORMEDICS CORPORATION AND SUBSIDIARIES

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

2. INCOME TAXES

     The components of income (loss) before provision (benefit) for income taxes and cumulative effect of accounting changes are as follows:

                                                            YEAR ENDED SEPTEMBER 30,
                                                          -----------------------------
                                                          1995       1994        1993
                                                          -----     -------     -------
        Domestic........................................  $(476)    $ 2,051     $ 3,316
        Foreign.........................................   (211)       (767)       (745)
                                                          -----     -------     -------
                                                          $(687)    $ 1,284     $ 2,571
                                                          =====     =======     =======

     The components of the provision (benefit) for income taxes are as follows:

                                                               YEAR ENDED SEPTEMBER 30,
                                                               -----------------------
                                                               1995      1994     1993
                                                               -----     ----     ----
        Current:
          Federal..........................................    $ 436     $312     $ 20
          Foreign..........................................       --       --       --
          State............................................      159      110      175
        Deferred:
          Federal..........................................     (667)     262       --
          Foreign..........................................       --       --       --
          State............................................     (117)      45       --
                                                               -----     ----     ----
                                                               $(189)    $729     $195
                                                               =====     ====     ====

     A reconciliation of the Company's effective tax rate to the statutory federal tax rate of 34 percent is as follows:

                                                           YEAR ENDED SEPTEMBER 30,
                                       -----------------------------------------------------------------
                                              1995                   1994                   1993
                                       ------------------     ------------------     -------------------
                                       AMOUNT     PERCENT     AMOUNT     PERCENT     AMOUNT      PERCENT
                                       ------     -------     ------     -------     -------     -------
Federal statutory rate...............  $(234)      (34.0)%    $ 437        34.0%     $   874       34.0%
State income taxes, net of federal
  benefit............................    (42)       (6.1)        79         6.2          175        6.8
Permanent differences................     (9)       (1.3)       (87)       (6.7)          76        3.0
Non-taxed foreign (income) loss......    (11)       (1.5)       300        23.3          453       17.6
Losses for which no tax benefit was
  provided...........................    107        15.5         --          --           --         --
Net operating loss carryforward
  benefit............................     --          --         --          --       (1,383)     (53.8)
                                       -----       -----      -----       -----      -------      -----
                                       $(189)      (27.4)%    $ 729        56.8%     $   195        7.6%
                                       =====       =====      =====       =====      =======      =====

     Deferred income taxes arise as a result of temporary differences in the methods used to determine income for financial reporting versus income tax reporting purposes. These temporary differences are principally related to different methods of determining depreciation and amortization, the accrual for postretirement benefits, the recognition of state taxes for federal purposes and various reserves and allowances.

                   SENSORMEDICS CORPORATION AND SUBSIDIARIES

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

     The components of the Company's deferred tax provision (benefit) for the years ended September 30, 1995 and 1994, are as follows:

                                                                     1995       1994
                                                                    -------     -----
        Net operating loss carryforwards..........................  $    --     $ 165
        AMT credits...............................................       --        56
        Software development costs................................      118       100
        Inventory reserve.........................................     (194)        5
        Allowance for doubtful accounts...........................      139        (8)
        Obligation under settlement agreement.....................   (1,124)       --
        Research and development tax credits......................      173        --
        Investment tax credits....................................      144        --
        Other.....................................................      (40)      (11)
                                                                    -------     -----
                                                                    $  (784)    $ 307
                                                                    =======     =====

     The components of the Company's net current deferred tax benefit and net long-term deferred tax benefit (liability) at September 30, 1995 and 1994, are as follows:

                                                                    1995        1994
                                                                   -------     -------
        Current asset:
          Inventory reserve......................................  $   901     $   707
          Accrued warranty.......................................      343         347
          Allowance for doubtful accounts........................      166         305
          Accrued vacation.......................................      311         294
          Obligation under settlement agreement..................      318          --
          Research and development tax credits...................      401         396
          Other..................................................      114           9
                                                                   -------     -------
                                                                     2,554       2,058
          Valuation allowance....................................     (905)       (908)
                                                                   -------     -------
             Net current deferred tax benefit....................  $ 1,649     $ 1,150
                                                                   =======     =======
        Non-current asset:
          Accrued postretirement benefits........................  $   775     $   768
          Obligation under settlement agreement..................      806          --
          Research and development tax credits...................       --         178
          Investment tax credits.................................       --         144
          Other..................................................       33          33
                                                                   -------     -------
                                                                     1,614       1,123
          Valuation allowance....................................     (571)       (476)
                                                                   -------     -------
                                                                     1,043         647
        Non-current liability:
          Software development costs.............................     (718)       (600)
          Depreciation...........................................     (190)       (197)
                                                                   -------     -------
             Net long-term deferred tax benefit (liability)......  $   135     $  (150)
                                                                   =======     =======

                   SENSORMEDICS CORPORATION AND SUBSIDIARIES

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

     A valuation allowance is provided when it is more likely than not that some portion of the deferred tax benefit will not be realized based on near term estimates of future taxable income and utilization of tax planning strategies.

     As of September 30, 1995, the Company has the following research and development tax credits available to reduce future federal tax liabilities:

                         YEAR OF
                       EXPIRATION
                       ----------
                          2000................................  $ 13
                          2001................................    --
                          2002................................    71
                          2003................................   215
                          2004................................   102

3. NOTES PAYABLE TO BANK

     The Company maintains a revolving line of credit with a bank which provides for maximum borrowings of $6,000, subject to availability limitations based upon eligible receivables and inventories. At September 30, 1995 and 1994, $4,850 and $5,000, respectively, were outstanding under the agreement. Interest on borrowings is charged at the bank's prime rate ( 8.75 percent at September 30, 1995) plus one-half of one percent. The agreement expires on March 5, 1996.

     The Company has entered into two standby letters of credit with the same bank, not reflected in the accompanying financial statements, aggregating $900 at September 30, 1995. These standby letters of credit reduce available borrowings on the revolving line of credit and expire on March 5, 1996 and July 31, 1996.

     The following summarizes the revolving line of credit transactions during the years ended September 30, 1995, 1994 and 1993:

                                                             YEAR ENDED SEPTEMBER 30,
                                                           ----------------------------
                                                            1995       1994       1993
                                                           ------     ------     ------
        Interest rate at end of period                       9.25%       8.5%       7.5%
        Weighted average interest rate for the period         9.4%       8.2%       7.8%
        Weighted average balance outstanding               $4,446     $4,249     $3,947
        Maximum amount outstanding at any month end        $4,976     $5,065     $4,641

     The Company also has a term loan agreement with the same bank which has borrowings available of $3,500 at an interest rate of the bank's prime rate (8.75 percent at September 30, 1995) plus one percent per annum. The amount outstanding at September 30, 1995 and 1994 was $2,926 and $2,610, respectively with $1,097, $1,097 and $732 due in fiscal year 1996, 1997 and 1998, respectively. The term loan agreement expires February 5, 1998.

     Borrowings under these agreements are secured by substantially all assets of the Company. These agreements contain certain financial covenants which require the Company to maintain a minimum tangible net worth, profitability on a quarterly basis, quick ratio and debt to tangible net worth ratio, among other things.

     One of the Company's foreign subsidiaries has a credit facility amounting to approximately $1,300. As of September 30, 1995, this facility was used for a bank overdraft of approximately $350 and for the issuance of

                   SENSORMEDICS CORPORATION AND SUBSIDIARIES

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

guarantees of approximately $432 (such guarantees are not reflected in the accompanying financial statements).

     Subsequent to year-end the Company increased the revolving line of credit availability by $500 at the same terms as the existing agreement. Additionally, the Company entered into an additional short-term debt agreement with the same bank for $1,000, with interest at the bank's prime rate plus one half of one percent, to be repaid in five monthly principal payments of $100 plus interest and the remaining principal due March 5, 1996.

4. NOTES PAYABLE TO RELATED PARTIES

     At September 30, 1993, the Company had subordinated notes payable, at 12 percent, to various investors who are also common stockholders, preferred stockholders and/or own certain warrants to purchase the Company's common stock (collectively referred to as "related parties"). The Company paid off all of these notes in fiscal 1994.

5. CAPITAL LEASES

     The Company leases certain equipment under capital leases. The following is a schedule of the future minimum lease payments under capital leases together with the present value of the net minimum lease payments as of September 30, 1995:

          YEAR ENDING SEPTEMBER 30:
          -------------------------
          1996..............................................................    $116
          1997..............................................................     116
          1998..............................................................     100
          1999..............................................................      47
          2000..............................................................       9
                                                                                ----
          Future minimum payments...........................................     388
        Less -- Amount representing interest (interest rates range from
          9.91% to 12.75%)..................................................      66
                                                                                ----
        Present value of net minimum lease payments.........................     322
        Less -- current portion.............................................      85
                                                                                ----
                                                                                $237
                                                                                ====

     Assets under capital leases are classified in the consolidated balance sheets as equipment and leasehold improvements. The cost of these assets and the related accumulated depreciation amounted to $477 and $121 as of September 30, 1995, and $396 and $44 as of September 30, 1994, respectively.

6. RETIREMENT PLANS

  a.  Money Purchase Pension Plan

     The Company has a defined contribution money purchase pension plan covering substantially all employees who have completed one year of employment. The Company's policy is to fund annually a contribution equal to two percent of the employee's eligible annual compensation. Company contributions are fully vested and nonforfeitable after seven years of service or upon retirement, death or approved disability. The amount charged to operations under the plan amounted to approximately $229, $192 and $146 for the years ended September 30, 1995, 1994 and 1993, respectively.

                   SENSORMEDICS CORPORATION AND SUBSIDIARIES

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

  b. Supplementary Profit Sharing Plan

     The Company has a supplementary profit sharing plan in which substantially all employees are eligible to participate, after completing one year of employment. Participation in the plan is voluntary. An employee may elect to contribute up to five percent of pretax compensation as a basic contribution, up to five percent of pretax compensation as an additional contribution and/or up to 10 percent of after-tax compensation. The Company contributes an amount ranging from 60 percent to 75 percent of the participant's basic contribution. Company contributions are fully vested and nonforfeitable after seven years of service or upon retirement, death or approved disability. The amount charged to operations under the plan was approximately $278, $236 and $226 for the years ended September 30, 1995, 1994 and 1993, respectively.

  c. Postretirement Benefits

     The Company provides certain health care and life insurance benefits to eligible retired employees. All employees become eligible for retiree health care benefits after reaching age 55 with 10 years of service, provided they began employment with the Company prior to January 1, 1995. In situations where full-time employees retire from the Company between age 55 and age 65, most are eligible to receive, at a cost to the retiree equal to the cost for an active employee, certain health care benefits identical to those available to active employees. The plans are unfunded. The Company continues to fund benefit costs principally on a pay-as-you-go basis, with the retiree paying a portion of the costs. After attaining age 65, an eligible retiree's health care benefits coverage becomes subject to Medicare "carve-out" provisions, with the retiree paying the same pro-rata amount they paid prior to reaching age 65 (although total payments for the Company and retiree are lower due to Medicare "carve-out" provisions). The Company reserves the right to change or terminate the benefits at any time.

     Effective October 1, 1993, the Company adopted SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other than Pensions." This statement, among other things, requires the accrual of the cost of providing postretirement benefits during the active service period of the employee. The Company elected to immediately recognize the cumulative effect of the change in accounting for postretirement benefits of $1,735 ($1,041 net of income tax benefit) which represents the accumulated postretirement benefit obligation (APBO) existing at October 1, 1993. The effect of this change on 1995 and 1994 operating results, after recording the cumulative effect for years prior to 1994, was to recognize additional pretax expense of $19 and $186, respectively. The effect of the change on years prior to 1994 was not determinable. Prior to 1994, the Company recognized expense in the year the benefits were provided, which amounted to $66 for the year ended September 30, 1993. If the prior method had been used in fiscal 1995 and 1994, the Company would have recognized $45 and $70 in expenses, respectively, related to postretirement benefits.

     Effective January 1, 1995 the Company amended the health care and life insurance benefits available for eligible retirees. The amendment principally caps benefits the Company will pay for eligible retiree health care for employees retiring on or after January 1, 1997, and excludes any postretirement benefits for any employee hired after January 1, 1995. This amendment resulted in an unrecognized prior service gain of $1,013, which is being amortized on a straight-line basis over the average remaining employee service period of approximately 13 years as a reduction in postretirement benefit expense beginning in 1995.

                   SENSORMEDICS CORPORATION AND SUBSIDIARIES

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

     Summary information of the Company's plans as of September 30, 1995 and 1994, is as follows:

                                                                      1995       1994
                                                                     ------     ------
        Accumulated postretirement benefit obligation (APBO):
          Retirees.................................................  $  405     $  476
          Fully eligible, active plan participants.................     259        521
          Other active plan participants...........................     288        923
                                                                     ------     ------
                                                                        952      1,920
          Unrecognized prior service cost..........................     935       --
          Unrecognized net gain....................................      51       --
                                                                     ------     ------
        Accrued postretirement benefits............................  $1,938     $1,920
                                                                     ======     ======

     The components of net periodic postretirement benefit cost for the years ended September 30, 1995 and 1994 are as follows:

                                                                        1995     1994
                                                                        ----     ----
        Service cost benefits attributed to employee service during
          the year....................................................  $ 54     $120
        Interest cost on APBO.........................................    88      136
        Amortization of prior service cost............................   (78)     --
                                                                        ----     ----
                  Net periodic postretirement benefit cost............  $ 64     $256
                                                                        ====     ====

     Assumptions used to calculate the APBO were as follows:

        Discount rate --
          September 30, 1995...................................  7.25%
          September 30, 1994...................................  8.00%
        Health care trend rate --
          September 30, 1995 -- age 65 and less................  8.0 % grading to 5.0%
                                -- age 65 and older............  7.5 % grading to 5.0%
          September 30, 1994 -- age 65 and less................  8.5 % grading to 5.5%
                                -- age 65 and older............  7.75% grading to 5.5%

     If the health care cost trend rate assumptions were increased by 1%, the APBO as of September 30, 1995, would be increased by 3.5%. The effect of this change on the sum of the service cost and interest cost components of net periodic postretirement benefit cost for 1995 would be an increase of 10.1%.

7. STOCK PLANS AND WARRANTS

     The Company has a note receivable from a stockholder from the sale of shares to the stockholder in fiscal year 1989. The note receivable is reflected as a contra equity account in the accompanying consolidated balance sheets.

     The Company has an incentive stock option plan under which a maximum aggregate of 846,000 shares has been reserved for grant. Options become exercisable over five years following the date of grant and expire in 10 years. The option price per share is determined by the Board of Directors, but may not be less than the fair market value of the stock on the date of grant.

                   SENSORMEDICS CORPORATION AND SUBSIDIARIES

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

     A summary of the status of the Company's stock option plan is as follows:

                                                              SHARES      PRICE RANGE
                                                              -------     ------------
        Outstanding at September 30, 1992...................  581,900     $ .20-$10.50
          Granted...........................................   15,500        10.50
          Exercised.........................................      430       .20-  3.60
          Canceled..........................................      420         3.60
                                                              -------     ------------
        Outstanding at September 30, 1993...................  596,550       .20- 10.50
          Granted...........................................   25,350        10.50
          Exercised.........................................    3,778       .20-  3.60
          Canceled..........................................    1,022       .20-  3.60
                                                              -------     ------------
        Outstanding at September 30, 1994...................  617,100      3.60- 10.50
          Granted...........................................   24,000         8.00
          Exercised.........................................   13,788         3.60
          Canceled..........................................   17,672         3.60
                                                              -------     ------------
        Outstanding at September 30, 1995...................  609,640     $3.60-$10.50
                                                              =======     ============
        Exercisable at September 30, 1995...................  502,210     $3.60-$10.50
                                                              =======     ============
        Available for grant at September 30, 1995...........  201,389
                                                              =======

     The Company has outstanding warrants to purchase common stock which expire at various dates through March 1998. The following is a summary of warrant activity for the years ended September 30, 1995, 1994 and 1993:

                                                             SHARES       PRICE RANGE
                                                             -------     -------------
        Outstanding at September 30, 1992..................  410,662     $  .40-$10.50
          Granted..........................................   50,754       3.60- 11.66
          Exercised........................................    4,408         3.60
          Canceled.........................................       --          --
                                                             -------     -------------
        Outstanding at September 30, 1993..................  457,008        .40- 11.66
          Granted..........................................   25,000      10.87- 10.87
          Exercised........................................   70,968        .40-  3.60
          Canceled.........................................   78,883         3.60
                                                             -------     -------------
        Outstanding at September 30, 1994..................  332,157       3.60- 11.66
          Granted..........................................   25,000         10.50
          Exercised........................................       --          --
          Canceled.........................................       --          --
                                                             -------     -------------
        Outstanding at September 30, 1995..................  357,157     $ 3.60-$11.66
                                                             =======     =============

8. PREFERRED STOCK

     Preferred stock is summarized as follows:

  a.  Series A

     The holders are entitled to cumulative dividends at the rate of $.08 per share commencing on January 1, 1987. If any shares of Series A stock are outstanding, no dividends or other distributions shall be made with

                   SENSORMEDICS CORPORATION AND SUBSIDIARIES

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

respect to the common stock. In the event of any voluntary or involuntary liquidation, Series A stock has a liquidating preference of $1.00 per share plus cumulative unpaid dividends. At September 30, 1995 and 1994, cumulative unpaid dividends on Series A stock were $2,674 and $2,369, respectively.

     In addition, in 1989 the Company agreed to a mandatory redemption of the Series A stock at the rate of 5% per quarter starting December 31, 1993, inclusive of all related cumulative dividends. The Company has not redeemed any of these shares or dividends and has determined that the shareholders are willing to waive scheduled redemption rights, subject to the Company's pursuing of an initial public offering or merger in which the shareholders would recover all preference amounts. At September 30, 1995 and 1994, total Series A shares which should have been redeemed per the 1989 schedule were 1,528,000 and 764,000, respectively. The cumulative dividends on such shares at September 30, 1995 and 1994 were $1,070 and $474, respectively.

     In connection with an initial public offering, all outstanding shares would automatically be converted into shares of common stock. Each share would be convertible into the number of common shares which results from dividing the liquidation preference per share by the higher of the initial public offering price per share or the prevailing conversion price per share.

  b.  Series B

     The holders of Series B preferred shares are entitled to cumulative dividends at the rate of $.575 per share commencing on January 1, 1987. If any shares of Series B stock are outstanding, no dividends or other distributions shall be made with respect to the common stock, and no common stock shall be repurchased until cumulative dividends on the Series B stock and the then current quarterly dividend shall have been declared and paid or set apart. If there are insufficient funds legally available to pay the aggregate amount of dividends payable on both Series A and Series B stock, such dividends shall be ratably paid. In the event of any voluntary or involuntary liquidation, Series B stock has a liquidation preference of $7.19 plus cumulative unpaid dividends. At September 30, 1995 and 1994, cumulative unpaid dividends on Series B stock were $5,974 and $7,151, respectively.

     In addition, in 1989 the Company agreed to a mandatory redemption of the Series B stock at the rate of 5% per quarter starting December 31, 1993, inclusive of all related cumulative dividends. The Company has not redeemed any of these shares or dividends and has determined that the shareholders are willing to waive scheduled redemption rights, subject to the Company's pursuing of an initial public offering or merger in which the shareholders would recover all preference amounts. At September 30, 1995 and 1994, total Series B shares which should have been redeemed per the 1989 schedule were 474,966 and 320,932, respectively. The cumulative dividends on such shares at September 30, 1995 and 1994 were $2,389 and $1,430, respectively.

     In connection with an initial public offering, all outstanding shares would automatically be converted into shares of common stock. Each share of stock would be convertible into the number of shares of common stock which results from dividing the liquidation preference per share by the prevailing conversion price per share.

     During fiscal 1995 the Company repurchased 417,246 shares of Series B preferred at a price of $3.00 per share. This investors original investment was $3,000 at a price of $7.19 per share. The difference between the repurchase price and the original investment has been recorded as additional paid in capital in the accompanying balance sheet.

     Holders of Series A preferred stock have no voting rights. The holders of Series B preferred stock have the right to vote that number of shares of common stock issuable upon conversion.

                   SENSORMEDICS CORPORATION AND SUBSIDIARIES

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

9. COMMITMENTS AND CONTINGENCIES

     The Company leases its operating facilities and certain equipment under operating leases expiring through 2004. Rental expense for these leases was approximately $1,581, $1,439 and $1,385 for the years ended September 30, 1995, 1994 and 1993, respectively. At September 30, 1995, future minimum lease payments under noncancelable operating leases are as follows:

              YEAR ENDING
             SEPTEMBER 30,
             -------------
              1996                                                       $ 1,487
              1997                                                         1,148
              1998                                                         1,168
              1999                                                         1,149
              2000                                                         1,204
              Thereafter                                                   5,537
                                                                         -------
                                                                         $11,693
                                                                         =======

     The Company is from time to time involved in various legal proceedings, most of which are routine litigation, in the normal course of business. In the opinion of management, after consultation with legal counsel, the resolution of these matters will not have a material adverse impact on the Company's financial position or results of operations.

10. SALE OF STOCK AND ISSUANCE OF WARRANTS

     In March 1993 and March 1992, the Company sold 23,810 and 95,000 shares, respectively, of common stock with net proceeds of $250 and $972, respectively, to two separate companies (the Purchasers). The Purchasers were issued warrants to purchase an additional 23,810 and 95,000 shares, respectively, of common stock at $10.50 per share, the fair market value of the stock on the date of the transactions as determined by the Board of Directors. In addition, the Purchasers may receive warrants to purchase up to 250,000 and 375,000 shares, respectively, of common stock over a five-year period if certain annual sales of products to the Purchasers' affiliates exceed specified levels. In any one year, the warrants to purchase common stock may not exceed 50,000 and 75,000, respectively. The measurement periods commenced May 1, 1993 and 1992, respectively, and terminate April 30, 1998 and 1997, respectively. The purchase price per share for the warrants shall be the average of the Company's daily closing prices of the Company's shares immediately prior to the date of issuance, if the Company's shares are publicly traded, or otherwise shall be determined by a defined formula. During 1995, 1994 and 1993, 25,000 warrants were earned and granted related to the 1992 sale.

     In conjunction with the 1992 sale, if the Company's stock is traded on an exchange and 125,000 or more warrants are outstanding under this agreement with the Purchaser and the average market price of the stock for the previous month is less than $10.50 per share, the Purchaser has the right to require the Company to repurchase all or a portion of the warrants at a price equal to $2.00 per share. Additionally, the 1992 agreement states that if at any time the Purchaser sells any of the shares acquired under the agreement for a gross price per share which exceeds the purchase price per share by $60 or more, the amount of such excess shall be paid to the Company.

                   SENSORMEDICS CORPORATION AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONCLUDED)

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

11. FOREIGN AND DOMESTIC OPERATIONS AND EXPORT SALES

     Information with respect to the Company's foreign and domestic operations and its export sales is as follows:

                                                           YEAR ENDED SEPTEMBER 30,
                                                        -------------------------------
                                                         1995        1994        1993
                                                        -------     -------     -------
        Total Revenues:
          United States...............................  $50,238     $45,427     $49,197
          Europe......................................   12,636      10,058       7,985
                                                        -------     -------     -------
                                                        $62,874     $55,485     $57,182
                                                        =======     =======     =======
        Income (loss) from Operations:
          United States...............................  $  (515)    $ 2,540     $ 4,679
          Europe......................................      435        (355)       (173)
                                                        -------     -------     -------
                                                        $   (80)    $ 2,185     $ 4,506
                                                        =======     =======     =======
        Total Assets:
          United States...............................  $30,410     $27,048     $26,912
          Europe......................................    9,730       7,801       5,711
                                                        -------     -------     -------
                                                        $40,140     $34,849     $32,623
                                                        =======     =======     =======

     Included in United States revenue is export revenue of $4,034, $4,034 and $3,471 for the years ended September 30, 1995, 1994 and 1993, respectively.

12. SUBSEQUENT EVENTS

     On April 15, 1994, Medical Graphics Corporation filed suit in the United States District Court for the District of Minnesota against the Company, asserting claims of patent infringement, unfair competition, antitrust violations, product and business disparagement and defamation. The Company asserted counterclaims against Medical Graphics Corporation for patent infringement, unfair competition, antitrust violations and product disparagement.

     Both the Company and Medical Graphics Corporation denied the allegations but rather than committing any additional resources to the defense and counterclaims the parties entered into a settlement agreement in December 1995, the terms of which are confidential. Legal and settlement costs of $3,958 are included in the 1995 statement of operations. Payments to Medical Graphics Corporation are due beginning December 1995, and thereafter semi-annually commencing in June 1996 through June 2004. Such obligations were discounted in the financial statements at 7.5%.

     The settlement agreement also states that if the Company completes an initial public offering, merger, sale of all or substantially all of its stock or assets, sale of a defined product line or sale of a subsidiary, all outstanding and unpaid amounts shall be accelerated and the discounted net present value immediately due.

                   SENSORMEDICS CORPORATION AND SUBSIDIARIES

                   INTERIM CONSOLIDATED FINANCIAL STATEMENTS

                                 MARCH 31, 1996

                   SENSORMEDICS CORPORATION AND SUBSIDIARIES

           INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                               SIX MONTHS
                                                                             ENDED MARCH 31,
                                                                           -------------------
                                                                            1996        1995
                                                                           -------     -------
PRODUCT REVENUES.......................................................    $27,638     $25,628
SERVICE REVENUES.......................................................      4,422       4,451
                                                                           -------     -------
                                                                            32,060      30,079
                                                                           -------     -------
COST OF PRODUCT REVENUES...............................................     13,497      13,953
COST OF SERVICE REVENUES...............................................        796         850
                                                                           -------     -------
                                                                            14,293      14,803
                                                                           -------     -------
     Gross profit......................................................     17,767      15,276
                                                                           -------     -------
OPERATING EXPENSES:
  Marketing, sales and service.........................................     11,170      10,053
  General and administrative...........................................      2,580       2,442
  Research and development.............................................      1,348       1,776
                                                                           -------     -------
                                                                            15,098      14,271
                                                                           -------     -------
     Income from operations............................................      2,669       1,005
                                                                           -------     -------
OTHER:
  Interest expense.....................................................        497         499
  Other (income) expense, net..........................................        418        (523)
                                                                           -------     -------
                                                                               915         (24)
                                                                           -------     -------
     Income before provision for income taxes..........................      1,754       1,029
PROVISION FOR INCOME TAXES.............................................        702         427
                                                                           -------     -------
     Net income........................................................      1,052         602
Preferred stock dividends..............................................       (495)       (495)
                                                                           -------     -------
Net income available for common shareholders...........................    $   557     $   107
                                                                           =======     =======
Income per common share -- primary.....................................    $   .24     $   .05
                                                                           =======     =======
Weighted average shares of common stock and equivalents................      2,336       2,338
                                                                           =======     =======
Income per common share -- fully diluted...............................    $   .23     $   .05
                                                                           =======     =======
Weighted average shares of common stock and equivalents................      4,579       2,338
                                                                           =======     =======

 The accompanying notes are an integral part of these consolidated statements.

                   SENSORMEDICS CORPORATION AND SUBSIDIARIES

                INTERIM CONSOLIDATED BALANCE SHEETS (UNAUDITED)

                                     ASSETS
                                 (IN THOUSANDS)

                                                                      MARCH 31,      SEPTEMBER 30,
                                                                        1996             1995
                                                                     -----------     -------------
CURRENT ASSETS:
  Cash and cash equivalents........................................    $    90          $   878
  Accounts receivable, net of allowance for doubtful accounts of
     $1,345 at March 31, 1996 and $1,297 at September 30, 1995.....     14,860           16,371
  Inventories......................................................     10,770           10,687
  Notes receivable.................................................         80               80
  Prepaid expenses.................................................        658              358
  Deferred tax benefit.............................................      1,649            1,649
                                                                       -------          -------
          Total current assets.....................................     28,107           30,023
                                                                       -------          -------
DEMONSTRATION AND RENTAL INVENTORIES, net of accumulated
  depreciation of $2,800 at March 31, 1996 and $2,445 at September
  30, 1995.........................................................      3,748            3,917
                                                                       -------          -------
EQUIPMENT AND IMPROVEMENTS, at cost:
  Machinery, equipment and tooling.................................     10,143           10,127
  Leasehold improvements...........................................        495              495
  Construction in progress.........................................        385              125
                                                                       -------          -------
                                                                        11,023           10,747
  Less -- Accumulated depreciation and amortization................     (8,501)          (8,004)
                                                                       -------          -------
                                                                         2,522            2,743
                                                                       -------          -------
OTHER ASSETS:
  Intangibles arising from acquisitions, net of accumulated
     amortization of $4,616 at March 31, 1996 and $4,394 at
     September 30, 1995............................................      1,066            1,296
  Software development costs, net of accumulated amortization of
     $3,417 at March 31, 1996 and $3,099 at September 30, 1995.....      1,979            1,795
  Note receivable..................................................        150              163
  Deferred tax benefit.............................................        135              135
  Other assets.....................................................         68               68
                                                                       -------          -------
                                                                         3,398            3,457
                                                                       -------          -------
                                                                       $37,775          $40,140
                                                                       =======          =======

   The accompanying notes are an integral part of these consolidated balance sheets.

                   SENSORMEDICS CORPORATION AND SUBSIDIARIES

                INTERIM CONSOLIDATED BALANCE SHEETS (UNAUDITED)

                     LIABILITIES AND STOCKHOLDERS' DEFICIT
                                 (IN THOUSANDS)

                                                                      MARCH 31,      SEPTEMBER 30,
                                                                        1996             1995
                                                                     -----------     -------------
CURRENT LIABILITIES:
  Note payable to bank.............................................   $   4,675        $   4,850
  Accounts payable.................................................       6,366            8,218
  Accrued expenses.................................................       4,056            4,178
  Accrued compensation.............................................       1,485            1,654
  Deferred revenue.................................................       3,098            2,896
  Current portion of long-term note payable to bank................       1,097            1,097
  Current portion of obligation under settlement agreement.........         214              795
  Current portion of long-term capital lease obligations...........          85               85
                                                                        -------          -------
          Total current liabilities................................      21,076           23,773
                                                                        -------          -------
LONG-TERM LIABILITIES:
  Term note payable to bank........................................       1,280            1,829
  Obligation under settlement agreement............................       1,905            2,014
  Capital lease obligations........................................         197              237
  Accrued postretirement benefits..................................       1,938            1,938
                                                                        -------          -------
          Total long-term liabilities..............................       5,320            6,018
                                                                        -------          -------
COMMITMENTS AND CONTINGENCIES
MANDATORY REDEEMABLE PREFERRED STOCK:
  Preferred stock, no par value-
     Authorized -- 8,000 shares
       Series A, 3,820 shares issued and outstanding
          at March 31, 1996 and September 30, 1995.................       5,233            4,890
       Series B, 1,187 shares issued and outstanding
          at March 31, 1996 and September 30, 1995.................      11,695           10,927
                                                                        -------          -------
                                                                         16,928           15,817
                                                                        -------          -------
STOCKHOLDERS' DEFICIT:
  Common stock, no par value-
     Authorized -- 25,000 shares
     Issued and outstanding -- 1,969 and 1,968 shares at
       March 31, 1996 and September 30, 1995, respectively.........       3,715            3,709
  Additional paid-in capital.......................................       1,761            1,761
  Currency translation adjustment..................................          19               47
  Accumulated deficit..............................................     (10,661)         (10,602)
                                                                        -------          -------
                                                                         (5,166)          (5,085)
Less -- Note receivable from stockholder...........................        (383)            (383)
                                                                        -------          -------
          Total stockholders' deficit..............................      (5,549)          (5,468)
                                                                        -------          -------
                                                                      $  37,775        $  40,140
                                                                        =======          =======

   The accompanying notes are an integral part of these consolidated balance sheets.

                   SENSORMEDICS CORPORATION AND SUBSIDIARIES

           INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                                 (IN THOUSANDS)

                                                                               SIX MONTHS
                                                                            ENDING MARCH 31,
                                                                           -------------------
                                                                            1996        1995
                                                                           -------     -------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.............................................................  $ 1,052     $   602
  Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation and amortization.......................................    1,642       1,399
     Payments related to settlement obligation...........................     (690)         --
     Decrease in accounts receivable.....................................    1,310         319
     Increase in inventories.............................................     (181)     (1,110)
     Increase in prepaid expenses........................................     (308)       (204)
     Decrease in intangibles.............................................        8          --
     Increase (decrease) in accounts payable.............................   (1,819)      2,194
     Decrease in accrued expenses........................................      (65)       (365)
     Decrease in accrued compensation....................................     (169)        (39)
     Increase in deferred revenue........................................      202          77
     Increase in accrued postretirement benefits.........................       --           1
                                                                           -------     -------
          Net cash provided by operating activities......................      982       2,874
                                                                           -------     -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to equipment and improvements................................     (361)       (712)
  (Increase) decrease in notes receivable................................       13         (80)
  Additions to software development costs................................     (472)       (362)
  Increase in demonstration and rental inventories.......................     (430)       (556)
                                                                           -------     -------
          Net cash used in investing activities..........................   (1,250)     (1,710)
                                                                           -------     -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of common stock...............................................        6          20
  Repurchase of Series B preferred stock.................................       --      (1,252)
  Payments on capital leases.............................................      (40)        (60)
  Payments on note payable to bank.......................................     (175)     (1,023)
  Net borrowings (payments) on term note payable to bank.................     (549)        890
                                                                           -------     -------
          Net cash used in financing activities..........................     (758)     (1,425)
                                                                           -------     -------
EXCHANGE RATE EFFECT ON CASH.............................................      238        (616)
                                                                           -------     -------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS.........................     (788)       (877)
CASH AND CASH EQUIVALENTS, beginning of period...........................      878       1,050
                                                                           -------     -------
CASH AND CASH EQUIVALENTS, end of period.................................  $    90     $   173
                                                                           =======     =======
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the period for interest...............................  $   498     $   476
                                                                           =======     =======
  Cash paid during the period for income taxes...........................  $   477     $   300
                                                                           =======     =======

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING ACTIVITIES:

     During the six months ending March 31, 1996 and 1995, the Company entered into various capital lease agreements for the acquisition of equipment and leasehold improvements. The capital leases entered into amounted to none and $40 for the six months ending March 31, 1996 and 1995, respectively.

 The accompanying notes are an integral part of these consolidated statements.

                   SENSORMEDICS CORPORATION AND SUBSIDIARIES

               NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

1. GENERAL

     The interim consolidated financial statements presented have been prepared by SensorMedics Corporation (the Company) without audit and, in the opinion of management, reflect all adjustments of a normal recurring nature necessary for a fair statement of (a) the results of operations for the six-month periods ended March 31, 1996 and March 31, 1995, (b) the financial position at March 31, 1996, and (c) the cash flows for the six-month periods ended March 31, 1996 and March 31, 1995. Interim results are not necessarily indicative of results for a full year.

     The consolidated balance sheet presented as of September 30, 1995, has been derived from the consolidated financial statements that have been audited by the Company's independent public accountants. The consolidated financial statements and notes are presented as required for interim financial statements and do not contain certain information included in the annual financial statements and notes of the Company. The consolidated financial statements and notes included herein should be read in conjunction with the financial statements and notes included in the Company's Consolidated Financial Statements for the fiscal year ended September 30, 1995 included elsewhere in this Proxy Statement/Prospectus.

2. SUBSEQUENT EVENT

     In April 1996, the Company entered into a letter of intent with Thermo Electron Corporation ("Thermo") to merge with a wholly owned subsidiary of Thermo subject to the execution of a definitive agreement and other conditions described therein.

                                                                      APPENDIX A


                          AGREEMENT AND PLAN OF MERGER


     Agreement entered into as of June 13, 1996 by and among Thermo Electron Corporation, a Delaware corporation (the "Buyer"), SMC Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Buyer (the "Transitory Subsidiary"), and SensorMedics Corporation, a California corporation (the "Company"). The Buyer, the Transitory Subsidiary and the Company are referred to collectively herein as the "Parties."



     This Agreement contemplates a tax-free merger of the Transitory Subsidiary into the Company. In such merger, the shareholders of the Company will receive capital stock and/or cash of the Buyer in exchange for their capital stock of the Company.


     Now, therefore, in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows.

                                   ARTICLE I
                                   THE MERGER

     1.1 THE MERGER. At the Effective Time (as defined in Section 1.3 below), in accordance with this Agreement, the General Corporation Law of the State of California (the "California Law") and the Delaware General Corporation Law (the "Delaware Law"), the Transitory Subsidiary shall be merged with and into the Company (the "Merger"), the separate existence of the Transitory Subsidiary shall cease and the Company shall continue as the surviving corporation. The Company is hereinafter sometimes referred to as the "Surviving Corporation." At the election of the Buyer, any direct or indirect wholly-owned subsidiary of the Buyer organized under the laws of a state of the United States may be substituted for the Transitory Subsidiary as a constituent corporation in the Merger for purposes of this Section 1.1. At the election of the Buyer, the Merger may be structured so that the Company shall be merged with and into the Transitory Subsidiary with the result that the Transitory Subsidiary shall be the "Surviving Corporation." If the Buyer elects to structure the Merger so that the Transitory Subsidiary, rather than the Company, is the Surviving Corporation, (a) the inaccuracy of any representation or warranty of the Company which is premised on the assumption that the Company shall be the Surviving Corporation, which representation or warranty becomes inaccurate solely as the result of the Transitory Subsidiary, rather than the Company, being the Surviving Corporation, shall not be deemed to be a breach of such representation or warranty and shall not release Buyer and the Transitory Subsidiary from their duties and obligations under this Agreement and (b) the other provisions of this Agreement relating to the Merger (including without limitation Section 1.4) shall be deemed to be appropriately modified to reflect such alternative structure.

     1.2 EFFECT OF THE MERGER. At the Effective Time, the Surviving Corporation shall continue its corporate existence under the laws of the State of California and the Merger shall have the effects set forth in Section 259 of the Delaware Law and Section 1107 of the California Law.

     1.3 CONSUMMATION OF THE MERGER. At the Closing (as defined in Section 1.6), the Parties will cause the Merger to be consummated by delivering to the Secretary of State of the State of Delaware a certificate of merger and by delivering to the Secretary of State of the State of California an agreement of merger, together with officer's certificates, each in such form or forms as may be required by, and executed and acknowledged in accordance with, the relevant provisions of the Delaware Law and the California Law (such documents being referred to collectively as the "Merger Documents"), and shall make all other filings and recordings required by the Delaware Law and the California Law in connection with the Merger. The Merger shall become effective at the time of filing of the appropriate Merger Documents with the Secretary of State of the State of California, or at such later time, which shall be as soon as reasonably practicable, specified as the effective time in the Merger Documents (the "Effective Time").

     1.4 ARTICLES OF INCORPORATION; BYLAWS; DIRECTORS AND OFFICERS. The Articles of Incorporation and By-laws of the Surviving Corporation shall be the Articles of Incorporation and By-laws of the Company as in effect immediately prior to the Effective Time until thereafter amended as provided under the California Law. The directors of the Transitory Subsidiary immediately prior to the Effective Date will be the initial directors of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time will be the initial officers of the Surviving Corporation, in each case until their successors are elected and qualified.


     1.5  CONVERSION OF COMPANY SHARES.


     (a) At the Effective Time, by virtue of the Merger and without any action on the part of the Transitory Subsidiary, the Company, the Surviving Corporation or the holder of any of the following securities:



          (i) Subject to Section 1.5(b), (c) and (d), each share of the Company's common stock, no par value (the "Company Common Stock"), issued and outstanding immediately prior to the Effective Time (the "Outstanding Common Stock") (other than shares to be canceled pursuant to clause (iv) below), shall be canceled and extinguished and be converted into and become the right to receive .2779 share of the common stock, $1.00 par value, of the Buyer (the "Buyer Common Stock"). The fraction of a share of Buyer Common Stock into which a share of Company Common Stock is to be converted pursuant to the preceding sentence is referred to herein as the "Common Stock Exchange Ratio."



          (ii) Subject to Section 1.5(b), (c) and (d), each share of the Company's Series A Preferred Stock, no par value ("Series A Stock"), issued and outstanding immediately prior to the Effective Time (the "Outstanding Series A Stock") shall be canceled and extinguished and be converted into the right to receive, at the election of the holder thereof, either (A) .0399 share of Buyer Common Stock or (B) $1.74 in cash, without interest, pursuant to Section A.4. of Article Four of the Company's Amended and Restated Articles of Incorporation.



          (iii) Each share of the Company's Series B Preferred Stock, no par value ("Series B Stock"), issued and outstanding immediately prior to the Effective Time (the "Outstanding Series B Stock") shall be canceled and extinguished and be converted into the right to receive $12.51 in cash, without interest, pursuant to Section B.4. of Article Four of the Company's Amended and Restated Articles of Incorporation. The Outstanding Common Stock, Outstanding Series A Stock and Outstanding Series B Stock are sometimes collectively referred to herein as the "Company Shares."


          (iv) Each Company Share that is issued and outstanding immediately prior to the Effective Time and owned by the Buyer, the Transitory Subsidiary or the Company or any direct or indirect subsidiary of the Buyer, the Transitory Subsidiary or the Company, shall be canceled and retired, and no payment shall be made with respect thereto.

          (v) Each share of the Transitory Subsidiary's capital stock issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of the same class of capital stock of the Surviving Corporation.

          (vi) The adoption of this Agreement and the approval of the Merger by the holders of Company Shares shall constitute their ratification and approval of all actions taken, and all instruments, documents and certificate executed, and all amendments to the charter or by-laws of the Company required, by or on behalf of the Company to give effect to the Merger and the transactions contemplated hereby.


     (b) The number of shares of Buyer Common Stock issuable in consideration for the Company Shares shall be subject to adjustment after the Closing Date as follows:



          (i) Within 60 days after the Closing Date (as defined in Section 1.6), the Buyer shall prepare and deliver to Ronald J. Hall, as representative of the Company Stockholders (as defined in paragraph (ii) below) (the "Company Stockholder Representative"), a balance sheet reflecting the net assets of the Company as of the Closing Date (the "Draft Closing Balance Sheet"). The Buyer shall prepare the Draft Closing Balance Sheet in accordance with GAAP (as defined in Section 2.6 below) and consistent with the GAAP principles utilized in the preparation of the Most Recent Balance Sheet (as defined in Section 2.8). For purposes of this Agreement, "net assets" shall mean total assets of the Company minus total liabilities of the Company (excluding any liability to Cowen & Co. under the

     Engagement Letter dated October 11, 1995 (the "Engagement letter") and excluding the Bonus Pool Amount (as defined in Section 2.19)).


          (ii) The Company Stockholder Representative shall deliver to the Buyer within 60 days after receiving the Draft Closing Balance Sheet a detailed statement describing his objections (if any) thereto. Failure of the Company Stockholder Representative so to object to the Draft Closing Balance Sheet shall constitute acceptance thereof, whereupon the Draft Closing Balance Sheet shall be deemed to be the "Closing Balance Sheet". The Buyer and the Company Stockholder Representative shall use reasonable efforts to resolve any such objections, but if they do not reach a final resolution within 30 days after the Buyer has received the statement of objections, the Buyer and the Company Stockholder Representative shall select an internationally recognized accounting firm mutually acceptable to them (the "Neutral Auditors") to resolve any remaining objections. If the Buyer and the Company Stockholder Representative are unable to agree on the choice of Neutral Auditors, they shall select as Neutral Auditors a "big six" accounting firm other than Arthur Andersen LLP by lot. The Neutral Auditors shall determine whether the objections raised by the Company Stockholder Representative are valid. The Draft Closing Balance Sheet shall be adjusted in accordance with the Neutral Auditor's determination and, as so adjusted, shall be the Closing Balance Sheet. Such determination by the Neutral Auditors shall be conclusive and binding upon the Buyer and the stockholders of the Company as of the Effective Time (the "Company Stockholders"). The Buyer, on one hand, and the Company Stockholders, on the other, shall share equally the fees and expenses of the Neutral Auditors. The Company Stockholders' portion of such fees and expenses shall be deducted from the Indemnity Escrow Shares (as defined in Section 1.5(c)), as provided in the Escrow Agreement (as defined in Section 1.7).

          (iii) During the period of any dispute referred to above, the Buyer shall cooperate fully with the Company Stockholder Representative and the Company Stockholder Representative's accountants. The Company Stockholder Representative shall have access to all books and records and other information of the Company reasonably necessary for the evaluation of the Draft Closing Balance Sheet; provided, however, that any such access shall be allowed only in such manner as not to interfere unreasonably with the operations of the Company.


          (iv) If the net assets as shown on the Closing Balance Sheet are less than $(5,277,000) then a number of Indemnity Escrow Shares (as defined in Section 1.5(c)) having a fair market value (as defined in the Escrow Agreement) equal to such shortfall shall be deducted from the Indemnity Escrow Shares and returned by the Escrow Agent to the Buyer as provided in the Escrow Agreement, and such shares shall not be issued in consideration for the Company Shares in the Merger.


          (v) The adoption of this Agreement and the approval of the Merger by the stockholders of the Company shall constitute approval of the appointment of the Company Stockholder Representative and ratification of all actions taken by the Company Stockholder Representative pursuant to this Section 1.5(b).


     (c) The shares of Buyer Common Stock issuable in consideration for the Company Shares (the "Buyer Shares") shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event affecting the Buyer Common Stock between the date of this Agreement and the Effective Time. Upon the issuance of Buyer Shares as provided in Section 1.9, (i) ten percent of the Buyer Shares (the "Indemnity Escrow Shares") and
(ii) 4.14% of the Buyer Shares (the "FDA Shares" and, together with the Indemnity Escrow Shares, the "Escrow Shares") shall be withheld from the payment that Company Stockholders are entitled to receive pursuant to Section 1.5(a), and placed in an escrow account as described in Section 1.12. Such withholding shall be made pro rata based on the number of Buyer Shares that each Company Stockholder would have been entitled to receive but for the creation of such escrow. The shares of Buyer Common Stock issued net of the Escrow Shares are referred to as the "Closing Shares."


     (d) (i) Company Shares held by a holder who, subject to and in accordance with Section 1300 et seq. of the California Law, has demanded and perfected his right to an appraisal of his Company Shares and has not effectively withdrawn or lost his right to such appraisal ("Dissenting Shares"), shall not be converted into a right to receive Buyer Shares or cash, as the case may be, and such holder shall be entitled only to such rights as are granted by Section 1300 et seq. of the California Law. If after the Effective Time such holder withdraws, with the consent of the Surviving Corporation, or loses his right to appraisal for his Company Shares, such Company Shares shall be treated as if they had been converted as of the Effective Time into the right to receive the Buyer Shares issuable in respect of such Company Shares pursuant to Section 1.5.


     (ii) The Company shall give the Buyer and the Transitory Subsidiary prompt notice of any demands for purchase, or notices of intent to demand purchase, received by the Company with respect to Company Shares, and the Buyer and the Transitory Subsidiary shall have the right to control all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of the Buyer and the Transitory Subsidiary or as otherwise required by law, make any payment with respect to, or settle, or offer to settle, any such demands.


     1.6 THE CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of the Buyer in Waltham, Massachusetts, commencing at 2:00 p.m. local time on, June 28, 1996 (the "Closing Date").



     1.7 ACTIONS AT THE CLOSING. At the Closing, (a) the Company shall deliver to the Buyer and the Transitory Subsidiary the various certificates, instruments and documents referred to in Section 5.2, (b) the Buyer and the Transitory Subsidiary shall deliver to the Company the various certificates, instruments and documents referred to in Section 5.3, (c) the Company and the Transitory Subsidiary shall file the Merger Documents as provided in Section 1.3, and (d) the Buyer, the Company Stockholder Representative and the Escrow Agent (as defined therein) shall execute and deliver the Indemnification and Stock Escrow Agreement attached hereto as Exhibit A (the "Escrow Agreement").


     1.8 ADDITIONAL ACTION. The Surviving Corporation may, at any time after the Effective Time, take any action, including executing and delivering any document, in the name and on behalf of either the Company or the Transitory Subsidiary, in order to consummate the transactions contemplated by this Agreement.

     1.9  EXCHANGE OF SHARES


     (a) Promptly following the Closing Date, State Street Bank and Trust Company (the "Exchange Agent"), shall transmit to each Company Stockholder a form of letter of transmittal (the "Letter of Transmittal") and instructions for use in effecting the surrender of each certificate representing Company Shares (a "Certificate") held by such Company Stockholder in exchange for the Closing Shares or cash, as the case may be, represented by such Company Shares. Upon the proper surrender of such Certificates and a duly executed Letter of Transmittal and any required tax certifications, in accordance with such instructions, to the Exchange Agent, the Exchange Agent shall deliver a certificate for the Buyer Shares that such Company Stockholder is entitled to receive, minus Escrow Shares as provided in Section 1.5(c), and/or a check for any cash that such Company Stockholder is entitled to receive, without interest. It shall be a condition of such payment and delivery that the surrendered Certificate be properly endorsed or otherwise in proper form for transfer and that the person requesting such shall pay any transfer or other taxes required by reason of such payment or delivery or establish to the satisfaction of the Exchange Agent, the Buyer and/or the Surviving Corporation that such tax has been paid or is not applicable. Until so surrendered for exchange, each Certificate heretofore representing Company Shares (other than Dissenting Shares) shall, subject to
Section 1.12 hereof, be deemed for all purposes to evidence the right to receive Buyer Shares or cash as described in accordance with Section 1.5 above; provided, however, that unless and until any such outstanding Certificate is so surrendered, the holder of such outstanding Certificate shall cease to have any rights as a shareholder of the Company, except such rights, if any, as such holder may have with respect to Dissenting Shares and shall not be entitled to receive any consideration from the Surviving Corporation and/or the Buyer with respect to the Company Shares represented by such Certificate. Each Company Stockholder upon surrender of each such Certificate to the Exchange Agent, shall receive promptly in exchange for each such Certificate the Buyer Shares and/or cash to which such holder is entitled pursuant to this Agreement.


     (b) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, the Buyer shall issue in exchange for such lost, stolen or destroyed Certificate the Buyer Shares or cash issuable in exchange therefor as provided in Section 1.5. The Buyer may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to give the Buyer a bond in such sum as it may direct as indemnity against any claim that may be made against the Buyer with respect to the Certificate alleged to have been lost, stolen or destroyed.

     1.10 DIVIDENDS. No dividends or other distributions that are payable to the holders of record of Buyer Common Stock as of a date on or after the Closing Date shall be paid to former Company Stockholders entitled by reason of the Merger to receive Buyer Shares until such holders surrender their Certificates in accordance with Section 1.9. Upon such surrender, the Buyer shall pay or deliver to the persons in whose name the certificates representing such Buyer Shares are issued any dividends or other distributions that are payable to the holders of record of Buyer Common Stock as of a date on or after the Closing Date and which were paid or delivered between the Effective Time and the time of such surrender; provided that no such person shall be entitled to receive any interest on such dividends or other distributions.

     1.11 FRACTIONAL SHARES. No certificates or scrip representing fractional Buyer Shares shall be issued to former Company Stockholders upon the surrender for exchange of Certificates, and such former Company Stockholders shall not be entitled to any voting rights, rights to receive any dividends or distributions or other rights as a stockholder of the Buyer with respect to any fractional Buyer Shares that would otherwise be issued to such former Company Stockholders. In lieu of any fractional Buyer Shares that would otherwise be issued, each former Company Stockholder that would have been entitled to receive a fractional Buyer Share shall, upon proper surrender of such person's Certificates, receive a cash payment equal to the closing price per share of the Buyer Common Stock on the New York Stock Exchange on the trading day immediately preceding the Closing Date, multiplied by the fraction of a share that such Company Stockholder would otherwise be entitled to receive.

     1.12  ESCROW.


     (a) The Escrow Shares shall be held by the Escrow Agent under the Escrow Agreement pursuant to the terms thereof. The Escrow Shares shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party, and shall be held and disbursed solely for the purposes and in accordance with the terms of the Escrow Agreement. It is intended that the assets held in escrow as above provided shall facilitate the ability of the Buyer and the Surviving Corporation to recover amounts to which they are entitled under this Agreement or the Escrow Agreement as a result of misrepresentations, breaches of warranties and breaches of covenants contained in this Agreement and to satisfy claims of the Buyer and the Surviving Corporation arising as a result of this Agreement or the Escrow Agreement, including satisfaction of the Company's obligations under Section 1.5(b) hereof. Accordingly, and to the extent necessary to provide such protection to the Buyer and the Surviving Corporation, property held in escrow thereunder shall be available to satisfy claims of the Buyer and the Surviving Corporation under this Agreement or the Escrow Agreement to the extent provided in such agreements.


     (b) The adoption of this Agreement and the approval of the Merger by the Company Stockholders shall constitute approval of the Escrow Agreement and of all of the arrangements relating thereto, including without limitation the placement of the Escrow Shares in escrow and the appointment of the Company Stockholder Representative.

     1.13 CLOSING OF TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Company Shares shall thereafter be made. If, after the Effective Time, Certificates are presented to the Surviving Corporation they shall be canceled and exchanged for Buyer Shares or cash in accordance with Section 1.5, subject to Section 1.12 and to applicable law in the case of Dissenting Shares.

     1.14 STOCK OPTIONS. At or prior to the Effective Time, Buyer and the Company shall take all action necessary to cause the assumption by the Buyer as of the Effective Time of the options to purchase Company Common Stock outstanding as of the Effective Time (the "Company Options"). Each of the Company Options shall be converted without any action on the part of the holder thereof into an option to purchase shares of Buyer Common Stock (the "Buyer Options") as of the Effective Time. The number of shares of

Buyer Common Stock that each record holder of an option agreement which represents a Company Option (the "Optionholders") shall be entitled to receive upon the exercise of such option shall be a number of whole and fractional shares of Buyer Common Stock determined by multiplying the number of shares of Company Common Stock subject to such option, determined immediately before the Effective Time, by the Common Stock Exchange Ratio. The option exercise price of each share of Buyer Common Stock subject to any Buyer Option shall be the amount (rounded up to the nearest whole cent) obtained by dividing the exercise price per share of Company Common Stock at which the assumed Company Option was exercisable immediately before the Effective Time by the Common Stock Exchange Ratio. The assumption and conversion of Company Options to Buyer Options as provided herein shall not give the Optionholders additional benefits which they did not have immediately prior to the Effective Time, result in any acceleration of any vesting schedule for any Company Option, or relieve the Optionholders of any obligations or restrictions applicable to their options or the shares obtainable upon exercise of the options. Only whole shares of Buyer Common Stock shall be issued upon exercise of any Buyer Option and in lieu of receiving any fractional share of Buyer Common Stock, the holder of such option shall receive in cash the fair market value of the fractional share, net of the applicable exercise price of the fractional share and applicable withholding taxes.



     1.15 WARRANTS. At or prior to the Effective Time, Buyer and the Company shall take all action necessary to cause the assumption by the Buyer as of the Effective Time of the warrants to purchase Company Common Stock outstanding as of the Effective Time (the "Company Warrants"). At the Effective Time, Buyer shall assume the duties and obligations of the Company, and Buyer shall be vested with the powers, rights and privileges of the Company, under all of the Company Warrants. At the Effective Time, Buyer shall have reserved for issuance and shall continue to reserve for issuance upon exercise of the Company Warrants a number of shares of Buyer Common Stock equal to the Common Stock Exchange Ratio times the number of shares of Company Common Stock issuable upon exercise of Company Warrants.


                                   ARTICLE II
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to the Buyer that the statements contained in this Article II are true and correct, except as set forth in the disclosure schedule attached hereto as Exhibit B (the "Disclosure Schedule"). The Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article II, and the disclosures in any paragraph of the Disclosure Schedule shall qualify only the corresponding paragraph in this Article II. Each individual representation and warranty contained herein shall be interpreted and enforced separately and no representation or warranty contained herein shall be construed as limiting any other representation and warranty contained herein. The Buyer shall be assumed to have relied upon the representations and warranties contained herein, notwithstanding any investigation of the Company made by the Buyer prior to the Closing. The term "ordinary course of business", when used in this Article II, shall mean the ordinary course of business of the Company consistent with its past custom and practice (including with respect to frequency and amount).


     2.1 ORGANIZATION, QUALIFICATION AND CORPORATE POWER. The Company is a corporation duly organized, validly existing and in corporate and tax good standing under the laws of the state of California. The Company is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, properties, financial condition or results of operations ( a "Material Adverse Effect") of the Company. The Company has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company has furnished to the Buyer true and complete copies of its Amended and Restated Articles of Incorporation and By-laws, each as amended and as in effect on the date hereof. Each amendment to the Company's Amended and Restated Articles of Incorporation has been duly adopted by all requisite shareholder action and in accordance with all applicable law. The Company is not in default under or in violation of any provision of its Amended and Restated Articles of Incorporation or By-laws or any other instrument, document or agreement setting forth the terms and conditions of any shares of capital stock or other securities of the Company, or the rights and obligations of any holder of such shares or other securities, including, without limitation, the Securities Purchase

Agreement dated as of December 23, 1983 among the Company and the Purchasers named in Exhibits 1 and 2 thereto (the "Series A Agreement"), and the Series B Preferred Stock Purchase Agreement dated as of September 28, 1984 among the Company and the Purchasers listed in the Schedule of Purchasers thereto, as amended (the "Series B Agreement").


     2.2 CAPITALIZATION. The authorized capital stock of the Company consists of (i) 25,000,000 shares of Company Common Stock, of which 2,021,799 shares are issued and outstanding and (ii) 8,000,000 shares of preferred stock, no par value, of which (a) 3,820,000 shares have been designated Series A Stock, of which 3,820,000 shares are issued and outstanding and (b) 1,668,985 shares have been designated as Series B Stock, of which 1,187,414 shares are issued and outstanding. The Series A Stock is not convertible into shares of Company Common Stock except upon the initial public offering of the Company Common Stock. The shares of Series B Stock issued and outstanding are convertible into an aggregate of 1,411,888 shares of Company Common Stock, representing the conversion of each share of Series B Stock into .6835 shares of Company Common Stock and the conversion of accrued dividends on the Series B Stock, which will be $5.32 per share as of the Effective Time, at a rate of one share of Company Common Stock for each $10.52 of accrued dividends. The liquidation preferences (including any accumulated but unpaid dividends through June 28, 1996) for the Series A Stock and the Series B Stock would be $1.74 and $12.51, respectively, per share. Under the terms of the Series A Stock and the Series B Stock, the Merger will be considered to be a liquidation of the Company. Section 2.2 of the Disclosure Schedule sets forth a complete and accurate list of (i) all stockholders of the Company, indicating the type and number of shares held by each stockholder, and (ii) all Optionholders and all holders of Company Warrants indicating the type and number of shares subject to each Company Option and Company Warrant and the exercise price and vesting status of each Company Option and Company Warrant. All of the issued and outstanding shares of Company Common Stock, Series A Stock and Series B Stock are, and all shares of Company Common Stock that may be issued upon exercise of Company Options and Company Warrants or upon conversion of Series B Stock will be, upon such exercise or conversion, duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. Each of the Company Warrants, upon consummation of the Merger, will be exercisable in accordance with its terms without any action on the part of the Surviving Corporation or the holder thereof, for that number of shares of Buyer Common Stock that such holder would have been entitled to receive if he had exercised such warrant in full immediately prior to the Effective Time. Except as set forth in Section 2.2 of the Disclosure Schedule, there are no outstanding or authorized shares of capital stock or other securities or options, warrants, rights, agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance, disposition or acquisition of any of its capital stock or other securities. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. There are no agreements, voting trusts, proxies, or understandings with respect to the voting or registration under the Securities Act of 1933 (the "Securities Act"), of any shares of any capital stock of Company. All of the issued and outstanding shares of Company Common Stock, Series A Stock and Series B Stock and other outstanding securities of the Company were issued in compliance with applicable federal and state securities laws. No repurchase of capital stock by the Company (i) violated the Company's Amended and Restated Articles of Incorporation or By-laws or any laws, rules or regulations applicable to the Company or (ii) caused any breach of any agreement to which the Company is or was a party.



     2.3 AUTHORIZATION OF TRANSACTION. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and, subject to the adoption of this Agreement and the approval of the Merger by (a) the holders of a majority of the shares of Company Common Stock and Series B Stock (as converted) issued and outstanding and entitled to vote, voting together as a single class, (b) the holders of 75% of the shares of Series A Stock issued and outstanding and entitled to vote and (c) the holders of 75% of the shares of the Series B Stock issued and outstanding and entitled to vote (the "Requisite Stockholder Approval"), the performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles. The Board of Directors of the Company unanimously has, after due consideration of its fiduciary duties, (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interests of the Company and the shareholders of the Company, (ii) approved this Agreement and the transactions contemplated hereby, including the Merger and (iii) resolved to recommend approval and adoption of this Agreement and the Merger by the shareholders of the Company.



     2.4 NONCONTRAVENTION. Subject to compliance with the applicable requirements of the Securities Act and any applicable state securities laws, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "Hart-Scott-Rodino Act"), and the filing of the Merger Documents with the Secretary of State of the State of California and the Secretary of State of the State of Delaware, neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, will (a) require on the part of the Company or any corporation with respect to which the Company, directly or indirectly, has the power to vote or direct the voting of sufficient securities to elect a majority of the directors (any of the foregoing being referred to herein as a "Subsidiary") any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a "Governmental Entity"), (b) conflict with or violate any provision of the charter or By-laws of the Company or any Subsidiary, (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest (as defined below) or other arrangement to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of their assets is subject, except where such conflicts, breaches, defaults, accelerations or notice requirements would not, individually or in the aggregate, have a Material Adverse Effect on the Company and the Subsidiaries taken as a whole and would not affect the Company's ability to consummate the transactions contemplated hereby, (d) result in the imposition of any Security Interest upon any assets of the Company or any Subsidiary or (e) violate any order, writ, injunction, decree, statute, Rule or regulation applicable to the Company, any Subsidiary or any of their properties or assets or (f) entitle any employee of the Company or any Subsidiary to severance or other payments or to any increase in compensation or benefits. For purposes of this Agreement, "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge, or other lien (whether arising by contract or by operation of law), other than (i) mechanic's, materialmen's, and similar liens, (ii) liens arising under worker's compensation, unemployment insurance, social security, retirement, and similar legislation, and (iii) liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the ordinary course of business of the Company or any Subsidiary and not material to the Company and its Subsidiaries taken as a whole. Section 2.4 of the Disclosure Schedule sets forth a true, correct and complete list of all material consents and approvals of non-governmental third parties that are required in connection with the consummation by the Company and the Subsidiaries of the transactions contemplated by this Agreement. The payment due to Medical Graphics Corporation as a result of the acceleration of the Company's royalty payments under the Settlement Agreement dated December 21, 1995 caused by the Merger will not exceed $2.2 million.



     2.5 SUBSIDIARIES. Section 2.5 of the Disclosure Schedule sets forth for each Subsidiary (a) its name and jurisdiction of incorporation, (b) the number of shares of authorized capital stock of each class of its capital stock, (c) the number of issued and outstanding shares of each class of its capital stock, the names of the holders thereof and the number of shares held by each such holder, (d) the number of shares of its capital stock held in treasury, and (e) its directors and officers. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each Subsidiary is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on such Subsidiary. Each Subsidiary has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company has delivered to the Buyer correct and complete copies of the charter and By-laws of each Subsidiary, as amended to date. No Subsidiary is in default under or in violation of any provision of its charter or By-laws. All of the issued and outstanding shares of capital stock of each Subsidiary are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. All shares of each Subsidiary that are held of record or owned beneficially by either the Company or any Subsidiary are held or owned free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), claims, Security Interests, options, warrants, rights, contracts, calls, commitments, equities and demands. There are no outstanding or authorized options, warrants, rights, agreements or commitments (contingent or otherwise) to which the Company or any Subsidiary is a party or which are binding on any of them providing for the issuance, disposition or acquisition of any capital stock of any Subsidiary. There are no outstanding stock appreciation, phantom stock or similar rights with respect to any Subsidiary. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary. The Company does not control directly or indirectly or have any direct or indirect equity participation in any corporation, partnership, trust, or other business association which is not a Subsidiary.



     2.6 REPORTS AND FINANCIAL STATEMENTS. The Company has provided to the Buyer (i) the audited consolidated balance sheets and statements of operations, changes in stockholders' equity and cash flows for each of the last three fiscal years for the Company and the Subsidiaries (or such shorter periods as such Subsidiaries have been in existence); and (ii) the unaudited consolidated balance sheet and statements of income, changes in stockholders' equity and cash flows as of and for the quarter ended as of March 31, 1996 (the "Most Recent Fiscal Quarter End"). Such financial statements (collectively, the "Financial Statements") have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods covered thereby, fairly present the consolidated financial condition, results of operations and cash flows of the Company and the Subsidiaries as of the respective dates thereof and for the periods referred to therein and are consistent with the books and records of the Company and the Subsidiaries, provided, however, that the Financial Statements referred to in clause (ii) above are subject to normal recurring year-end adjustments (which will not be material) and do not include footnotes.



     2.7  ABSENCE OF CERTAIN CHANGES. Since the Most Recent Fiscal Quarter End,
(a) there has not been any material adverse change in the assets, business, prospects, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, nor has there occurred any event or development which could reasonably be foreseen to result in such a material adverse change in the future, and (b) neither the Company nor any Subsidiary has taken any of the actions set forth in paragraphs (a) through (p) of Section 4.7.



     2.8 UNDISCLOSED LIABILITIES. Neither the Company nor any of its Subsidiaries has any liability, whether absolute or contingent, liquidated or unliquidated, accrued and unaccrued and whether due or to become due, except for
(a) liabilities shown on the balance sheet referred to in clause (ii) of Section
2.6 (the "Most Recent Balance Sheet"), (b) liabilities which have arisen since the Most Recent Fiscal Quarter End in the ordinary course of business and which are similar in nature and amount to the liabilities which arose during the comparable period of time in the immediately preceding fiscal year and (c) contractual liabilities incurred in the ordinary course of business which are not required by GAAP to be reflected on a balance sheet.


     2.9  TAX MATTERS.


     (a) Each of the Company and the Subsidiaries has filed in a timely manner (including permitted exceptions) all Tax Returns (as defined below) that it was required to file and all such Tax Returns were correct and complete in all material respects. Each of the Company and the Subsidiaries has paid all Taxes (as defined below) that are shown to be due on any such Tax Returns. The unpaid Taxes of the Company and the Subsidiaries for tax periods through the date of the Most Recent Balance Sheet do not exceed the accruals and reserves for Taxes set forth on the Most Recent Balance Sheet. Neither the Company nor any Subsidiary has any actual or potential liability for any Tax obligation of any taxpayer (including without limitation any affiliated group of corporations or other entities that included the Company or any Subsidiary during a prior period) other than the Company and the Subsidiaries. All Taxes that the Company or any Subsidiary is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity. There are no liens for taxes on the assets of the Company or any Subsidiary other than liens for Taxes not yet due and payable. For purposes of this Agreement, "Taxes" means all taxes, charges, fees, levies or other similar assessments or liabilities, including without limitation income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, payroll and franchise taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof. For purposes of this Agreement, "Tax Returns" means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.


     (b) The Company has delivered to the Buyer correct and complete copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by any of the Company or any Subsidiary since January 1, 1989. The federal income Tax Returns of the Company have been audited by the Internal Revenue Service or are closed by the applicable statute of limitations for all taxable years through March 31, 1987. No examination or audit of any Tax Returns of the Company or any Subsidiary by any Governmental Entity is currently in progress or, to the knowledge of the Company and the Subsidiaries, threatened or contemplated. Neither the Company nor any Subsidiary has waived any statute of limitations with respect to taxes or agreed to an extension of time with respect to a tax assessment or deficiency.


     (c) Neither the Company nor any Subsidiary is a "consenting corporation" within the meaning of Section 341(f) of the Internal Revenue Code of 1986 (the "Code") and none of the assets of the Company nor the Subsidiaries are subject to an election under Section 341(f) of the Code. Neither the Company nor any Subsidiary has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code. Neither the Company nor any Subsidiary is a party to any Tax allocation or sharing agreement.

     (d) Neither the Company nor any Subsidiary is or has ever been a member of an "affiliated group" of corporations (within the meaning of Section 1504 of the Code), other than a group of which only the Company and the Subsidiaries are members. Neither the Company nor any Subsidiary has made an election under Treasury Reg. Section 1.1502-20(g). Neither the Company nor any Subsidiary is or has been required to make a basis reduction pursuant to Treasury Reg. Section 1.1502-20(b) or Treasury Reg. Section 1.337(d)-2T(b).


     (e) All material elections with respect to Taxes as of the date hereof are set forth in Section 2.9 of the Disclosure Schedule. None of the assets of the Company nor any Subsidiary is property that the Company or any Subsidiary is required to treat as being owned by any other person pursuant to the "safe harbor lease" provisions of former Section 168(f)(8) of the Code. None of the assets of the Company nor any Subsidiary directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code. None of the assets of the Company nor any Subsidiary is "tax exempt use property" within the meaning of Section 168(h) of the Code. Neither the Company nor any Subsidiary has agreed to make or is required to make any adjustment under
Section 481 of the Code by reason of a change in accounting method or otherwise. Neither the Company nor any Subsidiary has participated in an international boycott within the meaning of Section 999 of the Code. Neither the Company nor any Subsidiary has or has had a permanent establishment in any foreign country, as defined in any applicable treaty or convention between the United States and such foreign country.


     2.10 ASSETS. Each of the Company and the Subsidiaries owns or leases all tangible assets necessary for the conduct of its businesses as presently conducted and as presently proposed to be conducted. Each such tangible asset is free from material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used. No asset of the Company (tangible or intangible) is subject to any Security Interest.

     2.11 OWNED REAL PROPERTY. None of the Company nor any Subsidiary owns any real property.

     2.12  INTELLECTUAL PROPERTY.


     (a) Each of the Company and the Subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use, all Intellectual Property (as defined below) that is used to conduct its business as currently conducted or planned to be conducted within the next year. For purposes of this Agreement, the term "Intellectual Property" means all (i) patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, reexamination, utility, model, certificate of invention and design patents, patent applications, registrations and applications for registrations, (ii) trademarks, service marks, trade dress, logos, trade names and corporate names and registrations and applications for registration thereof,
(iii) copyrights and registrations and applications for registration thereof,
(iv) mask works and registrations and applications for registration thereof, (v) computer software (other than software that is generally commercially available), data and documentation, (vi) trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice, know-how, manufacturing and production processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (vii) other proprietary rights relating to any of the foregoing and (viii) copies and tangible embodiments thereof. Section 2.12 of the Disclosure Schedule lists (i) all patents and patent applications, all registered trademarks, all registered copyrights, and all material trade names and service marks which are used in the business of the Company or the Subsidiaries, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any such application for such issuance or registration has been filed, (ii) all material written licenses, sublicenses and other agreements to which the Company or a Subsidiary is a party and pursuant to which any person is authorized to use any Intellectual Property rights, and (iii) all material written licenses, sublicenses and other agreements as to which the Company or a Subsidiary is a party and pursuant to which the Company or a Subsidiary is authorized to use any third party patents, trademarks or copyrights, including software ("Third Party Intellectual Property Rights") which are used in the business of the Company or any Subsidiary or which form a part of any product or service of the Company or any Subsidiary. The Company has made available to the Buyer correct and complete copies of all such patents, registrations, applications, licenses and agreements (as amended to date) and related documentation. Except pursuant to the Contracts listed on Section 2.14 of the Disclosure Schedule and except pursuant to the licenses listed on Section 2.12 of the Disclosure Schedule, neither the Company nor any Subsidiary has agreed to indemnify any person or entity for or against any infringement, misappropriation or other conflict with respect to any item of Intellectual Property that the Company or any Subsidiary owns or uses. Neither the Company nor any Subsidiary is a party to any oral license, sublicense or agreement which, if reduced to written form, would be required to be listed in
Section 2.12 of the Disclosure Schedule under the terms of this Section 2.12(a).


     (b) Neither the Company nor any of the Subsidiaries is, nor will any of them be as a result of the execution and delivery of this Agreement or the performance of the Company's obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Intellectual Property or Third Party Intellectual Property Rights.

     (c) Neither the Company nor any of the Subsidiaries has been named in any suit, action or proceeding which involves a claim of infringement of any Intellectual Property right of any third party. The manufacturing, marketing, licensing or sale of the products or performance of the service offerings of the Company and the Subsidiaries do not infringe any Intellectual Property right of any third party; and to the knowledge of the Company and the Subsidiaries, the Intellectual Property rights of the Company and the Subsidiaries are not being infringed by activities, products or services of any third party.

     2.13 REAL PROPERTY LEASES. Section 2.13 of the Disclosure Schedule lists and describes briefly all real property leased or subleased to the Company or any Subsidiary and lists the term of such lease or sublease, any extension and expansion options, and the rent payable thereunder. The Company has delivered to the Buyer correct and complete copies of the leases and subleases (as amended to date) listed in Section 2.13 of the Disclosure Schedule. With respect to each lease and sublease listed in
Section 2.13 of the Disclosure Schedule:

          (a) the lease or sublease is legal, valid, binding, enforceable and in full force and effect;

          (b) the lease or sublease will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing;


          (c) neither the Company or any subsidiary nor, to the best knowledge of the Company, any other party to the lease or sublease is in breach or default in any material respect, and no event has occurred which, with notice or lapse of time, would constitute any such breach or default, or permit termination, modification, or acceleration thereunder;


          (d) there are no disputes, oral agreements or forbearance programs in effect as to the lease or sublease;

          (e) neither the Company nor any Subsidiary has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold;


          (f) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities; and



          (g) the Company and the Subsidiaries have obtained non-disturbance agreements from the holder of each superior Security Interest and ground lease in connection with each such lease or sublease (each of which is listed in Section 2.13 of the Disclosure Schedule); and the representations and warranties set forth in clauses (a) through (d) of this Section 2.13 with respect to leases and subleases are true and correct with respect to such nondisturbance agreements.


     2.14 CONTRACTS. Section 2.14 of the Disclosure Schedule lists the following written arrangements to which the Company or any Subsidiary is a party:

          (a) any written arrangement pursuant to which any party is indemnified for or against any liability under Environmental Laws (as defined in Section 2.21 below);


          (b) any written arrangement (or group of related written arrangements) for the lease of personal property from or to third parties providing for lease payments in excess of $100,000 per annum;



          (c) any written arrangement (or group of related written arrangements) for the purchase or sale of raw materials, commodities, supplies, products or other personal property or for the furnishing or receipt of services (i) which calls for performance over a period of more than one year, (ii) which involves more than the sum of $100,000, or (iii) in which the Company or any Subsidiary has granted manufacturing rights, "most favored nation" pricing provisions or marketing or distribution rights relating to any products or territory or has agreed to purchase a minimum quantity of goods or services or has agreed to purchase goods or services exclusively from a certain party;


          (d) any written arrangement establishing a partnership or joint venture;

          (e) any written arrangement (or group of related written arrangements) under which it has created, incurred, assumed, or guaranteed (or may create, incur, assume, or guarantee) indebtedness (including capitalized lease obligations) involving more than $50,000 or under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;


          (f) any written arrangement concerning confidentiality (other than those entered into in the ordinary course of business) or noncompetition;


          (g) any written arrangement involving any stockholder of the Company or their affiliates, as defined in Rule 12b-2 under the Securities Exchange Act of 1934 (as amended, the "Exchange Act") ("Affiliates");

          (h) any written arrangement under which the consequences of a default or termination could have a Material Adverse Effect; and



          (i) any other written arrangement (or group of related written arrangements) either involving more than $50,000 or not entered into in the ordinary course of business.



     The Company has delivered to the Buyer a correct and complete copy of each written arrangement (as amended to date) listed in Section 2.14 of the Disclosure Schedule. With respect to each written arrangement so listed: (i) the written arrangement is legal, valid, binding and enforceable (except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles) and in full force and effect; (ii) the written arrangement will continue to be legal, valid, binding and enforceable (except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles) and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing; and (iii) neither the Company or any Subsidiary or, to the Company's knowledge, any other party is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default or permit termination, modification, or acceleration, under the written arrangement. Neither the Company nor any Subsidiary is a party to any oral contract, agreement or other arrangement which, if reduced to written form, would be required to be listed in
Section 2.14 of the Disclosure Schedule under the terms of this Section 2.14.



     2.15 ACCOUNTS RECEIVABLE. All accounts receivable of the Company and the Subsidiaries reflected on the Most Recent Balance Sheet (except for those that have been collected since the Most Recent Fiscal Quarter End) are valid receivables subject, to the best knowledge of the Company, to no setoffs or counterclaims and are current and collectible in the ordinary course of business, net of the applicable reserve for bad debts on the Most Recent Balance Sheet. All accounts receivable reflected in the financial or accounting records of the Company that have arisen since the Most Recent Fiscal Quarter End (except for those that have been collected since the Most Recent Fiscal Quarter End) are valid receivables subject, to the best knowledge of the Company, to no setoffs or counterclaims and are collectible in the ordinary course of business, net of a reserve for bad debts in an amount proportionate to the reserve shown on the Most Recent Balance Sheet.


     2.16 POWERS OF ATTORNEY. There are no outstanding powers of attorney executed on behalf of the Company or any Subsidiary.

     2.17 INSURANCE. Section 2.17 of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including fire, theft, casualty, general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which the Company or any Subsidiary has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past five years:

          (a) the name of the insurer, the name of the policyholder and the name of each covered insured;

          (b) the policy number and the period of coverage;

          (c) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

          (d) a description of any retroactive premium adjustments or other loss-sharing arrangements.

     Each such insurance policy (i) is enforceable and in full force and effect; and (ii) will continue to be enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing. Neither the Company nor any Subsidiary (A) is in breach or default (including with respect to the payment of premiums or the giving of notices) under such policy, and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination, modification or acceleration, under such policy; (B) has received any notice from the insurer disclaiming coverage or reserving rights with respect to a particular claim or such policy in general; or (C) has incurred any loss, damage, expense or liability covered by any such insurance policy for which it has not properly asserted a claim under such policy. Each of the Company and the Subsidiaries is covered by insurance in scope and amount customary and reasonable for the businesses in which it is engaged.


     2.18 LITIGATION. Section 2.18 of the Disclosure Schedule identifies, and contains a brief description of, (a) any unsatisfied judgment, order, decree, stipulation or injunction and (b) any claim, complaint, action, suit, proceeding, hearing or investigation of or in any Governmental Entity or before any arbitrator to which the Company or any Subsidiary is a party or, to the knowledge of the Company and the Subsidiaries, is threatened to be made a party or which would otherwise have a Material Adverse Effect on the Company and the Subsidiaries taken as a whole. None of the complaints, actions, suits, proceedings, hearings, and investigations set forth in Section 2.18 of the Disclosure Schedule could have a Material Adverse Effect on the Company and the Subsidiaries taken as a whole.



     2.19 EMPLOYEES. Section 2.19 of the Disclosure Schedule contains a list of all employees of the Company and each Subsidiary, indicating, with respect to each such employee, his or her position, annual rate of compensation, bonus for the last fiscal year of the Company, method for calculating bonus for the current fiscal year and any other arrangement under which cash compensation is payable by the Company. Each such employee has entered into a confidentiality/assignment of inventions agreement with the Company or a Subsidiary, a copy of which has previously been delivered to the Buyer. To the knowledge of the Company and its Subsidiaries, no employee has any plans to terminate employment with the Company or any Subsidiary. Neither the Company nor any Subsidiary is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. The Company and the Subsidiaries have no knowledge of any organizational effort made or threatened, either currently or within the past two years, by or on behalf of any labor union with respect to employees of the Company or any Subsidiary. Under the bonus pool adopted by the Board of Directors of the Company at meetings held in November 1994 and October 1995, the Company will be obligated to pay to certain of its employees an aggregate of not more than $8.3 million in cash (the "Bonus Pool Amount") upon consummation of the Merger.


     2.20  EMPLOYEE BENEFITS.


     (a) Section 2.20(a) of the Disclosure Schedule contains a complete and accurate list of all Employee Benefit Plans (as defined below) maintained, or contributed to, by the Company, any Subsidiary, or any ERISA Affiliate (as defined below). For purposes of this Agreement, "Employee Benefit Plan" means any "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including without limitation insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation. For purposes of this Agreement, "ERISA Affiliate" means any entity which is a member of (i) a controlled group of corporations (as defined in Section 414(b) of the Code), (ii) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (iii) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes the Company or a Subsidiary. Complete and accurate copies of (i) all Employee Benefit Plans which have been reduced to writing, (ii) written summaries of all unwritten Employee Benefit Plans, (iii) all related trust agreements, insurance contracts and summary plan descriptions, and (iv) all annual reports filed on IRS Form 5500, 5500C or 5500R for the last three plan years for each Employee Benefit Plan, have been made available to the Buyer. Each Employee Benefit Plan has been administered in all material respects in accordance with its terms and each of the Company, the Subsidiaries and the ERISA Affiliates has in all material respects met its obligations with respect to such Employee Benefit Plan and has made all required contributions thereto. The Company and all Employee Benefit Plans are in compliance in all material respects with the currently applicable provisions of ERISA and the Code and the regulations thereunder.

     (b) There are no investigations by any Governmental Entity, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Employee Benefit Plans and proceedings with respect to qualified domestic relations orders), suits or proceedings against or involving any Employee Benefit Plan or asserting any rights or claims to benefits under any Employee Benefit Plan that could give rise to any material liability.

     (c) All the Employee Benefit Plans that are intended to be qualified under
Section 401(a) of the Code have received determination letters from the Internal Revenue Service to the effect that such Employee Benefit Plans are qualified and the plans and the trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked and revocation has not been threatened, and no such Employee Benefit Plan has been amended since the date of its most recent determination letter or application therefor in any respect, and no act or omission has occurred, that would adversely affect its qualification or materially increase its cost.

     (d) Neither the Company, any Subsidiary, nor any ERISA Affiliate has ever maintained an Employee Benefit Plan subject to Section 412 of the Code or Title IV of ERISA.


     (e) At no time has the Company, any Subsidiary or any ERISA Affiliate been obligated to contribute to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA).


     (f) There are no unfunded obligations under any Employee Benefit Plan providing benefits after termination of employment to any employee of the Company or any Subsidiary (or to any beneficiary of any such employee), including but not limited to retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be continued under
Section 4980B of the Code and insurance conversion privileges under state law.

     (g) No act or omission has occurred and no condition exists with respect to any Employee Benefit Plan maintained by the Company, any Subsidiary or any ERISA Affiliate that would subject the Company, any Subsidiary or any ERISA Affiliate to any material fine, penalty, tax or liability of any kind imposed under ERISA or the Code.

     (h) No Employee Benefit Plan is funded by, associated with, or related to a "voluntary employee's beneficiary association" within the meaning of Section 501(c)(9) of the Code.


     (i) No Employee Benefit Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits the Company from amending or terminating any such Employee Benefit Plan except as required by law.


     (j) Section 2.20(j) of the Disclosure Schedule discloses each: (i) agreement with any director, executive officer or other key employee of the Company or any Subsidiary (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or any Subsidiary of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee; (ii) agreement, plan or arrangement under which any person may receive payments from the Company or any Subsidiary that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person's "parachute payment" under Section 280G of the Code; and (iii) agreement or plan binding the Company or any Subsidiary, including without limitation any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan, or any Employee Benefit Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

     2.21  ENVIRONMENTAL MATTERS.


     (a) Each of the Company and the Subsidiaries has complied in all material respects with all Environmental Laws (as defined below) applicable to their business operations. For purposes of this Agreement, "Environmental Law" means any federal, state or local law, statute, Rule or regulation or the common law relating to the environment or occupational health and safety, including without limitation any statute, regulation or order pertaining to (i) treatment, storage, disposal, generation and transportation of Materials of Environmental Concern (as defined below); (ii) air, water and noise pollution;
(iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of Materials of Environmental Concern, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wild life, marine sanctuaries and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels and containers; (vii) underground and other storage tanks or vessels, abandoned, disposed or discarded barrels, containers and other closed receptacles; (viii) health and safety of employees and other persons; and (ix) manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of Materials of Environmental Concern. As used above, the terms "release" and "environment" shall have the meaning set forth in the federal Comprehensive Environmental Compensation, Liability and Response Act of 1980, as amended ("CERCLA").


     (b) There have been no releases of any Materials of Environmental Concern into the environment by the Company or any Subsidiary or, to the best knowledge of the Company, by any other party, at any parcel of real property or any facility formerly or currently owned or leased by the Company or a Subsidiary. There has been no release of Materials of Environmental Concern for which liability can be imposed on the Company or the Subsidiary under any Environmental Law. For purposes of this Agreement, "Materials of Environmental Concern" means any chemicals, pollutants or contaminants, hazardous substances (as such term is defined under CERCLA), solid wastes and hazardous wastes (as such terms are defined under the federal Resource Conservation and Recovery
Act), toxic materials, industrial materials, oil or petroleum and petroleum products, or any other material subject to regulation under any Environmental Law.


     (c) There is no pending or, to the knowledge of the Company and the Subsidiaries, threatened civil or criminal litigation, written notice of violation or noncompliance, formal administrative or judicial proceeding, claim, cause of action, liability, investigation, citation, order, consent order, consent decree, inquiry or information request by any Governmental Entity, involving the Company or any Subsidiary relating to any of the following: (i) violation of any Environmental Law; (ii) violation of any permit, license or registration issued under any Environmental Law; (iii) the disposal, discharge or release of Materials of Environmental Concern, whether or not in compliance with Environmental Laws; (iv) the generation, storage, treatment, transportation, reclamation, recycling or other handling of Materials of Environmental Concern, whether or not in compliance with Environmental Laws; (v) the ownership, operation or use of any landfill, surface impoundment, pit, pond, lagoon, underground injection well, waste pile, land treatment unit, wastewater treatment plant, air pollution control equipment, or any other unit used for the storage, disposal, handling or treatment of Materials of Environmental Concern;
(vi) the exacerbation of previously existing environmental contamination; or
(vii) exposure to any Materials of Environmental Concern, noises, odors, or vibrations at or from any real property or facility formerly or currently owned or leased by the Company or a Subsidiary. Without limiting the foregoing, none of the Company nor any Subsidiary has been named a "potentially responsible party" under any Environmental Law or has received any correspondence or notice that it may be named a "potentially responsible party."


     (d) The Company and the Subsidiaries possess all permits, licenses and/or registrations required under Environmental Laws for their business operations, and all such permits, licenses and/or registrations are valid and in full force and effect.


     (e) Set forth in Section 2.21(e) of the Disclosure Schedule is a list of all environmental, health and safety reports, investigations, audits, assessments, surveys and analyses, relating to premises currently or previously owned or occupied by the Company or a Subsidiary which the Company has possession of or access to. Complete and accurate copies of each such report, or the results of each such investigation have been provided to the Buyer.


     (f) To the knowledge of the Company and its Subsidiaries, all entities, including without limitation transporters, treatment, storage and disposal facilities, and Remediation companies, used by the Company or a Subsidiary, for the transportation, storage, disposal, treatment or other handling of Materials of Environmental

Concern possess all permits, licenses and registrations required under Environmental Laws. None of the Company or any of its Subsidiaries have or will have any liability as a result of any act or omission by any of such entities. To the knowledge of the Company, there is no previous, pending or threatened civil or criminal litigation, written notice of violation or noncompliance, formal administrative or judicial proceeding, investigation, citation, order, consent order, consent decree, inquiry or information request by any Governmental Entity, relating to such entities for any violations of Environmental Laws.

     2.22  LEGAL COMPLIANCE.

     (a) Each of the Company and the Subsidiaries, and the conduct and operation of their respective businesses, are in compliance in all material respects with all laws (including rules and regulations thereunder) of any federal, state, local or foreign government, or any Governmental Entity, which are applicable to the Company or such Subsidiary or business, and none of the Company or any Subsidiaries has received any notice from any Governmental Entity that it is in violation of, or has violated any such laws (including rules and regulations thereunder).


     (b) For purposes of this Section 2.22(b), the "Products" shall mean all products manufactured or sold at any time by the Company. The Company, and each Product in current commercial distribution, is currently duly registered (in case of the Company) and listed (in case of each such Product) with the U.S. Food and Drug Administration ("FDA") under section 360 of the Federal Food, Drug and Cosmetic Act, 21 U.S.C. 301 et seq. (the "FDC Act") and the applicable rules and regulations thereunder. Each Product in current commercial distribution is a Class II medical device as defined under 21 U.S.C. 360c (a)(1)(B) and the applicable rules and regulations thereunder and was first marketed in its present form and design prior to May 28, 1976 or is covered by a premarket notification submission to the FDA in compliance with 21 U.S.C. 360(k) and the applicable rules and regulations thereunder. The Company is currently in compliance in all material respects with, and each Product in current commercial distribution is manufactured, prepared, assembled and processed in compliance in all material respects with, the Good Manufacturing Practices for Medical Devices set forth in 21 C.F.R. part 820. The Company is in compliance with the recordkeeping and FDA reporting requirements for Medical Devices Reporting set forth in 21 C.F.R. Part 803. The premises of the Company and its records relating to the Products were most recently inspected by the FDA on July 21, 1994, and a true and complete copy of the report of such inspection has been furnished to Buyer. The Company has corrected all deficiencies noted therein and has implemented all recommendations made therein. Since July 21, 1994 , the FDA has not inspected such premises and records. The Company is not subject to any enforcement proceedings by the FDA and, to the best knowledge of the Company, no proceedings have been threatened. The Company has not introduced in commercial distribution during the period of three calendar years immediately preceding the date hereof any Products which were upon their shipment by the Company adulterated or misbranded in violation of 21 U.S.C. 331. The Company has not recalled any Product since January 1, 1991 and, to the best knowledge of the Company, there is no basis for any such recall.



     2.23 PERMITS. Section 2.23 of the Disclosure Schedule sets forth a list of all material permits, licenses, registrations, certificates, orders or approvals from any Governmental Entity (including without limitation those issued or required under Environmental Laws and those relating to the occupancy or use of owned or leased real property) ("Permits") issued to or held by the Company or any Subsidiary. Such listed Permits are the only Permits that are required for the Company and the Subsidiaries to conduct their respective businesses as presently conducted or as proposed to be conducted, except for those the absence of which would not have any Material Adverse Effect on the Company and the Subsidiaries taken as a whole. Each such Permit is in full force and effect and, to the best of the knowledge of the Company or any Subsidiary, no suspension or cancellation of such Permit is threatened and, to the best knowledge of the Company or any Subsidiary, there is no basis for believing that such Permit will not be renewable upon expiration. Each such Permit will continue in full force and effect following the Closing.



     2.24 CERTAIN BUSINESS RELATIONSHIPS WITH AFFILIATES. No Affiliate of the Company or of any Subsidiary (a) owns any property or right, tangible or intangible, which is used in the business of the Company or any Subsidiary, (b) has, to the best knowledge of the Company or any Subsidiary, any claim or cause of action against the Company or any Subsidiary, or (c) owes any money to, or is owed by money by, the Company or any Subsidiary. Section 2.24 of the Disclosure Schedule describes any transactions or relationships between the Company and any Affiliate thereof which are reflected in the statements of operations of the Company included in the Financial Statements.

     2.25 BROKERS' FEES. Neither the Company nor any Subsidiary has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement except that the Company is obligated to pay Cowen & Co. the fees described in Section
2.25 of the Disclosure Schedule. Except for such fees, the Company shall have no liability to Cowen & Co. under the Engagement Letter or otherwise arising out of the transactions contemplated hereby or thereby.

     2.26 BOOKS AND RECORDS. The minute books and other similar records of the Company and each Subsidiary contain true and complete records of all actions taken at any meetings of the Company's or such Subsidiary's stockholders, Board of Directors or any committee thereof and of all written consents executed in lieu of the holding of any such meeting. The books and records of the Company and each Subsidiary accurately reflect in all material respects the assets, liabilities, business, financial condition and results of operations of the Company or such Subsidiary and have been maintained in accordance with good business and bookkeeping practices.


     2.27 CUSTOMERS AND SUPPLIERS. No material purchase order or commitment of the Company or any Subsidiary is in excess of normal requirements, nor are prices provided therein in excess of current market prices for the products or services to be provided thereunder. No material supplier of the Company or any Subsidiary has indicated to the Company or such Subsidiary within the past year that it will stop, or decrease the rate of, supplying materials, products or services to them and no material customer of the Company or any Subsidiary has indicated to the Company or such Subsidiary within the past year that it will stop, or decrease the rate of, buying, leasing or licensing materials, products or services from them. Section 2.27 of the Disclosure Schedule sets forth a list of (a) each customer that accounted for more than 5% of the consolidated revenues of the Company during the last full fiscal year or the interim period through the Most Recent Fiscal Quarter End and the amount of revenues accounted for by such customer during each such period and (b) each supplier that is the sole supplier of any significant product or component to the Company or a Subsidiary.


     2.28  BANKING FACILITIES.

     (a) Section 2.28 of the Disclosure Schedule sets forth a true, correct and complete list of: (i) each bank, savings and loan or similar financial institution at which the Company or any Subsidiary has an account, safety deposit box, line of credit or credit facility and the numbers of the accounts or safety deposit boxes maintained by the Company or any Subsidiary thereat and details, including terms, of any line of credit or credit facility; and (ii) the names of all persons authorized to draw on each such account or to have access to any such safety deposit box facility, together with a description of the authority (and conditions thereof, if any) of each such person with respect thereto.

     (b) All of the outstanding indebtedness (secured or unsecured) for borrowed money of the Company may be prepaid without the consent or approval of, or prior notice to, any other person, and without payment of any premium or penalty.

     2.29 SURETYSHIPS. Except as set forth in Section 2.29 of the Disclosure Schedule, none of the Company or any Subsidiary has any obligation or liability (whether actual, accrued, accruing, contingent or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity, except as endorser or maker of checks or letters of credit, respectively, endorsed or made in the ordinary course of business.


     2.30 BACKLOG. The Company's backlog of binding purchase orders as of April 30, 1996 was at least $4.0 million.



     2.31 GOVERNMENT CONTRACTS. To the best knowledge of the Company, the Company has not been suspended or debarred from bidding on contracts or subcontracts with any Governmental Entity and no such suspension or debarment has been initiated or threatened. The consummation of the transactions contemplated by this Agreement will not result in any such suspension or debarment. The Company has not been audited or investigated and is not now being audited or investigated by the U.S. Government Accounting Office, the U.S. Department of Defense or any of its agencies, the Defense Contract Audit Agency, the U.S. Department of Justice, the Inspector General of any U.S. Governmental Entity, any similar agencies or instrumentalities of any foreign Governmental Entity, or any price contractor with a Governmental Entity nor, to the Company's knowledge, has any such audit or investigation been threatened. To the Company's knowledge, there is no valid basis for (a) the suspension or debarment of the Company from bidding on contracts or subcontracts with any Governmental Entity or (b) any claim pursuant to an audit or investigation by any of the entities named in the foregoing sentence. The Company has no agreements, contracts or commitments which require it to obtain or maintain a security clearance with any Governmental Entity.


     2.32  REGISTRATION STATEMENT; PROXY STATEMENT.


     (a) None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission (the "Commission") by the Buyer in connection with the submission of this Agreement to the Company's shareholders and the issuance of Buyer Shares in the Merger (together with any amendments or supplements thereto, the "Registration Statement") or (ii) the proxy statement relating to the meeting of the Company's shareholders (the "Shareholder Meeting") to be held in connection with the Merger (the "Proxy Statement" and, together with the prospectus contained in the Registration Statement, the "Proxy Statement/Prospectus") will, at the respective times filed with the Commission and, in addition (A) in the case of the Proxy Statement/Prospectus, at the date it or any amendments or supplements thereto are mailed to stockholders, at the time of the Shareholder Meeting and at the Effective Time, and (B) in the case of the Registration Statement, when it becomes effective under the Securities Act and the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder. If at any time prior to the Effective Time any event relating to the Company or any of its respective Affiliates, officers or directors should be discovered by the Company which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, the Company shall promptly inform the Buyer. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by the Buyer or the Transitory Subsidiary which is contained in any of the foregoing documents.


     (b) The Company has not taken any action that constitutes an "offer", "offer to sell, "offer for sale" or "sale" of Buyer Shares within the meaning of Rule 145 under the Securities Act.


     2.33 CONTINUITY OF INTEREST. To the best of the Company's knowledge, there is no plan or intention on the part of the Company Stockholders to sell, exchange or otherwise dispose of a number of Buyer Shares received in the Merger that would reduce the Company Stockholders' ownership of Buyer Common Stock to a number of shares having a value, as of the Effective Time, of less than fifty (50%) percent of the value of all of the Company Shares as of the Effective Time. For purposes of this representation, Company Shares surrendered by dissenters or exchanged for cash or in lieu of fractional shares of Buyer Common Stock will be treated as outstanding Company Shares at the Effective Time. Moreover, shares of Buyer Common Stock held by the Company Stockholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Merger will be considered in making this representation. The Company has caused each person who is an Affiliate to deliver to Buyer and each Affiliate has, concurrently with the signing of this Agreement, signed an affiliate agreement in the form attached hereto as Exhibit C (an "Affiliate Agreement") providing, among other things, that such person has no plan or intention and will not sell, pledge, transfer or otherwise dispose of Buyer Shares or in any way reduce their risk relative to any such shares, until such time as financial results covering at least 30 days of combined operations of the Buyer and the Company have been published within the meaning of Section 201.01 of the Codification of Financial Reporting Policies of the Commission and except in compliance with the applicable provisions of the Securities Act, and the rules and regulations thereunder.

     2.34 POOLING ACCOUNTING. The Company and, to the best of the Company's knowledge, the Company Stockholders have taken no actions that would prevent the Buyer from accounting for the Merger as a pooling-of-interests for accounting purposes.


                                  ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE BUYER
                         AND THE TRANSITORY SUBSIDIARY

     Each of the Buyer and the Transitory Subsidiary represents and warrants to the Company as follows:


     3.1 ORGANIZATION, QUALIFICATION AND CORPORATE POWER. Each of the Buyer and the Transitory Subsidiary is a corporation duly organized, validly existing and in corporate good standing under the laws of the state of its incorporation. Each of the Buyer and the Transitory Subsidiary is duly qualified to conduct business and is in corporate good standing under the laws of each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on the Buyer or the Transitory Subsidiary.


     3.2 CAPITALIZATION. The authorized capital stock of the Buyer consists of 350,000,000 shares of Buyer Common Stock, of which 136,074,091 shares were issued and outstanding and 83,791 shares were held in the treasury of the Buyer as of March 30, 1996 (after giving effect to a three-for-two stock split effected June 5, 1996), and 50,000 shares of preferred stock, $1.00 par value, of which 40,000 shares have been designated Series B Junior Participating Preferred Stock, none of which are issued and outstanding. All of the issued and outstanding shares of Buyer Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. All of the Buyer Shares will be, when issued in accordance with this Agreement, duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights.


     3.3 AUTHORIZATION OF TRANSACTION. Each of the Buyer and the Transitory Subsidiary has all requisite power and authority to execute and deliver this Agreement and (in the case of the Buyer) the Escrow Agreement and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and (in the case of the Buyer) the Escrow Agreement by the Buyer and the Transitory Subsidiary, the performance of this Agreement and (in the case of the Buyer) the Escrow Agreement and the consummation of the transactions contemplated hereby and thereby by the Buyer and the Transitory Subsidiary have been duly and validly authorized by all necessary corporate action on the part of the Buyer and the Transitory Subsidiary. This Agreement has been duly and validly executed and delivered by the Buyer and the Transitory Subsidiary and constitutes a valid and binding obligation of the Buyer and the Transitory Subsidiary, enforceable against them in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.


     3.4 NONCONTRAVENTION. Subject to compliance with the applicable requirements of the Securities Act and any applicable state securities laws, the Hart-Scott-Rodino Act and the filing of the Merger Documents with the Secretary of State of the State of California and the Secretary of State of the State of Delaware, neither the execution and delivery of this Agreement or (in the case of the Buyer) the Escrow Agreement by the Buyer or the Transitory Subsidiary, nor the consummation by the Buyer or the Transitory Subsidiary of the transactions contemplated hereby or thereby, will (a) conflict or violate any provision of the charter or By-laws of the Buyer or the Transitory Subsidiary,
(b) require on the part of the Buyer or the Transitory Subsidiary any filing with, or permit, authorization, consent or approval of, any Governmental Entity,
(c) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party any right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which the Buyer or the Transitory Subsidiary is a party or by which either is bound or to which any of their assets are subject, or (d) violate any order, writ, injunction, decree, statute, Rule or regulation applicable to the Buyer or the Transitory Subsidiary or any of their properties or assets.

     3.5 REPORTS AND FINANCIAL STATEMENTS. The Buyer has made available to the Company complete and accurate copies, as amended or supplemented, of (a) its Annual Report on Form 10-K for the fiscal year ended December 30, 1995 as filed with the Commission, and (b) all other reports filed by the Buyer under Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act") with the Commission since December 30, 1995 (such reports are collectively referred to herein as the "Buyer Reports"). The Buyer Reports constitute all of the documents required to be filed by the Buyer under Section 13 of the Exchange Act with the Commission since December 30, 1995. As of their respective dates, the Buyer Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of the Buyer included in the Buyer Reports (i) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, (ii) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act), (iii) fairly present the consolidated financial condition, results of operations and cash flows of the Buyer as of the respective dates thereof and for the periods referred to therein, and (iv) are consistent with the books and records of the Buyer.


     3.6 BROKERS' FEES. Neither the Buyer nor the Transitory Subsidiary has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.


     3.7 REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS. Subject to the accuracy of the representations of the Company in Section 2.32(a), the Registration Statement shall not, at the time it is declared effective by the Commission and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements including therein, in light of the circumstances under which they were made, not misleading. Subject to the accuracy of the representations of the Company in Section 2.32(a), the Proxy Statement/Prospectus will not, at the date it or any amendments or supplements thereto are mailed to shareholders, at the time of the Shareholder Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event relating to the Buyer, the Transitory Subsidiary or any of their respective Affiliates, officers or directors should be discovered by the Buyer or the Transitory Subsidiary which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, the Buyer or the Transitory Subsidiary will promptly inform the Company. Notwithstanding the foregoing, the Buyer makes no representation or warranty with respect to any information supplied by the Company which is contained in, or furnished in connection with the preparation of, the Registration Statement or the Proxy Statement/Prospectus.


                                   ARTICLE IV
                                   COVENANTS

     4.1 BEST EFFORTS. Each of the Parties shall use its best efforts, to the extent commercially reasonable, to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement; provided, however, that notwithstanding anything in this Agreement to the contrary, the Buyer shall not be required to sell or dispose of or hold separately (through a trust or otherwise) any assets or businesses of the Buyer or its Affiliates.

     4.2 NOTICES AND CONSENTS. The Company shall use its best efforts to obtain, at its expense, all such waivers, permits, consents, approvals or other authorizations from third parties and Governmental Entities, and to effect all such registrations, filings and notices with or to third parties and Governmental Entities, as may be required by or with respect to the Company in connection with the transactions contemplated by this Agreement (including without limitation those listed in Section 2.4 of the Disclosure Schedule).

     4.3 PREPARATION OF REGISTRATION STATEMENT. The Company and the Buyer shall cooperate to prepare and file the Registration Statement as soon as practicable after the execution hereof. The Company and the Buyer shall use their respective best efforts to respond promptly to any comments of the Commission with respect to the Registration Statement and to cause the Registration Statement to become effective as promptly as practicable.


     4.4  DISTRIBUTION OF PROXY STATEMENT/PROSPECTUS; SHAREHOLDERS'
APPROVAL. The Company shall take all action necessary in accordance with applicable law to convene the Shareholder Meeting at the earliest possible time after the Registration Statement is declared effective for the purpose of approving the Merger. The Company shall submit the Proxy Statement/Prospectus to its shareholders, and its Board of Directors shall recommend to the shareholders, and continue to recommend until the completion of the Shareholder Meeting, the adoption of this Agreement and the approval of the Merger. The Company shall submit to each holder of Series A Stock, together with the Proxy Statement/Prospectus, a form of election pursuant to which such holder shall elect, prior to the Shareholder Meeting, whether to receive shares of Buyer Common Stock or cash in exchange for his shares of Series A Stock. The Company shall use all reasonable efforts to solicit proxies from its shareholders and otherwise to obtain all votes and approvals of the shareholders necessary for the approval and adoption of the Merger under California Law and its Articles of Incorporation and By-laws.


     4.5 HART-SCOTT-RODINO ACT. Each of the Parties has filed the Notification and Report Forms and related material required to be filed with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, and each shall use its best efforts to obtain an early termination of the applicable waiting period, and shall make any further filings or information submissions pursuant thereto that may be necessary, proper or advisable; provided, however, that the Buyer shall not be obligated to respond to formal requests for additional information or documentary material pursuant to 16 C.F.R. 803.20 under the Hart-Scott-Rodino Act except to the extent it elects to do so in its sole discretion.

     4.6 TAX-FREE TREATMENT. None of the Parties shall take any action, directly or indirectly, that would prevent the Merger from qualifying as a tax-free reorganization under Section 368(a) of the Code.

     4.7 OPERATION OF BUSINESS. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, the Company shall (and shall cause each Subsidiary to) conduct its operations in the ordinary course of business and in compliance with all applicable laws and regulations and, to the extent consistent therewith, use all reasonable efforts to preserve intact its current business organization, keep its physical assets in good working condition, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect. Without limiting the generality of the foregoing, prior to the Effective Time or termination of this Agreement pursuant to Section 7.1 hereof, neither the Company nor any Subsidiary shall, without the written consent of the Buyer:


          (a) issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) or authorize the issuance, sale or delivery of, or redeem or repurchase, any stock of any class or any other securities or any rights, warrants or options to acquire any such stock or other securities (except pursuant to the conversion or exercise of Series B Stock, Company Options or Company Warrants outstanding on the date hereof in accordance with their terms), or amend any of the terms of any such stock, securities, rights, warrants or options;


          (b) split, combine or reclassify any shares of its capital stock; or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

          (c) create, incur or assume any debt not currently outstanding (including obligations in respect of capital leases) except in the ordinary course of business; assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity; or make any loans, advances or capital contributions to, or investments in, any other person or entity (except for loans not exceeding $60,000 to two employees);


          (d) enter into, adopt or amend any Employee Benefit Plan or any employment or severance agreement or arrangement of the type described in
     Section 2.20(j) or (except for normal increases in the ordinary course of business) increase in any manner the compensation or fringe benefits of, or modify the employment terms of, its directors, officers or employees, generally or individually, or pay any benefit not required by the terms in effect on the date hereof of any existing Employee Benefit Plan;

          (e) acquire, sell, lease, encumber or dispose of any assets or property (including without limitation any shares or other equity interests in or securities of any Subsidiary or any corporation, partnership, association or other business organization or division thereof), other than purchases and sales of assets in the ordinary course of business;


          (f) amend its Amended and Restated Articles of Incorporation or By-laws;



          (g) change in any material respect its accounting methods, principles or practices, except insofar as may be required by a generally applicable change in GAAP;


          (h) discharge or satisfy any Security Interest or pay any obligation or liability other than in the ordinary course of business;

          (i) mortgage or pledge any of its property or assets or subject any such assets to any Security Interest other than in the ordinary course of business;

          (j) sell, assign, transfer or license any Intellectual Property, other than in the ordinary course of business;

          (k) enter into any material contract or, amend, terminate, take or omit to take any action that would constitute a violation of or default under, or waive any rights under, any contract or agreement listed in
     Section 2.14 of the Disclosure Schedule;

          (l) make or commit to make any capital expenditure in excess of $25,000 per item;


          (m) make any Tax election or, except in the ordinary course of business, settle or compromise any federal, state, local or foreign Tax liability;


          (n) take any action, directly or indirectly, that would prevent the Buyer from accounting for the Merger and other transactions contemplated by this Agreement as a pooling-of-interests for accounting purposes.

          (o) take any action or fail to take any action permitted by this Agreement with the knowledge that such action or failure to take action would result in (i) any of the representations and warranties of the Company set forth in this Agreement becoming untrue or (ii) any of the conditions to the Merger set forth in Article V not being satisfied; or

          (p) agree in writing or otherwise to take any of the foregoing actions.

     4.8 FULL ACCESS. The Company shall (and shall cause each Subsidiary to) permit representatives of the Buyer to have full access (at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company and the Subsidiaries) to all premises, properties, financial and accounting records, contracts, other records and documents, and personnel, of or pertaining to the Company and each Subsidiary.

     4.9 NOTICE OF BREACHES. The Company shall promptly deliver to the Buyer written notice of any event or development that would (a) render any statement, representation or warranty of the Company in this Agreement (including the Disclosure Schedule) inaccurate or incomplete in any material respect, or (b) constitute or result in a breach by the Company of, or a failure by the Company to comply with, any agreement or covenant in this Agreement applicable to such party. The Buyer or the Transitory Subsidiary shall promptly deliver to the Company written notice of any event or development that would (i) render any statement, representation or warranty of the Buyer or the Transitory Subsidiary in this Agreement inaccurate or incomplete in any material respect, or (ii) constitute or result in a breach by the Buyer or the Transitory Subsidiary of, or a failure by the Buyer or the Transitory Subsidiary to comply with, any agreement or covenant in this Agreement applicable to such party. No such disclosure shall be deemed to avoid or cure any such misrepresentation or breach.

     4.10 EXCLUSIVITY. The Company shall not, and the Company shall use its best efforts to cause its Affiliates and each of its officers, directors, employees, representatives and agents not to, directly or indirectly, (a) encourage, solicit, initiate, engage or participate in discussions or negotiations with any person or entity (other than the Buyer) concerning any merger, consolidation, sale of material assets, tender offer, recapitalization, accumulation of Company shares of the Company's capital stock, proxy solicitation or other business combination involving the Company, any Subsidiary or any division of the Company or any Subsidiary or (b) provide any non-public information concerning the business, properties or assets of the Company or any Subsidiary to any person or entity (other than the Buyer).

                                   ARTICLE V
                      CONDITIONS TO CONSUMMATION OF MERGER

     5.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligations of each Party to consummate the Merger are subject to the satisfaction of the following conditions:

          (a) this Agreement and the Merger shall have received the Requisite Stockholder Approval;

          (b) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated;

          (c) no action, suit or proceeding shall be pending or threatened by or before any Governmental Entity wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) affect adversely the right of the Buyer to own, operate or control any of the assets and operations of the Surviving Corporation and the Subsidiaries following the Merger, and no such judgment, order, decree, stipulation or injunction shall be in effect;

          (d) the Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission; and

          (e) the Buyer Shares shall have been authorized for listing on the New York Stock Exchange subject to official notice of issuance.

     5.2  CONDITIONS TO OBLIGATIONS OF THE BUYER AND THE TRANSITORY
SUBSIDIARY. The obligation of each of the Buyer and the Transitory Subsidiary to consummate the Merger is subject to the satisfaction of the following additional conditions:

          (a) the holders of at least ninety-five percent (95%) of the outstanding shares of each of the Company Common Stock, Series A Stock and Series B Stock shall have voted in favor of the Merger;

          (b) the Company and the Subsidiaries shall have obtained all of the waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, referred to in Section 4.2;


          (c) the representations and warranties of the Company set forth in
     Article II shall be true and correct when made on the date hereof and shall be true and correct in all material respects as of the Effective Time as if made as of the Effective Time, except for representations and warranties made as of a specific date, which shall be true and correct as of such date;

          (d) the Company shall have performed or complied in all material respects with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;


          (e) the Company shall have delivered to the Buyer and the Transitory Subsidiary a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified in clauses (a) through (d) of this Section 5.2 is satisfied in all respects;


          (f) the Buyer and the Transitory Subsidiary shall have received from Riordan & McKinzie, counsel to the Company, an opinion dated as of the Closing Date in form and substance satisfactory to the Buyer and its counsel (including without limitation an opinion to the effect that when the Merger is consummated in accordance with the terms of this Agreement, the Merger should be treated for Federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Code (the "Tax Opinion"));


          (g) the Buyer and the Transitory Subsidiary shall have received the resignations, effective as of the Effective Time, of each director and officer of the Company and the Subsidiaries specified by the Buyer in writing at least five business days prior to the Closing;


          (h) the Series A Agreement and the Series B Agreement shall have been terminated prior to, or shall terminate effective upon, the Effective Time with the effect that the Company shall have no further obligation or liability thereunder;


          (i) all the terms, covenants and conditions of the Affiliate Agreements to be complied with and performed by the Company or any shareholder, officer or director of the Company as of or before the Effective Time shall have been complied with and performed in all material respects;


          (j) all warrants contingently issuable to the customers of the Company shall have been canceled and terminated with the consent of the holders thereof;


          (k) 95% of the shares of Series B Stock issued and outstanding at the record date for the Shareholder Meeting shall have been converted into Company Common Stock prior to the Effective Time;


          (l) each holder of Company Shares shall have taken the same position (i.e., vote in favor, vote against, abstain or dissent) with respect to all of such holder's Company Shares;



          (m) no facts shall have come to the attention of the Buyer that could, in the reasonable judgment of Buyer, jeopardize its ability to account for the Merger as a pooling-of-interests;



          (n) the holders of at least 80% of the Series A Stock issued and outstanding at the record date for the Shareholder Meeting shall have elected to receive shares of Buyer Common Stock in exchange for their shares of Series A Stock; and



          (o) all actions to be taken by the Company in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Buyer and the Transitory Subsidiary.


     5.3 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligation of the Company to consummate the Merger is subject to the satisfaction of the following additional conditions:


          (a) the representations and warranties of the Buyer and the Transitory Subsidiary set forth in Article III shall be true and correct when made on the date hereof and shall be true and correct in all material respects as of the Effective Time as if made as of the Effective Time, except for representations and warranties made as of a specific date, which shall be true and correct as of such date;



          (b) each of the Buyer and the Transitory Subsidiary shall have performed or complied in all material respects with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

          (c) each of the Buyer and the Transitory Subsidiary shall have delivered to the Company a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified in clauses (a) and (b) of this Section 5.3 is satisfied in all respects;


          (d) the Company shall have received from the Buyer's general counsel, an opinion dated as of the Closing Date in form and substance satisfactory to the Company and its counsel;


          (e) the Company shall have received the Tax Opinion from Riordan & McKinzie; and

          (f) all actions to be taken by the Buyer and the Transitory Subsidiary in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Company.

                                   ARTICLE VI
                                INDEMNIFICATION

     6.1 BY THE BUYER. If the Closing occurs, the Buyer hereby agrees to indemnify and hold harmless the Company from and against all claims, damages, losses, diminution of value, liabilities, costs and expenses (including, without limitation, settlement costs and any legal, accounting, consulting and other fees or expenses for investigating or defending any actions or threatened actions) whether or not involving a third-party claim (collectively, the "Damages") arising out of or related to each and all of the following:

          (a) any misrepresentation or breach of any representation or warranty made by the Buyer in this Agreement or in any statement, certificate or schedule furnished by the Buyer pursuant to this Agreement; and

          (b) any breach of any covenant, agreement or obligation of the Buyer contained in this Agreement or any other agreement, instrument or document contemplated by this Agreement.

     6.2 LIMITATION ON DAMAGES. The right of the Company to be indemnified pursuant to Section 6.1 (a) shall not apply until the sum of the Damages suffered by the Company on a cumulative basis equals or exceeds $250,000, and at which point the Buyer shall become liable for all Damages, not just amounts in excess of $250,000, and (ii) shall be only for claims that are asserted by the Company before the first anniversary of the Closing Date. In no event shall the Buyer's liability hereunder exceed an amount equal to (i) the aggregate number of Indemnity Escrow Shares multiplied by (ii) the fair market value of such Indemnity Escrow Shares (as determined in accordance with the Escrow Agreement). Notwithstanding the foregoing, this Section 6.2 shall not apply in the event the Buyer has actual knowledge of a breach of a representation or warranty.

                                  ARTICLE VII
                                  TERMINATION

     7.1 TERMINATION OF AGREEMENT. The Parties may terminate this Agreement prior to the Effective Time (whether before or after Requisite Stockholder Approval) as provided below:

        (a) the Parties may terminate this Agreement by mutual written consent;

          (b) the Buyer may terminate this Agreement by giving written notice to the Company in the event the Company is in breach, and the Company may terminate this Agreement by giving written notice to the Buyer and the Transitory Subsidiary in the event the Buyer or the Transitory Subsidiary is in breach, of any material representation, warranty or covenant contained in this Agreement, and such breach is not remedied within 10 days of delivery of written notice thereof;

          (c) any Party may terminate this Agreement by giving written notice to the other Parties at any time after the Company Stockholders have voted on whether to approve this Agreement and the Merger in the event this Agreement and the Merger fail to receive the Requisite Stockholder Approval;

          (d) any Party may terminate this Agreement if (i) there shall be an order of a court in effect to prevent consummation of this Agreement or
     (ii) there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated, issued or deemed applicable to this Agreement or the transactions contemplated hereby, by any Governmental Entity that would make the consummation of this Agreement illegal;

          (e) the Buyer may terminate this Agreement by giving written notice to the Company if the Closing shall not have occurred on or before June 28, 1996 by reason of the failure of any condition precedent under Section 5.1 or 5.2 hereof (unless the failure results from a breach by the Buyer or the Transitory Subsidiary of any representation, warranty or covenant contained in this Agreement); or

          (f) the Company may terminate this Agreement by giving written notice to the Buyer and the Transitory Subsidiary if the Closing shall not have occurred on or before June 28, 1996 by reason of the failure of any condition precedent under Section 5.1 or 5.3 hereof (unless the failure results from a breach by the Company of any representation, warranty or covenant contained in this Agreement).

     7.2 EFFECT OF TERMINATION. If any Party terminates this Agreement pursuant to Section 7.1, all obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party for breaches of this Agreement).

                                  ARTICLE VIII
                                  DEFINITIONS

     For purposes of this Agreement, each of the following defined terms is defined in the Section of this Agreement indicated below.


                                 DEFINED TERM                       SECTION
                -----------------------------------------------  -------------
                Affiliate......................................  2.14(g)
                Affiliate Agreement............................  2.33
                Bonus Pool Amount..............................  2.19
                Buyer..........................................  Introduction
                Buyer Common Stock.............................  1.5(a)
                Buyer Options..................................  1.14
                Buyer Reports..................................  3.5
                Buyer Shares...................................  1.5(c)
                California Law.................................  1.1
                CERCLA.........................................  2.21(a)
                Certificates...................................  1.9(a)
                Closing........................................  1.6
                Closing Balance Sheet..........................  1.5(b)
                Closing Date...................................  1.6
                Closing Shares.................................  1.5(c)
                Code...........................................  2.9(c)
                Commission.....................................  2.32(a)
                Common Stock Exchange Ratio....................  1.5(a)
                Company........................................  Introduction
                Company Common Stock...........................  1.5(a)
                Company Options................................  1.14
                Company Shares.................................  1.5(a)
                Company Stockholder............................  1.5(b)
                Company Stockholder Representative.............  1.5(b)
                Company Warrants...............................  1.15

                                 DEFINED TERM                       SECTION
                -----------------------------------------------  -------------
                Damages........................................  6.1
                Delaware Law...................................  1.1
                Disclosure Schedule............................  Article II
                Dissenting Shares..............................  1.5(d)
                Draft Closing Balance Sheet....................  1.5(b)
                Effective Time.................................  1.3
                Employee Benefit Plan..........................  2.20(a)
                Engagement Letter..............................  1.5(b)
                Environmental Law..............................  2.21(a)
                ERISA..........................................  2.20(a)
                ERISA Affiliate................................  2.20(a)
                Escrow Agreement...............................  1.7
                Escrow Agent...................................  1.7
                Escrow Shares..................................  1.5(c)
                Exchange Act...................................  3.5
                Exchange Agent.................................  1.9
                FDA............................................  2.22(b)
                FDA Shares.....................................  1.5(c)
                FDC Act........................................  2.22(b)
                Financial Statements...........................  2.6
                GAAP...........................................  2.6
                Governmental Entity............................  2.4
                Hart-Scott-Rodino Act..........................  2.4
                Indemnity Escrow Shares........................  1.5(c)
                Intellectual Property..........................  2.12(a)
                Letter of Transmittal..........................  1.9(a)
                Material Adverse Effect........................  2.1
                Materials of Environmental Concern.............  2.21(b)
                Merger.........................................  1.1
                Merger Documents...............................  1.3
                Most Recent Balance Sheet......................  2.8
                Most Recent Fiscal Quarter End.................  2.6
                Neutral Auditors...............................  1.5(b)
                OptionHolders..................................  1.14
                Ordinary Course of Business....................  Article II
                Outstanding Common Stock.......................  1.5(a)
                Outstanding Series A Stock.....................  1.5(a)
                Outstanding Series B Stock.....................  1.5(a)
                Party..........................................  Introduction
                Permit.........................................  2.23
                Products.......................................  2.22(b)
                Proxy Statement................................  2.32(a)
                Proxy Statement/Prospectus.....................  2.32(a)
                Registration Statement.........................  2.32(a)
                Requisite Stockholder Approval.................  2.3
                Securities Act.................................  2.2
                Security Interest..............................  2.4
                Series A Agreement.............................  2.1

                                 DEFINED TERM                       SECTION
                -----------------------------------------------  -------------
                Series A Stock.................................  1.5(a)
                Series B Agreement.............................  2.1
                Series B Stock.................................  1.5(a)
                Shareholder Meeting............................  2.32(a)
                Subsidiary.....................................  2.4
                Surviving Corporation..........................  1.1
                Taxes..........................................  2.9(a)
                Tax Returns....................................  2.9(a)
                Third Party Intellectual Property Rights.......  2.12(a)
                Transitory Subsidiary..........................  Introduction


                                   ARTICLE IX
                                 MISCELLANEOUS

     9.1 PRESS RELEASES AND ANNOUNCEMENTS. No Party shall issue any press release or public disclosure relating to the subject matter of this Agreement without the prior approval of the other Parties, which shall not unreasonably be withheld; provided, however, that any Party may make any public disclosure it believes in good faith is required by law, regulation or stock exchange Rule (in which case the disclosing Party shall advise the other Parties and provide them with a copy of the proposed disclosure prior to making the disclosure).

     9.2 NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns; provided, however, that the provisions in
Article I concerning issuance of the Buyer Shares are intended for the benefit of the Company Stockholders.

     9.3 ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, with respect to the subject matter hereof.

     9.4 SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties; provided that the Transitory Subsidiary may assign its rights, interests and obligations hereunder to an Affiliate of the Buyer.

     9.5 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     9.6 HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.7 NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly delivered two business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:


    If to the Company:                               Copy to:
    SensorMedics Corporation                         Riordan & McKinzie
    22705 Savi Ranch Parkway                         California Plaza
    Yorba Linda, CA 92687                            380 South Grand Avenue
    Attention: President                             Los Angeles, CA 90071
                                                     Attention: Janis Salin, Esq.
    If to the Buyer or the Transitory Subsidiary:
    Thermo Electron Corporation
    81 Wyman Street
    Waltham, MA 02254
    Attention: General Counsel


     Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.


     9.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Delaware.


     9.9 AMENDMENTS AND WAIVERS. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time; provided, however, that any amendment effected subsequent to the Requisite Stockholder Approval shall be subject to the restrictions contained in the California Law. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     9.10 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

     9.11 EXPENSES. Except as set forth in the Escrow Agreement, each of the Parties shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby; provided, however, that if the Merger is consummated, the Company and the Subsidiaries shall not incur more than an aggregate of $250,000 in legal and accounting fees and expenses in connection with the Merger, and any fees and expenses incurred by the Company or its Subsidiaries in excess of such amount shall be recovered by the Buyer pursuant to the Escrow Agreement.

     9.12 SPECIFIC PERFORMANCE. Each of the Parties acknowledges and agrees that one or more of the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this

Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

     9.13 CONSTRUCTION. The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no Rule of strict construction shall be applied against any Party. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

     9.14 INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                          THERMO ELECTRON CORPORATION

                                          By:
                                          --------------------------------------

                                          Title:
                                          --------------------------------------


                                          SMC ACQUISITION CORP.


                                          By:
                                          --------------------------------------

                                          Title:
                                          --------------------------------------

                                          SENSORMEDICS CORPORATION

                                          By:
                                          --------------------------------------

                                          Title:
                                          --------------------------------------

                                                                       EXHIBIT A


                   INDEMNIFICATION AND STOCK ESCROW AGREEMENT


     INDEMNIFICATION AND STOCK ESCROW AGREEMENT, dated as of June 28, 1996 by and among Thermo Electron Corporation, a Delaware corporation (the "Buyer"), SensorMedics Corporation, a California corporation (the "Company"), Ronald J. Hall (the "Company Stockholder Representative"), and American Stock Transfer and Trust Company, as escrow agent (the "Escrow Agent").



     WHEREAS, the Buyer and the Company have entered into an Agreement and Plan of Merger dated June 13, 1996 (the "Merger Agreement"), contemplating the acquisition by the Buyer of all of the issued and outstanding shares of capital stock of the Company (the "Company Shares"); and


     WHEREAS, the parties desire that certain shares of the Buyer common stock to be issued pursuant to the Merger be received, held and disposed of by the Escrow Agent subject to the terms and conditions herein expressed;

     WHEREAS, the execution and delivery of this Agreement is a condition precedent to the obligation of the Buyer to consummate the transactions contemplated by the Merger Agreement;

     NOW, THEREFORE, as an inducement to the Buyer to consummate the transactions contemplated by the Merger Agreement and in consideration of these premises and other good and valuable consideration, the parties hereto hereby agree as follows:


          SECTION 1. DEFINITIONS. Capitalized terms used herein which are defined in the Merger Agreement but not defined herein shall have the same meanings herein as therein. "Escrow Termination Date" shall mean the later of (i) June 28, 1997 or (ii) the FDA Resolution Date (as defined in Section 5 hereof).


          SECTION 2. CONSENT OF COMPANY STOCKHOLDERS. By virtue of the Company Stockholders' approval of the Merger Agreement, the Company Stockholders have, without any further act of any Company Stockholder, consented to: (a) the establishment of the escrow account to secure the Company's indemnification obligations under Section 4 of this Agreement and the obligations, if any, of the Company under Section 1.5(b) of the Merger Agreement, in the manner set forth herein, (b) the appointment of the Company Stockholder Representative as their representative for purposes of this Agreement and as attorney-in-fact and as agent for and on behalf of each Company Stockholder, (c) the taking by the Company Stockholder Representative of any and all actions and the making of any decisions required or permitted to be taken or made by him under this Agreement and
     (d) all of the other terms, conditions and limitations of this Agreement.

          SECTION 3. DEPOSIT OF ESCROW PROPERTY.


             (a) The Buyer shall cause the Exchange Agent to withhold 10% of the Buyer Shares issuable to each former Company Stockholder in exchange for Company Shares and 4.14% of the Buyer Shares issuable to each former Company Stockholder in exchange for Company Shares, representing such former Company Stockholder's portion of the Indemnity Escrow Shares and FDA Shares, respectively. From time to time after the Effective Time and as certificates representing Buyer Shares are issued to former Company Stockholders in exchange for Company Shares duly submitted for exchange, the Buyer shall cause the Exchange Agent to deposit certificates with the Escrow Agent representing the Buyer Shares withheld as provided in the preceding sentence. Such certificates will be issued in the name of the Escrow Agent or its nominee and held pursuant to the terms hereof. The Buyer Shares so withheld are referred to herein as the "Escrow Shares."



             (b) In case any distribution (except a cash dividend paid out of earned surplus) or stock dividend shall be made on or in respect of the Escrow Shares, or any property shall be distributed upon or with respect to the Escrow Shares pursuant to the recapitalization, liquidation or reclassification of the capital structure of the Buyer or pursuant to the merger, consolidation or reorganization of the Buyer, the money, stock or property so distributed or paid shall be delivered to and held by Escrow Agent hereunder. Such money, stock and property, together with the Escrow Shares, are sometimes referred to hereinafter as the "Escrow Property." Company Stockholders shall be entitled to receive, in proportion to their respective number of Escrow Shares, all cash dividends paid in respect of the Escrow Shares out of the earned surplus of the Buyer.

          While the Escrow Shares are held by Escrow Agent, Company Stockholders shall be entitled to direct Escrow Agent as to how to vote the Escrow Shares, in proportion to their respective number of Escrow Shares, with respect to matters placed before the shareholders of the Buyer, and Escrow Agent shall vote accordingly.

     SECTION 4. HOLDING AND DISTRIBUTION OF ESCROW PROPERTY.

             (a) If the Closing occurs, the Buyer, the Surviving Corporation and each Subsidiary shall be indemnified from and against any and all claims, damages, losses, diminution of value, liabilities, costs and expenses (including, without limitation, settlement costs and any legal, accounting, consulting or other fees or expenses for investigating or defending any actions or threatened actions) whether or not involving a third-party claim (collectively, the "Damages") arising out of, constituting or related to each and all of the following:

                 (i) any misrepresentation or breach of any representation or warranty made by the Company in Article II of the Merger Agreement or in any statement, certificate or Schedule furnished by the Company pursuant to the Merger Agreement;

                 (ii) any breach of any covenant, agreement or obligation of the Company contained in the Merger Agreement or any other agreement, instrument or document contemplated by the Merger Agreement; and


                (iii) the FDA Matter (as defined in the Proxy
           Statement/Prospectus).



             The Buyer shall give the Company Stockholder Representative notice of any claim, action or proceeding by a third party which is reasonably likely to result in a claim for indemnification under this Section 4. Such notice is hereby deemed given with respect to the FDA Matter. The Company Stockholder Representative shall have the right to defend, contest, protest and otherwise control the resolution of any such claim, action or proceeding (unless such claim, action or proceeding relates to equitable relief sought against the Company or to a matter which, if adversely determined, would have an impact on (A) the Surviving Corporation's or the Buyer's liability in another proceeding, (B) relations of the Buyer or the Surviving Corporation with any Governmental Entity or (C) the future conduct by the Surviving Corporation or the Buyer of its business or on its Tax or accounting positions, in which case the next paragraph shall apply), at his expense, but shall keep the Buyer apprised of material developments. The Buyer shall have the right to participate in any such legal proceeding, subject to the Company Stockholder Representative's right of control thereof, at the expense of the Buyer by counsel of the Buyer's choice. The Company Stockholder Representative, acting in good faith, shall have the right in its sole discretion to settle any such claim.


             If the claim, action or proceeding is of a type referred to in the parenthetical contained in the second sentence of the preceding paragraph, then (i) the Buyer shall have the right, at the Company Stockholder Representative's expense, to defend, contest, protest and otherwise control the resolution thereof, but shall keep the Company Stockholder Representative apprised of material developments and (ii) the Company Stockholder Representative shall have the right to participate in any such legal proceeding, subject to the Buyer's right of control thereof, at the Company Stockholder Representative's expense and with counsel selected by the Company Stockholder Representative. The Buyer, acting in good faith, shall have the right in its sole discretion to settle any such claim.


             Notwithstanding the foregoing, the parties hereby acknowledge that the Company Stockholder Representative shall have the right to control the defense of the FDA Matter through December 31, 1996. During such period, the Company Stockholder Representative shall (i) provide the Buyer with reasonable advance notice of any meeting or telephone conversation with the FDA, and allow the

        Buyer to participate, at its expense, in such meeting or telephone conversation, (ii) provide the Buyer with copies of all proposed written communications with the FDA reasonably in advance of the transmittal of such communications, and allow the Buyer to provide comments regarding such communications, (iii) provide the Buyer with copies of all communications sent to or received from the FDA promptly after the sending or receipt thereof, (iv) consult with the Buyer regarding any material strategic decisions with respect to the FDA Matter and (v) not permit any legal proceeding to be commenced with respect to the FDA Matter. The Company Stockholder Representative shall not settle the FDA Matter without the prior written consent of the Buyer, which consent shall not unreasonably be withheld. The Buyer's withholding consent shall be presumed to be reasonable if the proposed settlement (A) is for an amount in excess of $1.4 million, or (B) involves any admission of wrongdoing or any agreement that affects or relates to the conduct of the business of the Buyer or the Surviving Corporation after the Effective Time. If the FDA Matter is not finally settled by December 31, 1996 or if the FDA commences any administrative or other proceeding against the Surviving Corporation prior to that time, the Buyer shall assume control of the FDA Matter, subject to the Company Stockholder's right to participate as provided in the preceding paragraph.



             (b) The Company Stockholders hereby designate and appoint the Company Stockholder Representative as their representative and attorney-in-fact through whom all actions relating to this Agreement after the Closing Date, including those acts as are required, authorized or contemplated by this Agreement with respect to the settlement of a claim or the defense thereof, shall be made or directed, and hereby acknowledge that the Company Stockholder Representative shall be the only person authorized to take any action so required, authorized or contemplated by this Agreement on behalf of the Company Stockholders. The Company Stockholders further acknowledge that the foregoing appointment and designation shall be deemed to be coupled with an interest and shall survive the disability, death or incompetency of any Company Stockholder. The other parties hereto are and will be entitled to rely on any action so taken or any notice given by the Company Stockholder Representative and entitled and authorized to give notices only to the Company Stockholder Representative for any notice contemplated by this Agreement to be given any such person. The Company Stockholder Representative shall serve without compensation but shall be reimbursed for his reasonable out-of-pocket expenses from the Escrow Property. The Company Stockholder Representative shall have the right to sell Escrow Property in order to obtain funds to pay such expenses. The Company Stockholder Representative shall furnish reports as to the status of the escrow to the Company Stockholders as and when Escrow Shares are released from the escrow or claims are paid. The Buyer, the Transitory Subsidiary or the Surviving Corporation shall not have any liability or responsibility to the Company Stockholder Representative.


             The Company Stockholder Representative shall receive and deliver notices on behalf of the Company Stockholders and take all such action as in the Company Stockholder Representative's discretion may be necessary, appropriate, permitted or advisable to be taken under the terms of this agreement in order to consent to, pay, contest, arbitrate, litigate or settle any claim or alleged claim asserted hereunder.

             The Company Stockholder Representative shall not be personally liable to the other Company Stockholders for any action taken, suffered or omitted by him in good faith and reasonably believed by him to be authorized or within the discretion of the rights or powers conferred upon him by this Agreement.

             In acting as representative of the Company Stockholders, the Company Stockholder Representative may rely upon, and shall be protected in acting or refraining from acting upon, an opinion of counsel, certificate of auditors or other certificate, statement, instrument, opinion, report, notice, request, consent, order, arbitrator's award, appraisal, bond or other paper or document reasonably believed by him to be genuine and to have been signed or presented by the proper party or parties. The Company Stockholder Representative may consult with counsel and any advice of such counsel shall be full and complete authorization and protection in respect to any action taken or suffered or omitted by him in such capacity in good faith and in accordance with such opinion of counsel. The Company Stockholder Representative may perform his duties as Company Stockholder Representative either directly or by or through his agents or attorneys and the Company Stockholder Representative shall not be responsible to the other Company Stockholders for any misconduct or negligence on the part of any agent or attorney appointed with reasonable care by him hereunder.

             Upon receiving notice of the death or incapacity of the Company Stockholder Representative, the Company Stockholders shall by majority vote (based on the number of Closing Shares received by each Company Stockholder) appoint a successor to fill the vacancy. The Company Stockholders may by such a majority vote remove the Company Stockholder Representative with or without cause and appoint a successor, provided that notice thereof is given by the new Company Stockholder Representative to each of the other parties hereto. The Company Stockholder Representative may resign if, and only if, he is simultaneously replaced with a substitute Company Stockholder Representative reasonably acceptable to the Buyer.


          SECTION 5. LIMITATION OF LIABILITY. The right of the Buyer, the Transitory Subsidiary and the Surviving Corporation to be indemnified pursuant to Section 4(a) (except pursuant to Section 4(a)(iii)) shall be limited to the return to the Buyer of the Indemnity Escrow Shares. The right of the Buyer, the Transitory Subsidiary and the Surviving Corporation to be indemnified pursuant to Section 4(a)(i) shall not apply until the sum of the Damages suffered by the Buyer, the Transitory Subsidiary and the Surviving Corporation on a cumulative basis arising out of the matters described in Section 4(a)(i) equals or exceeds $250,000, at which point the Company shall become liable for all such Damages, not just amounts in excess of $250,000. The right of the Buyer, the Transitory Subsidiary and the Surviving Corporation to be indemnified pursuant to Section 4(a)(iii) shall be limited to the return to the Buyer of the FDA Shares. The right of the Buyer, the Transitory Subsidiary and the Surviving Corporation to be indemnified pursuant to Section 4(a)(i) and (ii) shall be limited to claims that are asserted by the Buyer before the first anniversary of the Closing Date. The right of the Buyer, the Transitory Subsidiary and the Surviving Corporation to be indemnified pursuant to Section 4(a)(iii) shall be limited to claims that are asserted by the Buyer, the Transitory Subsidiary or the Surviving Corporation before the date that is 60 days after a legally binding resolution of the FDA Matter (the "FDA Resolution Date"). Notwithstanding the foregoing, this Section 5 shall not apply in the event the Company has actual knowledge of a breach of a representation or warranty as of the Closing Date.



          SECTION 6. ESCROW ACCOUNT. It is intended that the assets held in escrow as above provided shall facilitate the Buyer's and the Surviving Corporation's ability to recover amounts to which they are entitled as a result of misrepresentations, breaches of warranties and breaches of covenants contained in the Merger Agreement or this Agreement and to satisfy other claims of the Buyer and the Surviving Corporation arising as under the Merger Agreement or this Agreement, including satisfaction of the Company's obligations under Section 1.5(b) of the Merger Agreement. Accordingly, and to the extent necessary to provide such protection to the Buyer and the Surviving Corporation, property held in escrow hereunder shall be available to satisfy claims of the Buyer and the Surviving Corporation under this Agreement to the extent provided herein. In the event the Escrow Property is insufficient to pay all amounts owed to the Buyer, the Transitory Subsidiary and the Surviving Corporation, including by virtue of the expiration of the escrow period, no Company Stockholder shall be liable under this Agreement to pay any amount in addition to such Company Stockholder's proportionate share of the Escrow Property claimed by the Buyer prior to the Escrow Termination Date. Once the Escrow Property or balance thereof is released to the Company Stockholders, the Buyer, the Transitory Subsidiary and the Surviving Corporation have no right to recover damages from a Company Stockholder in the absence of actual knowledge by that Company Stockholder of a breach of a representation or warranty.



          SECTION 7. REGISTRATION OF CLAIMS. In the event that the Buyer or the Surviving Corporation asserts any claim for indemnification against the Escrow Shares, or any claim under Section 1.5(b) of the Merger Agreement, it shall deliver to Escrow Agent and the Company Stockholder Representative a written notice thereof (the "Notice of Claim") setting forth (a) a demand for payment of a specified amount from the Escrow Shares or, if such amount can not be specified, the basis upon which the amount would be determined and (b) a description of the asserted claim and the basis thereof, and the Buyer shall deliver to the Company Stockholder Representative thereafter such other information as may be reasonably requested by the Company Stockholder Representative to evaluate the asserted claim. It is understood and agreed among the parties hereto that the Buyer's and the Surviving Corporation's right to assert claims for indemnification under this Agreement is limited to those matters set forth in this Agreement, although the Escrow Agent shall have no obligation to determine or verify whether such condition has been met.


          SECTION 8. PAYMENT OF AMOUNTS FROM ESCROW PROPERTY UPON DEMAND WITHOUT OBJECTION. If the Buyer delivers to the Company Stockholder Representative and Escrow Agent a Notice of Claim pursuant to Section 4 hereof and if no written objection to such demand is received by Escrow Agent and the Buyer from the Company Stockholder Representative within 30 days following the delivery of such Notice of Claim to Escrow Agent and the Company Stockholder Representative, then Escrow Agent shall pay the claim out of the Escrow Property by forthwith endorsing and delivering to the Buyer the certificates representing the Indemnity Escrow Shares (in the case of a claim asserted under Section 4(a)(i) or (ii) hereof, or in the case of a claim made pursuant to Section 1.5(b) of the Merger Agreement), or the FDA Shares (in the case of a claim asserted under Section 4(a)(iii) hereof). The Buyer shall be entitled to retain that number of Escrow Shares which, when multiplied by the fair market value (as defined below), shall equal the amount of the claim; provided, however, that Notices of Claim must be delivered before the Escrow Termination Date. The Buyer shall return one or more certificates for the excess Escrow Shares to Escrow Agent for continued holding hereunder. To the extent the value (calculated on the basis of the fair market value, regardless of actual market value at the time) of the Indemnity Escrow Shares or FDA Shares, as the case may be, retained by the Buyer is less than the amount of the claim, Escrow Agent shall also transfer to the Buyer other Escrow Property (but not other Escrow Shares), if any, in addition to such Indemnity Escrow Shares or FDA Shares.



     The fair market value shall be $          per share, representing the
     reported closing price of the Buyer's Common Stock on the New York Stock Exchange on June 27, 1996, as adjusted appropriately to reflect any stock, splits, stock dividends or similar recapitalizations.


          SECTION 9. PAYMENT OF AMOUNTS FROM ESCROW PROPERTY AFTER NOTICE OF OBJECTION. If the Buyer delivers to the Company Stockholder Representative and Escrow Agent a Notice of Claim pursuant to Section 4 hereof, and if the Company Stockholder Representative shall give written objection thereto to Escrow Agent and the Buyer prior to the expiration of the 30-day period specified in Section 8, Escrow Agent shall make no payment in respect of the demand set forth in such Notice of Claim until it shall have received one of the following:

             (a) written instructions signed on behalf of both the Buyer and the Company Stockholder Representative; or

             (b) a final order of a court having jurisdiction over the asserted claim, after expiration of any applicable appeal period.

          Upon receipt of any such instructions or order, Escrow Agent shall pay such amount from the Escrow Property to the Buyer as may be directed by such instructions or order; provided, however that (i) the limitations set forth in Section 8 hereof on the number of Escrow Shares retainable by the Buyer shall also apply to claims paid under this Section 9, and (ii) all Escrow Shares delivered to the Buyer shall be valued on the basis of the fair market value, regardless of the actual market price of the Buyer's Common Stock on the date such shares are delivered to the Buyer. If the final order of a court having jurisdiction over the asserted claim, after expiration of any applicable appeal period, upholds the Company Stockholder Representative's objection to the Escrow Agent, the Buyer shall reimburse the Escrow Agent for reasonable attorneys' fees and expenses paid from the Escrow Property to pursue the objection. If the final order of such court, after any applicable appeal period, upholds the Buyer's claim, no such reimbursement shall be made.

          SECTION 10.  PAYMENT OF ESCROW PROPERTY TO SHAREHOLDERS.


             (a) On June 28, 1997, Escrow Agent shall deliver to the Buyer and the Company Stockholder Representative a statement of the remaining balance, if any, of the Indemnity Escrow Shares (calculated on the basis of the fair market value, regardless of the actual market price of the Buyer's Common Stock at that time), and the total amount of all claims registered pursuant to Section 7 hereof under Section 4(a)(i) or (ii) hereof and not theretofore resolved and paid (the excess, if any, of such remaining balance over the total amount of such claims shall be referred to as the "Final Indemnity Escrow Balance"). The Buyer and the Company Stockholder Representative shall review the accuracy of the Final Indemnity Escrow Balance and notify Escrow Agent within 30 days of the receipt of the foregoing statement of any asserted discrepancy. Upon the expiration of the 30-day period after receipt by the Buyer and the Company Stockholder Representative of such statement, and if Escrow Agent has not been notified of any discrepancy by the Buyer or the Company Stockholder Representative within the 30-day period specified in the preceding sentence, Escrow Agent shall deliver to each Company Stockholder such Company Stockholder's share of the Indemnity Escrow Shares, free and clear of the escrow created by this Agreement. After the last registered claim under Section 4(a)(i) or (ii) shall have been resolved pursuant to Section 8 and Section 9 hereof, as the case may be, and paid, the remaining balance, if any, of the Indemnity Escrow Shares shall be delivered by Escrow Agent to Company Stockholders, free and clear of the escrow created by this Agreement; provided, however, that upon the disposition of any such claim prior to the disposition of all such claims Escrow Agent shall deliver to Company Stockholders the Indemnity Escrow Shares in excess of the amount of the remaining aggregate claims as determined above. All payments by Escrow Agent to Company Stockholders pursuant to this Agreement shall be made in proportion to the Company Stockholders' respective interests in the Escrow Shares.


             (b) On the Escrow Termination Date, Escrow Agent shall deliver to the Buyer and the Company Stockholder Representative a statement of the remaining balance, if any, of the Escrow Property (calculated on the basis of the fair market value, regardless of the actual market price of the Buyer's Common Stock at that time), and the total amount of all claims registered pursuant to Section 7 hereof and not theretofore resolved and paid (the excess, if any, of such remaining balance over the total amount of such claims shall be referred to as the "Final Escrow Balance"). The Buyer and the Company Stockholder Representative shall review the accuracy of the Final Escrow Balance and notify Escrow Agent within 30 days of the receipt of the foregoing statement of any asserted discrepancy. Upon the expiration of the 30-day period after receipt by the Buyer and the Company Stockholder Representative of such statement, and if Escrow Agent has not been notified of any discrepancy by the Buyer or the Company Stockholder Representative within the 30-day period specified in the preceding sentence, Escrow Agent shall deliver to each Company Stockholder Escrow Property representing such Company Stockholder's share of the Final Escrow Balance, free and clear of the escrow created by this Agreement. After the last registered claim shall have been resolved pursuant to Section 8 and Section 9 hereof, as the case may be, and paid, the remaining balance, if any, of the Escrow Property shall be delivered by Escrow Agent to Company Stockholders, free and clear of the escrow created by this Agreement; provided, however, that upon the disposition of any such claim prior to the disposition of all such claims Escrow Agent shall deliver to Company Stockholders the Escrow Property in excess of the amount of the remaining aggregate claims as determined above. All payments by Escrow Agent to Company Stockholders pursuant to this Agreement shall be made in proportion to the Company Stockholders' respective interests in the Escrow Shares.

          SECTION 11. RESPONSIBILITY OF ESCROW AGENT. Escrow Agent may act upon any instrument or other writing believed by it in good faith to be genuine and to have been signed or presented by the proper person and shall not be liable to any party hereto in connection with the performance of its duties hereunder, except for its own negligence or willful misconduct. Escrow Agent's duties shall be determined only with reference to this Escrow Agreement and applicable laws and Escrow Agent is not charged with knowledge of, or any duties or responsibilities in connection with, any other document or agreement. If in doubt as to its duties and responsibilities hereunder, Escrow Agent may consult with counsel of its choice and shall be protected in any action taken or omitted in connection with the advice or opinion of such counsel.

          If any party to this Agreement disagrees on anything connected with this escrow (a) Escrow Agent will not have to settle the matter, (b) Escrow Agent may wait for a settlement by appropriate legal proceedings or other means it may require, and in such event it will not be liable for interest or damage, (c) if Escrow Agent intervenes in or is made a party to any legal proceedings, it will be entitled to such reasonable compensation for services, costs and attorney's fees as the court may award and (d) Escrow Agent is entitled to hold documents and assets deposited in this escrow pending settlement of the disagreement by any of the above means.

          Escrow Agent is to act as a depositary agent only and is hereby relieved of any liability in connection with any representations made by the other parties hereto or any of their agents. Escrow Agent shall not be responsible for and shall not be under a duty to examine any other agreement.

          SECTION 12. INDEMNIFICATION AND FEES OF ESCROW AGENT. In consideration of its acceptance of the appointment as Escrow Agent, the Escrow Agent and shall be indemnified and held harmless as to any liability incurred by it to any other person, firm or corporation by reason of its having accepted the same or in carrying out any of the terms hereof, and shall be reimbursed for all its out-of-pocket expenses, including, among other things, reasonable counsel fees and court costs, incurred by reason of its position hereunder or actions taken pursuant hereto, except in the event of the negligence or willful misconduct of Escrow Agent. The fees and charges set forth below for the services of Escrow Agent will be considered compensation for Escrow Agent's ordinary services as contemplated by this Agreement. In the event the conditions of the escrow are not promptly fulfilled or Escrow Agent renders any service not provided for in this Agreement or there is any assignment of any interest in the subject matter of this escrow or modification of any interest or if any controversy arises in connection with it, Escrow Agent will be reasonably compensated for such extraordinary services, and will be reimbursed for all reasonable costs, attorney's fees and expenses occasioned thereby. Except as provided in
     Section 9, the fees and expenses of Escrow Agent and any other amounts due the Escrow Agent under this Section 12 shall be reimbursed 50% by Buyer and 50% out of the Escrow Property.


          Escrow Agent's initial acceptance fee is $500 and Escrow Agent's annual fee hereunder is $2,000.



          SECTION 13. RESIGNATION OF ESCROW AGENT. Escrow Agent may resign and be discharged from its duties hereunder at any time by giving not less than 60 days prior written notice of such resignation to the Buyer and the Company Stockholder Representative, which notice shall specify the date when such resignation shall take effect. Upon such notice, the Buyer and the Company Stockholder Representative shall appoint a successor escrow agent. If the Buyer and the Company Stockholder Representative are unable to agree upon a successor escrow agent within 30 days after receipt of such notice, Escrow Agent may apply to a court of competent jurisdiction for such appointment. Escrow Agent shall continue to serve until its successor delivers to the Buyer and the Company Stockholder Representative a duly executed instrument of acceptance of the terms and conditions of this Agreement and receives the Escrow Property.



          SECTION 14. INVESTMENTS. Escrow Agent shall invest the cash portion of the Escrow Property, if any, in money market accounts mutually acceptable to the Buyer, the Company Stockholder Representative and the Escrow Agent. Income from any such investment shall be held by Escrow Agent, shall be reinvested in accordance with this Section 14 and shall be considered part of the Escrow Property.


          SECTION 15. SECURITY INTEREST. To secure the obligations that may be owed it hereunder, the Buyer shall have a security interest in the Escrow Property, and for purposes of protection of an enforceable security interest, possession of the Escrow Property by the Escrow Agent shall be deemed possession by the Buyer.

          SECTION 16. NOTICES AND COMMUNICATIONS. Any notice or other communications hereunder shall be deemed to have been duly delivered if delivered by hand or overnight courier service to the party to whom such notice or other communication is to be delivered at such party's address set forth below, or sent by certified or registered mail, return receipt requested, postage prepaid, as follows:

        If to the Buyer:
           Thermo Electron Corporation
           81 Wyman Street
           Waltham, Massachusetts 02254
           Attention: President

        With a copy to:
           Thermo Electron Corporation
           81 Wyman Street
           Waltham, Massachusetts 02254
           Attention: General Counsel

        If to the Company, to:
           SensorMedics Corporation
           22705 Savi Ranch Parkway
           Yorba Linda, CA 92687

        With a copy to:
           Riordan & McKinzie
           California Plaza
           380 South Grand Avenue
           Los Angeles, CA 90071

           Attention: Janis B. Salin, Esquire


        and
           Thermo Electron Corporation
           81 Wyman Street
           Waltham, Massachusetts 02254
           Attention: General Counsel

        If to the Company Stockholder Representative, to:

           Ronald J. Hall


           Hall, Morris & Drufva Capital Management


           26161 La Paz Road


           Mission Viejo, CA 92691


        If to a Company Stockholder, to:

           At the Company Stockholder's address set forth on the Buyer's stock records.

        If to Escrow Agent, to:

           American Stock Transfer and Trust Company


           44 Wall Street


           New York, NY 10005



     or to such other address, or to the attention of such other individual, as any party hereto may designate in writing to the other parties to this Agreement. Any such notice, request, demand, consent or other communication shall be deemed to have been given on the earlier of (i) the date of delivery if by hand or by overnight courier service or (ii) five days after having been mailed.



          SECTION 17. GOVERNING LAW. This Agreement shall be governed by the law of the State of Delaware applicable to agreements made and to be performed wholly within such jurisdiction, without regard to the conflicts of laws provisions thereof.

          SECTION 18. AMENDMENTS. This instrument supersedes any and all prior agreements among the parties with regard to the matters set forth herein and may not be altered or amended except by a writing signed by the parties against whom such alteration or amendment is sought.

          SECTION 19. WAIVER. No waiver of any term or provision of this Agreement shall be effective unless made in a writing signed by the party against whom the enforcement of the waiver is sought. No waiver of any term or provision of this Agreement shall be deemed to be a waiver of any other breach of such term or provision of this Agreement.

          SECTION 20. SECTION HEADINGS. The headings in this Agreement are for the purposes of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

          SECTION 21. SUCCESSOR AND ASSIGNS. The rights and obligations of the parties hereto shall inure to the benefit of and shall be binding upon the successors and assigns of each of them; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties hereto.

          SECTION 22. COUNTERPARTS. This Agreement may be executed in several identical counterparts each of which when executed by the parties hereto and delivered shall be an original, but all of which together shall constitute a single instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

                                          THERMO ELECTRON CORPORATION

                                          By:

                                          Title:

                                          SENSORMEDICS CORPORATION

                                          By:

                                          Title:

                                          COMPANY STOCKHOLDER
                                          REPRESENTATIVE


                                          Ronald J. Hall



                                          AMERICAN STOCK TRANSFER AND TRUST


                                          COMPANY

                                          as Escrow Agent


                                          By:



                                          Title:

                                                                       EXHIBIT C



                            SENSORMEDICS CORPORATION



                              AFFILIATE AGREEMENT



                                                                   June 13, 1996



SensorMedics Corporation


22705 Savi Ranch Parkway


Yorba Linda, California 92687



Thermo Electron Corporation


81 Wyman Street


Waltham, Massachusetts 02254



Ladies and Gentlemen:



     The undersigned Shareholder (the "Shareholder") of SensorMedics Corporation, a California corporation ("SMC"), understands that SMC has entered into an Agreement and Plan of Merger (the "Merger Agreement") dated as of June 13, 1996 among Thermo Electron Corporation, a Delaware corporation ("Thermo"), SMC Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Thermo ("Acquisition"), and SMC. Pursuant to the Merger Agreement, Acquisition will merge (the "Merger") with and into SMC, following which SMC will become a wholly-owned subsidiary of Thermo. The Merger Agreement provides that, on the Effective Date of the Merger (as defined in the Merger Agreement), all of the outstanding shares of common stock and all shares of Series A Preferred Stock of SMC as to which an election is made will be converted into shares of common stock of Thermo (the "Thermo Common Stock") in accordance with the applicable exchange ratio specified in the Merger Agreement.



     The Shareholder has been advised that as of the date hereof, the Shareholder may be deemed to be an "affiliate" of SMC, as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and (ii) used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Commission.



     The Shareholder understands that the representations, warranties and covenants set forth herein will be relied upon by Thermo, Acquisition, SMC and other shareholders of SMC, and their respective counsel and accounting firms.



     The Shareholder represents, warrants and agrees with Thermo and SMC as follows:



          1. The Shareholder is the beneficial owner of the shares of SMC capital stock and options to purchase SMC capital stock indicated on the last page hereof (the "SMC Securities"), which at the date hereof and at all times up until the Effective Date will be free and clear of any liens, clams, options, charges or other encumbrances not described on such page. Except for the SMC Securities, the Shareholder does not beneficially own any shares of capital stock of SMC or any other equity securities of SMC or any other options, warrants or other rights to acquire any equity securities of SMC. The Shareholder has full power and authority to make, enter into and carry out the terms of this Agreement.



          2. The Shareholder has been advised that the issuance of shares of Thermo Common Stock to the Shareholder (the "Thermo Shares") in connection with the Merger has been or will be registered with the Commission under the Act on a Registration Statement on Form S-4. However, the Shareholder has also been advised that, since at the time the Merger is to be submitted for a vote of the shareholders of SMC the Shareholder may be deemed to be an affiliate of SMC and the distribution by the Shareholder of any Thermo Shares will not have been registered under the Act, the Shareholder may not sell, transfer or otherwise dispose of the Thermo Shares unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in compliance with Rule 145 promulgated by the Commission under the Act, or (iii) such sale, transfer or other disposition is otherwise exempt from registration under the Act.



          3. The Shareholder shall not make any sale, transfer or other disposition of the Thermo Shares in violation of the Act or the rules and regulations promulgated thereunder. The Shareholder represents that there is no present plan or intention on the part of the Shareholder to sell, exchange or otherwise dispose of the Thermo Shares to be issued to the Shareholder in connection with the Merger. The Shareholder represents that there is no present plan or intention on the part of the Shareholder to sell, exchange or otherwise dispose of the Thermo Shares to be issued to the Shareholder in connection with the Merger.



          4. The Shareholder understands that Thermo is under no obligation to register the sale, transfer or other disposition of the Thermo Shares, or any other Thermo Common Stock held on the Shareholder's behalf, under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.



          5. Notwithstanding any other provision hereof to the contrary, during the period commencing on the date hereof and ending at such time as financial results covering at least thirty days of combined operations of SMC and Thermo have been published by Thermo in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes the combined results of operations of Thermo and SMC, the Shareholder will not sell, transfer or otherwise dispose of, or offer or agree to sell, transfer or otherwise dispose of, or in any other way reduce the risk of the Shareholder's ownership of or investment in, any SMC Securities, any shares of SMC common stock or other equity securities of SMC which the Shareholder purchases or acquires after the execution of this Agreement, the Thermo Shares or any securities which may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor (all such shares and other securities being referred to herein, collectively, as "Restricted Securities"), or any option, right or other interest with respect to any Restricted Securities. Without limiting the foregoing, the Shareholder acknowledges that such restriction prohibits the acquisition of a "put" option or other hedging instrument with respect to Thermo Common Stock.



          6. Stock transfer instructions will be given to Thermo's transfer agent with respect to the Thermo Shares and there will be placed on the certificates for the Thermo Shares, or any substitutions therefor, a legend stating in substance:



           "The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares represented by this certificate may only be transferred in accordance with the terms of an agreement dated as of June 13, 1996 between the registered holder hereof and Thermo Electron Corporation, a copy of which agreement is on file at the principal offices of Thermo Electron Corporation.



          7. Unless the transfer by the Shareholder of the Thermo Shares has been registered under the Act, or is a sale made in compliance with Rule 145, Thermo reserves the right to put a legend on the certificates issued to any transferee of the Shareholder stating in substance:



           "The shares represented by this certificate have not been registered under the Securities Act of 1933 and were acquired from a person who received such shares in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares may not be sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."



          8. The legends set forth in paragraphs 6 and 7 above shall be removed by delivery of substitute certificates without the applicable legend if, in the opinion of counsel to Thermo, (a) such legend is not required for purposes of the Act or (b) the sale or other disposition of the shares evidenced by the certificate is permitted by the provisions of Rule 145(d)). In any event, such legend may be removed upon request of the Shareholder no later than two years after the Merger is consummated, unless the Shareholder is then an "affiliate" of Thermo within the meaning of Rule 145(d).

          9. The Shareholder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the opinion of Thermo, to carry out the intent of this Agreement.



        10. Miscellaneous.



             10.1 If any term, provisions, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, all other terms, provisions, covenants and restrictions of this Agreement shall nevertheless remain in full force and effect and shall in no way be affected, impaired or invalidated.



             10.2 This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without the prior written consent of the other.



             10.3 This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.



             10.4 The parties hereto acknowledge that Thermo will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Thermo upon any such violation, Thermo shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Thermo at law or in equity.



             10.5 All notices, requests, claims,, demands and other communications hereunder shall be in writing and sufficient if delivered in person, by cable, telegram or telex, or sent by mail (registered or certified mail, postage prepaid, return receipt requested) or overnight courier (prepaid) to the respective parties as follows:



If to SMC:         SensorMedics Corporation
                   22705 Savi Ranch Parkway
                   Yorba Linda, California 92687
                   Attention: President
  with a copy to:  Riordan & McKinzie
                   300 South Grand Avenue
                   Suite 2900
                   Los Angeles, CA 90071
                   Attention: Janis B. Salin, Esquire
  and to:          Thermo Electron Corporation
                   81 Wyman Street
                   Waltham, MA 02254
                   Attention: General Counsel



           If to Shareholder: to the address set forth on the last page hereof or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.



             10.6. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.



             10.7 This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

          11. Thermo agrees to publish, as promptly as practicable following the Merger, results covering at least thirty days of combined operations of Thermo and SMC in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes the combined results of operations of Thermo and SMC; provided, however, that Thermo shall be under no obligation to publish any such financial information other than with respect to a fiscal quarter of Thermo.



                                          Very truly yours,


                                          --------------------------------------

                                          (Print Shareholder's Name)



                                          By:



                                          Title:


                                                     (if applicable)



                                          Shareholders' Address:


                                          --------------------------------------

                                          --------------------------------------

                                          --------------------------------------


Number of shares of SMC Common Stock
beneficially owned by the Shareholder:



Number of shares of SMC Common Stock
subject to options beneficially owned
by the Shareholder:



Number of shares of SMC Series A
Preferred Stock beneficially owned by
the Shareholder:



Number of shares of SMC Series B
Preferred Stock beneficially owned by
the Shareholder:



Encumbrances:



Accepted this      day of June, 1996:



SENSORMEDICS CORPORATION



By:



Title:



Accepted this      day of June, 1996:



THERMO ELECTRON CORPORATION


By:

Title:

                                                                      APPENDIX B

                               CHAPTER 13 OF THE
                       CALIFORNIA GENERAL CORPORATION LAW

     Section 1300 REORGANIZATION OR SHORT-FORM MERGER; DISSENTING SHARES; CORPORATE PURCHASE AT FAIR MARKET VALUE; DEFINITIONS. (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of
Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

     (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

          (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of
     Section 25100 or (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

          (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or
     (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph
     (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

          (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

          (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

     (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

     Section 1301 NOTICE TO HOLDERS OF DISSENTING SHARES IN REORGANIZATIONS; DEMAND FOR PURCHASE; TIME; CONTENTS. (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

     (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

     (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

     Section 1302 SUBMISSION OF SHARE CERTIFICATES FOR ENDORSEMENT; UNCERTIFICATED SECURITY. Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of
Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

     Section 1303 PAYMENT OF AGREED PRICE WITH INTEREST; AGREEMENT FIXING FAIR MARKET VALUE; FILING; TIME OF PAYMENT. (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

     (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

     Section 1304 ACTION TO DETERMINE WHETHER SHARES ARE DISSENTING SHARES OR FAIR MARKET VALUE; LIMITATION; JOINDER; CONSOLIDATED DETERMINATION OF ISSUES; APPOINTMENT OF APPRAISERS. (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

     (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

     (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

     Section 1305 REPORT OF APPRAISERS; CONFIRMATION; DETERMINATION BY COURT; JUDGMENT; PAYMENT; APPEAL; COSTS. (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

     (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

     (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

     (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

     (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section
1301).

     Section 1306 PREVENTION OF IMMEDIATE PAYMENT; STATUS AS CREDITORS; INTEREST. To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

     Section 1307 DIVIDENDS ON DISSENTING SHARES. Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

     Section 1308 RIGHTS OF DISSENTING SHAREHOLDERS PENDING VALUATION; WITHDRAWAL OF DEMAND FOR PAYMENT. Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

     Section 1309 TERMINATION OF DISSENTING SHARE AND SHAREHOLDER STATUS. Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

          (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

          (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

          (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

          (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

     Section 1310 SUSPENSION OF RIGHT TO COMPENSATION OR VALUATION PROCEEDINGS; LITIGATION OF SHAREHOLDER'S APPROVAL. If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

     Section 1311 EXEMPT SHARES. This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

     Section 1312 RIGHT OF DISSENTING SHAREHOLDER TO ATTACK, SET ASIDE OR RESCIND MERGER OR REORGANIZATION; RESTRAINING ORDER OR INJUNCTION; CONDITIONS.
(a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or, short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

     (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

     (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any such party so controlled.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware, as amended, gives Delaware corporations the power to indemnify each of their present and former directors or officers under certain circumstances, if such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

     Article Thirteenth of the Registrant's Amended and Restated Certificate of Incorporation provides that no director of the Registrant shall be liable for any breach of fiduciary duty, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.

     Article Ninth of the Registrant's Amended and Restated Certificate of Incorporation provides that a director or officer of the Registrant (a) shall be indemnified by the Registrant against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than action by or in the right of the Registrant) brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the Registrant against all expenses (including attorneys' fees) and amounts paid in settlement incurred in connection with any action by or in the right of the Registrant brought against him by virtue of his position as a director of officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the Registrant, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by the Registrant against all expenses (including attorneys' fees) incurred in connection therewith. Expenses may be advanced to a director or officer at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses. Indemnification shall be made by the Registrant (unless ordered by a court) only upon a determination that the applicable standard of conduct required for indemnification has been met. Article Ninth of the Registrant's Amended and Restated Certificate of Incorporation further provides that the indemnification provided therein is not exclusive. The Registrant has indemnification agreements with its directors and officers that provide for the maximum indemnification allowed by law.

     The Registrant maintains officers' and directors' insurance covering certain liabilities that may be incurred by officers and directors in the performance of their duties.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.


     (a) See the Exhibit Index included immediately preceding the exhibits to this Registration Statement.



     (b) The Financial Statement Schedule as of December 30, 1995 and the Report of Independent Public Accountants on such schedule are included in this Registration Statement. All other schedules are omitted because they are not applicable or are not required under Regulation S-X.


ITEM 22.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes as follows: that prior to any public reofferring of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reofferring prospectus will contain the information called for by the applicable registration form with respect to reofferrings by persons who may be deemed to be underwriters, in addition to the information called for by the other items of the applicable form.

     The Registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on the 13th day of June, 1996.


                                          THERMO ELECTRON CORPORATION


                                          By: /s/  GEORGE N. HATSOPOULOS*

                                            ------------------------------------
                                                   George N. Hatsopoulos
                                                         President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:



                SIGNATURE                                  TITLE                      DATE
- ------------------------------------------  -----------------------------------  --------------
         /s/  GEORGE N. HATSOPOULOS*        President, Chief Executive Officer,  June 13, 1996
- ------------------------------------------    Chairman of the Board of
          George N. Hatsopoulos               Directors

           /s/  JOHN N. HATSOPOULOS*        Executive Vice President and Chief   June 13, 1996
- ------------------------------------------    Financial Officer
           John N. Hatsopoulos

              /s/  PAUL F. KELLEHER*        Vice President, Finance (Chief       June 13, 1996
- ------------------------------------------    Accounting Officer)
             Paul F. Kelleher

             /s/  JOHN M. ALBERTINE*        Director                             June 13, 1996
- ------------------------------------------
            John M. Albertine

             /s/  PETER O. CRISP*           Director                             June 13, 1996
- ------------------------------------------
              Peter O. Crisp

           /s/  ELIAS P. GYFTOPOULOS*       Director                             June 13, 1996
- ------------------------------------------
           Elias P. Gyftopoulos

              /s/  FRANK JUNGERS*           Director                             June 13, 1996
- ------------------------------------------
              Frank Jungers

             /s/  ROBERT A. MCCABE*         Director                             June 13, 1996
- ------------------------------------------
             Robert A. McCabe

                SIGNATURE                                  TITLE                     DATE
                ---------                                  -----                     ----
        /s/  FRANK E. MORRIS*               Director                             June 13, 1996
- ------------------------------------------
             Frank E. Morris

        /s/  DONALD E. NOBLE*               Director                             June 13, 1996
- ------------------------------------------
             Donald E. Noble

        /s/  HUTHAM S. OLAYAN*              Director                             June 13, 1996
- ------------------------------------------
             Hutham S. Olayan

      /s/  ROGER D. WELLINGTON*             Director                             June 13, 1996
- ------------------------------------------
           Roger D. Wellington


- ---------------


* The undersigned, Seth H. Hoogasian, by signing his name hereto, does hereby execute this Amendment No. 1 to Registration Statement on behalf of the above-named persons pursuant to powers of attorney executed by such persons and filed with the Securities and Exchange Commission.



                                                /s/  SETH H. HOOGASIAN

                                          --------------------------------------

                                                    Seth H. Hoogasian


                                                     Attorney-in-Fact

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Shareholders and Board of Directors of


Thermo Electron Corporation:



     We have audited in accordance with generally accepted auditing standards, the consolidated balance sheet of Thermo Electron Corporation and subsidiaries as of December 30, 1995 and December 31, 1994, and the related consolidated statements of income, shareholders' investment, and cash flows for each of the three years in the period ended December 30, 1995. These financial statements have been included in Thermo Electron Corporation's Form S-4 and we have issued our report thereon dated February 15, 1996 (except with respect to certain matters discussed in Note 16 as to which the date is May 22, 1996). Our audits were made for the purpose of forming an opinion on those statements taken as a whole. Thermo Electron Corporation's schedule of Valuation and Qualifying Accounts, included in Schedule II on page S-2, is the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic consolidated financial statements. This schedule has been subjected to the auditing procedures applied in the audits of the basic consolidated financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic consolidated financial statements taken as a whole.



                                          ARTHUR ANDERSEN LLP



Boston, Massachusetts


February 15, 1996

SCHEDULE II



                          THERMO ELECTRON CORPORATION



                       VALUATION AND QUALIFYING ACCOUNTS


                                 (IN THOUSANDS)



                          YEAR ENDED DECEMBER 30, 1995



                                                        CHARGED
                                           BALANCE,     TO COSTS                          ACCOUNTS   BALANCE,
                                         BEGINNING OF     AND                 ACCOUNTS    WRITTEN     END OF
                                             YEAR       EXPENSES   OTHER(A)   RECOVERED     OFF        YEAR
                                         ------------   --------   --------   ---------   --------   --------
Allowance for Doubtful Accounts........    $ 21,664      $5,473     $6,886     $   420    $ (6,422)  $ 28,021
                                          =========      ======    =======     =======     =======    =======



                          YEAR ENDED DECEMBER 31, 1994



                                                        CHARGED
                                           BALANCE,     TO COSTS                          ACCOUNTS   BALANCE,
                                         BEGINNING OF     AND                 ACCOUNTS    WRITTEN     END OF
                                             YEAR       EXPENSES   OTHER(A)   RECOVERED     OFF        YEAR
                                         ------------   --------   --------   ---------   --------   --------
Allowance for Doubtful Accounts........    $ 14,174      $4,225     $7,646     $   268    $ (4,649)  $ 21,664
                                          =========      ======    =======     =======     =======    =======



                           YEAR ENDED JANUARY 1, 1994



                                                        CHARGED
                                           BALANCE,     TO COSTS                          ACCOUNTS   BALANCE,
                                         BEGINNING OF     AND                 ACCOUNTS    WRITTEN     END OF
                                             YEAR       EXPENSES   OTHER(A)   RECOVERED     OFF        YEAR
                                         ------------   --------   --------   ---------   --------   --------
Allowance for Doubtful Accounts........    $ 11,341      $2,720     $1,532     $ 1,961    $ (3,380)  $ 14,174
                                          =========      ======    =======     =======     =======    =======


- ---------------


(a) Allowances of businesses acquired during the year as described in Note 3 to Consolidated Financial Statements in the Registrant's 1995 Annual Report to Shareholders.

                                 EXHIBIT INDEX


EXHIBIT NO.                         DESCRIPTION OF EXHIBIT
- ------------   ----------------------------------------------------------------
         2.1   Agreement and Plan of Merger dated as of June 13, 1996, among
               SensorMedics Corporation, Thermo Electron Corporation and SMC
               Acquisition Corp., including the principal exhibits thereto.
               Schedules to the Agreement and Plan of Merger are not filed, but will be provided supplementally to the Commission upon request.
         3.1   Restated Certificate of Incorporation of the Registrant, as
               amended (filed as Exhibit 3(i) to the Registrant's Quarterly
               Report on Form 10-Q for the quarter ended July 2, 1994 [File No.
               1-8002] and incorporated herein by reference).
        3.2+   Certificate of Amendment to Restated Certificate of
               Incorporation, as amended, dated May 22, 1996.
         3.3   By-laws of the Registrant, as amended (filed as Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended January 1, 1994 [File No. 1-8002] and incorporated herein by reference)...................................................
         4.1   Fiscal Agency Agreement dated July 29, 1992 between the
               Registrant and Chemical Bank, pertaining to the Registrant's
               4 5/8% Senior Convertible Debentures due 1997 (filed as Exhibit
               19 to the Registrant's Quarterly Report on Form 10-Q for the
               quarter ended June 27, 1992 [File No. 1-8002] and incorporated herein by reference).
               Fiscal Agency Agreement dated as of April 15, 1994 between the
               Registrant and Chemical Bank, pertaining to the Registrant's 5%
               Senior Convertible Debentures due 2001 (filed as Exhibit 4.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended April 2, 1994 [File No. 1-8002] and incorporated herein by reference).
               Fiscal Agency Agreement dated as of January 3, 1996 between the
               Registrant and Chemical Bank pertaining to the Registrant's
               4 1/4% Subordinated Convertible Debentures due 2003 (filed as
               Exhibit 4.1 to the Registrant's Annual Report on Form 10-K for
               the year ended December 30, 1995 [File No. 1-8002] and
               incorporated herein by reference).
               The Registrant agrees, pursuant to Item 601(b)(4)(iii)(A) of
               Regulation S-K, to furnish to the Commission upon request, a copy of each instrument with respect to other long-term debt of the Registrant or its consolidated subsidiaries.
         4.2   Rights Agreement dated as of January 19, 1996 between the
               Registrant and The First National Bank of Boston, which includes as Exhibit A the Form of Certificate of Designations, as Exhibit
               B the Form of Rights Certificate, and as Exhibit C the Summary
               of Rights to Purchase Preferred Stock (filed as Exhibit 1 to the
               Registrant's Registration Statement on Form 8-A, declared
               effective by the Commission on January 31, 1996 [File No.
               1-8002] and incorporated herein by reference).
         5.1   Opinion of Seth H. Hoogasian, Esq.
         8.1   Opinion of Riordan & McKinzie.

EXHIBIT NO.                         DESCRIPTION OF EXHIBIT
- ------------   ----------------------------------------------------------------
        10.1   Thermo Electron Corporate Charter as amended and restated
               effective January 3, 1993 (filed as Exhibit 10.1 to the
               Registrant's Annual Report on Form 10-K for the fiscal year ended January 2, 1993 [File No. 1-8002] and incorporated herein by reference).
        10.2   Form of Severance Benefit Agreement with officers (filed as
               Exhibit 10.15 to the Registrant's Annual Report on Form 10-K for
               the fiscal year ended December 29, 1990 [File No. 1-8002] and incorporated herein by reference).
        10.3   Form of Indemnification Agreement with directors and officers
               (filed as Exhibit 10.16 to the Registrant's Annual Report on
               Form 10-K for the fiscal year ended December 29, 1990 [File No.
               1-8002] and incorporated herein by reference).
        10.4   Loan and Reimbursement Agreement dated as of December 1, 1991 among North County Resource Recovery Associates; Union Bank of
               Switzerland; National Westminster Bank PLC and Banque Paribas,
               New York Branch, as lead managers; Credit Local de France as co-lead manager; and Union Bank of Switzerland as issuing bank and as agent (filed as Exhibit 10.39 to the Registrant's Annual
               Report on Form 10-K for the fiscal year ended January 2, 1993
               [File No. 1-8002] and incorporated herein by reference).
        10.5   Amended and Restated Reimbursement Agreement dated as of
               December 31, 1993 among Chemical Trust Company of California as
               Owner Trustee; Delano Energy Company Inc.; ABN AMRO Bank N.V.,
               Boston Branch, for itself and as Agent; The First National Bank of Boston, as Co-agent; Barclays Bank PLC, as Co-agent; Societe
               Generale, as Co-agent; and BayBank, as Lead Manager (filed as
               Exhibit 10.5 to the Registrant's Annual Report on Form 10-K for
               the fiscal year ended January 1, 1994 [File No. 1-8002] and incorporated herein by reference).
        10.6   Amended and Restated Participation Agreement dated as of
               December 31, 1991 among Delano Energy Company Inc.; Thermo
               Ecotek Corporation (formerly Thermo Energy Systems Corporation);
               Chemical Trust Company of California, as Owner Trustee; ABN AMRO
               Bank N.V., Boston Branch, as Co-agent; Bank of Montreal, as
               Co-agent; Barclays Bank PLC, as Co-agent; Society Generale, as
               Co-agent; BayBank, as Lead Manager; and ABN AMRO Bank N.V.,
               Cayman Island Branch, and joined in by the Registrant (filed as
               Exhibit 10.6 to the Registrant's Annual Report on Form 10-K for
               the fiscal year ended January 1, 1994 [File No. 1-8002] and incorporated herein by reference).
        10.7   Turnkey Engineering, Procurement, Construction and Initial
               Operation Agreement for a deinking pulp facility dated as of
               November 1, 1994 between the Registrant, as contractor, and
               Great Lakes Pulp Partners I, L.P., as owner (filed as Exhibit
               10.7 to the Registrant's Annual Report on Form 10-K for the
               fiscal year ended December 31, 1994 [File No. 1-8002] and
               incorporated herein by reference). Pursuant to Item 601(b)(2) of
               Regulation S-K, schedules to this Agreement have been omitted.
               The Company hereby undertakes to furnish supplementally a copy of such schedules to the Commission upon request.

EXHIBIT NO.                         DESCRIPTION OF EXHIBIT
- ------------   ----------------------------------------------------------------
        10.8   Incentive Stock Option Plan of the Registrant (filed as Exhibit
               4(d) to the Registrant's Registration Statement on Form S-8
               [Reg. No. 33-8993] and incorporated herein by reference).
               (Maximum number of shares issuable in the aggregate under this plan and the Registrant's Nonqualified Stock Option Plan is
               9,035,156 shares, after adjustment to reflect share increases approved in 1984 and 1986, share decrease approved in 1989, and
               3-for-2 stock splits effected in October 1986, October 1993 and
               May 1995).
        10.9   Nonqualified Stock Option Plan of the Registrant (filed as
               Exhibit 4(e) to the Registrant's Registration Statement on Form
               S-8 [Reg. No. 33-8993] and incorporated herein by reference).
               (Plan amended in 1984 to extend expiration date to December 14,
               1994; maximum number of shares issuable in the aggregate under this plan and the Registrant's Incentive Stock Option Plan is
               9,035,156 shares, after adjustment to reflect share increases approved in 1984 and 1986, share decrease approved in 1989, and
               3-for-2 stock splits effected in October 1986, October 1993 and
               May 1995).
       10.10   Deferred Compensation for Directors of the Registrant (filed as
               Exhibit 10.5 to the Registrant's Annual Report on Form 10-K for
               the fiscal year ended January 3, 1987 [File No. 1-8002] and incorporated herein by reference). (Maximum number of shares issuable is 452,812 shares, after adjustment to reflect share increases approved in 1986 and 1992 and 3-for-2 stock splits effected in October 1986, October 1993 and May 1995).
       10.11   Equity Incentive Plan of the Registrant (filed as Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q for the
               quarter ended July 2, 1994 [File No. 1-8002] and incorporated herein by reference). (Plan amended in 1989 to restrict exercise price for SEC reporting persons to not less than 50% of fair market value or par value; maximum number of shares issuable is
               7,050,000 shares, after adjustment to reflect 3-for-2 stock splits effected in October 1993 and May 1995 and share increase approved in 1994).
       10.12   Amended and Restated Directors' Stock Option Plan of the
               Registrant (filed as Exhibit 10.25 to the Registrant's Annual
               Report on Form 10-K for the fiscal year ended December 31, 1994
               [File No. 1-8002] and incorporated herein by reference).
               In addition to the stock-based compensation plans of the
               Registrant, the executive officers of the Registrant may be granted awards under stock-based compensation plans of the
               Registrant's subsidiaries for services rendered to such
               affiliated corporations. Such plans were filed as Exhibits 10.15 through 10.17 and 10.19 through 10.74 to the Registration
               Statement on Form S-1 (Registration No. 333-2924) of Trex
               Medical Corporation filed March 29, 1996 and are incorporated herein by reference.
         11+   Computation of earnings per share for the three years ended
               December 30, 1995.
       11.1+   Computation of earnings per share for the three months ended
               April 1, 1995 and March 30, 1996.

EXHIBIT NO.                         DESCRIPTION OF EXHIBIT
- ------------   ----------------------------------------------------------------
          21   Subsidiaries of the Registrant (filed as Exhibit 21 to the
               Registrant's Annual Report on Form 10-K for the year ended
               December 30, 1995 [File No. 1-8002] and incorporated herein by reference).
          23   Consent of Arthur Andersen LLP.
        23.1   Consent of Arthur Andersen LLP.
        23.2   Consent of Seth H. Hoogasian, Esq. (contained in Exhibit 5.1).
        23.3   Consent of Riordan & McKinzie (contained in Exhibit 8.1).
       24.1+   Power of Attorney (see page II -- 3 of Registration Statement).
        99.1   Form of Proxy for Special Meeting of Shareholders.



- ---------------


+ Previously filed with Registration Statement on Form S-4 (Registration No.
  333-05179) filed with the Commission on June 4, 1996.